                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-107510


The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any state where the offer or sale is nor permitted.


                  SUBJECT TO COMPLETION, DATED AUGUST 6, 2003


            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 31, 2003
                         $1,164,826,000 (APPROXIMATE)


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                   Depositor


                     GMAC COMMERCIAL MORTGAGE CORPORATION
                     Master Servicer and Special Servicer


               SERIES 2003-C2 MORTGAGE PASS-THROUGH CERTIFICATES


--------------------------------------------------------------------------------

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-17 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 6 IN THE PROSPECTUS.

The certificates represent interests only in the trust created for Series 2003-C2. They do not represent interests in or obligations of GMAC Commercial Mortgage Securities, Inc., GMAC Commercial Mortgage Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

--------------------------------------------------------------------------------


THE CERTIFICATES WILL CONSIST OF:

o   The six classes of offered certificates described in the table on page S-5.

o 15 additional classes of private certificates, 10 of which are subordinated to, and provide credit enhancement for, the offered certificates. The private certificates are not offered by this prospectus supplement.


THE ASSETS UNDERLYING THE CERTIFICATES WILL INCLUDE:

o A pool of 90 fixed rate, monthly pay mortgage loans secured by first priority liens on 110 commercial and multifamily residential properties. The mortgage pool will have an initial pool balance of approximately $1,290,666,634.

CREDIT ENHANCEMENT:

o The subordination of certificates other than the Class A-1 and A-2 certificates will provide credit enhancement to the Class A-1 and A-2 certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage Securities, Inc. from the sale of the offered certificates will be approximately % of their principal balance plus accrued interest, before deducting expenses. The underwriters' commission will be the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public.


                      Lead Managers and Joint Bookrunners

MORGAN STANLEY              DEUTSCHE BANK SECURITIES        GOLDMAN, SACHS & CO.


                                 AUGUST  , 2003

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

      -------------------------------------------------------------------

               Mortgage Pass-Through Certificates, Series 2003-C2


WASHINGTON                   FLORIDA                    MASSACHUSETTS
1 property                   10 properties              1 property
$9,381,544                   $116,055,292               $75,000,000
0.73% of total               8.99% of total             5.81% of total

OREGON                       IDAHO                      CONNECTICUT
1 property                   1 property                 3 properties
$2,098,157                   $8,770,396                 $29,187,104
0.16% of total               0.68% of total             2.26% of total

CALIFORNIA                   MINNESOTA                  NEW JERSEY
13 properties                1 property                 4 properties
$106,469,972                 $13,575,000                $55,323,966
8.25% of total               1.05% of total             4.29% of total

NEVADA                       WISCONSIN                  DISTRICT OF COLUMBIA
7 properties                 1 property                 3 properties
$156,187,221                 $11,600,000                $26,242,094
12.10% of total              0.90% of total             2.03% of total

ARIZONA                      ILLINOIS                   MARYLAND
6 properties                 2 properties               2 properties
$75,784,755                  $50,359,026                $9,550,000
5.87% of total               3.90% of total             0.74% of total

NEW MEXICO                   MICHIGAN                   VIRGINIA
1 property                   5 properties               11 properties
$3,645,815                   $80,159,388                $70,201,647
0.28% of total               6.21% of total             5.44% of total

TEXAS                        OHIO                       NORTH CAROLINA
5 properties                 2 properties               3 properties
$60,563,521                  $10,543,589                $21,350,682
4.69% of total               0.82% of total             1.65% of total

MISSISSIPPI                                             SOUTH CAROLINA
2 properties                 PENNSYLVANIA               4 properties
$20,787,764                  6 properties               $53,829,003
1.61% of total               $34,541,824                4.17% of total
                             2.68% of total
ALABAMA                                                 GEORGIA
4 properties                 NEW YORK                   2 properties
$25,280,325                  9 properties               $11,350,000
1.96% of total               $152,828,549               0.88% of total
                             11.84% of total


                     ALLOCATED LOAN AMOUNT BY PROPERTY TYPE

            Unanchored Retail                Mixed Use
            2.76%                            1.52%

            Hospitality                      Industrial
            3.21%                            0.68%

            Office                           Anchored Retail
            24.91%                           36.05%

            Multifamily
            30.87%


[ ] (less than or equal to) 1.00% of initial pool balance

[ ] 1.01% - 5.00% of initial pool balance

[ ] 5.01% - 10.00% of initial pool balance

[ ] (greater than or equal to) 10.01% of initial pool balance


For purposes of this map, each mortgage loan secured by multiple mortgaged properties is treated as the number of mortgage loans equal to the number of mortgaged properties, each of which is allocated a principal balance as of the cut-off date.

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the offered certificates in two separate documents that progressively provide more detail:

    o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

    o this prospectus supplement, which describes the specific terms of your series of certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT TOGETHER PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a "Glossary" of capitalized terms used in this prospectus supplement beginning on page S-150 in this prospectus supplement.


              TABLE OF CONTENTS


                                           PAGE
                                          -----
SUMMARY OF SERIES
   2003-C2 MORTGAGE
   PASS-THROUGH
   CERTIFICATES AND POOL
   CHARACTERISTICS ....................   S-5
SUMMARY OF SERIES 2003-C2
   TRANSACTION ........................   S-7
The Mortgage Pool .....................   S-8
Geographic Concentrations of the
   Mortgaged Properties ...............   S-8
Property Types ........................   S-9
Prepayment or Call Protection
   Provided by the Mortgage Loans......   S-9
Payment Terms of the Mortgage
   Loans ..............................   S-9
The Certificates ......................   S-9
Certificate Designations ..............   S-10
Initial Certificate Balances of
   the Certificates ...................   S-10
Distributions on the Offered
   Certificates .......................   S-10
Subordination of Classes of
   Certificates .......................   S-11
Allocation of Losses and Expenses
   to Classes of Certificates .........   S-11
Servicing of the John Hancock
   Tower Whole Loan and the
   Boulevard Mall Whole Loan ..........   S-12
Advances Made by the Master
   Servicer ...........................   S-13
Optional Termination of the Trust .....   S-14
Book-Entry Registration ...............   S-14
Denominations .........................   S-14
Yield and Prepayment
   Considerations .....................   S-14
Legal Investment in the
   Certificates .......................   S-15
ERISA Considerations for
   Certificateholders .................   S-15
Tax Status of the Certificates ........   S-15
Ratings on the Certificates ...........   S-15
RISK FACTORS ..........................   S-17
DESCRIPTION OF THE
   MORTGAGE POOL ......................   S-53
Calculations of Interest ..............   S-53
Balloon Loans .........................   S-53

                                          PAGE
                                         ------
ARD Loans ............................   S-53
Amortization of Principal ............   S-54
Due Dates ............................   S-54
Defeasance ...........................   S-54
Prepayment Provisions ................   S-55
Related Borrowers,
   Cross-Collateralized Mortgage
   Loans and Mortgage Loans
   Collateralized by Multiple
   Properties ........................   S-56
The John Hancock Tower Whole
   Loan ..............................   S-57
The Boulevard Mall Whole Loan ........   S-60
The Geneva Commons Whole
   Loan ..............................   S-62
The DDR Portfolio Whole Loan .........   S-64
Due-on-Sale and
   Due-on-Encumbrance Provisions......   S-66
Secured Subordinate Financing ........   S-66
Unsecured Subordinate Financing,
   Mezzanine Financing and
   Preferred Equity ..................   S-67
Ground Leases ........................   S-67
Loan Documentation ...................   S-68
Significant Mortgage Loans ...........   S-68
The Originators and the Sellers ......   S-68
Underwriting Matters .................   S-69
Hazard, Liability and Other
   Insurance .........................   S-71
Earnouts and Additional Collateral
   Loans .............................   S-72
Assignment of the Mortgage Loans;
   Repurchases and Substitutions .....   S-72
Representations and Warranties;
   Repurchases .......................   S-75
Pool Characteristics; Changes in
   Mortgage Pool .....................   S-81
SERVICING OF THE
   MORTGAGE LOANS ....................   S-82
The Master Servicer and the
   Special Servicer ..................   S-83
Servicing Standard ...................   S-83
Servicing of the John Hancock
   Tower Whole Loan ..................   S-84
Servicing of the Boulevard Mall
   Whole Loan ........................   S-85
Specially Serviced Mortgage Loans.....   S-86
The Majority Certificateholder of
   the Controlling Class .............   S-88
Termination of the Special Servicer
   for Specially Serviced Mortgage
   Loans and REO Properties ..........   S-90
Servicing and Other Compensation
   and Payment of Expenses ...........   S-91
Modifications, Waivers,
   Amendments and Consents ...........   S-94
Enforcement of the ARD Loans .........   S-97
Sale of Defaulted Mortgage Loans .....   S-97
REO Properties .......................   S-98
Inspections; Collection of
   Operating Information .............   S-99
THE POOLING AND
   SERVICING AGREEMENT ...............   S-101
Realization Upon Defaulted
   Mortgage Loans ....................   S-102
Due-On-Sale and
   Due-On-Encumbrance Provisions......   S-104
Certain Matters Regarding the
   Master Servicer, the Special
   Servicer and the Depositor ........   S-105
Events of Default ....................   S-106
DESCRIPTION OF THE
   CERTIFICATES ......................   S-109
Denominations ........................   S-109
Book-Entry Registration of the
   Offered Certificates ..............   S-110
Certificate Balances and Notional
   Amounts ...........................   S-113
Pass-Through Rates ...................   S-113
Distributions ........................   S-114
Distributions of Prepayment
   Premiums or Yield Maintenance
   Charges ...........................   S-117
Distributions of Excess Interest .....   S-118
Distributions of Excess Liquidation
   Proceeds ..........................   S-118
Treatment of REO Properties ..........   S-118
Interest Reserve Account .............   S-119

                                         PAGE
                                        ------
Subordination; Allocation of Losses
   and Expenses ....................... S-119
P&I Advances .......................... S-121
Appraisal Reductions .................. S-122
Reports to Certificateholders;
   Available Information .............. S-125
Information Available
   Electronically ..................... S-127
Other Information ..................... S-127
Voting Rights ......................... S-128
Termination; Retirement of
   Certificates ....................... S-129
The Trustee ........................... S-130
YIELD AND MATURITY
   CONSIDERATIONS ..................... S-131
Yield Considerations .................. S-131
Factors that Affect the Rate and
   Timing of Payments and Defaults..... S-132
Delay in Payment of Distributions ..... S-133
Unpaid Distributable Certificate
   Interest ........................... S-133
Weighted Average Life ................. S-133
Price/Yield Tables .................... S-139
FEDERAL INCOME TAX
   CONSEQUENCES ....................... S-143
Original Issue Discount and
   Premium ............................ S-143
Characterization of Investments
   in Offered Certificates ............ S-145
METHOD OF DISTRIBUTION ................ S-145
LEGAL MATTERS ......................... S-147
RATINGS ............................... S-147
LEGAL INVESTMENT ...................... S-148
ERISA CONSIDERATIONS .................. S-148
GLOSSARY .............................. S-150
ANNEX A --
   CHARACTERISTICS
   OF THE MORTGAGE LOANS............... A-1
ANNEX B -- SIGNIFICANT
   MORTGAGE LOANS ..................... B-1
ANNEX C -- STRUCTURAL
   AND COLLATERAL TERM
   SHEET .............................. C-1
ANNEX D -- GLOBAL
   CLEARANCE, SETTLEMENT
   AND TAX DOCUMENTATION
   PROCEDURES ......................... D-1

                SUMMARY OF SERIES 2003-C2 MORTGAGE PASS-THROUGH
                     CERTIFICATES AND POOL CHARACTERISTICS


             THE SERIES 2003-C2 MORTGAGE PASS-THROUGH CERTIFICATES

                          ORIGINAL       APPROXIMATE                     APPROXIMATE
                        PRINCIPAL OR      PERCENT OF       INITIAL      WEIGHTED AVG.      PRINCIPAL
           RATINGS        NOTIONAL          CREDIT      PASS-THROUGH     LIFE (3) (IN     WINDOW (4)
 CLASS    FITCH/S&P      AMOUNT (1)      SUPPORT (2)        RATE            YEARS)       (MONTH/YEAR)
-------  -----------  ----------------  -------------  --------------  ---------------  --------------
Publicly Offered
A-1        AAA/AAA      $589,963,000     17.750%             %(5)             5.70      09/03 - 05/13
A-2        AAA/AAA      $471,610,000     17.750%             %(5)             9.83      05/13 - 08/13
B           AA/AA       $ 40,333,000     14.625%             %(5)             9.95      08/13 - 08/13
C          AA-/AA-      $ 16,133,000     13.375%             %(5)             9.95      08/13 - 08/13
D            A/A        $ 30,654,000     11.000%             %(5)             9.95      08/13 - 08/13
E           A-/A-       $ 16,133,000     9.7500%             %(5)             9.95      08/13 - 08/13

Privately Offered(6)
X-1        AAA/AAA      $         (7)        N/A             %(8)              N/A           N/A
X-2        AAA/AAA      $         (7)        N/A             %(8)              N/A           N/A
F         BBB+/BBB+     $ 20,973,000      8.125%             %(5)             9.95      08/13 - 08/13
G          BBB/BBB      $ 11,294,000      7.250%             %(5)             9.95      08/13 - 08/13
H         BBB-/BBB-     $ 16,133,000      6.000%             %(5)             9.95      08/13 - 08/13
J          BB+/BB+      $ 20,973,000      4.375%             %(5)             9.95      08/13 - 08/13
K           BB/BB       $  8,067,000      3.750%             %(5)             9.95      08/13 - 08/13
L          BB-/BB-      $  8,067,000      3.125%             %(5)             9.95      08/13 - 08/13
M           B+/B+       $  9,680,000      2.375%             %(5)             9.95      08/13 - 08/13
N            B/B        $  4,840,000      2.000%             %(5)             9.95      08/13 - 08/13
O           B-/B-       $  4,840,000      1.625%             %(5)             9.95      08/13 - 08/13
P           NR/NR       $ 20,973,634        N/A              %(5)            12.74      08/13 - 05/28

------------
(1) These amounts are approximate. They may vary upward or downward by no more than 5% depending upon the final composition of the pool of mortgage loans sold to the trust.

(2) The percent of credit support reflects the aggregate certificate balances of all classes of certificates that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.

(3) The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid. The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The rated final distribution date is the distribution date that occurs in May 2040.

(4) The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under "Yield and Maturity Considerations" in this prospectus supplement.

(5) The pass-through rate for this class of certificates will be equal to (a) a fixed rate,

      (b) the lesser of a specified fixed rate for each class or the Weighted Average Net Mortgage Rate or (c) the Weighted Average Net Mortgage Rate less a specified percentage for each class.

(6)   These classes are not offered by this prospectus supplement.

(7) The Class X-1 and Class X-2 certificates will have a notional amount and will accrue interest on that notional amount.

(8) Generally, the Class X-1 and Class X-2 certificates will accrue interest at a variable rate based upon the Weighted Average Net Mortgage Rate. See "Description of the Certificates--Pass-Through Rates."

     The following table shows information regarding the mortgage loans and the mortgaged properties as of the applicable cut-off date, which is the due date of any mortgage loan in August 2003. All weighted averages set forth below are based on the balances of the mortgage loans in the mortgage pool as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in August 2003 is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received.


                  SERIES 2003-C2 MORTGAGE POOL CHARACTERISTICS

CHARACTERISTICS                                      ENTIRE MORTGAGE POOL
---------------                                      --------------------
Initial pool balance ..............................      $1,290,666,634
Number of mortgage loans ..........................                  90
Number of mortgaged properties ....................                 110
Average balance as of the cut-off date ............       $  14,340,740
Range of mortgage rates as of the cut-off date ....         4.274-7.875%
Weighted average mortgage rate ....................               5.360%
Weighted average remaining term to maturity .......               103.8 months
Weighted average remaining amortization term ......               349.3 months
Weighted average debt service coverage ratio ......                1.62x
Weighted average loan-to-value ratio ..............               71.98%

     The calculation of loan-to-value ratio and debt service coverage ratio is described in "Annex A" to this prospectus supplement.

                     SUMMARY OF SERIES 2003-C2 TRANSACTION

     This summary highlights selected information from this document. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

--------------------------------------------------------------------------------

                           RELEVANT PARTIES AND IMPORTANT DATES
 TITLE OF         Series 2003-C2 Mortgage              CLOSING DATE: On or about
 SERIES:          Pass-Through Certificates            August  , 2003.

 THE ISSUER:      GMAC Commercial Mortgage             DETERMINATION DATE: The 1st
                  Securities, Inc. Series 2003-C2      day of each month or, if the
                  Trust formed to issue the            1st day is not a business day,
                  mortgage pass-through                the immediately succeeding
                  certificates and to acquire the      business day.
                  mortgage pool.
                                                       COLLECTION PERIOD: For any
 DEPOSITOR:       GMAC Commercial Mortgage             distribution date, the period
                  Securities, Inc.                     that begins immediately
                  200 Witmer Road                      following the determination
                  Horsham, Pennsylvania                date in the prior calendar
                  19044-8015                           month and continues through
                  (215) 328-4622                       and includes the
                                                       determination date in the
 SELLERS:         GMAC Commercial Mortgage             calendar month in which that
                  Corporation, Morgan Stanley          distribution date occurs. The
                  Mortgage Capital Inc., German        first collection period,
                  American Capital Corporation         however, for each mortgage
                  and Goldman Sachs Mortgage           loan begins immediately
                  Company                              following its cut-off date.

 MASTER           GMAC Commercial Mortgage             INTEREST ACCRUAL PERIOD: With
 SERVICER:        Corporation                          respect to any distribution
                                                       date, the calendar month
                                                       immediately preceding the
 SPECIAL          GMAC Commercial Mortgage             month in which such
 SERVICER:        Corporation                          distribution date occurs.

 TRUSTEE:         Wells Fargo Bank Minnesota,
                  National Association

 CUT-OFF          August 1, August 5, August 8
 DATES:           and August 9, 2003

 DISTRIBUTION     The 10th day of each month or,
 DATE:            if the 10th day is not a business
                  day, the immediately succeeding
                  business day, beginning on
                  September 10, 2003.

--------------------------------------------------------------------------------

THE MORTGAGE POOL

The mortgage pool will consist of 90 mortgage loans. The assets of the trust consist of, among other things, the mortgage pool. Each of the mortgage loans is secured by first mortgage liens on real property interests held by borrowers that own or lease the mortgaged properties. The mortgaged properties are used for commercial or multifamily residential purposes.

The mortgaged property securing the John Hancock Tower Loan also secures the John Hancock Tower Companion Loans and the John Hancock Tower B Notes. The John Hancock Tower Companion Loans and the John Hancock Tower B Notes are not assets of the trust. The mortgaged property securing the Boulevard Mall Loan also secures the Boulevard Mall Companion Loan and the Boulevard Mall B Note. The Boulevard Mall Companion Loan and the Boulevard Mall B Note are not assets of the trust. The mortgaged property securing the DDR Portfolio Loan also secures the DDR Portfolio Companion Loans. The DDR Portfolio Companion Loans are not assets of the trust. The mortgaged property securing the Geneva Commons Loan also secures the Geneva Commons Companion Loan. The Geneva Commons Companion Loan is not an asset of the trust.

GMAC Commercial Mortgage Corporation is the seller of thirty-five (35) of the mortgage loans or 30.28% of the initial pool balance. German American Capital Corporation is the seller of sixteen (16) of the mortgage loans or 26.42% of the initial pool balance. Morgan Stanley Mortgage Capital Inc. is the seller of sixteen (16) of the mortgage loans or 22.18% of the initial pool balance. Goldman Sachs Mortgage Company is the seller of twenty-three (23) of the mortgage loans or 21.12% of the initial pool balance. The mortgage loans were originated between August 16, 2001 and August 1, 2003.

Each seller will make representations and warranties regarding the mortgage loans sold by it. The depositor will assign these representations and warranties to the trustee.

In this prospectus supplement, the percentage of the initial pool balance refers to the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property, divided by the aggregate pool balance. The initial pool balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their cut-off dates, after taking into account all payments of principal due on or before that date, whether or not received. All mortgage pool information in this prospectus supplement is approximate and depends upon the final composition of the mortgage loans sold to the trust.

All information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to the mortgage loans with Companion Loans is calculated with regard to the Companion Loans unless otherwise indicated.

"Annex A" to this prospectus supplement provides characteristics of the mortgage loans on a loan-by-loan basis. "Annex B" to this prospectus supplement provides characteristics of the significant mortgage loans.

GEOGRAPHIC CONCENTRATIONS OF THE MORTGAGED PROPERTIES

The mortgaged properties are located in twenty-six (26) states and the District of Columbia. The following table lists the number and percentage of mortgaged properties that are located in the seven (7) states with the highest concentrations of mortgaged properties.

                     NUMBER OF     PERCENTAGE OF
                     MORTGAGED     INITIAL POOL
PROPERTY STATE      PROPERTIES        BALANCE
----------------   ------------   --------------
Nevada                   7             12.10%
New York                 9             11.84%
Florida                 10              8.99%
California              13              8.25%
Michigan                 5              6.21%
Arizona                  6              5.87%
Massachusetts            1              5.81%

PROPERTY TYPES

The following table lists the number and percentage of mortgaged properties that are operated for each indicated purpose.

                         NUMBER OF     PERCENTAGE OF
                         MORTGAGED     INITIAL POOL
PROPERTY TYPE           PROPERTIES        BALANCE
--------------------   ------------   --------------
Anchored Retail(1)          38             36.05%
Multifamily(2)              35             30.87%
Office                      22             24.91%
Hospitality                  3              3.21%
Unanchored Retail            9              2.76%
Mixed Use                    2              1.52%
Industrial                   1              0.68%

---------------------
(1) Includes 1 credit tenant lease property securing a mortgage loan that represents 0.30% of the initial pool balance.


(2) Includes 2 manufactured housing properties securing mortgage loans that represent 2.33% of the initial pool balance.


PREPAYMENT OR CALL PROTECTION PROVIDED BY THE MORTGAGE LOANS

The terms of each of the mortgage loans restrict the ability of the borrower to prepay the mortgage loan. All but five (5) of the mortgage loans permit defeasance after a lockout period. Five (5) of the mortgage loans, representing 4.09% of the initial pool balance, permit prepayment after a lockout period with the payment of a yield maintenance charge or a prepayment premium.

One (1) mortgage loan, representing 0.73% of the initial pool balance, permits the borrower after a lockout period to either prepay the greater of yield maintenance or 1% of the outstanding principal balance, or exercise a defeasance option to obtain the release of the property.

For a description of defeasance provisions in the mortgage loans, see "Description of the Mortgage Pool--Defeasance."

PAYMENT TERMS OF THE MORTGAGE LOANS

All the mortgage loans accrue interest at a fixed rate. However, the rate on a mortgage loan with an anticipated repayment date may increase if that mortgage loan is not repaid on its anticipated repayment date. In addition, one (1) mortgage loan, representing 0.24% of the initial pool balance, provides for a one-time increase in its mortgage rate if leasing conditions specified in the related loan documents are not met. See "Description of the Mortgage Pool--Calculations of Interest," and "--ARD Loans" in this prospectus supplement.

THE CERTIFICATES

Your certificates represent the right to a portion of the collections on the trust's assets. The certificates represent all of the beneficial ownership interests in the trust. The offered certificates are the only securities offered through this prospectus supplement. The private certificates are not offered by this prospectus supplement.

CERTIFICATE DESIGNATIONS

We refer to the certificates by the following designations:

----------------------------------------------------
 Designation          Related Class(es)
----------------------------------------------------
 Offered              Classes A-1, A-2, B, C,
  certificates        D and E
----------------------------------------------------
 Senior               Classes X, A-1 and A-2
  certificates
----------------------------------------------------
 Interest-only        Class X
  certificates
----------------------------------------------------
 Class A               Classes A-1 and A-2
  certificates
----------------------------------------------------
 Class X              Classes X-1 and X-2
  certificates
----------------------------------------------------
 Subordinate          Classes B, C, D, E, F, G,
  certificates        H, J, K, L, M, N, O
                      and P
----------------------------------------------------
 Private              Classes X, F, G, H, J, K,
  certificates        L, M, N, O and P
----------------------------------------------------
 Residual             Classes R-I, R-II and
  certificates        R-III
----------------------------------------------------
 REMIC                Classes X, A-1, A-2, B,
  regular             C, D, E, F, G, H, J, K,
  certificates        L, M, N, O and P
----------------------------------------------------


INITIAL CERTIFICATE BALANCES OF THE CERTIFICATES

The aggregate principal balance of the certificates issued by the trust will be approximately $1,290,666,634, but may vary upward or downward by no more than 5%.

The senior certificates (excluding the Class X certificates) will comprise approximately 82.25% and the subordinate certificates will comprise approximately 17.75% of the initial aggregate certificate balance of the certificates.

The Class X certificates will not have a certificate balance. The Class X certificates will have a notional amount and will accrue interest on that notional amount. The Class X certificates will not receive any distributions of principal.


DISTRIBUTIONS ON THE OFFERED CERTIFICATES

The trustee will make distributions to certificateholders on each distribution date in the order of priority described below.

Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest.

The borrowers are required to make payments of interest and/or principal on the mortgage loans to the master servicer. The master servicer will deduct its master servicing fee and other amounts required by the pooling and servicing agreement and send the remainder to the trustee. See "The Pooling and Servicing Agreement" in this prospectus supplement. After deducting its trustee fee, the trustee will distribute the available certificate distribution amount to the certificateholders as follows:

                                [GRAPHIC OMITTED]

            --------------------------------------------------------

                     Amount available to certificateholders

            --------------------------------------------------------
                                       |
                                       |
                                       v
            --------------------------------------------------------
                                     Step 1
                        Distribution of interest to the
                              senior certificates
            --------------------------------------------------------
                                       |
                                       |
                                       v
            --------------------------------------------------------
                                     Step 2
                        Distribution of principal to the
                Class A-1 and then to the Class A-2 certificates
            --------------------------------------------------------
                                       |
                                       |
                                       v
            --------------------------------------------------------
                                     Step 3
                     Distribution of the amount of interest
                      due and principal due on each class
                     of the subordinate certificates. These
                     distributions are made in the priority
                  of the alphabetical order of the subordinate
                      certificates and as described below.
            --------------------------------------------------------
                                       |
                                       |
                                       v
            --------------------------------------------------------
                                     Step 4
                      Any remaining funds to the residual
                                  certificates
            --------------------------------------------------------

Distributions of interest and principal are not made to a class of certificates if its certificate balance or notional amount has been reduced to zero. However, realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the amount available for distribution is sufficient. See "Description of the Certificates--Distributions" for a discussion of the amount available for distribution and the priorities and amounts of distributions on the certificates. Because payments are made in the order described above, there may not be sufficient funds to make each of the payments described above after making distributions on certificates with a higher priority. Funds may be insufficient if the trust experiences realized losses, incurs unanticipated expenses or an appraisal reduction event occurs.

On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for the delay in distribution of interest.

The amount of interest distributable on each class on each distribution date will equal:

o  1/12th of the pass-through rate for that class multiplied by

o  the related class certificate balance or class notional amount.

Due to allocations of losses, expenses and any net aggregate prepayment interest shortfall, the actual amount of interest distributed on each distribution date may be less than this amount.

See "Description of the Certificates--Distributions" in this prospectus supplement.


SUBORDINATION OF CLASSES OF CERTIFICATES

The senior certificates will receive all distributions of interest and principal, or in the case of the Class X certificates, only interest, before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.


ALLOCATION OF LOSSES AND EXPENSES TO CLASSES OF CERTIFICATES

A loss is realized on a mortgage loan when the master servicer or the special servicer, as applicable, determines that it has received all amounts it expects to receive from the mortgage loan and that amount is less than the outstanding principal balance on the mortgage loan plus accrued and unpaid interest.

An additional trust fund expense is an expense incurred by the trust that is not covered by a corresponding payment from a borrower. Additional trust fund expenses include, among other things:

o  special servicing compensation;

o  interest on advances made by the master servicer or the trustee;

o extraordinary expenses, such as indemnification and reimbursements paid to the trustee; and

o loan specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.

Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses and additional trust fund expenses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated to the certificates if the aggregate outstanding principal balance of the mortgage loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates will be reduced as shown in the following chart:


                               [GRAPHIC OMITTED]

            --------------------------------------------------------
                                     Step 1
                     Reduce the certificate balances of the
                           Class P, Class O, Class N,
                      Class M, Class L, Class K, Class J,
                      Class H, Class G, Class F, Class E,
                          Class D, Class C and Class B
                      certificates to zero, in that order
            --------------------------------------------------------
                                       |
                                       |
                                       v
            --------------------------------------------------------

                                     Step 2
                     Reduce the certificate balances of the
                               Class A-1 and A-2
                         certificates pro rata, to zero

            --------------------------------------------------------


Any reductions in the certificate balances of the certificates as the result of the allocation of losses and additional trust fund expenses will also have the effect of reducing the aggregate notional amount of the Class X certificates.

For a detailed description of the allocation of losses and additional trust fund expenses among the certificates, see "Description of the Certificates-- Subordination; Allocation of Losses and Expenses" in this prospectus supplement.


SERVICING OF THE JOHN HANCOCK TOWER WHOLE LOAN AND THE BOULEVARD MALL WHOLE
LOAN

One of the John Hancock Tower Companion Loans is currently included in the LB-UBS Commercial Mortgage Trust 2003-C5, Commercial Mortgage Pass-Through Certificates, Series 2003-C5 commercial mortgage securitization and the other John Hancock Companion Loan is currently included in the Morgan Stanley Capital I Trust 2003-TOP11, Commercial Mortgage Pass-Through Certificates, Series 2003-TOP11 commercial mortgage securitization. In connection therewith, the John Hancock Tower Loan, the John Hancock Tower Companion Loans and the John Hancock Tower B Notes are currently being serviced and administered pursuant to the LB-UBS 2003-C5 Pooling and Servicing Agreement. The LB-UBS 2003-C5 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See "Servicing of the Mortgage Loans--Servicing of the John Hancock Tower Whole Loan" in this prospectus supplement. The Boulevard Mall Companion Loan is currently included in the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C2 commercial mortgage securitization. In connection therewith, the Boulevard Mall Loan, the Boulevard Mall Companion Loan and the Boulevard Mall B Note are currently being serviced and administered pursuant to the GE 2003-C2 Pooling and Servicing Agreement. The GE 2003-C2 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See "Servicing of the Mortgage Loans-- Servicing of the Boulevard Mall Whole Loan" in this prospectus supplement.


ADVANCES MADE BY THE MASTER SERVICER

For any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received, the master servicer is required to advance its own funds to cover that shortfall. However, the master servicer is required to make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The master servicer will not be required to advance the amount of any delinquent balloon payment or any default interest or excess interest that may be due on ARD loans. If the master servicer fails to make a required advance, the trustee will be required to make that advance. However, the trustee will make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The master servicer and the trustee will each be entitled to interest on any advances of monthly payments made by it and advances of servicing expenses incurred by it or on its behalf. See "Description of the Certificates--P&I Advances" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

The LB-UBS 2003-C5 Master Servicer is required to make servicing advances with respect to the mortgaged property related to the John Hancock Tower Whole Loan, unless the LB-UBS 2003-C5 Master Servicer determines that such advances would not be recoverable from collections on the John Hancock Tower Whole Loan. If the LB-UBS 2003-C5 Master Servicer is required to but fails to make such servicing advances, then the LB-UBS 2003-C5 Trustee will be required to make such servicing advances and, if the LB-UBS 2003-C5 Trustee fails to make such servicing advances, the LB-UBS 2003-C5 Fiscal Agent will be required to make such servicing advances. The master servicer will be required to make interest advances with respect to the John Hancock Tower Loan, but not the John Hancock Tower Companion Loans or the John Hancock Tower B Notes. References in this prospectus supplement to P&I advances will mean, with respect to the John Hancock Tower Loan, advances of interest only. See "Servicing of the Mortgage Loans--Servicing of the John Hancock Tower Whole Loan" in this prospectus supplement.

The GE 2003-C2 Master Servicer is required to make servicing advances with respect to the mortgaged property related to the Boulevard Mall Whole Loan, unless the GE 2003-C2 Master Servicer determines that such advances would not be recoverable from collections on the Boulevard Mall Whole Loan. If the GE 2003-C2 Master Servicer is required to but fails to make such servicing advances, then the GE 2003-C2 Trustee will be required to make such servicing advances, and if the GE 2003-C2 Trustee fails to make such servicing advances, the GE 2003-C2 Fiscal Agent will be required to make such servicing advances. The master servicer will be required to make P&I advances with respect to the Boulevard Mall Loan, but not the Boulevard Mall Companion Loan or the Boulevard Mall B Note. See "Servicing of the Mortgage Loans--Servicing of the Boulevard Mall Whole Loan" in this prospectus supplement.

The master servicer will be required to make servicing advances with respect to the mortgaged properties securing each of the DDR Portfolio Loan and the DDR Portfolio Companion Loans and the Geneva Commons Loan and the Geneva Commons Companion Loan unless it determines that such advances would be non-recoverable. However, the master servicer will not be required to make P&I advances with respect to the DDR Portfolio Companion Loans or the Geneva Commons Companion Loan.


OPTIONAL TERMINATION OF THE TRUST

If, on any distribution date, the remaining aggregate principal balance of the mortgage pool is less than 1% of the initial pool balance, the master servicer, the majority certificateholder of the controlling class or the depositor may purchase the mortgage loans. None of the master servicer, the majority certificateholder of the controlling class or the depositor, however, is required to do so. If the master servicer, the majority certificateholder of the controlling class or the depositor does purchase the mortgage loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. Provided that the aggregate principal balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X certificates but excluding the REMIC residual certificates, for the mortgage loans remaining in the trust, but all of the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange. See "Description of the Certificates-- Certificate Balances and Notional Amounts" and "--Termination; Retirement of Certificates."


BOOK-ENTRY REGISTRATION

Generally, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream or Euroclear in Europe. See "Description of the Certificates--Book-Entry Registration of the Offered Certificates" and "Annex D" in this prospectus supplement and "Description of the Certificates-- Book-Entry Registration and Definitive Certificates" in the prospectus.


DENOMINATIONS

The offered certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof.


YIELD AND PREPAYMENT CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon:

o  the purchase price of the certificates;

o  the applicable pass-through rate;

o  the characteristics of the mortgage loans; and

o  the rate and timing of payments on the mortgage loans.

For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see "Risk Factors" and "Yield and Maturity Considerations" in this prospectus supplement.


LEGAL INVESTMENT IN THE CERTIFICATES

None of the offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining the extent to which the offered certificates constitute legal investments for you.


ERISA CONSIDERATIONS FOR CERTIFICATEHOLDERS

If the conditions described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus are satisfied, the Class A-1, Class A-2, Class B, Class C, Class D and Class E certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.


TAX STATUS OF THE CERTIFICATES

The certificates, other than the residual certificates, will be treated as regular interests in a REMIC and as debt for federal income tax purposes. Certificateholders, other than holders of residual certificates, will be required to include in their income all interest and original issue discount for that debt in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting.

For federal income tax purposes, elections will be made to treat the mortgage pool that makes up the trust as separate real estate mortgage investment conduits. The certificates, other than the residual certificates, will represent ownership of regular interests in one of these real estate mortgage investment conduits. For federal income tax purposes, the residual certificates will be the residual interests in the real estate mortgage investment conduits.


For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.


RATINGS ON THE CERTIFICATES

The offered certificates are required to receive ratings from Fitch Ratings and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. that are not lower than those indicated under "Summary of Series 2003-C2 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in May 2040, which is the distribution date that follows the second anniversary of the end of the amortization term for the mortgage loan in the mortgage pool that, as of the applicable cut-off date, has the longest remaining amortization term. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the likelihood that holders will receive any yield maintenance charges, prepayment premiums, default interest or excess interest. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "Ratings" in this prospectus supplement.

                                 RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.


ALLOCATIONS OF LOSSES ON THE     If losses on the mortgage loans are allocated
MORTGAGE LOANS WILL REDUCE YOUR  to your class of certificates, the amount
PAYMENTS AND YIELD ON YOUR       payable to you will be reduced by the amount of
CERTIFICATES                     these losses and the yield to maturity on your
                                 certificates will be reduced. Losses allocated to a class reduce the principal balance of the class without making a payment to the class.

                                 Because losses on the mortgage loans, together with expenses relating to defaulted mortgage loans, will be allocated first to the most subordinated class of subordinated certificates with a positive balance, the yields on the subordinate certificates will be extremely sensitive to losses on the mortgage loans and the other related expenses.

                                 If the principal balance of all of the
                                 subordinate certificates has been reduced to zero due to losses on and expenses of defaulted mortgage loans, losses and expenses will be allocated pro rata to the Class A-1 and Class A-2 certificates.

                                 Reductions in the principal balance of any class will reduce the notional amount of the Class X certificates by a corresponding amount, resulting in smaller interest distributions to the Class X certificateholders. See "Description of the Certificates--Subordination; Allocation of
                                 Losses and Expenses" in this prospectus
                                 supplement.


DELINQUENCIES, LOSSES AND        The yield to maturity on the certificates will
PREPAYMENTS ON THE MORTGAGE      depend significantly on the rate and timing of
LOANS WILL AFFECT THE YIELD ON   payments of principal and interest on the
THE CERTIFICATES                 certificates. The rate and timing of principal
                                 and interest payments on the mortgage loans, including the rates of delinquency, loss and prepayment, will affect the rate and timing of payments of principal and interest on the certificates. Some of the mortgage loans are secured by cash reserves or other credit enhancement that, if certain leasing-related or other conditions are not met, may be applied to partially defease or prepay the related mortgage loan. See "Description of the Mortgage Pool--Earnouts and Additional
                                 Collateral Loans" and "Annex A" to this
                                 prospectus supplement. For a discussion of the impact on the yields of the certificates of the rate of delinquency, loss and prepayment on the mortgage loans, and factors that affect those rates, see "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Subordination; Allocation of
                                 Losses and Expenses" in this prospectus
                                 supplement and "Risk Factors" and "Yield and Maturity Considerations" in the prospectus.


THE MORTGAGE LOANS ARE NOT       None of the mortgage loans are insured or
INSURED                          guaranteed by the United States, any
                                 governmental entity or instrumentality, by any private mortgage insurer or by the depositor, the underwriters, the master servicer, the special servicer, the sellers or the trustee.
                                 Therefore, you should consider payment on each mortgage loan to depend exclusively on the borrower and any guarantor(s) under the particular mortgage loan documents. If the borrower or any guarantor fails to make all payments when due on the mortgage loans, the yield on your class of certificates may be adversely affected and any resulting losses may be allocated to your certificates.


CONFLICTS OF INTEREST MAY        The holder of certain of the subordinate
OCCUR WHEN CERTIFICATEHOLDERS    certificates has the right to remove the
OF VARIOUS CLASSES HAVE          special servicer and appoint a successor, which
DIFFERING INTERESTS              may be an affiliate of such holder. With
                                 respect to the DDR Portfolio Loan, if the DDR
                                 Portfolio Companion Loans are securitized in one transaction, the controlling class of such subsequent securitization will, if both DDR
                                 Portfolio Companion Loans are included in such securitization, have the right to remove the special servicer with respect to the DDR
                                 Portfolio Loan and appoint a successor, which may be an affiliate of such holder. See
                                 "--Servicing of the DDR Portfolio Loan" in this prospectus supplement. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates. See "Servicing of the Mortgage Loans--Servicing Standard" in this prospectus supplement. The LB-UBS 2003-C5
                                 Pooling and Servicing Agreement and the GE
                                 2003-C2 Pooling and Servicing Agreement provide for servicing arrangements with respect to the John Hancock Tower Whole Loan and the Boulevard
                                 Mall Whole Loan, respectively, that are
                                 similar, but not identical, to those under the pooling and servicing agreement. For so long as no Boulevard Mall Control Appraisal Event has occurred and is continuing, the holder of the Boulevard Mall B Note has the right to remove the GE 2003-C2 Special Servicer with respect to the Boulevard Mall Loan and appoint a successor, which may be an affiliate of such holder. See "Servicing of the Mortgage Loans--
                                 Servicing of the Boulevard Mall Whole Loan" in this prospectus supplement.

                                 Additionally, any of those parties, especially if it or an affiliate holds certificates, or has financial interests in, or other financial dealings with, a borrower under any of the mortgage loans, may have interests when dealing with the mortgage loans that conflict with those of holders of the offered certificates. For instance, a special servicer that holds subordinate certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, the master servicer and the special servicer are not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the subordinate certificates.

                                 In connection with the servicing of the
                                 mortgage loans, the majority certificateholder of the controlling class or, with respect to the Boulevard Mall Loan or the John Hancock Tower Loan, the related operating advisor, may withhold its approval to proposed actions to be taken by the master servicer or special servicer, the GE 2003-C2 Master Servicer and the GE 2003-C2 Special Servicer, or the LB-UBS 2003-C5 Master Servicer and the LB-UBS 2003-C5 Special Servicer, as applicable, that could adversely affect some or all of the classes of certificates. The majority certificateholder of the controlling class may have interests in conflict with those of the other certificateholders. The Boulevard Mall operating advisor and/or the John Hancock Tower operating advisor may have interests in conflict with those of the certificateholders. In such case, the majority certificateholder of the controlling class will have no liability to any other certificateholder for any action it takes or fails to take and the Boulevard Mall operating advisor and the John Hancock Tower operating advisor will have no liability to any other certificateholder for any action it takes or fails to take.

                                 Upon the occurrence and continuance of a Boulevard Mall Control Appraisal Event, the directing certificateholder under the GE Series 2003-C2 Pooling and Servicing Agreement and the majority certificateholder of the controlling class concurrently will be entitled to exercise the approval rights given to the holder of the Boulevard Mall B Note (or its operating advisor) under the GE Series 2003-C2 Pooling and Servicing Agreement, but in the event that the directing certificateholder under the GE Series 2003-C2 Pooling and Servicing Agreement and the majority certificateholder of the controlling class give conflicting consents or directions to the GE Series 2003-C2 Master Servicer or the GE Series 2003-C2 Special Servicer, as applicable, and both such directions satisfy the servicing standard under the GE Series 2003-C2 Pooling and Servicing Agreement (as determined by an operating advisor jointly appointed by the directing certificateholder under the GE
                                 Series 2003-C2 Pooling and Servicing Agreement and the majority certificateholder of the controlling class), the GE Series 2003-C2 Master Servicer or the GE Series 2003-C2 Special Servicer, as applicable, will be required to follow the directions of such jointly appointed operating advisor.

                                 If the DDR Portfolio Companion Loans and the
                                 Geneva Commons Companion Loan are securitized, the controlling classes of the trusts holding the related Companion Loans will also be able to withhold their approval to proposed actions to be taken by the master servicer or the special servicer with respect to the DDR Portfolio Loan or Geneva Commons Loan, as applicable. If there is a disagreement among the controlling classes of the trust holding the applicable mortgage loan and the controlling classes of the trust or trusts holding the related Companion Loans, a third party operating advisor will be entitled to choose the course of action from those presented by those controlling classes. This could adversely affect some or all of the classes of certificates.

                                 However, neither the master servicer nor the special servicer is permitted to take actions which are prohibited by law, violate the servicing standard, violate any other term of the pooling and servicing agreement or violate the applicable mortgage loan documents.

                                 See "Description of the Mortgage Pool--The John Hancock Tower Whole Loan" "--The Boulevard Mall Whole Loan," "Servicing of the Mortgage Loans--The Majority Certificateholder of the Controlling Class," "--The Boulevard Mall Whole Loan," "--The DDR Portfolio Whole Loan," "--The Geneva Commons Whole Loan," "Termination of the Special Servicer for Specially Serviced Mortgage Loans and REO Properties" and "--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

YOU WILL NOT HAVE ANY            The John Hancock Tower Loan is secured by a
CONTROL OVER THE SERVICING OF    mortgaged property that also secures two pari
CERTAIN LOANS                    passu John Hancock Tower Companion Loans and
                                 two subordinate John Hancock Tower B Notes that are not assets of the trust. One of the John
                                 Hancock Tower Companion Loans is owned by the trust fund relating to the LB-UBS Commercial
                                 Mortgage Trust 2003-C5, Commercial Mortgage
                                 Pass-Through Certificates, Series 2003-C5, and the other John Hancock Tower Companion Loan is owned by the trust fund relating to the Morgan
                                 Stanley Capital I Trust 2003-TOP11, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2003-TOP11 commercial mortgage securitization.
                                 The mortgage note representing the John Hancock
                                 Tower Loan will be serviced pursuant to the LB-UBS 2003-C5 Pooling and Servicing Agreement.
                                 As a result, you will have less control over the servicing of the John Hancock Tower Loan than you would if the John Hancock Tower Loan was being serviced by the master servicer and the special servicer under the pooling and servicing agreement for these certificates. See
                                 "Servicing of the Mortgage Loans--Servicing of the John Hancock Tower Whole Loan" in this prospectus supplement. Additionally, the
                                 Boulevard Mall Loan is secured by a mortgaged property that also secures a pari passu
                                 Boulevard Mall Companion Loan and a subordinate
                                 Boulevard Mall B Note, neither of which are assets of the trust. The Boulevard Mall
                                 Companion Loan is owned by the trust fund relating to the GE Commercial Mortgage
                                 Corporation, Commercial Mortgage Pass-Through
                                 Certificates, Series 2003-C2. The mortgage note representing the Boulevard Mall Loan will be serviced pursuant to the GE 2003-C2 Pooling and Servicing Agreement. As a result, you will have less control over the servicing of the Boulevard Mall Loan than you would if the Boulevard Mall Loan was being serviced by the master servicer and the special servicer under the pooling and servicing agreement for these certificates. See "Servicing of the Mortgage
                                 Loans--Servicing of the

                                 Boulevard Mall Whole Loan" in this prospectus supplement.


ADVERSE ENVIRONMENTAL            The trust could become liable for an
CONDITIONS AT A MORTGAGED        environmental condition at a mortgaged
PROPERTY MAY REDUCE OR           property. Any potential liability could reduce
DELAY YOUR PAYMENTS              or delay payments to certificateholders.

                                 "Phase I" environmental assessments have been performed on all of the mortgaged properties and "Phase II" environmental assessments were performed on some of the mortgaged properties. None of the environmental assessments revealed material adverse environmental conditions or circumstances affecting any mortgaged property, except those cases:

                                  o  in which the adverse conditions were
                                     remediated or abated, or a "no further
                                     action" letter was issued by the
                                     applicable governmental agency, before the date of issuance of the certificates;

                                  o  in which an operations and maintenance
                                     plan or periodic monitoring of the
                                     mortgaged property or nearby properties
                                     was in place or recommended;

                                  o  involving a leaking underground storage
                                     tank or groundwater contamination at a
                                     nearby property that had not yet
                                     materially affected the mortgaged property and for which a responsible party either has been identified under applicable law or was then conducting remediation of the related condition;

                                  o  in which groundwater, soil or other
                                     contamination was identified or suspected at the subject mortgaged property, and a responsible party either has been identified under applicable law or was then conducting remediation of the related condition, or an escrow reserve, indemnity, environmental insurance or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;

                                  o  involving radon; or

                                  o in which the related borrower has agreed to seek a "no further action" letter or a "case closed" or similar status for the issue from the applicable governmental agency.

                                 A secured creditor environmental insurance policy was obtained or in place at origination for three (3) of the mortgage loans, representing 2.57% of the initial pool balance, which provides coverage in an amount greater than the principal amount of the loan. There can be no assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                 To decrease the likelihood of environmental liability against the trust, the special servicer is required to obtain a satisfactory environmental site assessment of a mortgaged property and see that any required remedial action is taken before acquiring title or assuming its operation. See "Description of the Mortgage Pool--Underwriting Matters-- Environmental Assessments and Insurance" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon
                                 Defaulted Mortgage Loans," "Risk Factors--
                                 Environmental conditions may subject the mortgaged property to liens or impose costs on the property owner" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

                                 Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

GEOGRAPHIC CONCENTRATION         The seven (7) states with the highest
MAY INCREASE REALIZED LOSSES     concentration of mortgaged properties are
ON THE CERTIFICATES              listed in the table under "Summary of Series
                                 2003-C2 Transaction--Geographic Concentrations of the Mortgaged Properties." Any deterioration in the real estate market or economy or events in that state or region, including earthquakes, hurricanes and other natural disasters, may increase the rate of delinquency experienced with mortgage loans related to properties in that region. As a result, realized losses may occur on the mortgage loans in the trust.

                                 In addition, some mortgaged properties are located in states, such as California and Washington, that may be more susceptible to earthquakes, or states such as Florida and Texas, that may be more susceptible to hurricanes than properties located in other parts of the country. Generally the mortgaged properties are not insured for earthquake or hurricane risk. If mortgaged properties are insured, they may be insured for amounts less than the outstanding principal balances of the related mortgage loans.


THE MORTGAGE LOANS ARE           All of the mortgage loans are non-recourse
NON-RECOURSE LOANS               loans. If a borrower defaults on a non-recourse
                                 loan, only the mortgaged property, and not the other assets of the borrower, is available to satisfy the debt. Even if the mortgage loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under that mortgage loan. Any resulting losses may reduce your payments and yield on your certificates.

                                 Consequently, you should consider payment on each mortgage loan to depend primarily on the sufficiency of the cash flow from the related mortgaged property or properties. At scheduled maturity or upon acceleration of maturity after a default, payment depends primarily on the market value of the mortgaged property or the ability of the borrower to refinance the mortgaged property. See "Legal Aspects of Mortgage Loans--Foreclosure--Anti-Deficiency
                                 Legislation" in the prospectus.

THE SELLER OF A MORTGAGE         The seller of each mortgage loan will be the
LOAN IS THE ONLY ENTITY          only entity making representations and
MAKING REPRESENTATIONS AND       warranties on that mortgage loan. Neither the
WARRANTIES ON THAT MORTGAGE      depositor nor any of its other affiliates will
LOAN                             be obligated to repurchase a mortgage loan upon
                                 a breach of a seller's representations and warranties or any document defects if the applicable seller defaults on its obligation to repurchase a mortgage loan. The applicable seller may not have the financial ability to effect these repurchases. Any resulting losses will reduce your payments and yield on your certificates. See "Description of the Mortgage
                                 Pool--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" and
                                 "--Representations and Warranties; Repurchases" in this prospectus supplement.


BALLOON PAYMENTS MAY             Eighty-two (82) mortgage loans, which represent
INCREASE LOSSES ON THE           91.10% of the initial pool balance, require
MORTGAGE LOANS AND EXTEND        balloon payments at their stated maturity.
THE WEIGHTED AVERAGE LIFE OF
YOUR CERTIFICATE                 These mortgage loans involve a greater degree
                                 of risk than fully amortizing loans because the
                                 ability of a borrower to make a balloon payment
                                 typically depends on its ability to refinance
                                 the mortgage loan or sell the mortgaged
                                 property at a price sufficient to permit
                                 repayment. A borrower's ability to achieve
                                 either of these goals will be affected by:

                                  o the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuates over time;

                                  o  the prevailing interest rates;

                                  o  the fair market value of the property;

                                  o  the borrower's equity in the property;

                                  o  the borrower's financial condition;

                                  o the operating history and occupancy level of the property;

                                  o  tax laws; and

                                  o prevailing general and regional economic conditions.

                                 Any delay in collection of a balloon payment that otherwise would be distributable to a class, whether the delay is due to borrower default or to modification of the mortgage loan by the master servicer or special servicer, is likely to extend the weighted average life of that class. If the weighted average life of your class of certificates is extended, your yield on those certificates may be reduced to less than what it would otherwise have been.

                                 See "Servicing of the Mortgage Loans--
                                 Modifications, Waivers, Amendments and
                                 Consents," "Description of the Mortgage
                                 Pool--Balloon Loans" and "Yield and Maturity
                                 Considerations" in this prospectus supplement and "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans" and "Yield and Maturity Considerations" in the prospectus.


IF A BORROWER DOES NOT           Six (6) mortgage loans, which represent 8.21%
MAKE ITS ARD PAYMENT, THE        of the initial pool balance are ARD loans. An
WEIGHTED AVERAGE LIFE OF         ARD loan has an anticipated repayment date
YOUR CLASS OF CERTIFICATES       prior to its maturity date. The failure of a
MAY BE EXTENDED                  borrower to prepay an ARD loan by its
                                 anticipated repayment date will likely extend the weighted average life of any class of certificates that would receive a distribution of the prepayment. The ability of a borrower to prepay an ARD loan by its anticipated repayment date typically depends on its ability either to refinance an ARD loan or to sell the mortgaged property. The provisions for accelerated amortization and a higher interest rate after the anticipated repayment date of an ARD loan are intended to provide a borrower with an incentive to pay the mortgage loan in full on or before its anticipated repayment date, but this incentive may not be sufficient. To the extent the borrower on an ARD loan makes payments of interest accrued at a rate of interest higher than the normal mortgage interest rate, the excess interest will be distributed to the holders of the Class P certificates. See "Description of the Mortgage
                                 Pool--ARD Loans" in this prospectus supplement.

RISKS PARTICULAR TO RETAIL
PROPERTIES:

A SIGNIFICANT TENANT CEASING     Forty-seven (47) mortgaged properties, securing
TO OPERATE AT A RETAIL           mortgage loans that represent 38.81% of the
PROPERTY COULD ADVERSELY         initial pool balance, are retail properties.
AFFECT ITS VALUE AND
CASH FLOW                        A significant tenant ceasing to do business at
                                 a retail property could result in realized losses on the mortgage loans that may be allocated to your certificates. The loss of a significant tenant may be the result of the tenant's voluntary decision not to renew a lease or to terminate it in accordance with its terms, the bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or other reasons. There is no guarantee that any tenant will continue to occupy space in the related retail property.

                                 Some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. As a result, the correlation between the success of a given tenant's business and property value is more direct for retail properties than other types of commercial properties. Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. A retail "anchor tenant" is typically understood to be a tenant that is larger in size and is important in attracting customers to a retail property, whether or not it is located on the mortgaged property.

                                 Thirty-eight (38) of the mortgaged properties, securing mortgage loans that represent 36.05% of the initial pool balance, are anchored retail properties. Some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if sales are below certain target levels, or if an anchor tenant or one or more major tenants cease operations at that property or fails to open. If anchor stores in a mortgaged property were to close, the borrower may be unable to replace those anchor tenants in a timely manner on similar terms, and customer traffic may be reduced, possibly affecting sales at the remaining retail tenants. The lack of replacement anchors and a reduction in rental income from remaining tenants may adversely affect the borrower's ability to pay current debt service or successfully refinance the mortgage loan at maturity. These risks with respect to an anchored retail property may be increased when the property is a single-tenant property. Eight (8) mortgaged properties, securing mortgage loans that represent 4.90% of the initial pool balance, are single-tenant anchored retail properties, including one (1) mortgaged property, securing a mortgage loan that represents 0.30% of the initial pool balance, which secures a credit tenant lease loan. For a description of risk factors relating to single-tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below. In addition, certain retail anchor tenants may own their building and improvements, while the borrower owns only the underlying land. In those cases, the collateral securing the mortgage loan will include only the land and the rights of the borrower as landlord with respect to the anchor lease.

                                 The bankruptcy of, or financial difficulties affecting, a major tenant may adversely affect a borrower's ability to make its mortgage loan payments.


RETAIL PROPERTIES ARE            Changes in consumer preferences and market
VULNERABLE TO CHANGES IN         demographics may adversely affect the value and
CONSUMER PREFERENCES             cash flow from retail properties, particularly
                                 properties with a specialty retail focus. You may experience losses on the certificates due to these changes. Retail properties are particularly vulnerable to changes in consumer preferences and market demographics that may relate to:

                                  o  changes in consumer spending patterns;

                                  o local competitive conditions, such as an increased supply of retail space or the construction of other shopping centers;

                                  o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

                                  o  with respect to value-oriented retail
                                     properties, such properties may contain
                                     tenants that sell discounted, "last
                                     season" or close-out merchandise, or may have higher than average seasonality in tenant sales, cash flows and occupancy levels;

                                  o the public perception of the safety of the neighborhood; or

                                  o  the need to make major repairs or
                                     improvements to satisfy major tenants.


COMPETITION FROM                 Retail properties face competition from sources
ALTERNATIVE RETAIL DISTRIBUTION  outside their local real estate market. Catalog
CHANNELS MAY ADVERSELY           retailers, home shopping networks, the
AFFECT THE VALUE AND CASH        Internet, telemarketing and outlet centers all
FLOW FROM RETAIL PROPERTIES      compete with more traditional retail properties
                                 for consumer dollars. These alternative retail outlets are often characterized by lower operating costs. Continued growth of these alternative retail outlets could adversely affect the rents collectible at the retail properties which secure mortgage loans in the trust and result in realized losses on the mortgage loans.


RISKS PARTICULAR TO
MULTIFAMILY PROPERTIES:

REDUCTIONS IN OCCUPANCY          Thirty-five (35) mortgaged properties, securing
AND RENT LEVELS ON               mortgage loans that represent 30.87% of the
MULTIFAMILY PROPERTIES           initial pool balance, are multifamily rental
COULD ADVERSELY AFFECT           properties (including two (2) mortgaged
THEIR VALUE AND CASH             properties, securing mortgage loans that
FLOW                             represent 2.33% of the initial pool balance,
                                 that are manufactured housing properties). A
                                 decrease in occupancy or rent levels at these
                                 properties could result in realized losses on
                                 the mortgage loans. Occupancy and rent levels
                                 at a multifamily property may be adversely
                                 affected by:

                                  o  local, regional or national economic
                                     conditions, which may limit the amount of rent that can be charged for rental units or result in a reduction in timely rent payments;

                                  o construction of additional housing units in the same market;

                                  o local military base or industrial/business closings;

                                  o  the tenant mix (such as tenants being
                                     predominantly students, military
                                     personnel, corporate tenants or employees of a particular business);

                                  o  developments at local colleges and
                                     universities;

                                  o  national, regional and local politics,
                                     including current or future rent
                                     stabilization and rent control laws and
                                     agreements;

                                  o  trends in the senior housing market;

                                  o  the level of mortgage interest rates,
                                     which may encourage tenants in multifamily rental properties to purchase housing; and

                                  o a lack of amenities, unattractive physical attributes or bad reputation of the mortgaged property.


THE VALUE AND SUCCESSFUL         Two (2) multifamily properties, which secure
OPERATION OF MANUFACTURED        mortgage loans that represent 2.33% of the
HOUSING PROPERTIES WILL          initial pool balance, are manufactured housing
BE AFFECTED BY VARIOUS           properties. Many of the factors that affect the
FACTORS                          value of multifamily housing properties also
                                 apply to manufactured housing properties. In addition, manufactured housing properties are generally considered to be "special purpose" properties because they cannot readily be converted to general residential, retail or office use. Some states, in fact, regulate changes in the use of manufactured housing properties. For example, some states require the landlord of a manufactured housing property to notify its tenants in writing a substantial period of time before any proposed change in the use of the property. Therefore, if the operation of any manufactured housing property becomes unprofitable because of competition, the age of improvements or other factors and the borrower is unable to make the required payments under the related mortgage loan, the liquidation value of the mortgaged property may be substantially less than it would be if the property were readily adaptable to other uses and may be less than the amount owing on the mortgage loan.


RESTRICTIONS IMPOSED ON          Tax credit, city, state and federal housing
MULTIFAMILY PROPERTIES BY        subsidies, rent stabilization, elder housing or
GOVERNMENT PROGRAMS COULD        similar programs may apply to multifamily
ALSO ADVERSELY AFFECT            properties. The limitations and restrictions
THEIR VALUE AND CASH             imposed by these programs could result in
FLOW                             realized losses on the mortgage loans that may
                                 be allocated to your class of certificates.
                                 These programs may include:

                                  o  rent limitations that could adversely
                                     affect the ability of borrowers to
                                     increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

                                  o  tenancy and tenant income restrictions
                                     that may reduce the number of eligible
                                     tenants in those mortgaged properties and result in a reduction in occupancy rates.

                                 The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.


RISKS PARTICULAR TO OFFICE
PROPERTIES:

ECONOMIC DECLINE IN TENANT       Twenty-two (22) mortgaged properties, securing
BUSINESSES OR CHANGES            mortgage loans that represent 24.91% of the
IN DEMOGRAPHIC CONDITIONS        initial pool balance, are office properties.
COULD ADVERSELY AFFECT           Economic decline in the businesses operated by
THE VALUE AND CASH FLOW          the tenants of office properties may increase
FROM OFFICE PROPERTIES           the likelihood that the tenants may be unable
                                 to pay their rent, which could result in realized losses on the mortgage loans that may be allocated to your class of certificates. A number of economic and demographic factors may adversely affect the value of office properties, including:

                                  o  the quality of the tenants in the
                                     building;

                                  o the physical attributes of the building in relation to competing buildings;

                                  o  access to transportation;

                                  o  the availability of tax benefits;

                                  o in the case of medical office uses, access and proximity to ancillary demand generators such as hospitals and medical centers;

                                  o the strength and stability of businesses operated by the tenant or tenants;

                                  o  the desirability of the location for
                                     business; and

                                  o the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

                                 These risks may be increased if rental revenue depends on a few tenants, if the property is owner-occupied or if there is a significant concentration of tenants in a particular business or industry. For a description of risk factors relating to properties with tenant concentrations, see "--Losses may be caused by tenant credit risk on the mortgage loans" and "--Tenant concentration entails risks because the financial condition of a single-tenant or a few tenants may adversely affect net cash flow" below.


COMPETITION WITH OTHER           Competition from other office properties in the
OFFICE PROPERTIES COULD          same market could decrease occupancy or rental
ALSO ADVERSELY AFFECT            rates at office properties. Decreased occupancy
THE VALUE AND CASH FLOW          or rental revenues could result in realized
FROM OFFICE PROPERTIES           losses on the mortgage loans that may be
                                 allocated to your class of certificates. A property's age, condition, design (such as floor sizes and layout), location, access to transportation and ability to offer amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features) may affect the property's ability to compete with office properties in the same market.

RISKS PARTICULAR TO HOSPITALITY
PROPERTIES:

REDUCTIONS IN ROOM RATES         Three (3) mortgaged properties, securing
OR OCCUPANCY AT A HOSPITALITY    mortgage loans that represent 3.21% of the
PROPERTY COULD ADVERSELY         initial pool balance, are hospitality
AFFECT ITS VALUE AND CASH        properties. A decrease in room rates or
FLOW                             occupancy at a hospitality property could
                                 result in realized losses on the mortgage loans that may be allocated to your class of certificates. Room rates and occupancy levels may depend upon the following factors:

                                  o the proximity of a hospitality property to major population centers or attractions;

                                  o  adverse local, regional or national
                                     economic conditions or the existence or
                                     construction of competing hospitality
                                     properties. Because hospitality property rooms typically are rented for short periods of time, the performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties;

                                  o  a hospitality property's ability to
                                     attract customers and a portion of its
                                     revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged property occurs;

                                  o in many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

                                  o  limited service hospitality properties
                                     have lower barriers to entry than other
                                     types of hospitality properties, and
                                     over-building could occur.

                                 The viability of hospitality properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark, and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the trustee may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.

                                 In addition, air travel has been significantly reduced since the terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 and recent military action in Iraq and Afghanistan, which has had a negative effect on revenues for hospitality properties. See "--The effect on certificateholders of recent events in the United States is unclear."


RISKS ASSOCIATED WITH
OTHER PROPERTY TYPES:

LIMITED ALTERNATIVE USES         Two (2) mortgaged properties, securing mortgage
OF OTHER PROPERTY TYPES          loans that represent 1.52% of the initial pool
COULD ADVERSELY AFFECT           balance, are mixed use properties. One (1)
THEIR VALUE AND                  mortgaged property, securing a mortgage loan
CASH FLOW                        that represents 0.49% of the initial pool
                                 balance, is a mixed use property, consisting of office, retail and warehouse space, that is unique in its configuration and size and may have limited alternative use. One mortgaged property, securing a mortgage loan that represents 0.68% of the initial pool balance, is an industrial property.


RISKS ASSOCIATED WITH
TENANTS GENERALLY:

LOSSES MAY BE CAUSED BY          Cash flow or value of a mortgaged property
TENANT CREDIT RISK ON            could be reduced if tenants are unable to meet
THE MORTGAGE LOANS               their lease obligations or become insolvent.
                                 The inability of tenants to meet their
                                 obligations may result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                  o  If tenant sales in retail properties
                                     decline, rents based on sales will decline and certain tenants may have the option to terminate their leases if certain minimum sales targets are not met. Tenants may be unable to pay their rent or other occupancy costs as a result of poor cash flow due to sales declines or a reduction in the amount of the gross sales component of rent. If a tenant defaults, the borrower may experience delays and costs in enforcing the lessor's rights. If a tenant terminates its lease, the borrower may be unable to find replacement tenants.

                                  o If a tenant were to become insolvent and subject to any bankruptcy or similar law, the collection of rental payments could be interrupted and foreclosure on the mortgaged property made more difficult. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.



TENANT CONCENTRATION             In those cases where a mortgaged property is
ENTAILS RISKS BECAUSE            leased to a single tenant, or is primarily
THE FINANCIAL CONDITION          leased to one or a small number of major
OF A SINGLE TENANT               tenants, a deterioration in the financial
OR A FEW TENANTS MAY             condition or a change in the plan of operations
ADVERSELY AFFECT NET CASH        of those tenants can have a particularly
                                 significant effect on the net cash flow
                                 generated by the mortgaged property. If any major tenant defaults under, terminates or fails to renew its lease, the resulting adverse financial effect on the operation of the mortgaged property will be substantially greater than would otherwise be the case with respect to a property occupied by a large number of less significant tenants.

                                 Eight (8) of the mortgaged properties,
                                 securing mortgage loans that represent 4.90% of the initial pool balance, are single-tenant properties.

                                 In addition, retail, office or industrial properties also may be adversely affected if there is a concentration of tenants in a particular business or industry at any related property and that particular business or industry declines.

                                 These adverse financial effects could result in insufficient cash flow received by a borrower with respect to a mortgaged property which could, in turn, result in the inability of the borrower to make required payments on its mortgage loan, pay for maintenance and other operating expenses, fund capital improvements and pay other debtor obligations it may have.


LOSSES MAY BE CAUSED BY          The income from and market value of retail,
THE EXPIRATION OF, OR TENANT     office, multifamily and industrial properties
DEFAULTS ON, LEASES              would decline if leases expired or terminated,
                                 or tenants defaulted and the borrowers were unable to renew the leases or relet the space on comparable terms. See "Annex A" to this prospectus supplement for information regarding the expiration of leased space for certain mortgaged properties. With respect to one (1) mortgaged property, securing a mortgage loan that represents 5.81% of the initial pool balance, the borrower has agreed, among other things, not to lease (i) any space in the mortgaged property to any governmental agency or (ii) more than two floors in the mortgaged property to certain identified competitors of the primary tenant. See "Annex B--John Hancock
                                 Tower Loan" for information relating to such leasing limitations.

                                 If leases are not renewed at all or are not renewed on favorable terms, the trust may experience realized losses on the mortgage loans that may be allocated to your class of certificates.

                                 Even if borrowers successfully relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties. Although many of the mortgage loans require the borrower to maintain escrows or other collateral for leasing expenses, there is no guarantee that these reserves will be sufficient. See "--Leases at certain properties contain early termination or space surrender provisions that could reduce cash flow from tenants" and "Annex A--Characteristics of the Mortgage Loans--Certain Reserves" for information regarding certain of these reserves.

LEASES AT CERTAIN PROPERTIES     Leases at certain mortgaged properties are
CONTAIN EARLY TERMINATION        subject to provisions which may entitle the
OR SURRENDER PROVISIONS          tenant to surrender a portion of the demised
THAT COULD REDUCE CASH           premises or terminate the lease prior to the
FLOW FROM TENANTS                expiration date of the lease. These provisions
                                 may affect cash flow from tenants and affect a borrower's ability to make its mortgage loan payments.


TENANT BANKRUPTCY                The bankruptcy or insolvency of a major tenant,
ENTAILS RISKS                    such as an anchor tenant, or a number of
                                 smaller tenants, may adversely affect the income produced by a mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, unless collateral secures the claim. The claim would be limited to the unpaid rent reserved under the lease for the periods before the bankruptcy petition or earlier surrender of the leased premises that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent, but not more than three years' rent. Even if provisions in the lease prohibit assignment, in a bankruptcy, the tenant may assign the lease to another entity that could be less creditworthy than the tenant may have been at the time of origination of the mortgage loan. See "Legal Aspects of Mortgage
                                 Loans" in the prospectus.


LOSSES MAY BE CAUSED BY          Losses may be realized on the mortgage loans
INADEQUATE PROPERTY              that may be allocated to your class of
MANAGEMENT                       certificates if property management is
                                 inadequate. Property managers are normally responsible for the following activities:

                                  o  responding to changes in the local market;


                                  o  planning and implementing the rental
                                     structure, including establishing levels of rent payments; and

                                  o  ensuring that maintenance and capital
                                     improvements are carried out in a timely fashion.

                                 Sound property management controls costs, provides appropriate service to tenants and ensures that improvements are maintained.

                                 Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Property management errors can impair the long-term viability of a property.


CONFLICTS OF INTEREST            Managers of mortgaged properties and the
BETWEEN PROPERTY MANAGERS        borrowers may experience conflicts of interest
AND OWNERS MAY RESULT            in  the management or ownership of mortgaged
IN LOSSES                        properties. These conflicts of interest could
                                 result in realized losses on the mortgage loans that may be allocated to your class of certificates. These conflicts of interest may exist because:

                                  o the mortgaged properties may be managed by property managers affiliated with the borrowers;

                                  o the mortgaged properties may be managed by property managers who also manage other properties that compete with the mortgaged properties; and

                                  o  affiliates of the managers or the
                                     borrowers, or the managers or the
                                     borrowers or both, may also develop or own other properties, including competing properties.


LOSSES MAY RESULT IF THE         An appraisal was conducted for each mortgaged
SPECIAL SERVICER IS UNABLE       property in connection with the origination of
TO SELL A MORTGAGED              the related mortgage loan or thereafter, and
PROPERTY SECURING A              the loan-to-value ratios as of the applicable
DEFAULTED MORTGAGE LOAN          cut-off date referred to in this prospectus
FOR ITS APPRAISED VALUE          supplement are based on the appraisals. If the
                                 special servicer forecloses on a mortgaged property and realizes liquidation proceeds that are less than the appraised value, a realized loss on the mortgage loan could result that may be allocated to your class of certificates.

                                 Appraisals are not guarantees of present or future value. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller as of a designated date. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale on a subsequent date. If a borrower defaults on a mortgage loan, the special servicer may be unable to sell the related mortgaged property for its appraised value.

                                 Appraisals are estimates of value at the time of the appraisal based on the analysis and opinion of the appraiser. The values of the mortgaged properties may have changed significantly since the appraisal was performed. Most appraisals have not been updated since the mortgage loan was originated. Information regarding the values of mortgaged properties available to the depositor as of the applicable cut-off date is presented in this prospectus supplement for illustrative purposes only.


ADDITIONAL SECURED DEBT ON       Other than the John Hancock Tower Loan and
THE MORTGAGED PROPERTY           the Boulevard Mall Loan, representing 5.81%
MAY INCREASE REALIZED LOSSES     and 3.77%, respectively, of the initial pool
ALLOCATED TO YOUR CERTIFICATES   balance, the sellers are not aware of any
                                 mortgaged properties that are encumbered by secured subordinate debt. See "Description of the Mortgage Pool--Secured Subordinate Debt,"
                                 "--The John Hancock Tower Whole Loan" and
                                 "--The Boulevard Mall Whole Loan" in this prospectus supplement. Furthermore, the respective mortgaged properties that secure the John Hancock Tower Loan, the Boulevard Mall
                                 Loan, the DDR Portfolio Loan, representing
                                 3.85% of the initial pool balance and the Geneva Commons Loan, representing 3.71% of the initial pool balance, also secure the related
                                 Companion Loans on a pari passu basis. See
                                 "Description of the Mortgage Pool--The John
                                 Hancock Tower Whole Loan," "--The Boulevard
                                 Mall Whole Loan," "--The DDR Portfolio Whole
                                 Loan" and "--The Geneva Commons Whole Loan" in this prospectus supplement. Additionally, the borrowers under two (2) of the mortgage loans, representing 0.88% of the initial pool balance, are permitted to incur future, secured, subordinate debt subject to an intercreditor agreement and the satisfaction of certain debt service coverage ratio tests and loan-to-value ratio tests. The borrower under the Geneva
                                 Commons Loan also has incurred additional debt which is secured by a sales tax reimbursement agreement between the borrower and the City of Geneva, Illinois. The related borrower has directed the City of Geneva to make payments directly to the creditor on its behalf and the payments due under the related note are equal to the amount due to the borrower under the sales tax reimbursement agreement.

                                 The existence of additional indebtedness and the enforcement of any additional lender's interest in the mortgaged property may adversely affect the borrower's financial viability and enforcement of the trust's interest in the mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                 The borrower's financial viability or the enforcement of the trust's interest could be adversely affected by subordinate or pari passu financing because:

                                  o refinancing the mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

                                  o reduced cash flow could result in deferred maintenance; and

                                  o if the borrower defaults after the holder of the pari passu debt or the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the mortgaged property could be delayed.

                                 All other mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien before so encumbering the mortgaged property. A violation of this prohibition, however, may not become evident until the mortgage loan otherwise defaults.

MEZZANINE DEBT SECURED           For seven (7) mortgage loans, which represent
BY EQUITY OR PREFERRED           16.96% of the initial pool balance, including
EQUITY IN THE BORROWER           the John Hancock Tower Loan, the Boulevard Mall
MAY INCREASE RISKS               Loan and the Geneva Common Loan, the direct
                                 parents of the related borrowers have incurred mezzanine debt. Three (3) mortgage loans, which represent 6.78% of the initial pool balance, permit the direct parents of the related borrower to incur mezzanine debt in the future.
                                 Furthermore, any mortgage loan made to a borrower that is not a single purpose entity may not restrict the parents of the borrower from incurring mezzanine debt. Any such indebtedness may be secured by a pledge of the equity interest in the related borrower. The existence of this indebtedness could adversely affect the financial viability of such borrower or the availability of proceeds from the operation of the property to fund items such as replacements, tenant improvements or other capital expenditures. The value of the equity in the borrower held by the sponsoring entities of the borrower could also be adversely affected by the existence of mezzanine indebtedness or other obligations. There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the lender under the mortgage loan.

                                 With respect to one (1) mortgage loan,
                                 representing 0.73% of the initial pool
                                 balance, the members of the borrower have a preferred equity interest which accrues interest at a rate ranging from 5% to 7% on their respective capital contributions, as may be adjusted pursuant to the membership agreement of the borrower. These preferred equity returns are payable from cash available from operations after payment of operating expenses and repayments of current liabilities and certain other amounts of borrower indebtedness.

                                 Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. For a description of mezzanine debt relating to the mortgaged properties see "Description of the Mortgage Pool--Unsecured Subordinate Financing, Mezzanine Financing and Preferred Equity" in this prospectus supplement.


BORROWERS STRUCTURED AS          With respect to certain of the mortgage loans,
TENANTS-IN COMMON STRUCTURE      the related borrowers own the related mortgaged
MAY CREATE MORE RISK             property as tenants-in-common. The bankruptcy,
                                 dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for all pooled mortgage loans are special purpose entities.


RELATED BORROWERS MAY            Some borrowers under the mortgage loans are
MAKE LOSSES ON THE MORTGAGE      affiliated or under common control with one
LOANS MORE SEVERE                another. The mortgage pool includes six (6)
                                 groups of mortgage loans, representing 12.29% of the initial pool balance, made to affiliated or related borrowers. No one group of such mortgage loans represents more than 4.59% of the initial pool balance. These six (6) groups include two (2) groups of cross-collateralized loans containing four (4) mortgage loans that represent in the aggregate 4.59% of the initial pool balance. When borrowers are related, any adverse circumstances relating to one borrower or its affiliates, and affecting one mortgage loan or mortgaged property, also can affect the related borrower's mortgage loans or mortgaged properties which could make losses more likely or more severe or both than would be the case if there were no related borrowers.

                                 For example, a borrower that owns or controls several mortgaged properties and experiences financial difficulty at one mortgaged property might defer maintenance at other mortgaged properties to satisfy current expenses of the mortgaged property experiencing financial difficulty. Alternatively, the borrower could attempt to avert foreclosure by filing a bankruptcy petition. The bankruptcy or insolvency of a borrower or its affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of those mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. The insufficiency of cash flows could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.


LOSSES COULD RESULT FROM         Two (2) groups of two (2) mortgage loans,
LIMITATION ON ENFORCEABILITY     representing 2.61% and 1.97%, respectively,
OF CROSS-COLLATERALIZATION       of the initial pool balance, are
                                 cross-collateralized with each other. The borrowers under these mortgage loans, identified by control numbers 11 and 12, and 17 and 18 on "Annex A" to this prospectus supplement, may terminate such cross-collateralization upon the satisfaction of certain conditions set forth in the related loan documents. See "Description of the Mortgage Pool--Related Borrowers,
                                 Cross-Collateralized Mortgage Loans and
                                 Mortgage Loans Collateralized by Multiple
                                 Properties." Cross-collateralization
                                 arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if that borrower were to become a debtor in a bankruptcy case.

                                 Generally, under federal and most state
                                 fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

                                  o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and

                                  o when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

                                 The additional security provided by
                                 cross-collateralization would not be available if a court determines that the grant was a fraudulent conveyance. If a creditor were to successfully assert a fraudulent conveyance claim, it could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus and "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized
                                 Mortgage Loans and Mortgage Loans
                                 Collateralized by Multiple Properties" in this prospectus supplement.


TAX CONSIDERATIONS RELATED       Payment of taxes on any net income from
TO FORECLOSURE MAY REDUCE        "foreclosure property" acquired by the trust
PAYMENTS TO CERTIFICATEHOLDERS   will reduce the net proceeds available for
                                 distribution to certificateholders. If the trust acquires a mortgaged property after a default on the related mortgage loan under a foreclosure or delivery of a deed in lieu of foreclosure, that property will be considered
                                 "foreclosure property" under the tax rules applicable to real estate mortgage investment conduits. It will continue to be considered
                                 "foreclosure property" for a period of three full years after the taxable year of acquisition by the trust, with possible extensions. Any net income from this "foreclosure property," other than qualifying
                                 "rents from real property," will subject the real estate mortgage investment conduit containing the mortgage loans to federal and possibly state or local tax on that income at the highest marginal corporate tax rate.


STATE LAW LIMITATIONS ON         Some jurisdictions, including California, have
REMEDIES MAY REDUCE PAYMENTS TO  laws that prohibit more than one "judicial
CERTIFICATEHOLDERS               action" to enforce a mortgage, and some courts
                                 have viewed the term "judicial action"
                                 broadly. The pooling and servicing agreement will require the special servicer to obtain legal advice before enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In the case of mortgage loans which are secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties in states where the one "judicial action" rules apply before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Legal Aspects of Mortgage
                                 Loans--Foreclosure" in the prospectus.

                                 Because of these considerations, the ability of the special servicer to foreclose on the mortgage loans may be limited by the application of state laws. Actions could also subject the trust to liability as a "mortgagee-in-possession" or result in equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer will be required to consider these factors in deciding which alternatives to pursue after a default.


BANKRUPTCY RULES MAY LIMIT       Operation of the federal bankruptcy code and
THE ABILITY OF A LENDER          related state laws may interfere with the
TO ENFORCE REMEDIES              ability of a lender to foreclose upon a
                                 mortgaged property and to take other actions to enforce its remedies against the borrower or the mortgaged property. For a description of risks related to bankruptcy, see "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.


INCREASES IN GROUND RENTS        Four (4) mortgaged properties, securing
MAY ADVERSELY AFFECT A           mortgage loans which represent 8.07% of the
BORROWER'S ABILITY TO MAKE       initial pool balance, are subject solely to the
PAYMENTS UNDER A RELATED         lien of a mortgage on the borrower's leasehold
MORTGAGE LOAN AND CAUSE          interest under a ground lease.
REALIZED LOSSES ON THE
MORTGAGE LOANS                   Mortgage loans secured by leasehold interests
                                 may provide for the resetting of ground lease rents based on factors such as the fair market value of the related mortgaged property or prevailing interest rates. Bankruptcy rules may limit the ability of a lender to enforce remedies.

                                 The bankruptcy of a lessor or a lessee under a ground lease could result in losses on the mortgage loans. Upon bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume and continue or reject and terminate the ground lease. Section 365(h) of the federal bankruptcy code permits a ground lessee whose ground lease is rejected by a debtor ground lessor to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including renewals. The ground lessee, however, is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejected any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee that right. If the ground lessor and the ground lessee/ borrower are involved in concurrent bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. If this happened, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. If the borrower's leasehold were to be terminated after a lease default, the leasehold mortgagee would lose its security.

                                 Each of the ground leases related to the mortgage loans that are not secured by the related fee interest, however, generally contains the following protections to mitigate this risk:

                                  o  It requires the lessor to give the
                                     leasehold mortgagee notice of lessee
                                     defaults and an opportunity to cure them.

                                  o  It permits the leasehold estate to be
                                     assigned to and by the leasehold mortgagee at and after a foreclosure sale.

                                  o  It contains certain other protective
                                     provisions typically included in a
                                     "mortgageable" ground lease.

                                 See "Description of the Mortgage Pool--Ground Leases" in this prospectus supplement.


YOUR PAYMENTS MAY BE             Noncompliance with zoning and building codes
REDUCED OR DELAYED IF            may cause the borrower to experience cash flow
ZONING AND BUILDING CODE         delays and shortfalls. These delays or
NONCOMPLIANCE ON THE             shortfalls in payments could result in realized
MORTGAGED PROPERTIES             losses in the mortgage loans that may be
ADVERSELY AFFECTS THE ABILITY    allocated to your class of certificates.
OF BORROWERS TO MAKE
PAYMENTS ON THE MORTGAGE         Each seller has taken steps to establish that
LOANS                            the use and operation of the related mortgaged
                                 properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations and orders. Evidence of this compliance may be in the form of legal opinions, certifications from government officials, title policy endorsements or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations. Some violations may exist at any particular mortgaged property, but the seller does not consider those defects known to it to be material. In many cases, the use, operation or structure of a mortgaged property constitutes a permitted nonconforming use or structure that may not be rebuilt to its current state if a material casualty event occurs. Generally, insurance proceeds will be available in the event of a casualty affecting the mortgaged property. The insurance proceeds will be available to rebuild the mortgaged property or to make principal and/or interest payments on the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls as referred to above.


CHANGES IN CONCENTRATIONS        As the mortgage loans are repaid, liquidated or
OF BORROWERS, MORTGAGE           repurchased, the characteristics of the pool
LOANS OR PROPERTY                may vary. For example, the relative
CHARACTERISTICS MAY INCREASE     concentrations of properties, geographic
THE LIKELIHOOD OF LOSSES         location, property characteristics, and number
ON THE CERTIFICATES              of borrowers and
                                 affiliated borrowers may change. Classes that have a lower priority for payment of principal are more likely to be exposed to risks associated with any of these changes.


COMPLIANCE WITH THE              If a borrower were required to pay expenses
AMERICANS WITH DISABILITIES      and fines imposed by the Americans with
ACT MAY REDUCE PAYMENTS          Disabilities Act of 1990, the amount available
TO CERTIFICATEHOLDERS            to make payments on its mortgage loan would be
                                 reduced. Reductions in funds available to make mortgage loan payments could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the Americans with Disabilities Act, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If the mortgaged properties do not comply with this law, the borrowers may be required to incur costs of compliance.
                                 Noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.


LITIGATION MAY REDUCE            Principals or affiliates of certain borrowers
PAYMENTS TO CERTIFICATEHOLDERS   may have been involved in bankruptcy or similar
                                 proceedings or may have otherwise been parties to real estate-related or other litigation.
                                 Such legal proceedings may be pending and, from time to time, threatened, against the borrowers and their affiliates relating to the business of the borrowers and their affiliates, or arising out of the ordinary course of that business. This litigation could have a material adverse effect on the distributions to certificateholders.


RISKS RELATING TO                Provisions requiring yield maintenance charges,
ENFORCEABILITY OF YIELD          penalty charges or lockout periods may not be
MAINTENANCE CHARGES OR           enforceable in some states and under federal
DEFEASANCE PROVISIONS            bankruptcy law. Provisions requiring yield
MAY REDUCE PAYMENTS TO           maintenance charges also may be interpreted as
CERTIFICATEHOLDERS               constituting the collection of interest for
                                 usury purposes. Accordingly, there is no assurance that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, there is no assurance that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.
                                 Additionally, although
                                  the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as repayment, there is no assurance that a court would not allow those provisions to be deemed satisfied upon payment of a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.


THE EFFECT ON CERTIFICATEHOLDERS  The terrorist attacks on the World Trade
OF RECENT EVENTS IN THE           Center and the Pentagon on September 11, 2001,
UNITED STATES IS UNCLEAR          recent disclosures of wrongdoing or financial
                                  misstatements by major corporations and
                                  financial institutions, recent military action in Iraq and Afghanistan and other factors appear to be having adverse effects on general economic conditions and general market liquidity and, with substantial reported losses by various companies including telecommunications conglomerates, energy companies, airlines, insurance providers, aircraft makers, the hospitality industry and others, have been reported to result in a decrease in consumer confidence that could cause a general slowdown in economic growth.


RECENT DEVELOPMENTS MAY           The mortgage loans typically require the
LIMIT THE AVAILABILITY OR         borrowers to maintain hazard insurance
SCOPE OR INCREASE THE             policies on the mortgaged properties as well
COST OF INSURANCE REQUIRED        as comprehensive general liability and
BY THE MORTGAGE LOANS             business interruption or rent loss insurance
                                  policies. These insurance policies are
                                  generally subject to periodic renewals during the term of the related mortgage loans.

                                  The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to eliminate, or to indicate that they intend to eliminate, coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk,
                                 Congress passed the Terrorism Risk Insurance
                                 Act of 2002, which established the Terrorism
                                 Insurance Program. The Terrorism Insurance
                                 Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in insurance claims. The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation is equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts. The Terrorism Insurance Program required that each insurer, for policies in place prior to November 26, 2002, provide its insureds with a statement within 90 days after November 26, 2002, detailing the proposed premiums for terrorism coverage and identifying the portion of the risk that the federal government will cover. Insureds had 30 days to accept the continued coverage and pay the premium. If an insured did not pay the premium, insurance for acts of terrorism may be excluded from the policy. Subject to the foregoing, any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage.

                                 Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury must determine whether mandatory participation should be extended through December 2005. However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It is unclear what acts will fall under the purview of the Terrorism Insurance Program. Furthermore, because the Terrorism Insurance Program was only recently passed into law, there can be no assurance that it or any state legislation will substantially lower the cost of obtaining terrorism insurance. Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that this temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended or that subsequent terrorism insurance legislation will be passed upon its expiration. To the extent that uninsured or underinsured casualty losses occur with respect to the mortgaged properties, losses on the mortgage loans may result.

                        DESCRIPTION OF THE MORTGAGE POOL

     A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis and in tabular format is presented in "Annex A" to this prospectus supplement.

     CALCULATIONS OF INTEREST

     All of the mortgage loans accrue interest at fixed interest rates on the basis of a 360-day year and the actual number of days elapsed and all but one of the mortgage loans have a monthly payment calculated on the basis of a 360-day year consisting of twelve 30-day months. One (1) mortgage loan, which represents 0.30% of the initial pool balance, has a monthly payment calculated on the basis of a 360-day year and the actual number of days elapsed.

     Fourteen (14) mortgage loans, which represent 18.45% of the initial pool balance, provide for payments of interest only for up to 60 months after origination, during which period no payments of principal are due. Three (3) of these mortgage loans, which represent 5.79% of the initial pool balance, provide for a constant interest-only payment through the interest-only period irrespective of the actual number of days in any interest period. A one-time increase in the amount of the monthly payment for some of these mortgage loans will occur in connection with the commencement of the scheduled amortization of the mortgage loan. Two (2) of the mortgage loans, which represent 6.59% of the initial pool balance, provide for interest-only payments through maturity. No mortgage loan, other than the ARD loans, permits negative amortization or the deferral of accrued interest.

     Each mortgage loan bears interest at a mortgage rate that is fixed for the entire remaining term of the mortgage loan, except that the ARD loans will accrue interest at an increased rate if not repaid on or before its anticipated repayment date and one (1) mortgage loan, which represents 0.24% of the initial pool balance, provides for a one-time increase in its mortgage rate if leasing conditions specified in the related loan documents are not met. Interest attributable to the increased rate will not be available to the offered certificates.

     BALLOON LOANS

     Eighty-two (82) of the mortgage loans, which represent approximately 91.10% of the initial pool balance, are balloon loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans. Fourteen (14) of these balloon loans, which represent approximately 18.45% of the initial pool balance, begin monthly payments of principal after an interest-only period. Two (2) of these balloon loans, representing 6.59% of the initial pool balance, are interest-only mortgage loans until maturity. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date.

     ARD LOANS

     Six (6) mortgage loans, which represent approximately 8.21% of the initial pool balance, are ARD loans that provide for changes in the accrual of interest and the payment of principal as of the related anticipated repayment date. If the borrower elects to prepay an ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If the borrower does not prepay an ARD loan on or before its anticipated repayment date, such ARD loan will bear interest at an increased rate that will be a fixed rate per annum equal to the mortgage rate plus a percentage per annum specified in the related mortgage loan documents.

     Beginning on its anticipated repayment date, excess interest or interest accrued on an ARD loan at the excess of the increased rate over the original mortgage rate compounded as described below, will be deferred until the principal balance of such ARD loan has been reduced to zero. If the borrower does not prepay an ARD loan on or before its anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date, other than some minimum debt service and specified property expenses, will be applied to the payment of principal on such ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.

     The failure to pay excess interest will not constitute a default under an ARD loan before the related maturity date. Unpaid excess interest will, except where limited by applicable law, continue to accrue interest at the increased rate. Any excess interest received on an ARD loan will be distributed to the holders of the Class P certificates.

     AMORTIZATION OF PRINCIPAL

     In addition to the balloon loans and the ARD loans, the mortgage pool includes two (2) fully amortizing mortgage loans, which represent 0.69% of the initial pool balance.

     DUE DATES

     A due date is the date in the month on which a monthly payment on a mortgage loan is first due. Eighty-six (86) of the mortgage loans, which represent 91.35% of the initial pool balance, provide for scheduled monthly payments of principal or interest (but not excess interest or principal payments calculated with respect to excess cash flow on the ARD loans) or both to be due on the first day of each month; two (2) of the mortgage loans, which represent 1.85% of the initial pool balance, provide for due dates on the fifth day of each month; one (1) of the mortgage loans, which represents 5.81% of the initial pool balance, provide for a due date on the eighth day of each month; and one (1) of the mortgage loans, which represents 0.99% of the initial pool balance, provides for a due date on the ninth day of each month. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     None of the mortgage loans provide for a grace period for the payment of monthly payments of more than ten days.

     DEFEASANCE

     Eighty-four (84) of the mortgage loans, which represent 95.18% of the initial pool balance, provide that after a specified period, if no default exists under the mortgage loan, the borrower may exercise a defeasance option to obtain the release of one or more of the mortgaged properties from the lien of the mortgage upon satisfaction of conditions, including that the borrower:

     (1)  pays on any due date,

          o all interest accrued and unpaid on the principal balance of the mortgage loan to and including that due date,

          o all other sums due under the mortgage loan, excluding scheduled interest or principal payments not yet due and owing, and

          o    any costs and expenses related to the release,

     (2)  delivers or pledges defeasance collateral to the trustee,

          o that consists of direct, non-callable obligations of, or non-callable obligations, fully guaranteed as to timely payment by, the United States of America, and

          o    that provides payments:

               o on or before all successive scheduled payment dates from that due date to the related maturity date, or anticipated repayment date in the case of the ARD loans, and

               o in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property, and

     (3) delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect.

     The related mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met.

     One (1) mortgage loan, which represents 0.73% of the initial pool balance, permits the borrower after a specified period, if no default exists under the mortgage loan, to either prepay the greater of yield maintenance or 1% of the outstanding principal balance, or exercise a defeasance option to obtain the release of the property.

     In general, no borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates.


     PREPAYMENT PROVISIONS

     Each mortgage loan prohibits voluntary principal prepayments at any time except during an open period following the expiration of the lockout period and defeasance period for that mortgage loan or during a period following the lockout period when any prepayment must be accompanied by a prepayment premium or yield maintenance charge. See "Annex A" to this prospectus supplement for information regarding the lockout and defeasance periods for each mortgage loan.

     Any prepayment premiums or yield maintenance charges actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions" and "--Distributions of Prepayment Premiums or Yield Maintenance Charges" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium or yield maintenance charge upon a prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium or yield maintenance charge with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

     Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and unpaid principal and interest before being applied to cover any prepayment premium or yield maintenance charge due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or yield maintenance charge or as to the collectability of any prepayment premium. See "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In most cases, no prepayment premium or yield maintenance charge will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium or yield maintenance charge will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller. No prepayment premium or yield maintenance charge will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the holder of certificates representing the greatest percentage interest in the controlling class, or any mortgage loan seller. See "--Assignment of the Mortgage Loans; Repurchases and Substitutions," "--Representations and Warranties; Repurchases" and "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement.

     RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS AND MORTGAGE LOANS COLLATERALIZED BY MULTIPLE PROPERTIES

     The mortgage pool includes six (6) groups of mortgage loans, representing 12.29% of the initial pool balance, made to affiliated or related borrowers. These six (6) groups include two (2) groups of cross-collateralized loans containing four (4) mortgage loans, which represent in the aggregate 4.59% of the initial pool balance. Five (5) mortgage loans, other than the cross-collateralized mortgage loans, which represent 10.09% of the initial pool balance, are secured by one mortgage encumbering multiple mortgaged properties. Because of this, the total number of mortgage loans in the mortgage pool is 90, while the total number of mortgaged properties in the mortgage pool is 110. In most cases, this prospectus supplement treats a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when this prospectus supplement describes the geographic concentration and property type distribution of the mortgage pool, this prospectus supplement treats these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount. The borrowers under the two (2) groups of cross-collateralized loans, identified by control numbers 11 and 12, and 17 and 18, on "Annex A" to this prospectus supplement, may terminate such cross-collateralization upon the satisfaction of certain conditions set forth in the related loan documents. Losses could result from limitations on the enforceability of cross-collateralization. For a discussion of risks related to cross-collateralized loans, see "Risk Factors" in this prospectus supplement. See "Annex A" to this prospectus supplement for information regarding the cross-collateralized mortgage loans.


     THE JOHN HANCOCK TOWER WHOLE LOAN

     The John Hancock Tower Loan, which has an outstanding principal balance as of the cut-off date of $75,000,000, representing 5.81% of the initial pool balance, is secured by the same mortgaged property on a pari passu basis with two John Hancock Tower Companion Loans that are not included in the trust and that had original principal balances of $160,000,000 and $85,000,000, respectively. The mortgaged property that secures the John Hancock Tower Loan and the John Hancock Tower Companion Loans also secures two John Hancock Tower B Notes, which are subordinate to the John Hancock Tower Loan and the John Hancock Tower Companion Loans, and each of which has an outstanding principal balance, as of the cut-off date, of $20,000,000. Each of the John Hancock Tower Loan and the John Hancock Tower Companion Loans have the same interest rate, maturity date and amortization term.

     One of the John Hancock Tower Companion Loans is owned by the trust fund relating to the LB-UBS Commercial Mortgage Trust 2003-C5, Commercial Mortgage Pass-Through Certificates, Series 2003-C5 and the other John Hancock Companion Loan is owned by the trust fund relating to the Morgan Stanley Capital I Trust 2003-TOP11, Commercial Mortgage Pass-Through Certificates, Series 2003-TOP11. Neither the John Hancock Tower Companion Loans nor the John Hancock Tower B Notes are assets of the trust. The John Hancock Tower Loan and the John Hancock Tower Companion Loans will be serviced pursuant to the LB-UBS 2003-C5 Pooling and Servicing Agreement and therefore the LB-UBS 2003-C5 Master Servicer will remit collections on the John Hancock Tower Loan to or on behalf of the trust and will make servicing advances in respect of the mortgaged property securing the John Hancock Tower Whole Loan. The master servicer will be required to make advances with respect to monthly interest payments in respect of the John Hancock Tower Loan, unless the master servicer determines that such an advance would not be recoverable from collections on the John Hancock Tower Loan. The master servicer may also rely on a determination by the LB-UBS 2003-C5 Master Servicer and 2003-TOP11 Master Servicer that an interest advance with respect to the related John Hancock Tower Companion Loan is non-recoverable for purposes of determining whether an interest advance on the John Hancock Tower Loan would be non-recoverable.

     The John Hancock Tower Co-Lender Agreement. The John Hancock Tower Co-Lender Agreement governs the respective rights and powers of the noteholders of the John Hancock Tower Whole Loan. The John Hancock Tower Co-Lender Agreement provides, in general, that:

     o for so long as the aggregate unpaid principal balance of the two John Hancock Tower B Notes, net of any appraisal reduction amount allocable to the John

          Hancock Tower Whole Loan, is equal to or greater than 25% of their original aggregate principal balance, the holder of the most subordinate John Hancock Tower B Note, that remains in the related securitization trust, has the ability to advise and direct the LB-UBS 2003-C5 Special Servicer with respect to various servicing matters affecting all of the mortgage loans comprising the John Hancock Tower Whole Loan, including the John Hancock Tower Loan;

     o the holders of the John Hancock Tower B Notes have the ability, following certain events, including the transfer to special servicing of all of the mortgage loans comprising the John Hancock Tower Whole Loan and the delinquency of any monthly payment for at least 60 days, to purchase the John Hancock Tower Loan and the two John Hancock Tower Companion Loans, at a price generally equal to (i) the unpaid principal balance of each of the John Hancock Tower Loan and the John Hancock Tower Companion Loans, (ii) accrued and unpaid interest on each such mortgage loan (excluding any such accrued and unpaid interest that represents default interest, is payable as master servicing fees included among the amounts described in clause (iii) below or has been covered by any interest advances included among the amounts described in clause (iii) below), (iii) any servicing compensation, servicing advances and interest on advances payable with respect thereto pursuant to the LB-UBS 2003-C5 Pooling and Servicing Agreement, (iv) any unreimbursed servicing advances (together with any unpaid advance interest thereon) made by any party to a securitization agreement into which the John Hancock Tower Loan or the John Hancock Tower Companion Loans were deposited, and (v) solely in the case of the John Hancock Tower Companion Loan that is part of the LB-UBS 2003-C5 Trust and only to the extent not already described in clause
          (iv), any unreimbursed servicing advances and unpaid interest on servicing advances made by the LB-UBS 2003-C5 Master Servicer, the LB-UBS 2003-C5 Special Servicer, the LB-UBS 2003-C5 Trustee or the LB-UBS 2003-C5 Fiscal Agent;

     o the holder of the John Hancock Tower Companion Loan and the majority certificateholder of the controlling class of the John Hancock Tower Companion Loan, in each case, that is not part of the LB-UBS 2003-C5 Trust will each have the right, directly or through a representative, to consult with the LB-UBS 2003-C5 Master Servicer or the LB-UBS 2003-C5 Special Servicer, as applicable, with respect to various servicing matters affecting the John Hancock Tower Whole Loan.

     o if the LB-UBS 2003-C5 Pooling and Servicing Agreement is terminated, then the LB-UBS 2003-C5 Master Servicer and the LB-UBS 2003-C5 Special Servicer will continue to be servicers and (unless the lenders otherwise consent in writing) any new servicing agreement (i) will not be materially inconsistent with the John Hancock Tower Co-Lender Agreement; and (ii) will contain provisions substantially similar to the LB-UBS 2003-C5 Pooling and Servicing Agreement.

     Mezzanine Financing. The John Hancock Tower Mezzanine Borrower has entered into the John Hancock Mezzanine Loan, in an original principal amount of $87,000,000, which accrues interest at a floating rate. The John Hancock Tower Mezzanine Loan is secured by a pledge of the John Hancock Tower Mezzanine Collateral. The lenders on the John Hancock Tower Mezzanine Loan are Lehman Brothers Holdings, Inc. and Morgan Stanley Mortgage Capital Inc. The John Hancock Tower Mezzanine Loan matures on April 8, 2008. The John Hancock Tower Mezzanine Loan requires the John Hancock Tower Mezzanine Borrower to make monthly interest only payments on each monthly payment date.

     The John Hancock Tower Loan lender and the John Hancock Tower Mezzanine Lenders have entered into the John Hancock Tower Intercreditor Agreement, that sets forth the relative priorities between the John Hancock Tower Whole Loan and the John Hancock Tower Mezzanine Loan. The John Hancock Tower Intercreditor Agreement provides that, among other things:

     o The John Hancock Tower Mezzanine Lenders may not foreclose on the John Hancock Tower Mezzanine Collateral unless certain conditions are satisfied including, among other things, (i) that the mortgaged property be managed by a qualified manager after the transfer of title, (ii) upon the request of the John Hancock Tower Loan lender, a hard cash management system, to the extent not previously established, is established and (iii) upon the request of the John Hancock Tower Loan lender, certain reserves for maintenance of the mortgaged property, to the extent not previously established, are established.

     o Upon an "event of default" under the John Hancock Tower Mezzanine Loan, the John Hancock Tower Mezzanine Lenders will have the right to select a replacement manager (including any asset manager) or leasing agent for the property securing the John Hancock Tower Loan, which replacement manager, asset manager and/or leasing agent must be (a) a reputable and experienced nationally-recognized manager of assets similar to the property securing the John Hancock Tower Loan which similar assets will consist of not less than a specified number of square feet/units or (b)(1) subject to the John Hancock Tower lender's reasonable approval and (2) subject to a ratings confirmation with respect to the ratings on the certificates securitized by any of the mortgage loans constituting the John Hancock Tower Whole Loan.

     o The John Hancock Tower Mezzanine Lenders have the right, pursuant to the John Hancock Tower Intercreditor Agreement, to receive notice of any event of default under the John Hancock Tower Loan and the right to cure any monetary event of default within a period ending 5 business days after receipt of such notice; provided, however, that the John Hancock Tower Mezzanine Lenders will not have the right to cure with respect to monthly scheduled debt service payments for a period of more than 6 consecutive months unless the John Hancock Tower Mezzanine Lenders have commenced and are continuing to diligently pursue their rights against the John Hancock Tower Mezzanine Collateral. In addition, if the default is of a non-monetary nature, the John Hancock Tower Mezzanine Lenders will have the same period of time as the borrower of the John Hancock Tower Loan under the John Hancock Tower Loan documents to cure such non-monetary default; provided, however, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the John Hancock Tower Mezzanine Lenders will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

     o If the John Hancock Tower Loan has been accelerated, any proceeding to foreclose or otherwise enforce the mortgages or other security for the John Hancock Tower Loan has been commenced or the mortgagee has proposed to modify the John Hancock Tower Loan documents at any time that an event of default has occurred and is occurring, the John Hancock Tower Mezzanine Lenders have the right to purchase the John Hancock Tower Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any protective advances made by the mortgagee and any interest charged by the mortgagee on any advances for monthly payments of principal and/or interest on the John Hancock Tower Loan and/or on any protective advances, and all costs and expenses (including legal fees and expenses) actually incurred by the John Hancock Tower Loan lender in enforcing the terms of the John Hancock Tower Loan documents. Such purchase option will expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the John Hancock Tower Loan or the property securing the John Hancock Tower Loan.

     o The John Hancock Tower Mezzanine Loan documents may be modified without the mortgagee's consent, provided that no such modification may adversely affect the interests of the holder of the John Hancock Tower Loan lender. Notwithstanding the foregoing, in addressing an event of default that has occurred under the John Hancock Tower Mezzanine Loan documents, the John Hancock Tower Mezzanine Lenders will be permitted to amend or modify the John Hancock Tower Mezzanine Loan in a manner that increases the monetary obligations of John Hancock Tower Mezzanine Borrower under the John Hancock Tower Mezzanine Loan documents.


     THE BOULEVARD MALL WHOLE LOAN

     The Boulevard Mall Loan, which has an outstanding principal balance as of the cut-off date of $48,667,436, representing 3.77% of the initial pool balance, is secured by mortgaged property on a pari passu basis with a Boulevard Mall Companion Loan that is not included in the trust and that had an original principal balance of $48,728,500. The mortgaged property that secures the Boulevard Mall Loan and the Boulevard Mall Companion Loan also secures the Boulevard Mall B Note, which is subordinate to the Boulevard Mall Loan and the Boulevard Mall Companion Loan, and which has an outstanding principal balance, as of the cut-off date, of $22,514,750. Each of the Boulevard Mall Loan, the Boulevard Mall Companion Loan and the Boulevard Mall B Note has the same interest rate, maturity date and amortization term.

     Each of the Boulevard Mall Companion Loan and the Boulevard Mall B Note is currently held by the trust fund relating to the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificate, Series 2003-C2. Neither the Boulevard Mall Companion Loan nor the Boulevard Mall B Note is an asset of the trust. The

Boulevard Mall Loan, the Boulevard Mall Companion Loan and the Boulevard Mall B Note will be serviced pursuant to the GE 2003-C2 Pooling and Servicing Agreement and therefore the GE 2003-C2 Master Servicer will remit collections on the Boulevard Mall Loan to or on behalf of the trust and will make servicing advances in respect of the mortgaged property securing the Boulevard Mall Loan. The master servicer will be required to make P&I advances with respect to the Boulevard Mall Loan, unless the master servicer determines that such an advance would not be recoverable from collections on the Boulevard Mall Loan. If the GE 2003-C2 Master Servicer is an S&P approved servicer, the master servicer may also rely on a determination by the GE 2003-C2 Master Servicer that a P&I advance with respect to the Boulevard Mall Companion Loan is non-recoverable for purposes of determining whether a P&I advance on the Boulevard Mall Loan would be non-recoverable.

     The Boulevard Mall Agreement Among Note Holders. The Boulevard Mall Agreement Among Note Holders governs the respective rights and powers among the holders of the Boulevard Mall Loan, the Boulevard Mall Companion Loan and the Boulevard Mall B Note. The Boulevard Mall Agreement Among Note Holders provides, in general, that:

     o The Boulevard Mall Agreement Among Noteholders provides that expenses, losses and shortfalls relating to the Boulevard Mall Whole Loan will be allocated first, to the holder of the Boulevard Mall B Note and thereafter, to the Boulevard Mall Loan and the Boulevard Mall Companion Loan, pro rata.

     o Unless a Boulevard Mall Control Appraisal Event has occurred and is continuing, at all times when the operating advisor appointed by the holder of the Boulevard Mall B Note is serving with respect to the Boulevard Mall Whole Loan, the GE 2003-C2 Special Servicer shall be required to consult with the operating advisor appointed by the holder of the Boulevard Mall B Note upon the occurrence of any event of default under the Boulevard Mall Whole Loan to consider alternative actions recommended by such operating advisor and to consult with such operating advisor with respect to various servicing matters.

     o The holder of the Boulevard Mall B Note has the option of purchasing the Boulevard Mall Loan together with the Boulevard Mall Companion Loan, at any time that the Boulevard Mall Whole Loan is a specially serviced mortgage loan under the GE 2003-C2 Pooling and Servicing Agreement, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related mortgaged property has occurred, at a price generally equal to the aggregate outstanding principal balance of the Boulevard Mall Loan and the Boulevard Mall Companion Loan, plus accrued and unpaid interest on each such mortgage loan (other than default interest), plus any unreimbursed advances and unpaid interest thereon with respect to the Boulevard Mall Whole Loan, plus, if such purchase price is being paid more than 90 days after the event giving rise to holder of the Boulevard Mall B Note's purchase, a 1% liquidation fee.

     Cure Rights. In the event that the borrower under the Boulevard Mall Whole Loan fails to make any payment of principal or interest on the Boulevard Mall Whole Loan, resulting in a monetary event of default, the holder of the Boulevard Mall B Note, provided that it is not an affiliate of such borrower, will have the right to cure such monetary event of default subject to certain limitations set forth in the Boulevard Mall Agreement Among Noteholders.

     Termination of GE 2003-C2 Special Servicer. So long as no Boulevard Mall Control Appraisal Event has occurred and is continuing, the holder of the Boulevard Mall B Note is permitted to terminate, at its expense, the GE 2003-C2 Special Servicer at any time with or without cause, and to appoint a replacement special servicer, subject to the satisfaction of the conditions contained in the GE 2003-C2 Pooling and Servicing Agreement.

     See also "Servicing of the Mortgage Loans--Servicing of the Boulevard Mall Whole Loan" in this prospectus supplement.


     THE GENEVA COMMONS WHOLE LOAN

     The Geneva Commons Loan, which has an outstanding principal balance as of the cut-off date of $47,861,181, representing 3.71% of the initial pool balance, is secured by a mortgaged property on a pari passu basis with the Geneva Commons Companion Loan that is not included in the trust and that had an original principal balance of $28,000,000. The Geneva Commons Companion Loan has the same interest rate, maturity date and amortization term as the Geneva Commons Loan. The Geneva Commons Loan and the Geneva Commons Companion Loan will be serviced pursuant to the pooling and servicing agreement.

     The holders of the Geneva Commons Loan and the Geneva Commons Companion Loan entered into an intercreditor agreement. That intercreditor agreement provides for the following:

     o the Geneva Commons Loan and the Geneva Commons Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any of the others;

     o the pooling and servicing agreement will govern the servicing and administration of the Geneva Commons Loan and the Geneva Commons Companion Loan and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Geneva Commons Loan and the Geneva Commons Companion Loan will be effected in accordance with the pooling and servicing agreement; however, all such decisions must also have the approval of the controlling class of any securitization trust that the Geneva Commons Companion Loan is deposited into. In the event the controlling classes are unable to agree, a third party operating advisor will make the final determination with respect to such actions; additionally, notwithstanding any consent provisions in the pooling and servicing agreement, the holders of the controlling classes will have the right to approve the following:

          (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of REO property) of the ownership of the mortgaged property securing the Geneva Commons Whole Loan if it comes into and continues in default;

          (ii) any modification, amendment or waiver of a monetary term (including a change in the timing of payments but excluding the waiver of default charges) or any material non-monetary term (excluding the waiver of any "due-on-sale" or "due-on-encumbrance" clause, which clauses are addressed in clause (ix) below) of the Geneva Commons Whole Loan;

          (iii) any proposed sale of REO property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the applicable pooling and servicing agreement;

          (iv) any acceptance of a discounted payoff with respect to the Geneva Commons Whole Loan;

          (v) any determination to bring REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO property;

          (vi) any release of real property collateral for the Geneva Commons Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way);

          (vii) any acceptance of substitute or additional collateral for the Geneva Commons Whole Loan (other than defeasance collateral as required by the terms of the Geneva Commons Whole Loan);

          (viii) any releases of earn-out reserve funds or related letters of credit with respect to the mortgaged property;

          (ix) any waiver of a "due-on-sale" or "due-on-encumbrance" clause in the Geneva Commons Whole Loan;

          (x) any determination by the master servicer or special servicer not to maintain or cause the borrower to maintain for the mortgaged property or REO property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the Geneva Commons Whole Loan; and

          (xi) any change in the property manager for the mortgaged property or REO property;

          provided that, no advice, direction or objection from or by any controlling class or the operating advisor may require or cause the master servicer or the special servicer, as applicable, to violate the terms of the related loan documents, applicable law or any provision of the intercreditor agreement or the pooling and servicing agreement;

     o all payments, proceeds and other recoveries on or in respect of the Geneva Commons Loan and/or the Geneva Commons Companion Loan will be applied to the Geneva Commons Loan and the Geneva Commons Companion Loan on a pari passu basis according to their respective outstanding principal balances; and

     o the transfer of the ownership of the Geneva Commons Companion Loan to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, affiliates thereof or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     See also "Servicing of the Mortgage Loans--Servicing of the Geneva Commons Whole Loan" in this prospectus supplement.

     THE DDR PORTFOLIO WHOLE LOAN

     The DDR Portfolio Loan, which has an outstanding principal balance as of the cut-off date of $49,643,753, representing 3.85% of the initial pool balance, is secured by a mortgaged property on a pari passu basis with the DDR Portfolio Companion Loans that are not included in the trust and each of which had an original principal balance of $50,000,000. The DDR Portfolio Companion Loans have the same interest rate, maturity date and amortization term as the DDR Portfolio Loan. The DDR Portfolio Loan and the DDR Portfolio Companion Loans will be serviced pursuant to the pooling and servicing agreement.

     The holders of the DDR Portfolio Loan and the DDR Portfolio Companion Loans entered into an intercreditor agreement. That intercreditor agreement provides for the following:

     o the DDR Portfolio Loan and the DDR Portfolio Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any of the others;

     o the pooling and servicing agreement will govern the servicing and administration of the DDR Portfolio Loan and the DDR Portfolio Companion Loans and all decisions, consents, waivers, approvals and other actions on the part of the holder of the DDR Portfolio Loan and the DDR Portfolio Companion Loans will be effected in accordance with the Pooling and Servicing Agreement; however, all such decisions must also have the approval of the controlling class of any securitization trust that any DDR Portfolio Companion Loan is deposited into. In the event the controlling classes are unable to agree, a third party operating advisor will make the final determination with respect to such actions; additionally, notwithstanding any consent provisions in the pooling and servicing agreement, the holders of the controlling classes will have the right to approve the following:

          (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of REO property) of the ownership of the mortgaged property securing the DDR Portfolio Whole Loan if it comes into and continues in default;

          (ii) any modification, amendment or waiver of a monetary term (including a change in the timing of payments but excluding the waiver of default charges) or any material non-monetary term (excluding the waiver of any "due-on-sale" or "due-on-encumbrance" clause, which clauses are addressed in clause (ix) below) of the DDR Portfolio Whole Loan;

          (iii) any proposed sale of REO property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the applicable pooling and servicing agreement;

          (iv) any acceptance of a discounted payoff with respect to the DDR Portfolio Whole Loan;

          (v) any determination to bring REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO property;

          (vi) any release of real property collateral for the DDR Portfolio Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way);

          (vii) any acceptance of substitute or additional collateral for the DDR Portfolio Whole Loan (other than defeasance collateral as required by the terms of the DDR Portfolio Whole Loan);

          (viii) any releases of earn-out reserve funds or related letters of credit with respect to the mortgaged property;

          (ix) any waiver of a "due-on-sale" or "due-on-encumbrance" clause in the DDR Portfolio Whole Loan;

          (x) any determination by the master servicer or special servicer not to maintain or cause the borrower to maintain for the mortgaged property or REO property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the DDR Portfolio Whole Loan; and

          (xi) any change in the property manager for the mortgaged property or REO property;

          provided that no advice, direction or objection from or by any controlling class or the operating advisor may require or cause the master servicer or the special servicer, as applicable, to violate the terms of the related loan documents, applicable law or any provision of the intercreditor agreement or the pooling and servicing agreement;

     o in the event the DDR Portfolio Companion Loans are deposited into a single securitization trust, the controlling class of such trust will have the right to replace the initial special servicer and appoint a new special servicer of the DDR Portfolio Loan and the DDR Portfolio Companion Loans pursuant to the terms of the Pooling and Servicing Agreement;

     o all payments, proceeds and other recoveries on or in respect of the DDR Portfolio Loan and/or the DDR Portfolio Companion Loans will be applied to the DDR Portfolio Loan and the DDR Portfolio Companion Loans on a pari passu basis according to their respective outstanding principal balances; and

     o the transfer of the ownership of the DDR Portfolio Companion Loans to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, affiliates thereof or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     See also "Servicing of the Mortgage Loans--Servicing of the DDR Portfolio Whole Loan" in this prospectus supplement.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

     (1) permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

     (2) prohibit the borrower from doing so without the consent of the holder of the mortgage. See "--Secured Subordinate Financing" in this prospectus supplement.

     Some of the mortgage loans permit either:

     (1) transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

     (2)  transfers to specified parties related to the borrower.

     The master servicer or special servicer, as applicable, will determine, with the approval of the majority certificateholder of the controlling class, and in accordance with the servicing standard, whether to exercise any right the holder of the mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property. See "The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus.

     SECURED SUBORDINATE FINANCING

     Other than the mortgaged properties securing the John Hancock Tower Loan and the Boulevard Mall Loan, the sellers are not aware of any mortgaged properties that are encumbered by secured subordinate debt. See "Risk Factors--Additional secured debt on the mortgaged property may increase realized losses allocated to your certificates" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus. See also "--The John Hancock Tower Whole Loan" above and "Servicing of the Mortgage Loans--Servicing of the John Hancock Tower Whole Loan" for details relating to the John Hancock Tower Companion Loans and the John Hancock Tower B Notes and "--The Boulevard Mall Whole Loan" above and "Servicing of the Mortgage Loans--Servicing of the Boulevard Mall Whole Loan" for details relating to the Boulevard Mall Companion Loan and the Boulevard Mall B Note, each of which is secured by the same mortgaged property as the related mortgage loan. Additionally, the borrowers under two (2) of the mortgage loans, representing 0.88% of the initial pool balance, are permitted to incur future, secured, subordinate debt subject to an intercreditor agreement and the satisfaction of certain debt service coverage ratio tests and loan-to-value ratio tests. The borrower under one (1) mortgage loan representing 3.71% of the initial pool balance has incurred an additional debt which is secured by a sales tax reimbursement agreement between the borrower and the City of Geneva, Illinois. The borrower has directed the City of Geneva to make payments directly to the creditor on its behalf and the payments due under the related note are equal to the amount due to the borrower under the sales tax reimbursement agreement.

All other mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or will require the consent of the master servicer or the special servicer, as applicable, before so encumbering the property.

     UNSECURED SUBORDINATE FINANCING, MEZZANINE FINANCING AND PREFERRED EQUITY

     With respect to one (1) mortgage loan, representing 1.12% of the initial pool balance, the related borrower has incurred unsecured subordinate debt in the amount of $20,961,022. Such borrower has entered into a subordination and standstill agreement. In addition, some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     With respect to one (1) mortgage loan, representing 5.81% of the initial pool balance, the direct parents of the related borrower incurred unsecured mezzanine debt in the amount of $87,000,000. In addition, except for seven (7) mortgage loans shown in the table below, which represent 16.96% of the initial pool balance, that permit mezzanine debt secured by equity interests in the borrower, the sellers are not aware of any borrowers under the mortgage loans that have incurred mezzanine debt secured by equity interests in the borrower.


                                 MEZZANINE DEBT


                                                                                 INITIAL PRINCIPAL
 CONTROL                                       CUT-OFF DATE     % OF INITIAL         AMOUNT OF
  NUMBER             PROPERTY NAME                BALANCE       POOL BALANCE      MEZZANINE DEBT
---------   -------------------------------   --------------   --------------   ------------------
  1         John Hancock Tower                 $75,000,000           5.81%          $87,000,000
  2         Fashion Outlet of Las Vegas        $60,956,117           4.72             4,000,000
  5         Geneva Commons                     $47,861,181           3.71             4,000,000
  32        G&L Portfolio -- 405 North         $14,162,272           1.10             2,179,476
            Bedford
  40        G&L Portfolio -- 416 North         $11,314,831           0.88             2,853,861
            Bedford
  60        TownePlace Suites -- Sterling      $ 5,999,574           0.46               700,000
  73        Lincoln Heights Apartments         $ 3,645,815           0.28               226,400

     With respect to one (1) mortgage loan, representing approximately 0.73% of the initial pool balance, the members of the borrower have a preferred equity interest which accrues interest at a rate ranging from 5% to 7% on their respective capital contributions, as may be adjusted pursuant to the membership agreement of the borrower. Such preferred equity returns are payable from cash available from operations after payment of operating expenses and repayments of current liabilities and certain other amounts of borrower indebtedness. See "Risk Factors--Mezzanine debt secured by equity in the borrower may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     GROUND LEASES

     Four (4) mortgaged properties securing four (4) mortgage loans, which represent 8.07% of the initial pool balance, are subject to the lien of a mortgage solely on the borrower's leasehold interest in such mortgaged property. Five (5) of the mortgaged properties securing five (5) mortgage loans, which represent 11.79% of the initial pool balance, are subject to the lien of a mortgage on the borrower's leasehold interest in a portion of such mortgaged property and the borrower's fee interest in the remaining portion of the mortgaged property.

     None of the ground leases (including any extension options) expire less than approximately 20 years after the stated maturity of the related mortgage loan. Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.


     LOAN DOCUMENTATION

     Except as otherwise described under "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties," each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, warehouse, hospitality or other commercial property.


     SIGNIFICANT MORTGAGE LOANS

     Brief summaries of certain of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans in the mortgage pool are contained in "Annex B" to this prospectus supplement.


     THE ORIGINATORS AND THE SELLERS

     GMAC Commercial Mortgage Corporation (GMACCM). GMAC Commercial Mortgage Corporation, a California corporation, is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. GMACCM is the master servicer and the special servicer and is also an affiliate of the depositor. Certain of the mortgage loans were originated by GMAC Commercial Mortgage Bank (an affiliate of GMACCM) and were subsequently sold to GMACCM. The principal offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

     A number of strategic options are being pursued with respect to the capitalization and capital structure of GMAC Commercial Holding Corp., the direct or indirect parent of GMACCM and the depositor, including, without limitation, the sale of all or a part of the stock thereof. No assurance can be given as to the likelihood, nature or timing of any such change. Certain additional information with respect to the matter discussed in this paragraph is set forth in a Form 8-K which was filed by General Motors Acceptance Corporation, effective as of March 7, 2003, to which reference is hereby made.

     Morgan Stanley Mortgage Capital Inc. (MSMC). MSMC is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC loans was originated by MSMC, and all of the MSMC loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. MSMC's telephone number is
(212) 761-4700.

     German American Capital Corporation (GACC). German American Capital Corporation, a Maryland corporation, is a wholly-owned subsidiary of Deutsche Bank North America Holding Corp., which is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Bank Securities Inc., one of the underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such mortgage loans. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

     Goldman Sachs Mortgage Company (GSMC). Goldman Sachs Mortgage Company, a New York limited partnership, is an affiliate of Goldman, Sachs & Co., one of the underwriters. GSMC engages primarily in the business of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. All of the mortgage loans sold by GSMC to the depositor were originated by Archon Financial, L.P., an affiliate of GSMC. The principal offices of GSMC are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

     Archon Financial, L.P. (Archon). Archon Financial, L.P., a Delaware limited partnership, is an affiliate of GSMC, one of the mortgage loan sellers, and Goldman, Sachs & Co., one of the underwriters. Certain of the mortgage loans were originated in the name of Washington Mutual Bank, N.A. for immediate sale to Archon pursuant to Archon's underwriting guidelines. The mortgage loans originated or acquired by Archon were sold to GSMC. The principal offices of Archon are located at 600 East Las Colinas Boulevard, Suite 450, Irving, Texas 75039 and its telephone number is (972) 501-3900.

     The information set forth herein concerning the mortgage loan sellers, the originators and the underwriting conducted by each with respect to the mortgage loans has been provided by the respective mortgage loan seller or originator, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.


     UNDERWRITING MATTERS

     Environmental Assessments and Insurance

     "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties. "Phase II" environmental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for the seller of the related mortgage loan or the report was delivered to that seller as part of its acquisition or origination of the mortgage loan. For all of the mortgaged properties, these environmental assessments were performed during the 12-month period before the cut-off date.

     Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in "Risk Factors--Adverse environmental conditions at a mortgaged property may reduce or delay your payments."

     For three (3) mortgage loans that represent 2.57% of the initial pool balance, a secured creditor environmental insurance policy was obtained from an affiliate of American International Group, Inc. Subject to certain conditions and exclusions, such insurance policy generally provides coverage against (i) losses resulting from default under the applicable mortgage loan, up to the outstanding balance of the mortgage loan, if on-site environmental conditions are discovered at the mortgaged property during the policy period and no foreclosure of the mortgaged property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged property and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates.

     Property Condition Assessments

     Inspections or updates of previously conducted inspections were conducted by independent licensed engineers or architects or both for all of the mortgaged properties in connection with the origination or the purchase of the related mortgage loan. For all but two (2) mortgaged properties, which secure mortgage loans that represent 1.70% of the initial pool balance, the inspections were conducted within the 12-month period before the applicable cut-off date. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.

     Appraisals

     An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but one (1) mortgaged property, which secures a mortgage loan representing 0.29% of the initial pool balance, the appraisals were performed during the 12-month period before the applicable cut-off date. The appraised value of the related mortgaged property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All appraisals were conducted by an independent appraiser that is


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state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for each of the mortgaged properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. However, none of the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors--Losses may result if the special servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value."

     For information about the values of the mortgaged properties available to the depositor as of the applicable cut-off date, see "Annex A" to this prospectus supplement.


     HAZARD, LIABILITY AND OTHER INSURANCE

     The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation.

     Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

     (1)  the outstanding principal balance of the mortgage loan;

     (2)  the full insurable value of the mortgaged property;

     (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968; and

     (4) 100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

     The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally each of the mortgage loans requires that the mortgaged property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates.

     Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or


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

property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

     Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

     The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the related seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In general, the related borrower was required to obtain earthquake insurance if the seismic report indicated that the probable maximum loss is greater than 20%.

     See "Risk Factors--Recent developments may limit the availability or scope or increase the cost of insurance required by the mortgage loans."


     EARNOUTS AND ADDITIONAL COLLATERAL LOANS

     Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. All but one of these mortgage loans require that if these conditions are not met, the related reserve or credit enhancement amount may be applied to partially defease or prepay the related mortgage loan. Any resulting partial prepayment may not be required to be accompanied by payment of a prepayment premium or yield maintenance charge. For a description of the cash reserves or letters of credit and related earnout information, see "Annex A" to this prospectus supplement.


     ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or before the closing date, the depositor will acquire the mortgage loans, directly or indirectly from the sellers, in each case, under a mortgage loan purchase agreement dated as of the delivery date or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates.

     Each seller is a "mortgage loan seller" for purposes of the prospectus.

     With respect to the mortgage loans sold by that seller to the depositor, each such seller is typically required to deliver, or cause to be delivered, to the trustee, the following documents:

     (1) the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

     (2) the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of the document(s), in each case with evidence of recording thereon unless the document(s) have not been returned by the applicable recorder's office;

     (3) the original or a copy of any assignment(s) of rents and leases, if the assignment is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless the document(s) have not been returned by the applicable recorder's office;

     (4) an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

     (5) an assignment of any assignment(s) of rents and leases, if the item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

     (6) any UCC financing statements and related original assignments to the trustee;

     (7) an original or copy of the related lender's title insurance policy, or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loan;

     (8)  when relevant, the ground lease or a copy of the ground lease;

     (9) the original or a copy of any letter of credit and related transfer documents; and

     (10) when relevant, copies of franchise agreements and franchisor comfort letters for hospitality properties.

     Notwithstanding the foregoing, with respect to the John Hancock Tower Loan, the LB-UBS 2003-C5 Trustee will hold the original documents related to the John Hancock Tower Loan for the benefit of the LB-UBS 2003-C5 Trust and the trust fund formed by the pooling and servicing agreement, other than the related note that is an asset of the trust, which will be held by the trustee under the pooling and servicing agreement. With respect to the Boulevard Mall Loan, the GE 2003-C2 Trustee will hold the original documents related to the Boulevard Mall Loan for the benefit of the GE 2003-C2 Trust and the trust fund formed by the pooling and servicing agreement, other than the related note that is an asset of the trust, which will be held by the trustee under the pooling and servicing agreement.

     If the seller cannot deliver the original mortgage note for any mortgage loan sold by it to the depositor, that seller will deliver a copy or duplicate original of the mortgage note, together with an affidavit certifying that the related original has been lost or destroyed.

     The trustee will be required to review the documents delivered to it for each mortgage loan within 60 days following the delivery date. The trustee will hold the documents in trust. Within 60 days following the delivery date, the trustee, at the expense of the applicable seller, will cause the assignment of each mortgage and any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions, subject to receipt of the applicable recording information.

     The trustee will certify on the closing date that, subject to any noted exceptions, it has received for each mortgage loan, the original mortgage note, an original or a copy of the mortgage, an original or a copy of the related lender's title insurance policy, the related ground lease (if any) and an original or copy of any letter of credit and related transfer documents, if applicable. If the trustee determines that any of the remaining required documents were not delivered or that any document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan, the related mortgaged property or the interests of the trust therein or of any certificateholder, the trustee, or the special servicer on its behalf, will request in writing that the applicable seller, not later than ninety (90) days from receipt of such written request:
(i) cure such defect, (ii) repurchase the affected mortgage loan, (iii) within two years of the delivery date, substitute a replacement mortgage loan for such affected mortgage loan and pay any substitution shortfall amount, or (iv) at the sole discretion of the majority certificateholder of the controlling class (so long as such holder is not the related seller or an affiliate thereof), provide to the master servicer a letter of credit or deposit in a special reserve account an amount equal to 25% of the stated principal balance of any mortgage loan for which certain types of defects relating to delay in the return of documents from local filing or recording offices that remain uncorrected for 18 months following the delivery date. If any such defect is capable of being cured, but not within such ninety (90) day period, and such defect does not relate to treatment of the mortgage loan as a "qualified mortgage" within the meaning of the REMIC provisions, then the seller shall have an additional period, as set forth in the pooling and servicing agreement, to cure such defect. That seller's obligation to cure, repurchase, substitute or provide a letter of credit or cash collateral as described above will be the sole remedy available to the certificateholders and the trustee.

     If the applicable mortgage loan seller elects or is required to repurchase the affected mortgage loan, the purchase price for such mortgage loan will be at least equal to the sum of: (1) the unpaid principal balance of the mortgage loan; (2) any accrued but unpaid interest on the mortgage loan; (3) any related unreimbursed servicing advances and interest on such advances; (4) any unpaid special servicing fees and workout fees; and (5) all expenses incurred by the master servicer, the special servicer, the depositor or the trustee in respect of the defect giving rise to such repurchase obligation. If the applicable seller repurchases a mortgage loan more than 180 days following its receipt of notice of a material breach of a representation or warranty or a defect or omission from a mortgage file, the applicable seller will be required to pay a 1% liquidation fee. None of the depositor, any other seller or any other person or entity will be obligated to repurchase the affected mortgage loan if that seller defaults on its obligation to do so.

     Instead of repurchasing a mortgage loan, a seller is permitted, subject to approval by the majority certificateholder of the controlling class, for two years following the delivery date, to substitute a new replacement mortgage loan for the affected mortgage loan. To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

     A replacement mortgage loan must:

     (1) have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan;

     (2) accrue interest at a rate of interest at least equal to that of the deleted mortgage loan;

     (3)  be a fixed-rate mortgage loan;

     (4) have a remaining term to stated maturity or anticipated repayment date, in the case of an ARD loan, of not greater than, and not more than two years less than, the deleted mortgage loan; and

     (5) be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code.

     In addition, the seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.


     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the applicable mortgage loan purchase agreement or in related documentation, with some exceptions, each seller makes representations and warranties for each of the mortgage loans sold by it to the depositor, as of the delivery date, or as of the date stated in the representation and warranty. Some of these representations and warranties are generally summarized below.

     (1) The information pertaining to each mortgage loan set forth in the mortgage loan schedule attached to the mortgage loan purchase agreement was true and accurate in all material respects as of the cut-off date and contains all of the information set forth in the definition of "Mortgage Loan Schedule" in the pooling and servicing agreement.

     (2) Immediately prior to the transfer of the mortgage loans to the depositor, the seller had good title to, and was the sole owner of, each mortgage loan; the seller has full right, power and authority to sell, transfer and assign each mortgage loan to the depositor free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances; and the sale of the mortgage loans to the depositor does not require the seller to obtain any governmental or regulatory approval or consent that has not been obtained.

     (3) The mortgage loan was not as of the cut-off date for the mortgage loan, and has not been during the twelve-month period prior thereto, 30 days or more delinquent in respect of any debt service payment required thereunder, without giving effect to any applicable grace period.

     (4) The mortgage related to and delivered in connection with each mortgage loan constitutes a legal, valid and, subject to the exceptions set forth in paragraph 12 below, enforceable first priority lien upon the related mortgaged property, except for permitted encumbrances including, among other things:

          o the lien for current real estate taxes, water charges, sewer rents and assessments not yet due and payable;

          o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and are referred to in the related lender's title insurance policy;

          o exceptions and exclusions specifically referred to in the related lender's title insurance policy; and

          o  other matters to which like properties are commonly subject.

          With respect to each mortgage loan, such permitted encumbrances do not materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged property, the current ability of the related mortgaged property to generate income sufficient to service such mortgage loan or otherwise materially and adversely affect the value of the mortgage loan.

     (5) There exists an assignment of leases either as a separate document or as part of the mortgage that creates a valid, first priority collateral assignment of, or a valid perfected first priority lien on or security interest in, certain rights under the related lease or leases, including the right to receive all payment due under the related lease.

     (6) The terms of the mortgage loan have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security provided by such mortgage loan and the related mortgaged property other than any material amendment or modification which has been effected pursuant to a written instrument.

     (7) One or more engineering reports were prepared in connection with the origination of each mortgage loan by an independent third-party engineering firm who inspected the mortgaged property and the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for such mortgage loan (except where either (a) the repairs and/or maintenance necessary to correct such condition have been completed in all material respects; (b) an escrow of funds is required or a letter of credit was obtained in an amount equal to 125% of the amount reasonably estimated to be sufficient to complete the repairs and/or maintenance necessary to correct such condition; or (c) the reasonable estimate of the cost to complete the repairs and/or maintenance necessary to correct such condition represented no more than 2% of the value of the related mortgaged property or $50,000, whichever is less. As of the date of the origination of each mortgage loan, all of the material improvements on the related mortgaged property lay wholly within the boundaries, no improvements on adjoining properties encroached upon such mortgaged property so as to affect the value or current principal use of such mortgaged property to any material extent, and the mortgaged property securing each mortgage loan is located on or adjacent to a public road, or has access to an irrevocable easement permitting ingress and egress.

     (8) The lien of each mortgage securing a mortgage loan is insured by an American Land Title Association (or an equivalent form of) lender's title insurance policy in the original principal amount of such mortgage loan after all advances of principal, insuring the originator of the related mortgage loan, its successors and assigns (as the sole insured) that the related mortgage is a valid first priority lien on such mortgaged property, subject only to the permitted encumbrances described in paragraph 4 above. Such title policy contains no exclusion for any of the following circumstances, or it affirmatively insures (unless the related mortgaged property is located in a jurisdiction where such affirmative insurance is not available), that the related mortgaged property has access to a public road, and that the area shown on the survey, if any, reviewed or prepared in connection with the origination of the related mortgage loan is the same as the property legally described in the related mortgage. Such title policy contains no exclusion regarding the encroachment upon any easements of any permanent improvements located on the related mortgaged property for which the grantee of such easement has the ability to force removal of such improvement, or such title policy affirmatively insures against losses caused by forced removal of any material permanent improvements on the related mortgaged property that encroach upon any material easements.

     (9) The proceeds of each mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

     (10) The mortgage note, mortgage and assignment of leases for each mortgage loan, together with applicable state law, contain customary and, subject to the exceptions set forth in paragraph 12 below, enforceable provisions for commercial mortgage loans such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

     (11) An environmental site assessment covering all environmental hazards typically assessed for similar properties, including use, type and tenants of the mortgaged property, was performed by a licensed, reputable, independent third-party environmental consulting firm with respect to each mortgaged property in connection with the origination of such mortgage loan and if any such environmental report revealed any material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related mortgaged property and the same have not been subsequently remediated in all material respects, then one or more of the following are true:


          o one or more parties not related to or including the related borrower were identified as the responsible party or parties for such condition or circumstance and such condition or circumstance does not materially impair the value of the mortgaged property;

          o the related borrower was required to provide additional security adequate to cure the subject violation in all material respects;

          o if and to the extent that such condition or circumstances can, based upon the recommendation set forth in the subject environmental report, be remediated or otherwise appropriately addressed in all material respects through the implementation of an operations and maintenance plan, the related borrower was required to obtain and maintain an operations and maintenance plan;

          o the related borrower, or other responsible party, provided a "no further action" letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance;

          o based upon additional investigation, an independent third-party environmental consultant recommended no further investigation or remediation;

          o the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than the lesser of 2% of the outstanding principal balance of the related mortgage loan or $50,000;

          o there exists an escrow of funds sufficient for purposes of effecting such remediation;

          o the related mortgaged property is insured under a policy of insurance against certain losses arising from such circumstances and conditions; or

          o a party with financial resources adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation.

          To the seller's actual knowledge, having made no independent inquiry other than reviewing the environmental report(s) and employing an environmental consultant to perform such assessment(s) or both, there are no material circumstances or conditions with respect to any mortgaged property not revealed in any such environmental report, where obtained, that render such mortgaged property in material violation of any applicable environmental laws.

     (12) Each mortgage note, mortgage, and other agreement executed by or on behalf of the related borrower, or any guarantor of non-recourse exceptions and environmental liability, with respect to each mortgage loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law. There is no right of rescission, offset, abatement, diminution or valid defense or counterclaim available to the related borrower with respect to such mortgage note, mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby.

     (13) All improvements upon each mortgaged property are insured under a fire and extended perils insurance policy included within the classification "All Risk of Physical Loss" insurance policy in an amount (subject to a customary and reasonable deductible) at least equal to the full insurable replacement cost of the improvements located on such mortgaged property and does not permit reduction in insurance proceeds for depreciation. Each mortgaged property is the subject of a business interruption, actual loss sustained or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which is reasonably estimated to cover no less than twelve (12) months of rental income). Where applicable, the improvements upon the related mortgaged property are covered by flood insurance, seismic insurance, windstorm insurance and or law and ordinance insurance. Each mortgaged property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders or as recommended by a reputable, independent insurance consultant.

     (14) No real estate taxes or governmental assessments or governmental charges that prior to the cut-off date became due and owing in respect of each mortgaged property are delinquent and unpaid, or, an escrow of funds in an amount sufficient to pay such payments has been established.

     (15) No mortgaged property, nor any portion thereof is the subject of, and no borrower under a mortgage loan is a debtor in, any state or federal bankruptcy, insolvency or similar proceeding.

     (16) The seller has not advanced funds or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, for the payment of any amount required by such mortgage loan.

     (17) To the seller's or originator's knowledge, as of origination of the mortgage loan, there were no, and to the seller's actual knowledge, as of the delivery date, there are no pending actions, suits, litigation or other proceedings by or before any court or governmental authority against or affecting the borrower under any mortgage loan or the related mortgaged property that, if determined adversely to such borrower or mortgaged property, would materially and adversely affect the value of the mortgaged property as security for such mortgage loan, the borrower's ability to pay principal, interest or any other amounts due under such mortgage loan or the ability of any guarantor to meet its obligations under the applicable guaranty.

     (18) None of the mortgage loans permits the related mortgaged property or any direct controlling interest in the related borrower to be encumbered by any mortgage lien or, in the case of a direct controlling interest in the related borrower, a lien to secure any other debt, without the prior written consent of the holder of the subject mortgage loan.

     (19) To the seller's knowledge, as of the origination of the mortgage loan, and, to the seller's actual knowledge, as of the delivery date: (i) each mortgaged property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related mortgage and that are not bonded or escrowed for or covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such mechanic's or materialmen's lien that would be prior or equal to the lien of the related mortgage and that is not bonded or escrowed for or covered by title insurance.

     (20) Each mortgage loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

     (21) Each mortgage loan contains provisions substantially to the effect that, to the extent required by applicable law, each borrower is required to be qualified to do business and requires the related borrower and the related mortgaged property to be in material compliance with all regulations, licenses, permits, authorizations, restrictive covenants and zoning, parking and building laws or ordinances, in each case to the extent required by law or to the extent that the failure to be so qualified or in compliance would have a material and adverse effect upon the enforceability of the mortgage loan or upon the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

     (22) Other than payments due but not yet 30 days or more past due, there exists no material default, breach, violation or event of acceleration under the mortgage note or mortgage for any mortgage loan.

     (23) The mortgage loan contains provisions for the acceleration of the payment of the unpaid principal balance of such mortgage loan if, without the prior written consent of the holder of such mortgage, either the related mortgaged property, or any direct controlling equity interest in the related borrower, is transferred or sold, other than by reason of family and estate planning transfers, transfers of less than a controlling interest in the borrower, transfers of shares in public companies, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the mortgage loan, transfers among existing members, partners or shareholders in the borrower, transfers among existing members, partners or shareholders in the borrower, transfers among affiliated borrowers with respect to cross-collateralized mortgage loans or multi-property mortgage loans, transfers among co-borrowers or transfers of a similar nature to the foregoing, meeting the requirements of the mortgage loan.

     (24) With respect to any mortgage loan with an original principal balance greater than $5,000,000, the related borrower is an entity, other than an individual, which exists solely for the purpose of owning and operating the related mortgaged property or properties; does not engage in any business unrelated to such mortgaged property or properties and the financing thereof; and whose organizational documents provide, or which entity represented and covenanted in the related mortgage loan documents, substantially to the effect that such borrower:

     o does not and will not have any material assets other than those related to its interest in such mortgaged property or properties or the financing thereof;

     o does not and will not have any indebtedness other than as permitted by the related mortgage or other related mortgage loan documents;

     o maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; and

     o holds itself out as being a legal entity, separate and apart from any other person.

     If any of the foregoing representations and warranties of a seller are materially breached for any of the mortgage loans sold by it to the depositor, the applicable seller may cure the breach within 90 days after the earlier of discovery or its receipt of notice of the breach. If a seller does not cure the breach, the mortgage loan purchase agreement requires that seller to repurchase the affected mortgage loan or substitute a replacement mortgage loan. The seller will be obligated to repurchase the affected mortgage loan within that 90-day period at the applicable purchase price or, for two years following the delivery date, substitute a replacement mortgage loan for the affected mortgage loan within that 90-day period and pay any substitution shortfall amount. For a discussion of the purchase price to be paid upon such a repurchase, see "--Assignment of the Mortgage Loans; Repurchases and Substitutions" above. The applicable seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of a seller's representations and warranties regarding the mortgage loans. The seller of each mortgage loan will be the sole warranting party for each mortgage loan sold by it to the depositor. None of the depositor, any other seller nor any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of a seller's representations and warranties if that seller defaults on its obligation to do so.

     See "The Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the prospectus.


     POOL CHARACTERISTICS; CHANGES IN MORTGAGE POOL

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage pool at the time the offered certificates are issued. The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the applicable cut-off date. Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if the depositor deems the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the issuance of the offered certificates, unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. As a result, the


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range of mortgage rates and maturities and some other characteristics of the mortgage pool may vary depending on the actual composition of the mortgage pool at the time the offered certificates are issued.

     A Current Report on Form 8-K will be available to purchasers of the offered certificates shortly after the delivery date and will be filed, together with the pooling and servicing agreement and each mortgage loan purchase agreement, with the SEC within fifteen (15) days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

     The master servicer will be responsible for the servicing and administration of all the mortgage loans (other than the John Hancock Tower Loan and the Boulevard Mall Loan) and the special servicer will be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties (other than the John Hancock Tower Loan, the Boulevard Mall Loan or related REO property); however, the holder or holders of certificates evidencing a majority interest in the controlling class or, in the case of the DDR Portfolio Loan, the holders of the controlling class of a trust into which both DDR Portfolio Companion Loans are deposited into, will be entitled to terminate substantially all the rights and duties of the special servicer in respect of specially serviced mortgage loans that are included in the trust and to appoint a replacement special servicer to perform such duties under the same terms and conditions as applicable to the special servicer. See "--The Majority Certificateholder of the Controlling Class," "--Termination of the Special Servicer for Specially Serviced Mortgage Loans and REO Properties" and "--REO Properties."

     The LB-UBS 2003-C5 Pooling and Servicing Agreement governs the servicing and administration of the John Hancock Tower Loan, the John Hancock Tower Companion Loans and the John Hancock Tower B Notes (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the John Hancock Tower Loan, the John Hancock Tower Companion Loans and the John Hancock Tower B Notes will be effected in accordance with the LB-UBS 2003-C5 Pooling and Servicing Agreement). Consequently, the servicing provisions set forth herein and the administration of accounts will not be applicable to the John Hancock Tower Loan, but instead the servicing and administration of the John Hancock Tower Loan will be governed by the LB-UBS 2003-C5 Pooling and Servicing Agreement.

     In addition, the GE 2003-C2 Pooling and Servicing Agreement governs the servicing and administration of the Boulevard Mall Loan, the Boulevard Mall Companion Loan and the Boulevard Mall B Note (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Boulevard Mall Loan, the Boulevard Mall Companion Loan and the Boulevard Mall B Note will be effected in accordance with the GE 2003-C2 Pooling and Servicing Agreement). Consequently, the servicing provisions set forth herein and the administration of accounts will not be applicable to the John Hancock Tower Loan and the Boulevard Mall Loan, but instead the servicing and administration of the John Hancock Tower Loan and the Boulevard Mall Loan will be governed by the LB-UBS 2003-C5 Pooling and Servicing Agreement and the GE 2003-C2 Pooling and Servicing Agreement, respectively.


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

     THE MASTER SERVICER AND THE SPECIAL SERVICER

     As of June 30, 2003, GMAC Commercial Mortgage Corporation was the master servicer of a portfolio of multifamily and commercial loans totaling approximately $167.5 billion in aggregate outstanding principal balance. As of June 30, 2003, GMAC Commercial Mortgage Corporation was responsible for performing certain special servicing functions with respect to commercial and multifamily loans totaling approximately $81.3 billion in aggregate outstanding principal balance.

     Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans. Reference is also made to the prospectus, in particular to the section captioned "The Pooling and Servicing Agreements" and to the section captioned "The Pooling and Servicing Agreement" in this prospectus supplement, for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the master servicer and special servicer thereunder. You should read the information provided in the prospectus taking account of all supplemental information contained in this prospectus supplement.


     SERVICING STANDARD

     The master servicer and the special servicer will be responsible for the servicing and administration of the mortgage loans (other than the John Hancock Tower Loan and the Boulevard Mall Loan). See "--Servicing of the John Hancock Tower Whole Loan" and "--Servicing of the Boulevard Mall Whole Loan" below. The master servicer and special servicer will be required to service and administer the mortgage loans (other than the John Hancock Tower Loan and the Boulevard Mall Loan) under the following servicing standard:

     (1) in the best interests of and for the benefit of the certificateholders as determined by the master servicer or special servicer, as applicable, in its good faith and reasonable judgment,

     (2) in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans, and

     (3) to the extent consistent with the foregoing, with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.

     The master servicer and the special servicer will also service the DDR Portfolio Companion Loans and the Geneva Commons Companion Loan under the same servicing standard. Pursuant to the pooling and servicing agreement, the servicer is also required to service the notes relating to the DDR Portfolio Companion Loans and the Geneva Commons Companion Loan for the respective holders of such notes, subject to the same standards as for the mortgage loans included in the mortgage pool, and treating the DDR Portfolio Whole Loan as one loan and the Geneva Commons Whole

Loan as one loan. See "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties."

     SERVICING OF THE JOHN HANCOCK TOWER WHOLE LOAN

     General. The John Hancock Tower Whole Loan and any related REO property are being serviced under the LB-UBS 2003-C5 Pooling and Servicing Agreement and therefore the LB-UBS 2003-C5 Master Servicer will make servicing advances (and if it fails to make such advances, the LB-UBS 2003-C5 Trustee will be required to make such servicing advances and, if the LB-UBS 2003-C5 Trustee fails to make such advances the LB-UBS 2003-C5 Fiscal Agent will be required to make such advances) and remit collections on the John Hancock Tower Loan to or on behalf of the trust, but will not make advances with respect to monthly interest payments. The master servicer will be required to make advances with respect to monthly interest payments on the John Hancock Tower Loan, unless it has determined that such advance would not be recoverable from collections on the John Hancock Tower Loan. The master servicer may also rely on a determination by the LB-UBS 2003-C5 Master Servicer or the 2003-TOP11 Master Servicer that an interest advance with respect to the John Hancock Tower Loan is non-recoverable. The LB-UBS 2003-C5 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the LB-UBS 2003-C5 Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the pooling and servicing agreement.

     In that regard:

     o The LB-UBS 2003-C5 Master Servicer and LB-UBS 2003-C5 Special Servicer, will be the master servicer and the special servicer, respectively, with respect to the servicing of the John Hancock Tower Whole Loan.

     o The LB-UBS 2003-C5 Trustee will be the mortgagee of record for the John Hancock Tower Whole Loan.

     o The master servicer, the special servicer or the trustee under the pooling and servicing agreement will have no obligation or authority to supervise the LB-UBS 2003-C5 Master Servicer, the LB-UBS 2003-C5 Special Servicer, the LB-UBS 2003-C5 Trustee or the LB-UBS 2003-C5 Fiscal Agent or to make servicing advances with respect to the John Hancock Tower Loan. The obligation of the master servicer and the special servicer to provide information to the trustee and the certificateholders with respect to the John Hancock Tower Loan is dependent on their receipt of the corresponding information from the LB-UBS 2003-C5 Master Servicer or the LB-UBS 2003-C5 Special Servicer, as applicable.

     o The majority certificateholder of the controlling class (and the majority certificateholder of the controlling class with respect to John Hancock Tower Companion Loan that is not part of the LB-UBS 2003-C5 trust) will have the right to consult with the LB-UBS 2003-C5 Special Servicer regarding special servicing functions affecting any of the mortgage loans in the John Hancock Tower Whole Loan for a period of up to 10 business days and to provide its


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

          views as to the proposed action. However, the LB-UBS 2003-C5 Special Servicer may, in accordance with the servicing standard under the LB-UBS 2003-C5 Pooling and Servicing Agreement, reject any advice, objection or direction from such majority certificateholder. The majority certificateholder of the controlling class generally does not have the right to terminate the LB-UBS 2003-C5 Special Servicer.

     SERVICING OF THE BOULEVARD MALL WHOLE LOAN

     General. The Boulevard Mall Whole Loan and any related REO property are being serviced under the GE Series 2003-C2 Pooling and Servicing Agreement and therefore the GE Series 2003-C2 Master Servicer will make servicing advances (and if it fails to do so, the GE Series 2003-C2 Trustee will be required to make such servicing advance, and if the GE Series 2003-C2 Trustee fails to make such servicing advances, the GE Series 2003-C2 Fiscal Agent will be required to make such servicing advance) and remit collections on the Boulevard Mall Loan to or on behalf of the trust, but will not make P&I advances. The master servicer will be required to make P&I advances on the Boulevard Mall Loan, unless it has determined that such advance would not be recoverable from collections on the Boulevard Mall Loan. If the GE Series 2003-C2 Master Servicer is an S&P approved servicer, the master servicer may also rely on a determination by the GE Series 2003-C2 Master Servicer that a P&I advance with respect to the Boulevard Mall Loan is non-recoverable. The GE Series 2003-C2 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the GE Series 2003-C2 Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the pooling and servicing agreement.

     In that regard:

     o The GE Series 2003-C2 Master Servicer and GE Series 2003-C2 Special Servicer, will be the master servicer and the special servicer, respectively, with respect to the servicing of the Boulevard Mall Whole Loan.

     o The GE Series 2003-C2 Trustee will be the mortgagee of record for the Boulevard Mall Whole Loan.

     o The master servicer, the special servicer or the trustee under the pooling and servicing agreement will have no obligation or authority to supervise the GE Series 2003-C2 Master Servicer, the GE Series 2003-C2 Special Servicer or GE Series 2003-C2 Trustee or to make servicing advances with respect to the Boulevard Mall Loan. The obligation of the master servicer and the special servicer to provide information to the trustee and the certificateholders with respect to the Boulevard Mall Loan is dependent on their receipt of the corresponding information from the GE Series 2003-C2 Master Servicer or the GE Series 2003-C2 Special Servicer.

     o Upon the occurrence and continuance of a Boulevard Mall Control Appraisal Event, the directing certificateholder under the GE Series 2003-C2 Pooling and Servicing Agreement and the majority certificateholder of the controlling class concurrently will be entitled to exercise the approval rights given to the holder of the Boulevard Mall B Note (or its operating advisor) under the GE Series

          2003-C2 Pooling and Servicing Agreement, but in the event that the directing certificateholder under the GE Series 2003-C2 Pooling and Servicing Agreement and the majority certificateholder of the controlling class give conflicting consents or directions to the GE Series 2003-C2 Master Servicer or the GE Series 2003-C2 Special Servicer, as applicable, and both such directions satisfy the servicing standard under the GE Series 2003-C2 Pooling and Servicing Agreement (as determined by an operating advisor jointly appointed by the directing certificateholder under the GE Series 2003-C2 Pooling and Servicing Agreement and the majority certificateholder of the controlling class), the GE Series 2003-C2 Master Servicer or the GE Series 2003-C2 Special Servicer, as applicable, will be required to follow the directions of such jointly appointed operating advisor.

     o It will not be an event of default under the GE Series 2003-C2 Pooling and Servicing Agreement if the GE Series 2003-C2 Master Servicer or the GE Series 2003-C2 Special Servicer is removed from Standard & Poor's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the certificates by Standard & Poor's are downgraded, qualified or withdrawn (including, without limitation, if the GE Series 2003-C2 Master Servicer or the GE Series 2003-C2 Special Servicer is placed on "negative credit watch") in connection with such removal.

     o If an event of default on the part of the GE Series 2003-C2 Master Servicer affects only the Boulevard Mall Loan or the Boulevard Mall B Note, the GE Series 2003-C2 Master Servicer may not be terminated but, at the direction of the GE Series 2003-C2 Trustee (acting at the direction of the majority certificateholders of the controlling class or the Boulevard Mall B Note, as applicable), must appoint a sub-servicer that will responsible for servicing the Boulevard Mall Whole Loan.


     SPECIALLY SERVICED MORTGAGE LOANS

     A specially serviced mortgage loan (other than the John Hancock Tower Loan and the Boulevard Mall Loan) is any mortgage loan as to which any of the following special servicing events has occurred:

     (1) any balloon payment due has not been made; provided, if the related borrower continues to make the related assumed monthly payment and is diligently pursuing a refinancing, a special servicing event will not occur until 90 days following such payment default (or, if the related borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class, 150 days following such default); provided, further, the master servicer, with the consent of the majority certificateholder of the controlling class, or, in certain circumstances, the special servicer will have the authority to extend the due date of a balloon payment for up to one year (but, in the case of the master servicer, for no more than two (2) such one-year extensions and, in the case of the special servicer, for an additional specified period not to exceed three (3) years) in which event such mortgage loan will not be a specially serviced mortgage loan;

     (2) any monthly payment or other payment required under the mortgage note or the mortgage(s), other than a balloon payment, is more than 60 days late;

     (3) the master servicer or the majority certificateholder of the controlling class, as applicable, has determined in its good faith and reasonable judgment that a default in the making of a monthly payment or any other payment required under the mortgage note or the mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days, or, in the case of a balloon payment, for at least 30 days;

     (4)  a default under the loan documents, other than as described in clause
          (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan or otherwise materially and adversely affects the interests of certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

     (5) a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;

     (6) the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

     (7) the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; or

     (8) the master servicer has received notice of the commencement of foreclosure or similar proceedings for the related mortgaged property or properties.

     A specially serviced mortgage loan will become a corrected mortgage loan if each special servicing event that applies to that mortgage loan is remedied as follows:

     (1) for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three consecutive full and timely monthly payments under the terms of the mortgage loan, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer;

     (2) for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the special servicer;

     (3) for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

     (4) for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

     The master servicer or the special servicer, as applicable, will be required to service and administer the respective groups of related cross-collateralized mortgage loans as a single mortgage loan as it deems necessary and appropriate, consistent with the servicing standard. If any cross-collateralized mortgage loan becomes a specially serviced mortgage loan, then each other mortgage loan that is cross-collateralized with it may, with the approval of the majority certificateholder of the controlling class, also become a specially serviced mortgage loan. Similarly, no cross-collateralized mortgage loan will become a corrected mortgage loan unless all special servicing events related to each other mortgage loan that is cross-collateralized with it are corrected as described in the preceding paragraph.

     Notwithstanding the foregoing, the commencement of a special servicing event under the GE 2003-C2 Pooling and Servicing Agreement will be delayed if the holder of the Boulevard Mall B Note cures certain events of default. See "Risk Factors--Description of the Boulevard Mall Whole Loan--Cure Rights."


     THE MAJORITY CERTIFICATEHOLDER OF THE CONTROLLING CLASS

     The controlling class will be the most subordinate class of principal balance certificates outstanding (with the Class A-1 and Class A-2 certificates being treated as a single class for this purpose) that has a certificate balance at least equal to 25% of its initial certificate balance. If no class of principal balance certificates has a certificate balance at least equal to 25% of its initial certificate balance, then the controlling class will be the most subordinate class of principal balance certificates outstanding. Initially the controlling class will be the Class P certificates. The holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class are referred to herein as the majority certificateholder of the controlling class.

     The majority certificateholder of the controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the majority certificateholder of the controlling class does not have any duties to the holders of any class of certificates, may act solely in the interests of the certificateholders of the controlling class, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

     Subject to the succeeding paragraph, the majority certificateholder of the controlling class is entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer is not permitted to take any of the following actions as to which the majority certificateholder of the controlling class has objected in writing within five
(5) business days of being notified thereof and of its receipt of such documents as the majority certificateholder of the controlling class may reasonably request (provided that if such written objection has not been received by the special servicer within such five (5) business day period, then the majority certificateholder of the controlling class's approval will be deemed to have been given):

     (1) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of properties securing such of the specially serviced mortgage loans as come into and continue in default;

     (2) any modification or waiver of any term of the related loan documents of a mortgage loan that relates to the maturity date, mortgage rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a prepayment premium or yield maintenance charge (other than a modification consisting of the extension of the maturity date of a mortgage loan for one year or less);

     (3) any proposed or actual sale of an REO property (other than in connection with the termination of the trust fund as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement or pursuant to a purchase option as described below under "--Sale of Defaulted Mortgage Loans");

     (4) any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO property;

     (5) any acceptance of substitute or additional collateral for a mortgage loan unless required by the underlying loan documents;

     (6)  any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     (7) any release of any performance or "earn-out" reserves, escrows or letters of credit; and

     (8) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan.

     In the event the master servicer or special servicer, as applicable, determines that a refusal to consent by the majority certificateholder of the controlling class or any advice from the majority certificateholder of the controlling class would cause the special servicer or master servicer, as applicable, to violate applicable law, the terms of the mortgage loan documents or the terms of the pooling and servicing agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans, modifications or the servicing standard), the special servicer or master servicer, as applicable, will disregard such refusal to consent or such advice.

     If the controlling class is represented by book-entry certificates, then the rights of the holders of the controlling class may be exercised by the relevant certificate owners subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person exercising such rights is a certificate owner.

     If the DDR Portfolio Companion Loans and the Geneva Commons Companion Loan are securitized, the controlling classes of the trusts holding such Companion Loans will also be able to withhold their approval to proposed actions to be taken by the master servicer or the special servicer with respect to the DDR Portfolio Loan or Geneva Commons Loan, as applicable. If there is a disagreement among the controlling classes of the trust holding the applicable mortgage loan and the controlling classes of the trust or trusts holding the related Companion Loans, a third party operating advisor will be entitled to exercise the approval rights. See "--The Geneva Commons Whole Loan" and "--The DDR Portfolio Whole Loan" in this prospectus supplement.

     TERMINATION OF THE SPECIAL SERVICER FOR SPECIALLY SERVICED MORTGAGE LOANS AND REO PROPERTIES

     The majority certificateholder of the controlling class may at any time terminate substantially all of the rights and duties of the special servicer and appoint a replacement special servicer to perform the duties under substantially the same terms and conditions as applicable to the special servicer. The majority certificateholder of the controlling class will designate a replacement by delivering to the trustee a written notice stating the designation. The trustee will, promptly after receiving that notice, notify the rating agencies, the special servicer and the master servicer.

     With respect to the DDR Portfolio Loan, if the DDR Portfolio Companion Loans are securitized, the controlling class of such subsequent securitization will, if both DDR Portfolio Companion Loans are included in the same securitization, have the right to remove the special servicer with respect to the DDR Portfolio Loan and appoint a successor, which may be an affiliate of such holder.

     The designated replacement will become the special servicer as of the date the trustee has received:

     (1) written confirmation from each rating agency stating that if the designated replacement were to serve as special servicer under the pooling and servicing agreement, none of the then-current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

     (2) a written acceptance of all obligations of the special servicer, executed by the designated replacement; and

     (3) an opinion of counsel to the effect that the designation of the replacement special servicer to serve as special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.

     The special servicer will resign from its duties under the pooling and servicing agreement simultaneously with the designated replacement becoming the special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the majority certificateholder of the controlling class.

     A replacement special servicer will possess rights and obligations as to specially serviced mortgage loans and REO properties comparable to those of a master servicer described in the prospectus under "The Pooling and Servicing Agreements-- Evidence as to Compliance" and "--Matters Regarding the Master Servicer and the Depositor." A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the special servicer described in this prospectus supplement or a master servicer under "The Pooling and Servicing Agreements" in the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

     Following any appointment of a replacement special servicer, the master servicer will continue to collect information and prepare and deliver all reports to the trustee and to pay the trustee's fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The master servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both master servicer and special servicer, the master servicer and the replacement special servicer will not have any responsibility for the performance of each other's duties under the pooling and servicing agreement.

     SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the master servicer in respect of its master servicing activities will be the master servicing fee, and the principal compensation to be paid to the special servicer in respect of its servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

     Master Servicing Fee

     The master servicing fee will be payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan, including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property. The master servicing fee will accrue for each mortgage loan at the annual master servicing fee rate set forth in "Annex A" to this prospectus supplement. A portion of the master servicing fee received by the master servicer is to be paid to the trustee in respect of its trustee activities. A portion of the master servicing fee on the mortgage loans identified on "Annex A" to this prospectus supplement by control numbers 5, 28, 33, 38, 47, 58, 59, 67, 75 and 79 is to be paid to the related sub-servicer of these mortgage loans and may be retained by Archon Financial, L.P. if that sub-servicer is terminated. A portion of the master servicing fee on one (1) mortgage loan identified on "Annex A" to this prospectus supplement by control number 55 is to be paid to the related sub-servicer of these mortgage loans and may be retained by GMACCM if that sub-servicer is terminated. The master servicing fee will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed.

     Special Servicing Fee

     The special servicing fee will accrue solely for each specially serviced mortgage loan and each mortgage loan for which the related mortgaged property has become an REO property (other than the John Hancock Tower Loan or the Boulevard Mall Loan). The special servicing fee will accrue at a rate equal to 0.25% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the certificate account.

     Workout Fee

     A workout fee will be payable for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be 1.00% of each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if such mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan. If the special servicer is terminated, is replaced or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of such termination, replacement or resignation. With respect to any specially serviced mortgage loan for which the special servicer has resolved all of the circumstances and/or conditions causing any such mortgage loan to be a specially serviced mortgage loan such that the related borrower has made at least one timely monthly payment as of the date of such termination, replacement or resignation, and such mortgage loan otherwise meets the requirements of a corrected mortgage loan, the special servicer will be entitled to the workout fees on such mortgage loan as long as such mortgage loan remains a corrected mortgage loan (provided that such workout fee will only be payable to the special servicer once such mortgage loan actually becomes a corrected mortgage loan). Any replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for the mortgage loan ceases to be payable in accordance with the preceding sentence. Any workout fee payable with respect to the John Hancock Tower Loan will be paid to the LB-UBS 2003-C5 Special Servicer. See "--Servicing of the John Hancock Tower Whole Loan" above. Any workout fee payable with respect to the Boulevard Mall Loan will be paid to the GE 2003-C2 Special Servicer. See "--Servicing of the Boulevard Mall Whole Loan" above.

     Liquidation Fee

     A liquidation fee will be payable for each specially serviced mortgage loan for which the special servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the special servicer receives any liquidation proceeds, which includes any condemnation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be 1.00% of the related payment or proceeds. No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan or REO property by the master servicer, special servicer or any holder of certificates evidencing a majority interest in the controlling class, the purchase of all of the mortgage loans and REO properties by the master servicer, the majority certificateholder of the controlling class or the depositor, which results in the termination of the trust or the repurchase of the mortgage loan by a seller as a result of a material breach of a representation or warranty that occurs within 180 days of notice of such breach to the applicable seller. If, however, liquidation proceeds are received on any corrected mortgage loan and the special servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of the liquidation proceeds that constitute principal or interest or both. Any liquidation fee payable with respect to the John Hancock Tower Loan will be paid to the LB-UBS 2003-C5 Special Servicer. See "--Servicing of the John Hancock Tower Whole Loan" above. Any liquidation fee payable with respect to the Boulevard Mall Loan will be paid to the GE 2003-C2 Special Servicer. See "--Servicing of the Boulevard Mall Whole Loan" above.

     Additional Compensation

     The master servicer and/or special servicer will be entitled to all assumption and modification fees, late payment charges, default interest, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees (allocated and/or divided between the master servicer and the special servicer pursuant to the pooling and servicing agreement), in each case to the extent actually paid by a borrower under a mortgage loan.

     The master servicer will cover, out of its own funds, any Balloon Payment Interest Shortfalls, Extraordinary Prepayment Interest Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans; provided, however, that, with respect to those mortgage loans having due dates which fall on the determination date, the master servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated for all mortgage loans at a rate not exceeding 0.02% per annum.

     The master servicer and the special servicer (with respect to the REO account) will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account, the interest reserve account and the REO account, if established. The master servicer and the special servicer, respectively, will be entitled to retain any interest or other income earned on those funds, but will be required to cover any losses from its own funds without any right to reimbursement. The master servicer and special servicer will have these rights and obligations whether or not the master servicer or special servicer, as applicable, actually directs the investment of those funds.

     As compensation for performing its duties for specially serviced mortgage loans and REO properties, the special servicer will be entitled to receive all special servicing fees, liquidation fees and other fees payable to the special servicer and, except as otherwise described above, workout fees otherwise payable to the special servicer for performing those duties. The special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan.

     The master servicer and the special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including in the case of the master servicer, the fees of any sub-servicers retained by it. The master servicer and the special servicer will not be entitled to reimbursement for these expenses unless expressly


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

provided in the pooling and servicing agreement. Servicing advances will be reimbursable from future payments and other collections, including in the form of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances generally include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property. Servicing advances and P&I advances are referred to collectively in this prospectus supplement as advances.

     The master servicer will be permitted to pay, or, in the case of the special servicer, to direct the master servicer to pay, some servicing expenses directly out of the certificate account. Payments for some servicing expenses, such as remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property, may be made without regard to the relationship between the expense and the funds from which it is being paid. The master servicer, however, may instead advance those expenses.

     A request from the special servicer to the master servicer to make a servicing advance must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The master servicer is required to make any servicing advance, other than a nonrecoverable advance or an advance that would be in violation of the servicing standard requested by the special servicer, within ten days of the master servicer's receipt of the request. The special servicer will have no obligation to make an advance that it requests the master servicer to make.

     If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then if the trustee has actual knowledge of the failure, the trustee will be required to make the servicing advance. The master servicer and the trustee are required to make servicing advances only to the extent that the servicing advances, together with any advance interest, are, in the reasonable and good faith judgment of that person, ultimately recoverable from related proceeds.

     As described in this prospectus supplement, the master servicer and the trustee are each entitled to receive interest at the reimbursement rate on servicing advances. The master servicing fee includes the compensation of the trustee which will be withdrawn by the trustee from the distribution account. See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus and "Description of the Certificates--P&I Advances" in this prospectus supplement.

     MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The master servicer or the special servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and permit the release of the borrower on or any guarantor of, any mortgage loan (other than the John Hancock Tower Loan and the Boulevard Mall Loan) without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     (1) with limited exceptions, the master servicer or the special servicer, as applicable, may not agree to any modification, waiver or amendment of any term of, or take any of the other actions described above on any mortgage loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in the master servicer's or the special servicer's, as applicable, good faith and reasonable judgment, would materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the master servicer's or the special servicer's, as applicable, judgment, a material default on the mortgage loan has occurred or a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

     (2) the master servicer or the special servicer, as applicable, may not extend the maturity of any mortgage loan beyond the date that is two years before the distribution date in May 2040 which is the rated final distribution date;

     (3) the master servicer or the special servicer, as applicable, will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan that would:

          o cause any Trust REMIC or single loan REMIC to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any of those REMICs under the REMIC Provisions, or

          o cause any mortgage loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided, that, the master servicer or special servicer, as applicable, will not be liable for decisions related to the status of a mortgage loan as a "qualified mortgage" that are made in good faith and, unless it would constitute bad faith or negligence to do so, the master servicer or special servicer, as applicable, may rely on opinions of counsel in making these decisions;

     (4) the master servicer or the special servicer, as applicable, will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan, if the collateral constitutes real property, unless the master servicer or the special servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the master servicer or the special servicer, as applicable, deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

     (5) with limited exceptions, the master servicer or special servicer, as applicable, may not release any collateral securing an outstanding mortgage loan; provided that:

          o the limitations, conditions and restrictions in clauses (1) through (4) above will not apply to any modification of any term of any mortgage loan that is required under the terms of the mortgage loan in effect on the delivery date or that is solely within the control of the related borrower, and

          o the master servicer or special servicer, as applicable, will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower, if in its reasonable and good faith judgment, opposition would not ultimately prevent the confirmation of the plan or a plan that is substantially similar.

     Notwithstanding the foregoing, the master servicer will not be permitted to agree to any material modification unless (i) the master servicer has notified the special servicer of its approval of such material modification, and provided its written recommendation, analysis and any other information reasonably requested by the special servicer to the special servicer, (ii) the special servicer has approved such material modification and advised the majority certificateholder of the controlling class, or with respect to the Geneva Commons Loan or the DDR Portfolio Loan, the controlling class of the securitization holding the related Companion Loan, of the request for such approval and of the master servicer's and its own approval of such material modification, and (iii) the majority certificateholder of the controlling class, or with respect to the Geneva Commons Loan or the DDR Portfolio Loan, the controlling class of the securitization holding the related Companion Loan, has also approved such material modification; provided, however, that the special servicer will be required to advise the majority certificateholder of the controlling class, or with respect to the Geneva Commons Loan or the DDR Portfolio Loan, the controlling class of the securitization holding the related Companion Loan, of its approval (if any) of such material modification within ten (10) business days of its receipt of the notice, its recommendation, analysis and any reasonably requested documents from the master servicer; and, provided, further, that if the majority certificateholder of the controlling class, or with respect to the Geneva Commons Loan or the DDR Portfolio Loan, the controlling class of the securitization holding the related Companion Loan, does not respond to or approve such recommendation within five (5) business days of its receipt of the special servicer's recommendation, and such other documents as the majority certificateholder of the controlling class, or with respect to the Geneva Commons Loan or the DDR Portfolio Loan, the controlling class of the securitization holding the related Companion Loan, may reasonably request, then the material modification will be deemed approved. Unless required by the related mortgage loan documents or the servicing standard, neither the master servicer nor the special servicer will be permitted to approve such material modification unless the related borrower has agreed to pay all fees and costs associated with such material modification (unless such condition has been waived by the majority certificateholder of the controlling class, or with respect to the Geneva Commons Loan or the DDR Portfolio Loan, the controlling class of the securitization holding the related Companion Loan).


     ENFORCEMENT OF THE ARD LOANS

     The special servicer and any replacement special servicer may not take any enforcement action on an ARD loan for payment of excess interest or principal in excess of the principal component of the constant monthly payment, other than request for collection, until the maturity date of an ARD loan. The special servicer or replacement special servicer will nevertheless be obligated to direct the related borrower to establish a lockbox account under the provisions of the pooling and servicing agreement. If a borrower elects not to repay the principal due and outstanding on an ARD loan on its anticipated repayment date, the special servicer will notify the borrower of the increased rate, which may not exceed the related initial mortgage rate plus a percentage per annum specified in the related mortgage loan documents.


     SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to each of (a) the majority certificateholder of the controlling class and (b) any seller with respect to the mortgage loans it originated, in that order, an option to purchase from the trust any defaulted mortgage loan (other than the John Hancock Tower Loan and the Boulevard Mall Loan) that is at least 60 days delinquent as to any monthly debt service payment (or such mortgage loan is a specially serviced mortgage loan and the related borrower is delinquent as to its balloon payment). The majority certificateholder of the controlling class shall have the exclusive right to exercise its option for 30 days, then the applicable mortgage loan seller shall have the exclusive right to exercise its option for the following 30 days, after which the majority certificateholder of the controlling class will again have the exclusive right to exercise its option. The option purchase price for a defaulted mortgage loan will equal the fair market value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair market value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the controlling class or any of their affiliates then, prior to the exercise of the option, the trustee will be required to verify that the option purchase price is a fair price. In making such verification, the trustee, in accordance with the pooling and servicing agreement, will be entitled to rely on an appraisal of the mortgaged property.

     Subject to certain conditions specified in the pooling and servicing agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a rehabilitated mortgage loan, (ii) been subject to a work-out arrangement, or
(iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off). See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     Notwithstanding the foregoing, the aforementioned option will not apply to the John Hancock Tower Loan or the Boulevard Mall Loan, which is governed by the LB-UBS 2003-C5 Pooling and Servicing Agreement and the GE 2003-C2 Pooling and Servicing Agreement, respectively. Each of the LB-UBS 2003-C5 Pooling and Servicing Agreement and the GE 2003-C2 Pooling and Servicing Agreement provides for a comparable fair value call for the John Hancock Tower Companion Loan under the LB-UBS 2003-C5 Pooling and Servicing Agreement and the Boulevard Mall Companion Loan under the GE 2003-C2 Pooling and Servicing Agreement, as applicable, and anyone exercising the right to purchase the John Hancock Tower Companion Loans under the LB-UBS 2003-C5 Pooling and Servicing Agreement or the Boulevard Mall Companion Loan under the GE 2003-C2 Pooling and Servicing Agreement, as applicable, must also purchase the John Hancock Tower Loan or the Boulevard Mall Loan, as applicable, from the trust. The right to purchase the John Hancock Tower Loan or the Boulevard Mall Loan (and in each case the related Companion Loans), as applicable, is subject to the right of the holder of the John Hancock Tower B Notes or the Boulevard Mall B Note, as applicable, to purchase the John Hancock Tower Loan or the Boulevard Mall Loan (and in each case the related Companion Loans), as applicable, as described under "Description of the Mortgage Pool--The John Hancock Tower Whole Loan" and "--the Boulevard Mall Whole Loan" in this prospectus supplement.


     REO PROPERTIES

     The special servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as an REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust's net after-tax proceeds from the REO property. After the special servicer reviews the operation of the REO property and consults with the trustee to determine the trust's federal income tax reporting position for income it is anticipated that the trust would derive from the property, the special servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under
Section 860F of the Code--either tax referred to in this prospectus supplement as an REO tax.

     To the extent that income the trust receives from an REO property is subject to a tax on (1) "net income from foreclosure property," that income would be subject to federal tax at the highest marginal corporate tax rate and
(2) "prohibited transactions," that income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

     Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as "service" or "non-service" income. The

"service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO tax imposed on the trust's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The special servicer will be required to sell any REO property acquired on behalf of the trust (and with respect to any mortgaged property securing the DDR Whole Loan and the Geneva Commons Whole Loan, the trust, the holders of the DDR Portfolio Companion Loans and the Geneva Commons Companion Loan, as applicable) within the time period and in the manner described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     The special servicer will establish and maintain one or more eligible REO accounts, to be held on behalf of the trustee (and with respect to an REO property related to the DDR Whole Loan and the Geneva Commons Whole Loan, the trustee, the holders of the DDR Portfolio Companion Loans and the Geneva Commons Companion Loan, as applicable) in trust for the benefit of the certificateholders, for the retention of revenues, net liquidation proceeds, other than excess liquidation proceeds, and insurance proceeds derived from each REO property. The special servicer will use the funds in the REO account that relate to an REO property to pay for the proper operation, management, maintenance, disposition and liquidation of such REO property. If amounts in the REO account in respect of any REO property are insufficient to make those payments, the special servicer will request that the master servicer make a servicing advance to cover any insufficiency, unless it determines the servicing advance would be nonrecoverable. Within one business day following the end of each collection period, the special servicer will deposit all amounts collected or received for each REO property during the collection period, net of any amounts withdrawn to make any permitted disbursements, to the certificate account. The special servicer, however, may retain permitted reserves in the REO account.

     INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The master servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than $2,000,000, at least once every year. In addition, the special servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection of each mortgaged property as soon as practicable after the mortgage loan becomes a specially serviced mortgage loan. The master servicer or special servicer, as applicable, will be required to prepare or cause to be prepared a written report of each inspection performed that describes the condition of the mortgaged property.

     For each mortgage loan that requires the borrower to deliver operating statements for the related mortgaged property, the master servicer or special servicer, as applicable, will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the master servicer or special servicer, as applicable, is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.

                       THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued under the pooling and servicing agreement. The parties to the pooling and servicing agreement are the depositor, the master servicer, the special servicer and the trustee. Under the pooling and servicing agreement, there will be established a certificate account and a distribution account. On each master servicer remittance date or distribution date, the master servicer or the trustee may make withdrawals from the certificate account or the distribution account, as applicable, for any of the following purposes:

     (i) to remit to the trustee for deposit in the distribution account for distributions to the certificateholders on each distribution date;

     (ii) to pay the master servicer and special servicer, as applicable, (x) any master servicing fees and special servicing fees, as applicable, allocable to the trust not previously retained or paid to the master servicer or special servicer, as applicable, such payments to be made out of payments and other collections of interest on the related mortgage loans as to which such fees were earned and (y) any default charges not applied to pay advance interest under clause
            (iv) below;

     (iii) to reimburse the master servicer or the trustee, as applicable, for unreimbursed advances made by it with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, liquidation proceeds, condemnation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made in each case, if applicable, or if in the judgment of the master servicer or the trustee, as applicable, such advances will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans;

     (iv) to pay the master servicer or the trustee, as applicable, interest accrued on the advances described in clause (iii) above incurred by it while such remain outstanding and unreimbursed, first, by application of any default charges received on the mortgage loan as to which the advance was made, and then, at or following the time the master servicer or the trustee is reimbursed for such advance, by application of collections on any of the mortgage loans and related properties;

     (v) to pay for costs and expenses incurred for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (vi) to reimburse the master servicer, the special servicer, the depositor, the trustee or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described in this prospectus supplement under "The Pooling and Servicing Agreement--Certain Matters Regarding the Master Servicer, Special Servicer and the Depositor" and in the prospectus under "The Pooling and Servicing Agreement--Matters Regarding the Trustee";

     (vii) to pay the portion of the fees of the trustee attributable to the mortgage loan;

     (viii) to pay the master servicer or the trustee, as applicable, interest and investment income earned in respect of amounts held in the certificate account or the distribution account as additional compensation;

     (ix) to pay any servicing expenses not otherwise required to be advanced by the master servicer;

     (x) to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus;

     (xi) to pay for the cost of various opinions of counsel obtained pursuant to the pooling and servicing agreement for the benefit of certificateholders;

     (xii) to make any other withdrawals permitted by the pooling and servicing agreement; and

     (xiii) to clear and terminate the certificate account and distribution account upon the termination of the trust.


     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan (other than the John Hancock Tower Loan and the Boulevard Mall Loan) has occurred and, in the special servicer's judgment, no satisfactory arrangement can be made for collection of the delinquent payments, the special servicer, on behalf of the trust (and with respect to the DDR Portfolio Whole Loan and the Geneva Commons Whole Loan, the trust and the holders of the DDR Portfolio Companion Loans and the Geneva Commons Companion Loan, as applicable, and subject to the approval of the majority certificateholder of the controlling class (and with respect to the DDR Portfolio Loan and the Geneva Commons Loan, the controlling class of a securitization trust holding the related Companion Loans), may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. The special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the Certificateholders (and with respect to the DDR Portfolio Whole Loan and the Geneva Commons Loan, the trust, the holders of the DDR Portfolio Companion Loans and the Geneva Commons Companion Loan, as applicable), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and either:

     (i) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the special servicer, based solely, as to environmental matters and related costs, on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, rather than not taking such actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

     If the environmental testing contemplated above establishes that either of the conditions set forth in clauses (i) and (ii) above has not been satisfied with respect to any mortgaged property securing a defaulted mortgage loan, then the special servicer will take such action as it deems to be in the best economic interest of the trust (and with respect to the mortgaged property related to the DDR Portfolio Loan and the Geneva Commons Loan, the trust, the holders of the DDR Portfolio Companion Loans and the Geneva Commons Companion Loan, as applicable), other than proceeding to acquire title to the mortgaged property. Upon notice to the master servicer of the necessity to take such actions, any expenditure associated with such actions taken will be paid by the master servicer as a servicing advance unless such expenditure would constitute a nonrecoverable advance. The special servicer will not be obligated to take such action or not take such action unless such person agrees to indemnify the special servicer with respect to such action or inaction, and neither the trustee nor the special servicer will be obligated to take such action or not take such action at the direction of the certificateholders unless the certificateholders agree to indemnify the trustee or the special servicer, as the case may be, with respect to such action or inaction. The special servicer will not take any action or refrain from taking any action at the direction of any person if to do so would not be in accordance with the servicing standard.

     If title to any mortgaged property is acquired by the trust, the special servicer, on behalf of the trust (and with respect to the mortgaged property related to the DDR Portfolio Loan and the Geneva Commons Loan, the trust, the holders of the DDR Portfolio Companion Loans and the Geneva Commons Companion Loan, as applicable), and subject to the approval of the majority certificateholder of the controlling class (or, with respect to the DDR Portfolio Loan and the Geneva Commons Loan, the controlling class of a securitization trust holding the related Companion Loan), will be required to sell the mortgaged property within three full years after the taxable year of acquisition, unless (i) the IRS grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of an interest in the property by the trust, for longer than such period will not result in the imposition of a tax on the trust or cause the trust to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that, in general, the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the trust acquires title to any mortgaged property, the special servicer, on behalf of the trust, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer and/or special servicer in connection with such mortgage loan, then the trust will realize a loss in the amount of such shortfall which will be borne by the trust. See "Description of the Certificates--Subordination; Allocation of Losses and Expenses." The master servicer and/or special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of such liquidation proceeds to certificateholders and, of amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to effect such restoration unless the special servicer and/or master servicer determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer and/or master servicer for its expenses and interest thereon and (ii) that such expenses will be recoverable from related insurance proceeds, condemnation proceeds and liquidation proceeds.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain due-on-sale and due-on-encumbrance clauses that, with limited exceptions, entitle the lender to accelerate payment of the mortgage loan upon any sale or other transfer or encumbrance of the related mortgaged property made without the lender's consent, other than as permitted under the mortgage loan documents. The master servicer or the special servicer, as applicable, will determine whether to exercise any right the trust, if any, may have under any such provision in a

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manner consistent with the master servicer's or the special servicer's, as applicable, normal servicing procedures. The master servicer or the special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property as set forth in the pooling and servicing agreement. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus and "Description of the Mortgage Pool--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer will not be permitted to waive its right to exercise such rights with respect to any mortgage loan, unless (i) the master servicer has notified the special servicer of such waiver, (ii) the master servicer has submitted its written recommendation and analysis to the special servicer, (iii) the master servicer has submitted to the special servicer the documents within the possession of the master servicer that are reasonably requested by the special servicer, (iv) the special servicer has approved such waiver and notified the majority certificateholder of the controlling class of the request for the waiver and of the master servicer's and its own approval and (v) the majority certificateholder of the controlling class has informed the special servicer that it has approved such waiver; provided, however, that if the majority certificateholder of the controlling class fails to respond within five (5) business days following receipt of the special servicer's recommendation, and such other documents as the majority certificateholder of the controlling class may reasonably request, then the waiver will be deemed approved.


     CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     Each of the master servicer and the special servicer is an affiliate of the depositor and has other normal business relationships with the depositor or the depositor's affiliates. The pooling and servicing agreement provides that each of the master servicer and the special servicer may not resign from its respective obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the trustee or a successor has assumed the master servicer's or the special servicer's, as applicable, obligations and duties under the pooling and servicing agreement. The pooling and servicing agreement will also provide that, except as set forth below, none of the master servicer, the special servicer or the depositor, nor any director, officer, employee or agent of the master servicer, the special servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the depositor, or any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties thereunder. The pooling and servicing agreement further provides that the master servicer, the special servicer, the depositor and any director, officer, employee or agent of the master servicer, the special servicer or the depositor is entitled to indemnification for certain losses, liability and expenses from amounts otherwise distributable in respect of the mortgage loans, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder or by negligent disregard of obligations and duties thereunder.

     Such indemnification will survive any termination, resignation or removal of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement. In addition, the pooling and servicing agreement provides that none of the master servicer, the special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion, may involve it in any expense or liability. The master servicer, the special servicer or the depositor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities payable from the trust to the master servicer, the special servicer or the depositor, as the case may be.

     Any person into which the depositor, the master servicer or the special servicer, as applicable, may be merged or consolidated, any person resulting from any merger or consolidation to which the depositor, the master servicer or the special servicer, as applicable, is a party or any person succeeding to the business of the depositor, the master servicer or the special servicer will be the successor of the depositor, the master servicer or the special servicer, as applicable, under the pooling and servicing agreement, provided that,

     o with respect to the master servicer or the special servicer, such person is qualified to service mortgage loans on behalf of FNMA or FHLMC, and

     o such merger, consolidation or succession does not adversely affect the then current ratings of the classes of certificates that have been rated.

     In addition, notwithstanding the prohibition on its resignation, the master servicer or the special servicer, as applicable, may assign its rights under the pooling and servicing agreement to any person to whom the master servicer or the special servicer, as applicable, is transferring a substantial portion of its mortgage servicing portfolio, provided the two bullet points above are satisfied. In the case of any such assignment, the master servicer or the special servicer, as applicable, will be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.


     EVENTS OF DEFAULT

     Under the pooling and servicing agreement, the following events will constitute events of default with respect to the master servicer or the special servicer, as the case may be:

     (1) any failure by the master servicer or the special servicer to make a required deposit to the certificate account which continues unremedied for one business day following the date on which such deposit was first required to be made, or any failure by the master servicer to deposit into, or to remit to the trustee for deposit into, the distribution account any amount required to be so deposited or remitted, which failure is not remedied on the relevant distribution date; or

     (2) any failure by the master servicer to timely make any servicing advance required to be made by the master servicer which continues unremedied for a period ending on the earlier of (i) 15 days following the date such servicing advance was first required to be made, and
          (ii) either, if applicable, (a) in the case of a servicing advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (b) in the case of a servicing advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

     (3) any failure on the part of the master servicer or the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the master servicer or the special servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by the trustee, the depositor, the holders of certificates entitled to not less than 25% of the voting rights or the holder of a DDR Portfolio Companion Loan or the Geneva Commons Companion Loan; provided, however, that if such covenant or agreement is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

     (4) any breach on the part of the master servicer or the special servicer of any representation or warranty contained in the pooling and servicing agreement which materially and adversely affects the interests of any class of certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, is given to the master servicer or the special servicer by the trustee, the depositor or the holders of certificates entitled to not less than 25% of the voting rights; provided, however, if such breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

     (5) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings involving the master servicer or the special servicer and specified actions by the master servicer or the special servicer indicating its insolvency or inability to pay its obligations; or

     (6) the master servicer or the special servicer is removed from Standard & Poor's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the certificates by Standard & Poor's are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal; or

     (7) the trustee has received written notice from Fitch that the continuation of the master servicer or special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by such rating agency to any class of certificates.

     If any event of default with respect to the master servicer or the special servicer occurs and is continuing, then so long as such event of default has not been remedied, the depositor or the trustee may terminate, and at the written direction of the holders of certificates entitled to at least 51% of the voting rights, the trustee shall terminate, by notice in writing to the defaulting party, all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the mortgage loans and the proceeds of the mortgage loans (other than any rights of such defaulting party as certificateholder).

                         DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

     (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the applicable cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the applicable cut-off date for that mortgage loan;

     (2) any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

     (3) the funds or assets that are deposited in the certificate account, any REO account and the interest reserve account;

     (4) the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

     (5) rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans.


     DENOMINATIONS

     The trust will offer the offered certificates in minimum denominations of $25,000 and multiples of $1 in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under "--Book-Entry Registration of the Offered Certificates--Definitive Certificates."

     Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC's procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United States, or Clearstream Bank, societe anonyme or Euroclear Bank S.A./N.V., as operator of the Euroclear system, in Europe, through participants in the systems, or indirectly through organizations which are participants in the systems. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     The offered certificates are expected to be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream or the Euroclear in Europe.

     Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders. Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

     Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

     None of the master servicer, the special servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to their beneficial ownership interest.

     Euroclear and Clearstream

     The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Clearstream or the Euroclear in Europe if the investors are participants of those systems, or indirectly through organizations that are participants in the systems. For any of the offered certificates, the record holder will be DTC's nominee. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories. The depositories, in turn, will hold positions in customers' securities accounts in the depositories' names on the books of DTC.

     Because of time zone differences, the securities account of a Clearstream or Euroclear participant as a result of a transaction with a participant, other than a depositary holding on behalf of Clearstream or Euroclear, will be credited during the securities settlement processing day, which must be a business day for Clearstream or Euroclear, as the case may be, immediately following the DTC settlement date. These credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear participant or Clearstream participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC Participant, other than the depository for Clearstream or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants or Euroclear participants may not deliver instructions directly to the depositories.

     Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The operator of Euroclear is Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies for Euroclear on behalf of Euroclear's participants. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing payments to the certificate owners it represents or, if applicable, to indirect participants. Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions as to any action of certificateholders of any class to the extent that participants authorize the actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders, as that term is used in the pooling and servicing agreement. Certificate owners that provide the trustee with a certification acceptable to the trustee stating that the person requesting the information is a certificate owner will be permitted to request and receive information furnished to certificateholders by the trustee.

     DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC, Clearstream and Euroclear, but are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. See "Annex D" hereto.

     Definitive Certificates

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each affected class, and thereafter the trustee, the master servicer and the special servicer will recognize the holders of the definitive certificates as certificateholders.

     For additional information regarding DTC and certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On each distribution date, the certificate balance of each class of certificates with a certificate principal balance will be reduced by any distributions of principal actually made to that class of certificates on that distribution date. The certificate balances will be further reduced by any realized losses and additional trust expenses allocated to that class of certificates on that distribution date.

     The notional amount of the Class X certificates will, in general, be equal to the aggregate certificate balances of the classes of principal balance certificates outstanding from time to time. The notional amount of the Class X certificates will, in general, be reduced on each distribution date by any distributions of principal actually made on, and any realized losses and additional trust expenses actually allocated to, each class of principal balance certificates. The notional amount of the Class X certificates is used solely for the purpose of determining the amount of interest to be distributed on such certificates and does not represent the right to receive any distributions of principal.

     No class of REMIC residual certificates will have a certificate balance.

     PASS-THROUGH RATES

     The annual rate at which any class of certificates accrues interest from time to time is referred to as its pass-through rate.

     The pass-through rate applicable to any class of certificates (other than the Class X certificates and the REMIC residual certificates) will be equal to
(a) a fixed rate, (b) the lesser of a specified fixed rate or the Weighted Average Net Mortgage Rate or (c) the Weighted Average Net Mortgage Rate less a specified percentage for such class.

     Generally, the aggregate interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of all the principal balance certificates and will generally have an aggregate pass-through rate equal to the Weighted Average Net Mortgage Rate minus the weighted average of the pass-through rates on all the principal balance certificates.

     No class of REMIC residual certificates will have a specified pass-through rate.

     If any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through rates, the Net Mortgage Rate of that interest reserve loan for any one-month period before a related due date will be equal to the annualized rate at which interest would have to accrue on the mortgage loan on the basis of a 360-day year of twelve 30-day months to produce the aggregate amount of interest actually accrued on that mortgage loan during that one-month period at the related mortgage rate net of the related master servicing fee rate for that mortgage loan specified on "Annex A" to this prospectus supplement.

     However, for each such interest reserve loan, the Net Mortgage Rate for the one-month period before the due dates in January and February in each year that is not a leap year, or February only in each year that is a leap year, will be determined net of the withheld amounts (as described under "Description of the Certificates--Interest Reserve Account"). The Net Mortgage Rate for each interest reserve loan for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts for the mortgage loan. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The stated principal balance of each mortgage loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by:

     (1) any payments or other collections or advances of principal of the mortgage loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on that date, and

     (2) the principal portion of any realized loss incurred on, or allocable to, the mortgage loan during the related collection period.

     The determination date will be the 1st day of each month or, if any such 1st day is not a business day, the next business day.

     DISTRIBUTIONS

     The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except for the final distribution on any certificate, the trustee will make distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five (5) business days before the related record date. Distributions not made by wire transfer will be made by check mailed to the certificateholder.

     The final distribution on any certificate, determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate, will also be made by wire transfer or check, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the final distribution. In the unlikely case of any distribution made on a certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate at the address last shown on the books of the trustee. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.

     The Available Distribution Amount

     The amount of funds that will be available for distribution to certificateholders on each distribution date is the Available Distribution Amount for that distribution date. See "The Pooling and Servicing
Agreements--Certificate Account" in the prospectus.


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

     Application of the Available Distribution Amount

     On each distribution date, the trustee will apply the Available Distribution Amount for that date in the following order of priority:

     (1) to pay interest to the holders of the classes of senior certificates, up to an amount equal to all distributable certificate interest for each of those classes of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, or, if the Available Distribution Amount is not sufficient to pay all of those amounts, pro rata among the classes of senior certificates in accordance with the amounts due to each class;

     (2) to pay principal, first to the holders of the Class A-1 certificates and second to the holders of the Class A-2 certificates, up to an amount equal to the lesser of:

          o the then-outstanding certificate balance of that class of certificates, and

          o   the Principal Distribution Amount for that distribution date;

     (3) to reimburse the holders of the classes of Class A certificates, up to an amount equal to the respective amounts of realized losses and additional trust expenses, if any, previously allocated to those classes of certificates and for which no reimbursement has previously been paid, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

     (4) to make payments to the holders of each class of subordinate certificates, after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation have been made under this clause (4) as follows:

          o first, to pay interest, up to an amount equal to all distributable certificate interest on that class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;

          o second, if the certificate balances of the Class A certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation have been reduced to zero, to pay distributions of principal, up to an amount equal to the lesser of:


              (a) the then outstanding certificate balance of that class of certificates, and

              (b) the remaining portion, if any, of the Principal Distribution Amount for that distribution date, or, on the final distribution date resulting from the termination of the trust, up to an amount equal to the then outstanding certificate balance of that class of certificates; and

          o third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust expenses, if any, previously allocated to that class of certificates and for which no reimbursement has previously been paid; and


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

     (5) the remaining portion, if any, of the Available Distribution Amount to the holders of the REMIC residual certificates.

     However, on each distribution date after the aggregate certificate balance of the subordinate certificates has been reduced to zero, and in any event on the final distribution date resulting from a termination of the trust, the payments of principal to be made as contemplated by clause (2) above on the Class A certificates will be made to the holders of the respective classes of those certificates, pro rata as among those classes in accordance with the respective then-outstanding certificate balances of those classes of certificates until paid in full.

     Distributable Certificate Interest

     The distributable certificate interest for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates' allocable share of any Net Aggregate Prepayment Interest Shortfall for that distribution date.

     The accrued certificate interest for each class of REMIC regular certificates for each distribution date is equal to one month's interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The master servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any Balloon Payment Interest Shortfalls, Extraordinary Prepayment Interest Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans during the related collection period. However, with respect to those mortgage loans having due dates which fall on the determination date, the master servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at a rate not exceeding 0.02%. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The Net Aggregate Prepayment Interest Shortfall attributable to the mortgage loans, if any, for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates, pro rata, in accordance with the respective amounts of accrued certificate interest for each class of certificates for that distribution date.

   An assumed monthly payment is an amount deemed due for:

     (1) any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

     (2) the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

     (3) any mortgage loan for which the related mortgaged property or properties have become REO property or properties.


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

     The assumed monthly payment deemed due on any balloon loan on its stated maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on that date if the related balloon payment had not come due, but rather the mortgage loan had continued to amortize in accordance with the balloon loan's amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the balloon loan's terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as that REO property or properties remain part of the trust, will equal the monthly payment, or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment, due or deemed due on the last due date before the acquisition of that REO property or properties.

     DISTRIBUTIONS OF PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES

     Any prepayment premium or yield maintenance charge actually collected on a mortgage loan during any collection period will be distributed on the related distribution date to the holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates as additional interest and not in reduction of their certificate balances or in an amount up to, in the case of each class, the product of:


  the prepayment premium or    x      discount rate fraction    x      principal allocation fraction
   yield maintenance charge               for that class                       of that class

     The discount rate fraction for any class of certificates equal to:

              pass-through rate for
              that class of certificates -- relevant discount rate
              ----------------------------------------------------
              mortgage rate of the
              related mortgage loan -- relevant discount rate.

     The discount fraction may not be greater than 1.0 or less than 0.0 and both the numerator and denominator must be greater than zero.

     The principal allocation fraction for each class of certificates for any distribution date is:

              the portion, if any, of the Principal Distribution Amount allocated to that class of certificates for that distribution date
              ------------------------------------------------------------------
              entire Principal Distribution Amount for that distribution date.

     The portion of the prepayment premium or yield maintenance charge remaining after the payment of the amount calculated as described above will be distributed to certain of the holders of the Class X certificates.

     For any prepaid mortgage loan, the discount rate means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date.

     The prepayment premiums or yield maintenance charges, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.


     DISTRIBUTIONS OF EXCESS INTEREST

     No excess interest collected on an ARD loan will be available for distribution to the holders of the offered certificates.


     DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS

     Except to the extent realized losses have been allocated to classes of certificates that include the offered certificates, excess liquidation proceeds will not be available for distribution to the holders of the offered certificates.

   Excess liquidation proceeds are the excess of:

     (1) proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

     (2) the amount that would have been received if a principal payment in full had been made on the due date immediately following the date upon which the proceeds were received.


     TREATMENT OF REO PROPERTIES

     A mortgage loan secured by mortgaged property that is acquired on behalf of the trust through foreclosure, deed in lieu of foreclosure or otherwise, will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

     (1)  determining distributions on the certificates;

     (2) allocating of realized losses and additional trust expenses to the certificates; and

     (3) calculating the amount of master servicing fees and special servicing fees payable under the pooling and servicing agreement.

     Among other things, the REO loan will be taken into account when determining pass-through rates (to the extent such pass-through rate is determined by reference to the Weighted Average Net Mortgage Rate) and the Principal Distribution Amount. Operating revenues and other proceeds from an REO property, after payment of costs and taxes, including some reimbursements payable to the master servicer, the special servicer or the trustee, incurred in connection with the operation and disposition of the REO property, will be applied by the master servicer in accordance with the pooling and servicing agreement as principal, interest and other amounts deemed due on the mortgage loan, and, except as otherwise described under "--P&I Advances" below, the master servicer will be required to make P&I advances on the mortgage loans as if the mortgage loan had remained outstanding, subject to a determination by the master servicer of non-recoverability.


     INTEREST RESERVE ACCOUNT

     The trustee will establish and maintain an interest reserve account in the name of the trustee for the benefit of the holders of the certificates. For each distribution date in February and each distribution date in any January in a year that is not a leap year, the trustee will deposit in the interest reserve account for each mortgage loan an amount equal to one day's interest at the related mortgage rate, net of any master servicing fee, on the stated principal balance for that mortgage loan as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that mortgage loan. Amounts so deposited in any January, if applicable, and February are referred to as withheld amounts. For each distribution date in March, the trustee will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding January, if applicable, and February, if any, and deposit this amount into the distribution account. In addition, a reserve of $294,707 will be deposited into the interest reserve account to cover the September 2003 monthly payment (net of master servicing fees) due August 2003, for the mortgage loan identified as control number 1 in Annex "A" to this prospectus supplement.


     SUBORDINATION; ALLOCATION OF LOSSES AND EXPENSES

     The rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of each class of Class A certificates of principal equal to the entire certificate balance of that class of certificates.

     Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of each other class of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates. The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each distribution date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the offered certificates.

     A deficit will exist on a distribution date if the aggregate stated principal balance of the mortgage pool immediately following that distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates will be reduced, sequentially in that order until the deficit or the related certificate balance of that class is reduced to zero, whichever occurs first. If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the certificate balances of the Class A-1 and Class A-2 certificates will be reduced, pro rata in accordance with the remaining certificate balances of those certificates, until the deficit or each of those certificate balances is reduced to zero.

     A deficit may be the result of realized losses incurred on the mortgage loans and/or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust fund expenses. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X certificates.

     Realized losses are losses on the mortgage loans arising from the inability of the master servicer or the special servicer, as applicable, to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

     The realized loss on a liquidated mortgage loan or related REO property or properties, is an amount equal to the excess, if any, of:

     (1) the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate (including all related special servicing fees, liquidation fees, workout fees or other fees or expenses with respect to the mortgage loan that caused distributable certificate interest not to be paid in full during any prior interest accrual period) to, but not including, the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

     (2) the aggregate amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     For purposes of calculating any realized loss on the John Hancock Tower Loan or related REO property, liquidation expenses will generally be allocated first, to the John Hancock Tower B Notes then pro rata between the John Hancock Tower Loan and the John Hancock Tower Companion Loans in accordance with the LB-UBS 2003-C5 Pooling and Servicing Agreement and the related intercreditor agreement. For purposes of calculating any realized loss on the Boulevard Mall Loan or related REO property, liquidation expenses will generally be allocated first, to the Boulevard Mall B Note and then, pro rata between the Boulevard Mall Loan and the Boulevard Mall Companion Loan in accordance with the GE 2003-C2 Pooling and Servicing Agreement and the related intercreditor agreement.

     For purposes of calculating any realized loss on the DDR Portfolio Loan and the Geneva Commons Loan, respectively, or related REO property, liquidation proceeds and expenses will generally be allocated pro rata between the DDR Portfolio Loan and the DDR Portfolio Companion Loans or the Geneva Commons Loan and the Geneva Commons Companion Loan, as applicable, in accordance with the pooling and servicing agreement.

     Additional trust expenses will reduce amounts payable to certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

     (1)  special servicing fees, workout fees and liquidation fees;

     (2)  interest on unreimbursed advances;

     (3) the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the administration of the trust;

     (4) unanticipated, non-mortgage loan-specific expenses of the trust, including indemnities and reimbursements to the trustee as described under "The Pooling and Servicing Agreements--Matters Regarding the Trustee" in the prospectus, indemnities and reimbursements to the master servicer, the special servicer and the depositor comparable to those for the master servicer as described under "The Pooling and Servicing Agreements--Matters Regarding the Master Servicer and the Depositor" in the prospectus and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the prospectus;

     (5) any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus; and

     (6) any other expense of the trust not specifically included in the calculation of realized loss for which there is no corresponding collection from a borrower.

     P&I ADVANCES

     On each distribution date, the master servicer will be obligated to make P&I advances consisting of advances of delinquent principal and interest on the mortgage loans (except with respect to the John Hancock Tower Loan, the master servicer will be required to make advances with respect to the delinquent interest payments only; references in this prospectus supplement to P&I advances will mean, with respect to the John Hancock Tower Loan, advances of interest only), other than balloon payments. Servicing advances and P&I advances are referred to collectively in this prospectus supplement as advances. The master servicer will make P&I advances out of its own funds or, consistent with the replacement thereof as provided in the pooling and servicing agreement, funds held in the certificate account that are not required to be part of the Available Distribution Amount for that distribution date. Any funds advanced from the certificate account are required to be replaced by the master servicer by the next distribution date. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments, other than balloon payments, and any assumed monthly payments, in each case net of any related workout fee, that were due or deemed due on the mortgage loans during the same month as that distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of that due date or the last day of the related collection period or other specified date before that distribution date. The master servicer's obligations to make P&I advances on any mortgage loan will continue through liquidation of that mortgage loan or disposition of any related REO property.

     If the master servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. No advance will be required to be made by the master servicer or trustee, if, in the judgment of that person, the advance would not be recoverable from related proceeds or any other recovery on or in respect of that mortgage loan. The trustee will be able to rely on any non-recoverability determination made by the master servicer.

     If it is determined that an appraisal reduction amount exists for any required appraisal mortgage loan and subsequent delinquencies occur on such mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists. No reduction will be made in the principal portion of any P&I advance. The reduction in the interest portion of the P&I advance will be the product of the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by a fraction, the numerator of which is equal to the appraisal reduction amount, and the denominator of which is equal to the stated principal balance of that mortgage loan.

     See "--Appraisal Reductions" below.

     The master servicer and the trustee will each be entitled to recover any P&I advance made by it from related proceeds collected on the mortgage loan for which that P&I advance was made. If at any time a P&I advance made by the master servicer or the trustee is determined to be a nonrecoverable advance, the master servicer or the trustee will be entitled to recover the amount of that P&I advance out of funds received on or in respect of other mortgage loans. See "The Pooling and Servicing Agreement" above.

     The master servicer and the trustee each will be entitled to interest accrued on the amount of any advance it makes at a reimbursement rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as that "prime rate" may change from time to time. Interest on any advance will be payable to the party making the advance out of default interest, late payments or other collections collected on the related mortgage loan, as applicable, or, if the advance is determined to be nonrecoverable, together with the reimbursement of that advance, out of any amounts then on deposit in the certificate account. Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates unless the amount of default interest and late payments collected on the related mortgage loan is sufficient to pay that interest in full.

     APPRAISAL REDUCTIONS

     A mortgage loan will become a required appraisal loan upon the earliest of:

     (1)  the date on which the mortgage loan becomes a modified mortgage loan,

     (2) the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan,

     (3) the 90th day following the occurrence of an uncured delinquency in any balloon payment, or 150 days following such default, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class;

     (4) the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan,

     (5)  the 60th day following the bankruptcy of the borrower, and

     (6) the date on which a mortgaged property securing the mortgage loan becomes an REO property.

     Within 30 days of a mortgage loan becoming a required appraisal loan, or longer period if the special servicer is diligently and in good faith proceeding to obtain the appraisal, the special servicer is required to obtain an appraisal of the related mortgaged property from an independent MAI-designated appraiser, provided that if the mortgage loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the special servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the master servicer and will be reimbursed to the master servicer as a servicing advance.

     As a result of this appraisal, the special servicer may determine that an appraisal reduction amount exists on the required appraisal loan. The appraisal reduction amount for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of the sum of:

     (1)  the stated principal balance of the required appraisal loan,

     (2) to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest on the required appraisal loan through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

     (3) all related unreimbursed advances made for that required appraisal loan plus interest accrued on those advances at the reimbursement rate, and

     (4) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the master servicer to cover any of these items, over:

     90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal plus all escrow and reserves with respect to such required appraisal loan (other than amounts representing due and unpaid taxes, assessments, insurance premiums, ground rents and other amounts due and unpaid with respect to such required appraisal loan), net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, and are not amounts related to items included in clause (4) above and were not taken into account in the calculation of the appraised value.

     If a required appraisal is not obtained within 120 days of the date that the mortgage loan became a required appraisal loan (or, in the case of any uncured delinquency in any monthly payment or balloon payment, within 120 days of the date on which such monthly payment or balloon payment was first due), then until the appraisal is obtained, the appraisal reduction amount will equal 25% of the stated principal balance of the related required appraisal loan. Upon receipt of the required appraisal, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

     Within 30 days of each anniversary of the date a mortgage loan became a required appraisal loan, the special servicer is required to order an update of the prior appraisal. Based on the update, the special servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan. No update is required for a mortgage loan that has become a corrected mortgage loan and has remained current for twelve consecutive monthly payments, and for which no other special servicing event or other event that would cause the mortgage loan to be a required appraisal loan has occurred during the preceding twelve months. The cost of the updates will be covered by and reimbursable as a servicing advance.

     A modified mortgage loan is any mortgage loan for which any special servicing event has occurred and that has been modified by the master servicer or special servicer in a manner that:

     (1) affects the amount or timing of any payment of principal or interest due on the mortgage loan, other than, or in addition to, bringing current monthly payments on that mortgage loan;

     (2) except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released; or

     (3) in the reasonable good faith judgment of the master servicer or special servicer, as applicable, materially impairs the security for that mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan.

     With respect to the DDR Portfolio Whole Loan and the Geneva Commons Whole Loan, as applicable, the special servicer will calculate any appraisal reduction amounts in the manner described above, provided that any such appraisal reductions will be allocated pro rata between the DDR Portfolio Loan or the Geneva Commons Loan, as applicable, and the related Companion Loans according to the respective stated principal balances of such mortgage loans.

     With respect to the John Hancock Tower Whole Loan, the LB-UBS 2003-C5 Special Servicer will calculate any appraisal reduction amounts in a manner similar to that described above, provided that any such appraisal reductions will be allocated first to the John Hancock Tower B Notes (up to the outstanding principal balance thereof), then pro rata between the John Hancock Tower Loan and the John Hancock Tower Companion Loans according to the respective stated principal balances of such mortgage loans.

     With respect to the Boulevard Mall Whole Loan, the GE 2003-C2 Special Servicer will calculate any appraisal reduction amounts in a manner similar to that described above, provided that any such appraisal reductions will be allocated first to the Boulevard Mall B Note (up to the outstanding principal balance thereof), then pro rata between the Boulevard Mall Loan and the Boulevard Mall Companion Loan according to the respective stated principal balances of such mortgage loans.


     REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports

     On each distribution date, the trustee will be required to provide or make available to each holder of a certificate as of the related record date a distribution date statement providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage pool. For a discussion of the particular items of information included in each distribution date statement, as well as a discussion of annual information reports to be furnished by the trustee to persons who at any time during the prior calendar year were holders of the certificates, see "Description of the Certificates--Reports to Certificateholders" in the prospectus.

     In addition, the trustee will provide or make available to the extent received from the master servicer on each distribution date to each certificateholder, the following reports prepared by the master servicer or the special servicer, as applicable, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change, and including substantially the following information:

     (1) A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in "Annex A" to this prospectus supplement in the tables under the caption "Characteristics of the Mortgage Loans," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in "Annex A" to this prospectus supplement.

     (2)  A CMSA delinquent loan status report.

     (3)  A CMSA historical loan modification and corrected loan report.

     (4)  A CMSA historical liquidation report.

     (5)  A CMSA REO status report.

     (6)  A CMSA servicer watch list.

     The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. None of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Some information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

     Before each distribution date, the master servicer will deliver to the trustee by electronic means the following reports, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change:

     (1)  a CMSA comparative financial status report; and

     (2)  a CMSA loan periodic update file.

     In addition, the master servicer or special servicer, as applicable, is also required to prepare for each mortgaged property and REO property:

     (1) Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended September 30, 2003, a CMSA operating statement analysis report, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the mortgaged property or REO property as of the end of that calendar quarter. The master servicer or special servicer, as applicable, will deliver to the trustee by electronic means the operating statement analysis upon request.

     (2) Within 30 days after receipt by the master servicer of an annual operating statement, a CMSA NOI adjustment analysis worksheet, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to "normalize" the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (1) above. The master servicer will deliver to the trustee by electronic means the NOI adjustment analysis worksheet upon request.

     Certificate owners who have certified to the trustee their beneficial ownership of any offered certificate may also obtain access to any of the trustee reports upon request. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, consistent with any statutory or regulatory requirements as may be in effect from time to time. Except as provided in this prospectus supplement, the master servicer, the special servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY

     The trustee will make available each month, to any interested party, the distribution date statement via the trustee's internet website. In addition, upon the approval of the depositor, the trustee will make available each month, to any interested party, the trustee reports on the trustee's internet website. The trustee's internet website will initially be located at " www.ctslink.com/cmbs." In addition, the trustee will also make the CMSA delinquent loan status report, the CMSA historical loan modification report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report and the CMSA operating statement analysis report, to the extent received from the master servicer, and mortgage loan information, as presented in the CMSA loan setup file and CMSA periodic loan update file format, available each month to any certificateholder, any certificate owner, the rating agencies or any other interested party via the trustee's internet website. All such reports and statements will require the use of a password provided by the trustee to the person requesting such report or statement upon receipt by the trustee from such person of a certification in the form attached to the pooling and servicing agreement. The rating agencies and the parties to the pooling and servicing agreement will not be required to provide that certification. The depositor may at any time instruct the trustee not to require the use of a password to access any or all such information. In addition, the trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the pooling and servicing agreement, the prospectus and the prospectus supplement via the trustee's internet website. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     In connection with providing access to the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.


     OTHER INFORMATION

     The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate, originals or copies of the following items to the extent they are held by the trustee:

     (1)  the pooling and servicing agreement and any amendments;

     (2) all trustee reports delivered to holders of each relevant class of offered certificates since the delivery date;

     (3) all officers' certificates and accountants' reports delivered to the trustee since the delivery date as described under "The Pooling and Servicing Agreements--Evidence as to Compliance" in the prospectus;

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

     (4) the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property;

     (5) the most recent annual operating statements, if any, collected by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property; and

     (6) the mortgage note, mortgage and other legal documents relating to each mortgage loan, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer or special servicer, as applicable, and delivered to the trustee.

     The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of offered certificates, is requesting the information solely for use in evaluating its investment in the certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their certificates, will be deemed to have agreed to keep this information confidential. The master servicer may, but is not required to, make information available over the Internet.

     Pursuant to the pooling and servicing agreement, the master servicer and special servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from certificate owners regarding the performance and servicing of the mortgage loans and/or REO properties for which the master servicer or special servicer, as the case may be, is responsible. The master servicer and the special servicer each shall condition such disclosure upon such certificate owner entering into a confidentiality agreement regarding such disclosure to it. Neither the master servicer nor the special servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.


     VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, the voting rights for the certificates will be allocated as follows:

     (1) 98% among the holders of the classes of principal balance certificates in proportion to the certificate balances of their certificates, adjusted as described below,

     (2)  1% among the holders of the Class X certificates, and

     (3) 1% allocated equally among the holders of the respective classes of REMIC residual certificates.

     Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement will terminate following the earliest of:

     (1) the final payment, or advance of that payment, or other liquidation of the last mortgage loan and/or REO property in the trust; or

     (2) the purchase of all of the assets of the trust by the master servicer or, if the master servicer elects not to make the purchase, the majority certificateholder of the controlling class, or if the majority certificateholder of the controlling class elects not to make the purchase, the depositor, when the then aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance; or

     (3) the exchange of all then outstanding certificates, including the Class X certificates but excluding the REMIC residual certificates, for the mortgage loans remaining in the trust at any time the aggregate principal balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, but all the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange.

     Any purchase by the master servicer, the majority certificateholder of the controlling class or the depositor of all the mortgage loans and other assets in the trust is required to be made at a price equal to:

     (1) the aggregate unpaid principal balance of all the mortgage loans plus accrued and unpaid interest, exclusive of mortgage loans for which the related mortgaged properties have become REO properties, then included in the trust; plus

     (2) the aggregate fair market value of all REO properties then included in the trust, which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan, as determined by an appraiser mutually agreed upon by the special servicer and the trustee; minus

     (3) if the purchase is by the master servicer, the aggregate of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

     On the final distribution date, the aggregate amount paid by the master servicer, the majority certificateholder of the controlling class or the depositor, as the case may be, for the mortgage loans and other assets in the trust, if the trust is to be terminated as a result of the purchase of all of the assets, together with all other amounts on deposit in the certificate account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders, will be applied as described above under "-- Distributions--Application of the Available Distribution Amount."

     THE TRUSTEE

     The trustee is Wells Fargo Bank Minnesota, National Association. The trustee is at all times required to be, and will be required to resign if it fails to be,

     (1) a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000, or, in some cases, a lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates, and subject to supervision or examination by federal or state authority, and

     (2) an institution whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA-" (or A+ as long as the short-term unsecured debt is F-1) by Fitch, "AA-" (or "A+" as long as the short-term senior unsecured debt is A-1) by Standard & Poor's, or lower ratings that the rating agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the certificates.

     The corporate trust office of the trustee responsible for administration of the trust is located at 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Corporate Trust Services (CMBS)-GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C2.

                        YIELD AND MATURITY CONSIDERATIONS


     YIELD CONSIDERATIONS

     The yield to maturity of each class of certificates will depend on, among other things:

     (1)  the purchase price of the certificates;

     (2)  the applicable pass-through rate;

     (3)  the actual performance of the mortgage loans; and

     (4)  the rate and timing of payments on the mortgage loans.

     The Purchase Price of the Certificates

     The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend, in part, upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on, or otherwise result in, the reduction of the principal balance or notional amount, as the case may be, of that certificate. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield. Typically, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on the yield to maturity of that certificate. As a result, the effect on yield of principal payments on offered certificates occurring at a rate higher or lower than the rate anticipated during any particular period would not be fully offset by a subsequent like reduction or increase in the rate of principal payments during a later period.

     Applicable Pass-Through Rate

     The pass-through rate for each class of offered certificates will be as specified in "Description of the Certificates--Pass-Through Rates."

     See "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments on the Mortgage Loans" below.

     Actual Performance of the Mortgage Loans

     The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will be borne as described in "Description of the Certificates--Subordination; Allocation of Losses and Expenses" and "Risk Factors--Allocations of losses on the mortgage loans will reduce your payments and yield on your certificates."

     Rate and Timing of Principal Payments on the Mortgage Loans

     The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans, including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans, including, for this purpose, collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust and the allocation of such amounts under any related intercreditor agreement. Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed, and reductions in the notional amount of the Class X certificates that would otherwise have occurred, over the remaining terms of the mortgage loans. See "Description of the Mortgage Pool--Prepayment Provisions" and "--Earnout Loans and Additional Collateral Loans" in this prospectus supplement. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the principal balance certificates, while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

     The failure on the part of any borrower to pay its ARD loan on its anticipated repayment date may result in significant delays in payments of principal on that ARD loan and on the offered certificates. Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans being transferred to the trust.

     FACTORS THAT AFFECT THE RATE AND TIMING OF PAYMENTS AND DEFAULTS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including prevailing interest rates, the terms of the mortgage loans, including prepayment premiums, prepayment lock-out periods and amortization terms that require balloon payments, the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and commercial space in those areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool--Earnout Loans and Additional Collateral Loans" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--The Effects of Prepayments on Yield" in the prospectus.

     The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.


     DELAY IN PAYMENT OF DISTRIBUTIONS

     Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 10 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices, assuming those prices did not account for that delay.


     UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     As described under "Description of the Certificates--Distributions-- Application of the Available Distribution Amount" in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent distribution dates to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of certificates for so long as it is outstanding.


     WEIGHTED AVERAGE LIFE

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the holder of that certificate or, in the case of the Class X certificates, the notional amount of that certificate is reduced to zero. For purposes of this prospectus supplement, the weighted average life of a certificate is determined by:

     (1) multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the delivery date to the related distribution date,

     (2)  summing the results, and

     (3) dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

     The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and advances of principal are in turn applied in reduction of the certificate balance or notional amount of the class of certificates to which the certificate belongs. If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of that payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR or constant prepayment rate model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables for any particular class, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity, or the anticipated repayment date, in the case of an ARD loan. The columns headed "25%," "50%," "75%" and "100%" assume that no prepayments are made on any mortgage loan during that mortgage loan's prepayment lock-out, defeasance or yield maintenance period and are otherwise made on each of the mortgage loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the mortgage loans, whether or not in a prepayment lock-out period, defeasance period or yield maintenance period will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lock-out period, defeasance period or yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise.

     A prepayment lock-out period is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A defeasance period is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option. A yield maintenance period is any period during which the terms of the mortgage loan require the borrower to make a yield maintenance payment together with any voluntary prepayment of the mortgage loan.

     The following tables indicate the percentage of the initial certificate balance of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of that class of certificates. The tables have been prepared on the basis of the information set forth on "Annex A" to this prospectus supplement and the following modeling assumptions:

     (1) the initial certificate balance, and the pass-through rate for each class of certificates are as provided in this prospectus supplement;

     (2) the scheduled monthly payments for each mortgage loan are based on payments of principal and interest (or of interest only, for those mortgage loans identified on "Annex A" to this prospectus supplement as being interest-only or having an interest-only period) described on "Annex A" to this prospectus supplement;

     (3) all scheduled monthly payments, including balloon payments, are timely received on the applicable due date each month beginning in September 2003, except that in the case of the John Hancock Tower Loan it has been assumed that the August 2003 payment is available for distribution in September 2003 and each monthly payment thereafter is available for distribution in the month following the due date of such payment;

     (4) there are no delinquencies or losses, extensions of maturity or appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties;

     (5) prepayments are made on each of the mortgage loans at the indicated CPR percentages provided in the table without regard to any limitations in the mortgage loans on partial voluntary principal prepayments, except to the extent modified below by the assumption numbered (13);

     (6)  the ARD loans will mature on their anticipated repayment date;

     (7) each mortgage loan accrues interest under the method specified in "Description of the Mortgage Pool--Calculations of Interest"; provided, however, that for those loans with fixed monthly payments during an interest-only period, interest rates were imputed based on the fixed monthly payments required under those loans during the interest only period (see "Annex A--Interest-Only Loans" in this prospectus supplement);

     (8) none of the master servicer, the majority certificateholder of the controlling class or the depositor exercises its right of optional termination described in this prospectus supplement;

     (9) no mortgage loan is repurchased or is required to be repurchased by a mortgage loan seller;

     (10) no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     (11) there are no additional trust expenses;

     (12) distributions on the certificates are made on the 10th calendar day of each month, beginning in September 2003;

     (13) no prepayments are received on any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period;

     (14) the prepayment provisions for each mortgage loan are as described on "Annex A" to this prospectus supplement;

     (15) no prepayments are received due to the failure to satisfy the requirements to release earnout amounts for each earnout loan (see "Annex A--Earnout Loans"); and

     (16) the delivery date is August 28, 2003.

     To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the principal balances of the certificates may be reduced to zero on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the modeling assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the modeling assumptions or at the same rate. For example, some of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may affect the rate of principal payments to the certificates even if the average prepayment experience of the mortgage loans is equal to the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. You must make your own decisions as to the appropriate assumptions, including prepayment assumptions to be used in deciding whether to purchase the offered certificates.

     You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay.

     Based on the modeling assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class B, Class C, Class D and Class E certificates and the percentage of the initial certificate balance of each class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR



                                                                       PREPAYMENT ASSUMPTION (CPR)
                                              -----------------------------------------------------------------------------
DATE                                              0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
----                                          -------------   -------------   -------------   -------------   -------------
Closing Date ..............................           100             100             100             100             100
August 10, 2004 ...........................            98              98              98              98              98
August 10, 2005 ...........................            95              95              95              95              95
August 10, 2006 ...........................            92              92              92              92              92
August 10, 2007 ...........................            89              89              89              89              89
August 10, 2008 ...........................            36              36              36              36              36
August 10, 2009 ...........................            34              34              34              34              34
August 10, 2010 ...........................            24              24              24              24              24
August 10, 2011 ...........................            21              21              21              21              20
August 10, 2012 ...........................            17              17              17              17              17
August 10, 2013 ...........................             0               0               0               0               0
Weighted Average Life (in years) ..........          5.70            5.69            5.68            5.66            5.54
First Principal Payment Date ..............     9/10/2003       9/10/2003       9/10/2003       9/10/2003       9/10/2003
Last Principal Payment Date ...............     5/10/2013       5/10/2013       4/10/2013       3/10/2013       2/10/2013

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
----                                         -------------   -------------   -------------   -------------   -------------
Closing Date .............................           100             100             100             100             100
August 10, 2004 ..........................           100             100             100             100             100
August 10, 2005 ..........................           100             100             100             100             100
August 10, 2006 ..........................           100             100             100             100             100
August 10, 2007 ..........................           100             100             100             100             100
August 10, 2008 ..........................           100             100             100             100             100
August 10, 2009 ..........................           100             100             100             100             100
August 10, 2010 ..........................           100             100             100             100             100
August 10, 2011 ..........................           100             100             100             100             100
August 10, 2012 ..........................           100             100             100             100             100
August 10, 2013 ..........................             0               0               0               0               0
Weighted Average Life (in years) .........          9.83            9.82            9.80            9.77            9.58
First Principal Payment Date .............     5/10/2013       5/10/2013       4/10/2013       3/10/2013       2/10/2013
Last Principal Payment Date ..............     8/10/2013       8/10/2013       8/10/2013       7/10/2013       5/10/2013

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS B CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR



                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
----                                         -------------   -------------   -------------   -------------   -------------
Closing Date .............................           100             100             100             100             100
August 10, 2004 ..........................           100             100             100             100             100
August 10, 2005 ..........................           100             100             100             100             100
August 10, 2006 ..........................           100             100             100             100             100
August 10, 2007 ..........................           100             100             100             100             100
August 10, 2008 ..........................           100             100             100             100             100
August 10, 2009 ..........................           100             100             100             100             100
August 10, 2010 ..........................           100             100             100             100             100
August 10, 2011 ..........................           100             100             100             100             100
August 10, 2012 ..........................           100             100             100             100             100
August 10, 2013 ..........................             0               0               0               0               0
Weighted Average Life (in years) .........          9.95            9.95            9.95            9.90            9.70
First Principal Payment Date .............     8/10/2013       8/10/2013       8/10/2013       7/10/2013       5/10/2013
Last Principal Payment Date ..............     8/10/2013       8/10/2013       8/10/2013       8/10/2013       5/10/2013

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS C CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
----                                         -------------   -------------   -------------   -------------   -------------
Closing Date .............................           100             100             100             100             100
August 10, 2004 ..........................           100             100             100             100             100
August 10, 2005 ..........................           100             100             100             100             100
August 10, 2006 ..........................           100             100             100             100             100
August 10, 2007 ..........................           100             100             100             100             100
August 10, 2008 ..........................           100             100             100             100             100
August 10, 2009 ..........................           100             100             100             100             100
August 10, 2010 ..........................           100             100             100             100             100
August 10, 2011 ..........................           100             100             100             100             100
August 10, 2012 ..........................           100             100             100             100             100
August 10, 2013 ..........................             0               0               0               0               0
Weighted Average Life (in years) .........          9.95            9.95            9.95            9.95            9.70
First Principal Payment Date .............     8/10/2013       8/10/2013       8/10/2013       8/10/2013       5/10/2013
Last Principal Payment Date ..............     8/10/2013       8/10/2013       8/10/2013       8/10/2013       5/10/2013

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS D CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-----                                        -------------   -------------   -------------   -------------   -------------
Closing Date .............................           100             100             100             100             100
August 10, 2004 ..........................           100             100             100             100             100
August 10, 2005 ..........................           100             100             100             100             100
August 10, 2006 ..........................           100             100             100             100             100
August 10, 2007 ..........................           100             100             100             100             100
August 10, 2008 ..........................           100             100             100             100             100
August 10, 2009 ..........................           100             100             100             100             100
August 10, 2010 ..........................           100             100             100             100             100
August 10, 2011 ..........................           100             100             100             100             100
August 10, 2012 ..........................           100             100             100             100             100
August 10, 2013 ..........................             0               0               0               0               0
Weighted Average Life (in years) .........          9.95            9.95            9.95            9.95            9.70
First Principal Payment Date .............     8/10/2013       8/10/2013       8/10/2013       8/10/2013       5/10/2013
Last Principal Payment Date ..............     8/10/2013       8/10/2013       8/10/2013       8/10/2013       5/10/2013

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS E CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
----                                         -------------   -------------   -------------   -------------   -------------
Closing Date .............................           100             100             100             100             100
August 10, 2004 ..........................           100             100             100             100             100
August 10, 2005 ..........................           100             100             100             100             100
August 10, 2006 ..........................           100             100             100             100             100
August 10, 2007 ..........................           100             100             100             100             100
August 10, 2008 ..........................           100             100             100             100             100
August 10, 2009 ..........................           100             100             100             100             100
August 10, 2010 ..........................           100             100             100             100             100
August 10, 2011 ..........................           100             100             100             100             100
August 10, 2012 ..........................           100             100             100             100             100
August 10, 2013 ..........................             0               0               0               0               0
Weighted Average Life (in years) .........          9.95            9.95            9.95            9.95            9.70
First Principal Payment Date .............     8/10/2013       8/10/2013       8/10/2013       8/10/2013       5/10/2013
Last Principal Payment Date ..............     8/10/2013       8/10/2013       8/10/2013       8/10/2013       5/10/2013

     PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent or CBE yield and weighted average life in years for each class of offered certificates, under the modeling assumptions.

     The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the
discounted present value of the assumed stream of cash flows as of August   ,
2003 to equal the assumed purchase prices, plus accrued interest at the
applicable pass-through rate on page S-5 from and including August   , 2003 to
but excluding the delivery date, and converting the monthly rates to semi-annual corporate bond equivalent rates. That calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered. Purchase prices are expressed in 32nds as a percentage of the initial certificate balance of the specified class (i.e., 99-16 means 99 16/32%) and are exclusive of accrued interest.

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS


                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
DATE                                          0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                         --------   ---------   ---------   ---------   ---------





Weighted Average Life (in years) .........
First Principal Payment Date .............
Last Principal Payment Date ..............

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS


                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
DATE                                          0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                         --------   ---------   ---------   ---------   ---------






Weighted Average Life (in years) .........
First Principal Payment Date .............
Last Principal Payment Date ..............

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS


                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
DATE                                          0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                         --------   ---------   ---------   ---------   ---------






Weighted Average Life (in years) .........
First Principal Payment Date .............
Last Principal Payment Date ..............

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS


                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
DATE                                          0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                         --------   ---------   ---------   ---------   ---------




Weighted Average Life (in years) .........
First Principal Payment Date .............
Last Principal Payment Date ..............

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS


                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
DATE                                          0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                         --------   ---------   ---------   ---------   ---------






Weighted Average Life (in years) .........
First Principal Payment Date .............
Last Principal Payment Date ..............


             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS


                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
DATE                                          0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
----                                         --------   ---------   ---------   ---------   ---------









Weighted Average Life (in years) .........
First Principal Payment Date .............
Last Principal Payment Date ..............

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, rulings and decisions now in effect, and proposed regulations, all of which may change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, the summary is correct in all material respects in the opinion of Orrick, Herrington & Sutcliffe LLP, special United States federal tax counsel for the depositor. This summary does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security," "conversion transaction," or other integrated investment comprised of the offered certificates and one or more other investments, foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     For federal income tax purposes, separate REMIC elections will be made for segregated asset pools which make up the trust, other than any excess interest collected on the ARD loans. The resulting REMICs will be referred to in this prospectus supplement as the "Trust REMICs". Upon the issuance of the offered certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement (and, in the case of the John Hancock Tower Loan and the Boulevard Mall Loan, compliance with the related pooling and servicing agreement pursuant to which such loan is serviced), for federal income tax purposes, each of the Trust REMICs will qualify as a REMIC under the Internal Revenue Code of 1986, as amended, called "the Code." For federal income tax purposes, each class of REMIC residual certificates will be the sole class of "residual interests" in the corresponding Trust REMIC; and except to the extent representing the right to excess interest on the ARD loans and interest attributable to any stepped-up interest rate dependent on leasing conditions, the certificates, other than the REMIC residual certificates, will evidence the "regular interests" in, and will be treated as debt instruments of, a Trust REMIC. See "Federal Income Tax Consequences--REMICs" in the prospectus.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The offered certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the mortgage loans, except that it is assumed that the ARD loans will pay their respective outstanding principal balances on their related anticipated repayment dates. No representation is made as to the actual expected rate of prepayment of any mortgage loan. See "Federal

Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus. The Class P certificates, in addition to evidencing REMIC regular interests, will also evidence undivided beneficial interests in the portion of the trust consisting of any excess interest collected on the ARD loans and interest attributable to any stepped-up interest rate dependent on leasing conditions. Those beneficial interests will constitute interests in a grantor trust for federal income tax purposes.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. You should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because certain classes of certificates may bear interest at a rate based on the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting that interest (i.e., as "qualified stated interest") would be recognized by the IRS. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.

     Prepayment premiums and yield maintenance charges collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums or yield maintenance charges described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of certificates entitled to a prepayment premium or yield maintenance charge. For federal income tax reporting purposes, prepayment premiums and yield maintenance charges will be treated as income to the holders of a class of certificates entitled to prepayment premiums and yield maintenance charges only after the master servicer's actual receipt of a prepayment premium or yield maintenance charge that the class of certificates is entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of that income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

     Some classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each affected class of certificates should consult their tax advisors regarding the possibility of making an election to amortize that premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.


     CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Class P certificateholders' right to receive excess interest will be treated as "stripped coupons" under Section 1286 of the Code. Because excess interest will arise on the ARD loans only if, contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount as described above, it does not prepay on its related anticipated repayment date, and, with respect to the mortgage loan providing for an increased interest rate based on satisfaction of leasing conditions, only if the leasing conditions are not satisfied, for federal income tax information reporting purposes it will initially be assumed that no excess interest will be paid. Consequently, excess interest will not be reported as income in federal income tax information reports sent to certificateholders entitled thereto until excess interest actually accrues. Similarly, no portion of the principal holders' purchase price of their certificates will be treated as allocable to their right to receive possible distributions of excess interest. However, the Internal Revenue Service might conceivably disagree with this treatment and assert that additional income should be accrued for projected possible payments of excess interest in advance of its actual accrual, that additional original issue discount income should be accrued for the affected certificates, or both. Class P certificateholders should consult with their tax advisors regarding the overall tax consequences of their right to receive excess interest.

     The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Moreover, the offered certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

     The offered certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans secured by residential mortgaged properties and, accordingly, investment in the offered certificates may not be suitable for certain thrift institutions. See "Description of the Mortgage Pool" in this prospectus supplement.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.


                             METHOD OF DISTRIBUTION

     The depositor has agreed to sell, and Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and Goldman, Sachs & Co. have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases are governed by an underwriting agreement, dated on or about August 2003 among the depositor, GMAC Commercial Mortgage Corporation and each of the underwriters.

     It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC,
Clearstream and Euroclear on or about August   , 2003 against payment therefor
in immediately available funds.


                                ALLOCATION TABLE


UNDERWRITER                                     CLASS A-1     CLASS A-2     CLASS B     CLASS C     CLASS D     CLASS E
-----------                                     -----------   -----------   ---------   ---------   ---------   --------
Morgan Stanley & Co. Incorporated ..........
Deutsche Bank Securities Inc. ..............
Goldman, Sachs & Co. .......................
                                                    ---          ---          ---          ---         ---         ---
Total ......................................        100%         100%         100%         100%        100%        100%

     The underwriters have agreed, provided the terms and conditions of the underwriting agreement are met, to purchase all of the offered certificates if any are purchased. If either underwriter defaults, the underwriting agreement provides that, in specified circumstances, the purchase commitment of the nondefaulting underwriter may be increased or the underwriting may be terminated.

     Under the underwriting agreement, each underwriter must pay for and accept delivery of its certificates provided that specified conditions are met, including the receipt of legal opinions, that no stop order suspending the effectiveness of the depositor's registration statement is in effect, and that no proceedings for that purpose are pending before or threatened by the SEC.

     The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the underwriters, will be approximately
   % of the aggregate certificate balance of the offered certificates, plus accrued interest. Each underwriter may effect transactions by selling its certificates to or through dealers. Dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     Morgan Stanley & Co. Incorporated is an affiliate of MSMC, Deutsche Bank Securities Inc. is an affiliate of GACC and Goldman, Sachs & Co. is an affiliate of GSMC and Archon Financial, L.P.

     The depositor will indemnify the underwriters, and under limited circumstances the underwriters will severally and not jointly indemnify the depositor against specified civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

     A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning the offered certificates will be the trustee reports discussed in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information." Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information," any additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of that information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.


                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, and for the underwriters by Sidley Austin Brown & Wood LLP.


                                     RATINGS

     The offered certificates are required to receive ratings from Fitch and Standard & Poor's that are not lower than those indicated under "Summary of Series 2003-C2 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the May 2040 distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and interest required under the offered certificates.

     The ratings of the offered certificates do not, however, address any of the following:

     (1) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans;

     (2) the degree to which prepayments might differ from those originally anticipated;

     (3) whether and to what extent prepayment premiums or yield maintenance charges will be collected with prepayments or the corresponding effect on yield to investors;

     (4) whether and to what extent excess interest will be collected on the ARD loans;

     (5) whether and to what extent default interest will be collected on the mortgage loans; and

   (6)   the tax treatment of payments on the offered certificates.

     Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned by any rating agency rating that class.

     You should evaluate the ratings on the offered certificates independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.

                                LEGAL INVESTMENT

     As of the date of their issuance, none of the offered certificates will be "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 or "SMMEA." As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates of any class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage-related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and entities in which those plans have invested, such as collective investment funds, insurance company separate accounts and insurance company general accounts, you should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable to those "prohibited transactions." If you purchase or hold the Class A-1, Class A-2, Class B, Class C, Class D or Class E certificates on behalf of or with "plan assets" of a plan, your purchase may qualify for exemptive relief under the exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the prospectus. To qualify for this exemption, however, a number of conditions must be met, including the requirements that:

     (1) the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933;

     (2) at the time of acquisition, the certificates must be rated in one of the top four generic rating categories by at least one rating agency; and

     (3) the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of consumer receivables, secured credit instruments or secured obligations that:

          (i) bear interest or are purchased at a discount, including certain mortgage loans secured by real property; and

          (ii) if the obligations are commercial, multifamily or other designated transaction loans, have loan-to-value ratios that do not exceed 100%.

     Each beneficial owner of an offered certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such offered certificates in reliance on the exemption referenced in the preceding paragraph, and that it understands that there are certain conditions to the availability of this exemption, including that the offered certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, Moody's or Standard & Poor's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and
(3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     If you are an insurance company and you would like to invest your general account assets in the offered certificates, you should consult with your legal advisors about whether Section 401(c) of ERISA, as described under "ERISA Considerations--Representation From Investing Plans" in the prospectus, may apply to you. The DOL has published final regulations under Section 401(c).

     If you are a plan fiduciary or other person considering whether to purchase an offered certificate on behalf of or with "plan assets" of a plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code may apply to your investment, and whether the exemption or any other prohibited transaction exemption may be available in connection with your purchase. See "ERISA Considerations" in the prospectus.

                                   GLOSSARY

     The certificates will be issued pursuant to the pooling and servicing agreement. The following Glossary is not complete. You should also refer to the prospectus and the pooling and servicing agreement for additional definitions. Unless the context requires otherwise, the definitions contained in this Glossary apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     2003-TOP 11 MASTER SERVICER--The master servicer under the pooling and servicing agreement relating to the Morgan Stanley Capital I Trust 2003--TOP 11 securitization.

     AVAILABLE DISTRIBUTION AMOUNT--The Available Distribution Amount for any distribution date will generally equal:

     (1) all amounts on deposit in the certificate account and the distribution account as of the close of business on the related determination date, excluding:

          (a) monthly payments collected but due on a due date after the related collection period;

          (b)  prepayment premiums and yield maintenance charges;

          (c) amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the master servicer, the special servicer or the trustee as compensation or to reimburse outstanding advances and amounts payable for additional trust expenses;

          (d) amounts deposited in the certificate account or the distribution account, as the case may be, in error;

          (e) for any distribution date in February, and in any January in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

          (f)  amounts that represent excess liquidation proceeds; plus

     (2) to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the master servicer to cover Prepayment Interest Shortfalls, Balloon Payment Interest Shortfalls and Extraordinary Prepayment Interest Shortfalls incurred during the related collection period; plus

     (3) for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as described under "Description of the Certificates--Interest Reserve Account" in this prospectus supplement; plus

     (4) for any mortgage loan with a due date after the determination date in each month, the monthly payment, other than any balloon payment, due in the same month as that distribution date if received by the related due date in that month.

     BALLOON PAYMENT INTEREST EXCESS--If the due date for any balloon payment on a balloon mortgage loan occurs on a later date than the due date in prior months, the amount of interest (net of related master servicing fees) accrued on the related balloon loan for the additional number of days will, to the extent actually collected in connection with the payment of the balloon payment on or before the succeeding determination date, constitute a Balloon Payment Interest Excess.

     BALLOON PAYMENT INTEREST SHORTFALL--If the due date for any balloon payment on a balloon mortgage loan occurs on an earlier date than the due date in prior months, the additional amount of interest (net of related master servicing fees) that would have accrued on the related balloon loan if the stated maturity date were on the later date will, to the extent not paid by the borrower, constitute a Balloon Payment Interest Shortfall.

     BOULEVARD MALL B NOTE--The mortgage loan secured by the Boulevard Mall mortgaged property which is subordinate to the Boulevard Mall Loan and the Boulevard Mall Companion Loan. The Boulevard Mall B Note is not an asset of the trust.

     BOULEVARD MALL COMPANION LOAN--The mortgage loan secured by the Boulevard Mall mortgaged property on a pari passu basis with the Boulevard Mall Loan. The Boulevard Mall Companion Loan is not an asset of the trust.

     BOULEVARD MALL CONTROL APPRAISAL EVENT--A Boulevard Mall Control Appraisal Event will exist if and for so long as the initial principal balance of the Boulevard Mall B Note (minus the sum of any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Boulevard Mall B Note after the cut-off date of the GE 2003-C2 Pooling and Servicing Agreement, any appraisal reduction amount (as determined under the GE 2003-C2 Pooling and Servicing Agreement) for the Boulevard Mall B Note and realized losses with respect to the Boulevard Mall mortgaged property) is less than 25% of its initial principal balance (minus the sum of any principal payments whether as scheduled amortization, principal prepayments or otherwise received on, the Boulevard Mall B Note after the cut-off date of the GE 2003-C2 Pooling and Servicing Agreement).

     BOULEVARD MALL LOAN--The mortgage loan identified by control number 4 on "Annex A" to this prospectus supplement.

     BOULEVARD MALL WHOLE LOAN--Collectively, the Boulevard Mall Loan, the Boulevard Mall Companion Loan and the Boulevard Mall B Note.

     COMPANION LOAN--Any of the Boulevard Mall Companion Loan, the DDR Portfolio Companion Loans, the Geneva Commons Companion Loan or the John Hancock Tower Companion Loans, as the case may be.

     DDR PORTFOLIO COMPANION LOANS--Each of the mortgage loans secured by the DDR mortgaged property on a pari passu basis with the DDR Plaza Loan. The DDR Portfolio Companion Loans are not assets of the trust.

     DDR PORTFOLIO LOAN--The mortgage loan identified by control number 3 on "Annex A" to this prospectus supplement.

     DDR WHOLE LOAN--Collectively, the DDR Portfolio Loan and the DDR Portfolio Companion Loans.

     EXTRAORDINARY PREPAYMENT INTEREST SHORTFALL--An Extraordinary Prepayment Interest Shortfall will arise with respect to any mortgage loan with a due date after the determination date in any month if that mortgage loan is prepaid in full or in part (including, without limitation, by an early balloon payment) and that prepayment is applied to the mortgage loan prior to the mortgage loan's due date in the next succeeding collection period. The amount of this Extraordinary Prepayment Interest Shortfall will equal the amount of the interest that would have accrued at the related Net Mortgage Rate on the amount of the prepayment from the date as of which such prepayment was received to, but not including, the due date of the mortgage loan in the next succeeding collection period, to the extent not collected from the related borrower (without regard to any prepayment premium or excess interest that may have been collected) and to the extent that any portion of the Extraordinary Prepayment Interest Shortfall does not represent a Balloon Prepayment Interest Shortfall.

     GE 2003-C2 FISCAL AGENT--The fiscal agent under the GE 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

     GE 2003-C2 MASTER SERVICER--The "master servicer" under the GE 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is GEMSA Loan Services, L.P. Bank of America, N.A., will act through its Capital Markets Servicing Group as the primary servicer with respect to the Boulevard Mall Whole Loan.

     GE 2003-C2 POOLING AND SERVICING AGREEMENT--The Pooling and Servicing Agreement, dated as of August 1, 2003, by and among GE Commercial Mortgage Corporation, as depositor, GEMSA Loan Services, L.P., as Master Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent.

     GE 2003-C2 SPECIAL SERVICER--The "special servicer" under the GE 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is Midland Loan Services, Inc.

     GE 2003-C2 TRUST--The trust fund formed under the GE 2003-C2 Pooling and Servicing Agreement.

     GE 2003-C2 TRUSTEE--The trustee under the GE 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

     GENEVA COMMONS COMPANION LOAN--The mortgage loan secured by the Geneva Commons mortgaged property on a pari passu basis with the Geneva Commons Plaza Loan. The Geneva Commons Companion Loan is not an asset of the trust.

     GENEVA COMMONS LOAN--The mortgage loan identified by control number 5 on "Annex A" to this prospectus supplement.

     GENEVA COMMONS WHOLE LOAN--Collectively, the Geneva Commons Loan and the Geneva Commons Companion Loan.

     JOHN HANCOCK TOWER B NOTES--The mortgage loans secured by the John Hancock Tower mortgaged property which are subordinate to the John Hancock Tower Loan and the John Hancock Tower Companion Loans. The John Hancock Tower B Notes are not assets of the trust.

     JOHN HANCOCK TOWER COMPANION LOANS--The mortgage loans secured by the John Hancock Towers mortgaged property on a pari passu basis with the John Hancock Towers Loan. The John Hancock Tower Companion Loans are not assets of the trust.

     JOHN HANCOCK TOWER INTERCREDITOR AGREEMENT--The intercreditor agreement, dated as of January 24, 2003 between the holder of the John Hancock Tower Loan, the John Hancock Tower Companion Loans and the John Hancock Tower B Noteholder.

     JOHN HANCOCK TOWER LOAN--The mortgage loan identified by control number 1 on "Annex A" to this prospectus supplement.

     JOHN HANCOCK TOWER MEZZANINE BORROWER--Tower Financing LLC, a Delaware limited liability company.

     JOHN HANCOCK TOWER MEZZANINE COLLATERAL--A pledge of 100% of the John Hancock Tower Mezzanine Borrower's membership interest in the borrower of the John Hancock Tower Whole Loan and 100% of the capital stock in 100 & 200 Clarendon Inc., which is the springing member of the John Hancock Tower Whole Loan.

     JOHN HANCOCK TOWER MEZZANINE LOAN--The mezzanine mortgage loan in the initial principal amount of $87,000,000, made by the John Hancock Tower Mezzanine Borrower to Lehman Brothers Holdings, Inc. and MSMC, as lenders.

     JOHN HANCOCK TOWER WHOLE LOAN--Collectively, the John Hancock Tower Loan, the John Hancock Tower Companion Loans and the John Hancock Tower B Notes.

     LB-UBS 2003-C5 FISCAL AGENT--The fiscal agent under the LB-UBS 2003-C5 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

     LB-UBS 2003-C5 MASTER SERVICER--The "master servicer" under the LB-UBS 2003-C5 Pooling and Servicing Agreement, which as of the date hereof is Wachovia Bank, National Association.

     LB-UBS 2003-C5 POOLING AND SERVICING AGREEMENT--The Pooling and Servicing Agreement, dated as of July 11, 2003, by and among Structured Asset Securities Corporation II, Wachovia Bank, National Association, as Master Servicer, Lennar Partners Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V. as Fiscal Agent.

     LB-UBS 2003-C5 SPECIAL SERVICER--The "special servicer" under the LB-UBS 2003-C5 Pooling and Servicing Agreement, which as of the date hereof is Lennar Partners Inc.

     LB-UBS 2003-C5 TRUST--The trust fund formed under the LB-UBS 2003-C5 Pooling and Servicing Agreement.

     LB-UBS 2003-C5 TRUSTEE--The trustee under the LB-UBS 2003-C5 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

     NET AGGREGATE PREPAYMENT INTEREST SHORTFALL--The Net Aggregate Prepayment Interest Shortfall for any distribution date will be the amount, if any, by which the aggregate of all Prepayment Interest Shortfalls incurred on the mortgage pool during the related collection period, exceeds any payment made by the master servicer for that distribution date to cover those Prepayment Interest Shortfalls.

     NET MORTGAGE RATE--The Net Mortgage Rate for any mortgage loan is an annual rate equal to the related mortgage rate in effect from time to time, minus the servicing fee rate. However, for purposes of calculating pass-through rates, the Net Mortgage

Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the master servicer or special servicer, as applicable, or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or the application of the increased rate to the ARD loans.

     PREPAYMENT INTEREST EXCESS--If a borrower voluntarily prepays a mortgage loan, in whole or in part, after the due date in any collection period, the amount of interest (net of related master servicing fees) accrued on the prepayment from that due date to, but not including, the date of prepayment or any later date through which interest accrues will, to the extent actually collected, constitute a Prepayment Interest Excess.

     PREPAYMENT INTEREST SHORTFALL--If a borrower prepays a mortgage loan, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month's interest (net of related master servicing fees) on the prepayment will constitute a Prepayment Interest Shortfall.

     PRINCIPAL DISTRIBUTION AMOUNT--The Principal Distribution Amount for any distribution date will, generally, equal the aggregate of the following, without duplication:

     (1) the principal portions of all monthly payments, other than balloon payments, and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans for their respective due dates occurring during the same calendar month as that distribution date;

     (2) all voluntary principal prepayments received on the mortgage loans during the related collection period;

     (3) for any balloon loan for which the stated maturity date occurred, during or before the related collection period, any payment of principal, exclusive of any voluntary principal prepayment and any amount described in clause (4) below, made by or on behalf of the related borrower during the related collection period, net of any portion of the payment that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;

     (4) the portion of all liquidation proceeds (net of liquidation expenses and unreimbursed additional trust fund expenses), condemnation proceeds and insurance proceeds received on the mortgage loans during the related collection period that were identified and applied by the special servicer as recoveries of principal, in each case, exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due and any excess liquidation proceeds, or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered; and

     (5) if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date over the aggregate distributions of principal made on the principal balance certificates from the principal distribution amount on that immediately preceding distribution date.

     WEIGHTED AVERAGE NET MORTGAGE RATE--The Weighted Average Net Mortgage Rate for each distribution date is the weighted average of the Net Mortgage Rates for the mortgage loans as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before that distribution date.

                                    ANNEX A
                     CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the applicable cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

     Net income for a mortgaged property as determined in accordance with generally accepted accounting principles would not be the same as the stated underwritten net cash flow for such mortgaged property as provided in the following schedule or tables. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged properties, nor is the underwritten net cash flow provided in this prospectus supplement for any mortgaged property intended to represent such future net cash flow.

     In the schedule and tables provided in this Annex A, for mortgage loans evidenced by one mortgage note, but secured by multiple mortgaged properties, for some purposes, the allocated loan amounts for each such related mortgaged property are shown.

DEFINITIONS

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms have the following meanings, as modified, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     (1) "Underwritten net cash flow," "underwritten NCF" or "UW NCF" for any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. Generally, it is the estimated revenue derived from the use and operation of such mortgaged property less (i) the allowance for vacancies and losses (such amount, the "underwritten revenue") and (ii) the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) (such sum of a and b, the "underwritten expenses") and (c) estimated replacement reserves and with the exception of multifamily and hospitality properties, tenant improvement costs and leasing commissions, as applicable. Underwritten net cash flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the underwritten net cash flow set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuer, the depositor, the sellers, the master servicer, the special servicer or the trustee have control. In some cases, the underwritten net cash flow for any mortgaged property is higher, and may be materially higher, than the annual net cash flow for that mortgaged property, based on historical operating statements.

     In determining underwritten net cash flow for a mortgaged property, the mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers. In some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures and leasing commission and tenant improvement reserves. In some cases, the applicable seller's estimate of underwritten net cash flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of underwritten net cash flow derived therefrom) based upon the seller's own analysis of those operating statements and the assumptions applied by the respective borrowers in preparing those statements and information. In some instances, for example, property management fees and other expenses may have been taken into account in the calculation of underwritten net cash flow even though these expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of underwritten net cash flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any seller in determining the presented operating information.

     (2) "Annual debt service" generally means, for any mortgage loan, 12 times the monthly payment in effect as of the applicable cut-off date for such mortgage loan or, for some mortgage loans that pay only interest for a period of time, 12 times the monthly payment in effect after the end of such interest-only period.

     (3) "UW NCF DSCR," "underwritten NCF DSCR," "debt service coverage ratio," "DSC Ratio" or "DSCR" means, for any mortgage loan, (a) the underwritten net cash flow for the mortgaged property, divided by (b) the annual debt service for such mortgage loan, assuming for the purposes of this Annex A, except as otherwise indicated, in the case of the mortgage loans providing for earnout reserves, that the principal balance of the mortgage loan is reduced by the amount of the earnout. In the case of the cross-collateralized mortgage loans (identified in this "Annex A" by control numbers 11, 12 and 17, 18), the weighted average DSCR is shown for such group of mortgage loans. For purposes of the information presented in this prospectus supplement, with respect to the John Hancock Tower Loan, the debt service coverage ratio reflects the aggregate indebtedness evidenced by the John Hancock Tower Whole Loan. For purposes of the information presented in this prospectus supplement, with respect to the DDR Portfolio Loan, the debt service coverage ratio reflects the aggregate indebtedness evidenced by the DDR Whole Loan. For purposes of the information presented in this prospectus supplement, with respect to the Geneva Commons Loan, the debt service coverage ratio reflects the aggregate indebtedness evidenced by the Geneva Commons Whole Loan. For purposes of the information presented in this prospectus supplement, with respect to the Boulevard Mall Loan, the debt service coverage ratio reflects the aggregate indebtedness evidenced by the Boulevard Mall Whole Loan.

     Generally, debt service coverage ratios are used by lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios measure only the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the underwritten NCF DSCRs accurately reflect that ability. The underwritten NCF DSCR for the interest-only mortgage loans is based on the payment due after the initial interest-only period.

     (4) "Appraised value" means, for any mortgaged property, the appraiser's adjusted value as stated in the most recent third-party appraisal available to the depositor. In some cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In some cases in which the appraiser assumed the completion of repairs, such repairs were, generally, either completed before the delivery date or the seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (5) "Cut-off date loan-to-value ratio," "loan-to-value ratio," "cut-off date LTV," "current LTV" or "CLTV" means, with respect to any mortgage loan,
(a) the cut-off date balance of that mortgage loan (except as otherwise indicated, net of earnout reserves or additional collateral, if applicable) divided by (b) the appraised value of the mortgaged property or mortgaged properties. For mortgage loans for which earnout reserves have been established, cut-off date loan-to-value ratio is shown assuming that the earnout is not achieved, except as otherwise indicated. In the case of the cross-collateralized mortgage loans identified in this "Annex A" by control numbers 11 and 12, and 17 and 18, the weighted average cut-off date loan-to-value ratio is shown for such group of mortgage loans. For purposes of the information presented in this prospectus supplement, with respect to the John Hancock Tower Loan, the loan-to-value ratio reflects the aggregate indebtedness evidenced by the John Hancock Tower

Whole Loan. For purposes of the information presented in this prospectus supplement, with respect to the DDR Portfolio Loan, the loan-to-value ratio reflects the aggregate indebtedness evidenced by the DDR Whole Loan. For purposes of the information presented in this prospectus supplement, with respect to the Geneva Commons Loan, the loan-to-value ratio reflects the aggregate indebtedness evidenced by the Geneva Commons Whole Loan. For purposes of the information presented in this prospectus supplement, with respect to the Boulevard Mall Loan, the loan-to-value ratio reflects the aggregate indebtedness evidenced by the Boulevard Mall Whole Loan.

     (6) "Square feet," "sq. ft.", "SF" or "NRSF" means, in the case of a mortgaged property operated as a retail center, office or medical office complex, industrial/ warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

     (7) "Units" means: (1) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in the apartment, (2) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms and (3) in the case of a mortgaged property operated as manufactured housing, the number of pads. For purposes of this Annex A, the total number of units shown for certain multifamily properties may be greater than the total number of multifamily units shown in the multifamily schedule because certain of the multifamily properties have commercial units in addition to multifamily units.

     (8) "Occupancy" means, the percentage of square feet or units, as the case may be, of the mortgaged property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "occupancy date") or as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of the mortgaged property. Information in this Annex A concerning the "largest tenant" is presented as of the same date as of which the occupancy percentage is specified.

     (9) "Balloon or ARD balance" means, for any balloon loan or ARD loan, the principal amount that will be due at maturity or on the anticipated repayment date for that balloon loan or ARD loan.

     (10) "Scheduled maturity date LTV" or "ARD LTV" means, for any balloon loan or ARD loan, the Balloon or ARD balance for that mortgage loan divided by the appraised value of the related mortgaged property. In the case of cross-collateralized mortgage loans (identified in this "Annex A" by control numbers 11, 12 and 17, 18), the scheduled maturity date LTV is shown for such group of mortgage loans.

     (11) "Mortgage rate" means, for any mortgage loan, the mortgage rate in effect as of the cut-off date for that mortgage loan.

     (12) "Master servicing fee rate" for each mortgage loan is the percentage rate per annum provided in Annex A for such mortgage loan at which compensation is payable for the servicing of that mortgage loan (which includes the master servicing fee rate) and at which compensation is also payable to the trustee.

     (13) "Prepayment provisions" for each mortgage loan are: "lockout," which means the duration of lockout period; "defeasance," which means the duration of any defeasance period; and "(greater than) YM or 1%" which means the greater of the yield maintenance charge or 1% of the outstanding principal balance. The number following the "/" is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purposes only.

     (14) "Term to maturity" means, for any mortgage loan, the remaining term, in months, from the cut-off date for that mortgage loan to the earlier of the related maturity date or anticipated repayment date.

     (15) In those instances where the same tenant leases space under multiple leases, the date shown as the "Largest Tenant Lease Expiration" is the earliest termination date of any of such leases.

     (16) "Underwritten net operating income," "underwritten NOI" or "UW NOI" for any mortgaged property means, net cash flow before deducting for capital expenditures and any deposits to reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.

INTEREST-ONLY LOANS

     Control Number 19. The mortgage loan requires fixed monthly payments of interest only in the amount of $123,750.00 from July 1, 2003 through June 1, 2005. Commencing on July 1, 2005 and continuing through maturity, monthly payments of principal and interest in the amount of $160,159.68 are required.

     Control Number 25. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month (using an actual/360 interest calculation method) from September 1, 2003 through August 1, 2008. Commencing on September 1, 2008 through maturity, monthly payments of principal and interest (calculated using an actual/360 interest accrual method) in the amount of $112,529.60 are required.

     Control Number 27. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from June 1, 2003 through May 1, 2004. Commencing on June 1, 2004 and continuing through maturity, monthly payments of principal and interest in the amount of $99,253.30 are required.

     Control Number 29. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from July 1, 2003 through May 1, 2008. Commencing on June 1, 2008 and continuing through maturity, monthly payments of principal and interest in the amount of $84,698.39 are required.

     Control Number 33. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from July 1, 2003 through June 1, 2005. Commencing on July 1, 2005 and continuing through maturity, monthly payments of principal and interest in the amount of $74,123.07 are required.

     Control Number 38. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from June 1, 2003 through May 1, 2004. Commencing on June 1, 2004 and continuing through maturity, monthly payments of principal and interest in the amount of $63,625.22 are required.

     Control Number 42. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from August 1, 2003 through January 1, 2005. Commencing on February 1, 2005 and continuing through maturity, monthly payments of principal and interest in the amount of $60,402.20 are required.

     Control Number 47. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from August 1, 2003 and continuing through maturity.

     Control Number 49. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from July 1, 2003 through June 1, 2004. Commencing on July 1, 2004 and continuing through maturity, monthly payments of principal and interest in the amount of $54,045.40 are required.

     Control Number 53. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month (using an actual/360 interest calculation method) from September 1, 2003 through February 1, 2005. Commencing on March 1, 2005 through maturity, monthly payments of principal and interest (calculated using an actual/360 interest accrual method) in the amount of $53,015.36 are required.

     Control Number 56. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from August 1, 2003 through January 1, 2005. Commencing on February 1, 2005 and continuing through maturity, monthly payments of principal and interest in the amount of $36,241.32 are required.

     Control Number 61. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from July 1, 2003 through June 1, 2004. Commencing on July 1, 2004 and continuing through maturity, monthly payments of principal and interest in the amount of $33,427.63 are required.

     Control Number 76. The mortgage loan requires fixed monthly payments of interest only in the amount of $14,617.64 from July 1, 2003 through June 1, 2004. Commencing on July 1, 2004 and continuing through maturity, monthly payments of principal and interest in the amount of $18,008.84 are required.

CERTAIN RESERVES

     Control Number 14. An initial deposit of $909,560 was required at closing for the debt service reserve. The mortgage loan requires that beginning on the first day of each November, December, January, and February throughout the loan term, the borrower deposit the Required Deposit Amount to the reserve account. The Required Deposit Amount is defined as: for each November, the greater of $650,000 or 70% of rents; for each December, the greater of $450,000 or 55% of rents; for each January, the greater of $450,000 or 55% of rents; and for each February, the greater of $635,000 or 60% of rents. Once the borrower has deposited $2,185,000 to a debt service reserve for each such calendar year, the borrower is not required to make deposits for such calendar year. The master servicer may withdraw funds from the reserve to pay monthly principal and interest, reserves, and any other amounts required under the loan documents.

     In addition, the mortgage loan requires the borrower to establish a condemnation reserve and deposit all awards received as a result of the threatened condemnation proceeding. The borrower is required to provide notice of any such commencement by the Arizona Department of Transportation ("ADOT"). Upon resolution of the condemnation proceedings and issuance by the ADOT of a monetary award, the borrower is required to deposit the entire award to the account. The borrower is required to provide the master servicer with a comprehensive list of proposed restoration work and/or capital improvements to be made to the property, together with evidence of the estimated cost and time associated with such work. Should the borrower commence a Condemnation Contest, the reserve is not permitted to fall below a balance of $200,000.

     Control Number 15. A letter of credit was required at closing in the amount of $1,200,000 which will be available to Borrower for applicable tenant improvements and leasing commissions associated with retenanting the Hughes space. Any amounts remaining after the Hughes space has been retenanted will be transferred to the Morgan Colling Reserve or to the Borrower if the Morgan Colling Reserve has already been eliminated.

     A letter of credit was required at closing in the amount of $1,200,000 which will be available to Borrower for applicable tenant improvements and leasing commissions associated with a renewal of Morgan Colling's lease or with retenanting the Morgan Colling's space. Any amounts remaining after all applicable costs have been paid will be transferred to the Hughes Reserve or to the Borrower if the Hughes Reserve has already been eliminated.

     A letter of credit was required at closing in the amount of $2,500,000 which may be applied toward debt service in the event of a cash flow deficiency at the Mortgaged Property as evidenced by delivery to Lender of satisfactory operating statements calculating the deficiency for any month for which reserve funds are sought to be applied. If all of the following conditions are satisfied, $1,250,000 of the Debt Service Reserve will be released to Borrower:
(a) either (I) Morgan Colling executes a satisfactory lease extension for a term extending at least 3 years beyond the Loan maturity or (II) acceptable replacement tenants have taken occupancy of the Morgan Colling space, are opened for business and have commenced paying rent pursuant to satisfactory leases which must all have terms extending at least 3 years beyond the Loan maturity, as evidenced by delivery of a satisfactory estoppel; (b) the Mortgaged Property achieves a Debt Service Coverage Ratio equal to or greater than 1.30x and (c) the Mortgaged Property must maintain an occupancy percentage equal to or greater than 85% (Hughes Supply will be treated as in occupancy even if Hughes has gone dark if Hughes is current in its rent payments and no default then exists under the Hughes lease). Subsequently, the remaining $1,250,000 of the Debt Service Reserve will be released to Borrower if all of the following conditions are satisfied: (a) the Mortgaged Property achieves a Debt Service Coverage Ratio (as defined in Exhibit A attached hereto) equal to or greater than 1.40x; and (b) the Mortgaged Property must maintain an occupancy percentage equal to or greater than 85% (all dark tenants will be treated as vacant).

     A cash reserve in the amount of $37,356.66 was required at closing. The reserve will be released to the borrower after the free-rent period for the Coleman tenant expires and tenant starts paying rent.

     Control Number 19. An initial deposit of $250,000 was required at closing for the replacement reserve. Commencing November 1, 2003, the mortgage loan requires the borrower to provide the master servicer with semi-annual accounting records. If the replacement reserve balance falls below $250,000, the borrower will be required to make monthly deposits of $33,493 through April 1, 2004. On May 1, 2004, a monthly deposit based on 0.33% of the total gross revenue during the immediately preceding calendar year will be required. In addition, for any tenant security deposit in excess of $12,000, the borrower will deposit the security deposit into the security deposit account held by the master servicer.

     Control Number 22c. An initial deposit of $109,500 was required at closing for the environmental remediation escrow.

     Control Number 22d. An initial deposit of $600,000 was required at closing for the tenant improvement and leasing commission reserve. This deposit does not apply to the overall escrow balance cap. This upfront reserve is allocated to the 12345 Parklawn property to fund any re-leasing costs associated with 15,131 square feet expiring on September 30, 2003.

     Control Number 23. An initial deposit of $37,500 was required at closing for the immediate repairs reserve. An initial deposit of $210,503 was required at closing for the replacement reserve, which will be used to fund borrower-identified property improvements.

     Control Number 25. An initial deposit of $38,188 was required at closing for the immediate repairs reserve.

     Control Number 26. The mortgage loan requires a monthly deposit of $6,390 to the tenant improvement and leasing reserve. The reserve is required to be replenished if the balance falls below $350,000 (exclusive of the initial deposit or any amounts deposited from any cash flow sweep). In addition, initial deposits of $68,750 and $11,335 were required at closing for certain tenant improvement. An initial deposit of $102,141 was required at closing for the ground rent reserve. The mortgage loan requires a monthly deposit of $93,683 to the ground rent reserve for obligations due under three ground leases (PS&G, $9,142; Woodbridge Township, $1,208; and Dowel, LLC, $83,333).

     Control Number 30. The mortgage loan requires a monthly deposit of $13,225 to the tenant improvement and leasing commission reserve. In the event the Sterling Capital Mortgage Company tenant exercises its termination rights under the lease agreement, the borrower is required to deliver the termination fee to the master servicer in the amount required by the lease agreement to be deposited into the tenant improvement and leasing commission reserve.

     Control Number 31. An initial deposit of $40,250 was required at closing for the immediate repairs reserve. An initial deposit of $246,620 was required at closing for the environmental remediation escrow.

     Control Number 32. An initial deposit of $157,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan requires a monthly deposit of $8,624 to the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $200,000 (exclusive of the initial deposit).

     Control Number 33. An initial deposit of $62,413 was required at closing for capital improvements to be completed on or before September 16, 2003. The funds will be released once the required improvements have been completed in a satisfactory manner.

     A letter of credit in the amount of $24,353 was delivered at closing to insure the availability of funds to pay for replacements and repairs in lieu of monthly Replacement Reserve escrow deposits. The letter of credit is automatically renewable for successive periods of one (1) year each for the term of the loan. The servicer may draw on the letter of credit and deposit the funds into the replacement reserve account upon a) an event of default, b) notice that the letter of credit is not being renewed past the expiration date, or c) any repair or replacement remaining unrepaired or unreplaced. The funds may then be applied to the debt at the servicer's discretion.

     Control Number 34. An initial deposit of $600,000 was required at closing for the immediate repairs escrow. This initial deposit is meant to address $345,700 of identified immediate repair needs and $167,875 of borrower-identified property improvements.

     Control Number 35. An initial deposit of $18,000 was required at closing for the immediate repairs reserve.

     Control Number 36. The mortgage loan requires a monthly deposit of $8,310 to the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $500,000, which cap may be reduced to $300,000 if certain tenants renew their respective leases (or acceptable replacement tenants are found).

     Control Number 37. The mortgage loan requires a monthly deposit of $7,713 to the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $370,206. In addition, an initial deposit of $379,477 was required at closing for a supplemental tenant improvement and leasing commission reserve for certain tenant spaces.

     Control Number 38. A letter of credit in the amount of $225,000 containing an initial expiration of April 25, 2004, being automatically renewable for successive periods of one year each, was required at closing in lieu of monthly tax, insurance and replacement reserves. The servicer has the right to draw upon the letter of credit upon (i) an event of default, (ii) borrower's failure to deliver evidence of payment in full of taxes and/or insurance premiums, or
(iii) deferred maintenance is not cured within 90 days of servicer's notice.

     Control Number 40. An initial deposit of $101,540 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan requires a monthly deposit of $7,829 to the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $180,000 (exclusive of the initial deposit).

     Control Number 41. A cash reserve in the amount of $1,100,000 to the rollover reserve was required at closing. If tenant Colonial Bancgroup vacates its space, the Borrower may draw funds from the reserve to re-tenant the space. The mortgage requires monthly deposits of $15,879 until the original balance has been replenished. In addition, funds held in the rollover reserve may be applied to cover any shortfall in debt service resulting from a rent concession that may be granted in connection with a renewal of the Colonial Bancgroup lease; provided, however, the borrower will only be able to apply funds in a maximum aggregate amount equal to three months of debt service payments. If Colonial Bancorp renews its lease for a term extending at least three and a half years beyond the loan term, the borrower may thereafter draw funds from the rollover reserve for rollover costs associated with tenanting any space at the property; provided after any draw, ongoing collections will be required in the amount of $15,879 per month until the amounts drawn have been replenished.

     Control Number 42. An initial deposit of $91,500 was required at closing for capital improvements to be completed on or before September 30, 2003. The funds will be released once the required improvements have been completed in a satisfactory manner.

     An initial deposit of $137,959 was required at closing as a reserve for the first two debt service payments due on the loan. The funds are to be applied to the loan on August 1, 2003 and September 1, 2003.

     Control Number 43. An initial deposit of $80,678 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan requires a monthly deposit of $6,111 to the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $220,000. The initial tenant improvement and leasing commission reserve deposit will be retained in the tenant improvement and leasing commission reserve until such time that the borrower delivers to the lender estoppel certificates from each of (1) Pita Fresh, LLC d/b/a Pita Fresh & Grill, certifying that the $79,178.00 tenant improvement allowance has been paid in full and (2) Higgins Printing Services LLC, certifying that $1,500.00 tenant improvement allowance has been paid in full.

     Control Number 44. An initial deposit of $1,000 was required at closing for the replacement repair reserve. The mortgage loan requires monthly deposits of $19,050 from August 1, 2003 through April 1, 2004. Commencing on May 1, 2004, the monthly deposits are based on an amount equal to 1/12th of 5% of the total gross revenues derived from the operation of the property during the immediately preceding calendar year.

     Control Number 45. An initial deposit of $100,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan requires a monthly deposit of $2,889 to the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $100,000. However, the reserve will be waived provided that no lockbox trigger event occurs or event of default exists.

     Control Number 46. The mortgage loan requires a monthly deposit of $7,500 to the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $360,000. Funds deposited to the tenant improvement and leasing commission reserve as a result of a cash flow sweep into a hard lockbox do not count towards the $360,000 threshold.

     In addition, the mortgage loan requires that the borrower deposit to a condemnation reserve all amounts received, within 30 days of such receipt, in connection with the condemnation proceeding between the borrower and the Florida Department of Transportation ("DOT"). Disbursements from this reserve will be made only for the costs of the repairs, replacements and improvements to the property.

     Control Number 48. An initial deposit of $425,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan requires a monthly deposit of $6,315 to the reserve until the balance is at least (i) $500,000 prior to the satisfaction of the Sonic Occupancy Conditions and (ii) $360,000 upon satisfaction of the Sonic Occupancy Conditions and all times thereafter. The Sonic Occupancy Conditions are defined as the time that
(a) Sonic Magic is in occupancy and (b) the borrower has delivered an estoppel certificate certifying that Sonic is open, paying rent and occupying the premises. Simultaneously at closing the lender delivered a letter of credit in the amount $1,500,000 as a security deposit for Medschool.com, Inc. Additionally, the mortgage loan requires a monthly deposit of $843 to the replacement reserve. The reserve is required to be replenished if the balance falls below $50,576.

     Control Number 50. An initial deposit of $307,500 was required at closing for capital improvements to be completed on or before December 31, 2004. The funds will be released once the required improvements have been completed in a satisfactory manner.

     Initial deposits of $500,000 and $20,000 were required at closing as additional security for payment of the debt. The funds will be released to the borrower upon the servicer's receipt of clean estoppel certificates from certain tenants. Upon an event of default, the servicer may apply the funds to the debt in any order in its sole discretion.

     Control Number 52. The mortgage loan requires a monthly deposit of $10,000 to the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $100,000 during the first five years of the loan term. If the borrower does not request a disbursement during the first five years of the loan term and no event of default exists, then upon the fifth anniversary, the cap amount will be reduced to $50,000 and remain at $50,000 from such fifth anniversary through 10 of the loan term. If the borrower does not request a disbursement during the first 10 years of the loan term and no event of default exists, then upon the 10th anniversary, the tenant improvement and leasing commission reserve will be eliminated for the remaining loan term (from such 10th anniversary through year 15).

     Control Number 54. An initial deposit of $400,000 was required at closing for the tenant improvement and leasing commission reserve in connection with the Rostra Tool Company premises. The mortgage loan requires a monthly deposit of $8,576 to the tenant improvement and leasing commission reserve. In addition, if the balance falls below $250,000, the reserve is required to be replenished to such $250,000 balance. Provided there is no event of default and the borrower satisfies certain release criteria, the balance of the reserve will be released after December 31, 2004 if the Rostra premises are re-leased.

     Control Number 55. An initial deposit of $35,000 was required at closing to an estoppel reserve. The estoppel reserve shall be released upon receipt of a satisfactory tenant estoppel certificate from Petsmart, which shall provide, among other things, (a) that there are no uncured defaults by the borrower under the Petsmart lease, and Petsmart knows of no events or conditions which, with the passage of time or notice, or both, would constitute a default by the landlord thereunder, and (b) there are no existing offsets or defenses that Petsmart has to the enforcement of the lease.

     An initial deposit in the amount of $200,000 was required at closing to the rollover reserve. If the rollover reserve balance falls below $200,000, then the master servicer shall have the right to require monthly deposits in the amount of $6,015 to replenish such reserve to a balance of $200,000. If tenant Petsmart does not renew its lease on or before May 30, 2006, the rollover reserve cap will be increased to $300,000 and all excess cash generated by the property will be deposited into the rollover reserve to that $300,000 cap. Alternatively, the borrower will have the option to deliver a letter of credit in an amount which, when added to the amount then on deposit would equal $300,000. If either (a) Petsmart satisfactorily renews its lease for a term extending at least 3 years beyond the loan term or (b) a satisfactory replacement tenant is in occupancy of the former Petsmart space, is open for business and is paying rent under a satisfactory lease with a term extending at least 3 years beyond the loan term, then the rollover reserve cap will be reduced to $150,000 and any excess funds in the rollover reserve will be released to borrower. If either (I) Petsmart satisfactorily renews its lease for a term extending less than 3 years beyond the loan term or (II) a satisfactory replacement tenant is in occupancy of the former Petsmart space, is open for business and is paying rent under a satisfactory lease with a term extending less than 3 years beyond the loan term, then a rollover reserve cap will remain at the initial cap amount of $200,000; however, the initial cap will be increased to a revised cap amount of $300,000 and a sweep of all excess cash flow into the rollover reserve will be instituted to achieve the revised cap if Petsmart or the replacement tenant (as applicable) does not subsequently execute a satisfactory lease renewal for a term extending at least 3 years beyond the loan term on or before the date which is six months prior to the expiration of the then-applicable lease term of Petsmart or such replacement tenant. In lieu of the cash flow sweep, the borrower will have the option to post cash or an acceptable letter of credit in an amount sufficient to achieve the revised cap.

     Control Number 56. An initial deposit of $102,230 was required at closing as a reserve for the first two debt service payments due on the loan. The funds are to be applied to the loan on August 1, 2003 and September 1, 2003.

     Control Number 59. A rollover letter of credit in the amount of $100,000 containing an initial expiration of July 7, 2004, being automatically renewable for successive periods of one (1) year each, was delivered at closing for collateral against future tenant improvement and leasing expenses. The borrower will pay a monthly rollover reserve until the sum reaches $135,000. Upon an event of default, the servicer may apply the funds to the debt in any order in its sole discretion.

     An initial holdback of $213,735 was deposited into a tenant allowance escrow fund for tenant improvement allowances due tenants following loan closing. The servicer will release the funds for payments to tenants upon receipt of estoppel certificates from certain tenants. Upon an event of default, the servicer may apply the funds to the debt in any order in its sole discretion.

     Control Number 60. An initial deposit of $1,000 was required at closing for the replacement repair reserve. The mortgage loan required monthly deposits of $9,600 from October 1, 2001 through April 1, 2002. Commencing on May 1, 2002, the monthly deposits are based on an amount equal to 1/12th of 5% of the total gross revenues derived from the operation of the property during the immediately preceding calendar year.

     Control Number 61. A rollover letter of credit in the amount of $68,750 was posted at closing in lieu of cash deposits to the reserve escrow fund and as additional security for the payment of the debt. On each anniversary date for each calendar year of the term of the loan, the borrower is required to deliver a new rollover reserve letter of credit in the amount of the estimated reserve obligation with respect to the applicable delivery date.

     An initial deposit of $65,000 was required at closing for tenant improvement and leasing commission obligations with respect to the Virginia Metrotel Space. The funds will be released to the borrower once specific requirements have been met with respect to rollover leases and/or replacement leases related to the Virginia Metrotel Space.

     Upon an event of default, the servicer may apply the funds to the debt in any order in its sole discretion.

     Control Number 63. The mortgage loan requires a monthly deposit of $4,255 to the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $153,180. The mortgage loan also requires for an additional monthly deposit of $1,354 to be used specifically for tenant improvement and leasing commissions for the Ashley Furniture space. The additional reserve will be released provided that the Ashley Furniture tenant extends its lease for at least five years. Otherwise, such reserve shall be held for re-tenanting costs.

     Control Number 66. A cash reserve in the amount of $84,886.23 was required at closing. The reserve may be applied toward debt service in the event of a cash flow deficiency at the mortgaged property. If the reserve is drawn upon, a monthly deposit will be required in an amount equal to one ninth (1/9th) of three months of debt service payments. The reserve will be released to the borrower if (i) the occupancy rate of the property is at least ninety-five percent (95%) for each of the months of June, July and August for three (3) consecutive years and (ii) the debt service coverage ratio is at least 1.20x based on a trailing twelve (12) month basis.

     Control Number 68. An initial deposit of $146,344 was required at closing for the immediate repairs reserve.

     Control Number 69. The mortgage loan requires a monthly deposit of $2,917 to the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $70,000.

     Control Number 70. A cash reserve in the amount of $10,000 was required at closing. The reserve will be released to the borrower after the expiration of the 1 year warranty period.

     A cash reserve in the amount of $26,794.62 was required at closing. The reserve may be applied to the payment of debt service if a lease payment is not received on time.

     Control Number 72. An initial deposit of $43,563 was required at closing for the immediate repairs reserve.

     Control Number 75. An initial deposit of $150,000 was required at closing for deposit into a rollover escrow fund for tenant improvement and leasing obligations in connection with the McDermott & McGee space. If McDermott & McGee fail to renew their lease on or before November 1, 2004, then the borrower will pay a monthly rollover escrow deposit until the sum reaches $200,000.

     Control Number 76. The mortgage loan requires a monthly deposit of $2,617 to the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $100,000.

     Control Number 77. The mortgage loan requires a monthly deposit of $1,864 to the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $60,000.

     Control Number 78. An initial deposit of $100,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan requires a monthly deposit of $2,687 to the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $64,538. The initial deposit to the tenant improvement and leasing commission reserve may be released within 12 months of closing if certain leasing occupancy and other leasing criteria are satisfied. In addition, the mortgage loan requires a monthly deposit of $403 to the replacement reserve. The reserve is required to be replenished if the balance falls below $14,521.

     Control Number 82. The mortgage loan requires a monthly deposit of $2,298 to the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $100,000.

     Control Number 83. The mortgage loan requires a monthly deposit of $1,387 to the replacement reserve. The reserve is required to be replenished if the balance falls below $49,920.

     Control Number 84. An initial deposit of $79,600 was required at closing for deposit into the rollover escrow fund to insure the availability of funds in connection with certain escrowed leases. The funds will be released to the borrower once specific requirements have been met with respect to rollover leases and/or replacement leases related to certain leases. Upon an event of default, the servicer may apply the funds to the debt in any order in its sole discretion.

     Control Number 86. The monthly replacement reserve was waived at closing and does not take effect until either (i) the master servicer determines that the property is not being maintained in a condition reasonably acceptable to the master servicer, such failure results in a significant negative impact on the economic operation of the property and an event of default exists and is continuing, or (ii) the DSCR is less than 1.50x.

     Control Number 90. Upon the occurrence of a trigger event, the borrower will be required to make the following monthly deposits: (1) $1,115 to the tenant improvement and leasing commission reserve (2) $91 to the replacement reserve and (3) 1/12th of the annual estimated real estate taxes and insurance premiums. A trigger event will occur if (a) CVS vacates the property; (b) there is an event of default under the lease or any loan documents, and (c) CVS Corporation fails to maintain a minimum corporate credit rating of BBB- by Standard and Poors.

EARNOUT LOANS

     "Earnout loans" are mortgage loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund or provide an irrevocable letter of credit pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, CLTVs or satisfaction of certain occupancy tests. All but one of the earnout loans provide that in the event the conditions are not met by a certain date, the master servicer may apply amounts held in the reserves to prepay or partially defease the related mortgage loan. For each of the earnout loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For all of these earnout loans, the underwritten NCF DSCRs and CLTVs shown in this prospectus supplement and on the foldout pages in this Annex A are calculated based on the principal balance of those mortgage loans net of the related earnout amount or a portion thereof which may be applied to defease or prepay the mortgage loans. Those underwritten DSCRs and CLTVs are also shown beneath the caption "Net of Earnout NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan Amount DSCR" are calculated based on a principal balance of those mortgage loans that includes the related earnout amount. The following table sets forth certain information regarding the earnout loans:


                                 EARNOUT LOANS

                                                         FULL
                                                         LOAN
 CONTROL     EARNOUT       EARNOUT        CURRENT       AMOUNT
  NUMBER     RESERVE        AMOUNT        BALANCE       LTV(1)
--------- ------------- ------------- -------------- -----------
    5      $1,870,000    $1,700,000    $47,861,181       81.14%
    9       3,500,000     3,500,000     34,120,000       79.98
   23       5,910,000     3,300,000     20,800,000       94.55
   63         535,168       486,516      5,500,000       76.98
   67         550,000       500,000      4,982,073       78.46
   82          50,000        45,000      2,550,000       69.86



                         FULL     NET OF     EARLIEST               IF PREPAY,
             NET OF      LOAN    EARN-OUT   DEFEASANCE                YIELD
 CONTROL    EARNOUT     AMOUNT      NCF      OR PREPAY   DEFEASE/     MAINT.
  NUMBER     LTV(1)     DSCR(1)   DSCR(1)      DATE       PREPAY    APPLICABLE
--------- ----------- --------- ---------- ------------ ---------- -----------
    5        79.31%     1.46x      1.49x     11/01/04     Prepay       Yes
    9        71.78      1.21       1.35      08/01/05     Prepay        No
   23        79.55      1.07       1.27           NAP        NAP       NAP
                                                          Defease/
   63        70.17      1.16       1.27      01/17/04     Prepay       Yes
   67        70.58      1.11       1.23      12/15/04     Prepay       Yes
   82        68.63      1.43x      1.46x     06/01/04     Prepay       Yes

     _______________________________________________

     (1) Based on "as is" appraisal and UW NCF

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


                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                PERCENTAGE
                                                                    OF
                                                                 AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
CUT-OFF DATE                     NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
BALANCE                           MORTGAGE         DATE            DATE          DATE           DATE           DATE
DISTRIBUTION                       LOANS          BALANCE         BALANCE       BALANCE        BALANCE        BALANCE
------------------------------- ----------- ------------------ ------------ -------------- -------------- --------------
$ 1,595,404 --  1,999,999......       3      $     5,346,815        0.41%    $ 1,595,404    $  1,900,000   $  1,782,272
  2,000,000 --  2,999,999 .....       9           22,020,529        1.71       2,000,000       2,824,407      2,446,725
  3,000,000 --  3,999,999 .....       9           31,718,947        2.46       3,093,685       3,907,259      3,524,327
  4,000,000 --  5,999,999 .....      10           52,341,516        4.06       4,050,000       5,999,574      5,234,152
  6,000,000 --  7,999,999 .....       6           39,996,322        3.10       6,250,000       7,285,416      6,666,054
  8,000,000 --  9,999,999 .....       7           65,014,585        5.04       8,500,000       9,990,929      9,287,798
 10,000,000 -- 14,999,999 .....      18          215,299,510       16.68      10,000,000      14,665,588     11,961,084
 15,000,000 -- 29,999,999 .....      17          349,814,526       27.10      15,000,000      27,939,576     20,577,325
 30,000,000 -- 49,999,999 .....       9          373,157,768       28.91      31,936,068      49,643,753     41,461,974
 50,000,000 -- 75,000,000 .....       2          135,956,117       10.53      60,956,117      75,000,000     67,978,058
                                     --      ---------------      ------
Total/Avg./Wtd.
 Avg/Min/Max: .................      90      $ 1,290,666,634      100.00%    $ 1,595,404    $ 75,000,000   $ 14,340,740
                                     ==      ===============      ======


                                                                              WEIGHTED
                                                       WEIGHTED               AVERAGE
                                  MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                                   DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE                      SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                          COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                       RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
$ 1,595,404 --  1,999,999......     1.25x      2.01x      1.67x     5.822%      119.1       51.46%      69.34%      61.87%
  2,000,000 --  2,999,999 .....     1.32       2.90       1.65      5.527       116.4       34.17       80.55       68.64
  3,000,000 --  3,999,999 .....     1.00       2.26       1.49      5.591       139.3       53.40       88.80       74.23
  4,000,000 --  5,999,999 .....     1.20       1.59       1.39      5.822       121.9       67.32       80.00       74.20
  6,000,000 --  7,999,999 .....     1.28       1.76       1.53      5.434       112.9       65.35       80.13       74.36
  8,000,000 --  9,999,999 .....     1.21       1.72       1.44      5.713       126.5       63.76       76.09       71.08
 10,000,000 -- 14,999,999 .....     1.24       3.13       1.56      5.335       105.4       52.63       79.92       74.34
 15,000,000 -- 29,999,999 .....     1.20       1.91       1.41      5.524        99.0       62.91       79.90       75.15
 30,000,000 -- 49,999,999 .....     1.31       2.78       1.69      5.009       103.2       52.61       79.55       72.09
 50,000,000 -- 75,000,000 .....     1.40       3.01       2.29      5.475        84.2       48.85       71.71       59.10
Total/Avg./Wtd.
 Avg/Min/Max: .................     1.00x      3.13x      1.62x     5.360%      103.8       34.17%      88.80%      71.98%



                        DISTRIBUTION OF PROPERTY TYPES

                                                               PERCENTAGE
                                                                   OF
                                                                AGGREGATE      MINIMUM        MAXIMUM         AVERAGE
                                NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF         CUT-OFF
                                MORTGAGED         DATE            DATE          DATE            DATE            DATE
PROPERTY TYPE                  PROPERTIES        BALANCE         BALANCE       BALANCE        BALANCE         BALANCE
----------------------------- ------------ ------------------ ------------ -------------- --------------- ---------------
Anchored Retail (a) .........       38     $   465,253,913        36.05%   $ 1,595,404    $ 60,956,117    $ 12,243,524
Multifamily (b) .............       35         398,462,255        30.87      1,851,411      46,500,000      11,384,636
Office ......................       22         321,565,037        24.91      1,650,000      75,000,000      14,616,593
Hospitality .................        3          41,437,506         3.21      5,999,574      25,000,000      13,812,502
Unanchored Retail ...........        9          35,612,924         2.76      2,497,845       8,500,000       3,956,992
Mixed Use ...................        2          19,585,000         1.52      7,025,000      12,560,000       9,792,500
Industrial ..................        1           8,750,000         0.68      8,750,000       8,750,000       8,750,000
                                    --     ---------------       ------
Total/Avg./Wtd.
 Avg/Min/Max: ...............      110     $ 1,290,666,634       100.00%   $ 1,595,404    $ 75,000,000    $ 11,733,333
                                   ===     ===============       ======


                                                     WEIGHTED               WEIGHTED
                                MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                                 DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                               COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE                    RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
----------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Anchored Retail (a) .........     1.00x      2.78x      1.65x     5.460%      112.1       51.46%      88.80%      72.04%
Multifamily (b) .............     1.20       2.90       1.40      5.291       105.6       34.17       80.55       76.01
Office ......................     1.27       3.13       1.88      5.074        86.2       48.85       80.00       67.45
Hospitality .................     1.54       1.91       1.76      6.361        93.5       64.27       76.43       68.36
Unanchored Retail ...........     1.27       1.88       1.45      5.946       119.5       58.09       78.46       69.97
Mixed Use ...................     1.35       1.39       1.36      5.766       120.0       62.91       78.01       72.59
Industrial ..................     1.21       1.21       1.21      5.720       180.0       76.09       76.09       76.09

Total/Avg./Wtd.
 Avg/Min/Max: ...............     1.00x      3.13x      1.62x     5.360%      103.8       34.17%      88.80%      71.98%


-------
(a) Includes one credit tenant lease representing 0.30% of the initial pool balance.

(b) Includes two manufactured housing properties representing 2.33% of the initial pool balance.

               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)

                                                           PERCENTAGE
                                                               OF
                                                            AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
RANGE OF                    NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
DEBT SERVICE                 MORTGAGE         DATE            DATE          DATE           DATE           DATE
COVERAGE RATIOS               LOANS          BALANCE         BALANCE       BALANCE        BALANCE        BALANCE
-------------------------- ----------- ------------------ ------------ -------------- -------------- --------------
1.00 -- 1.09 (a) .........       1      $     3,907,259        0.30%    $ 3,907,259    $  3,907,259   $  3,907,259
1.20 -- 1.29 .............      15          176,231,776       13.65       1,851,411      23,814,006     11,748,785
1.30 -- 1.39 .............      19          286,794,966       22.22       2,255,485      45,000,000     15,094,472
1.40 -- 1.49 .............      24          403,660,336       31.28       2,500,000      60,956,117     16,819,181
1.50 -- 1.59 .............       9           87,408,106        6.77       3,767,525      17,500,000      9,712,012
1.60 -- 1.69 .............       6           59,196,294        4.59       3,196,986      27,939,576      9,866,049
1.70 -- 1.79 .............       5           33,270,404        2.58       1,595,404      13,575,000      6,654,081
1.80 -- 1.89 .............       3           24,524,181        1.90       2,497,845      11,026,335      8,174,727
1.90 -- 1.99 .............       1           25,000,000        1.94      25,000,000      25,000,000     25,000,000
2.00 -- 3.13 .............       7          190,673,312       14.77       1,900,000      75,000,000     27,239,045
                                --      ---------------      ------
Total/Avg./Wtd.
 Avg/Min/Max: ............      90      $ 1,290,666,634      100.00%    $ 1,595,404    $ 75,000,000   $ 14,340,740
                                ==      ===============      ======


                                                  WEIGHTED               WEIGHTED
                             MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                              DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                     SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE                COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS               RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
-------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
1.00 -- 1.09 (a) .........     1.00x      1.00x      1.00x     6.530%      297.0       88.80%      88.80%      88.80%
1.20 -- 1.29 .............     1.20       1.29       1.25      5.309       108.2       69.34       79.91       77.77
1.30 -- 1.39 .............     1.30       1.39       1.35      5.415       109.1       62.91       80.55       74.89
1.40 -- 1.49 .............     1.40       1.49       1.43      5.673       113.7       66.53       79.92       76.48
1.50 -- 1.59 .............     1.50       1.59       1.53      5.618        95.9       68.50       80.00       75.12
1.60 -- 1.69 .............     1.60       1.69       1.65      5.309        89.8       65.74       80.13       70.21
1.70 -- 1.79 .............     1.70       1.76       1.72      5.341       115.2       51.46       80.00       68.71
1.80 -- 1.89 .............     1.82       1.89       1.86      4.875        92.0       58.09       79.90       72.68
1.90 -- 1.99 .............     1.91       1.91       1.91      5.940        82.0       64.27       64.27       64.27
2.00 -- 3.13 .............     2.01       3.13       2.72      4.526        77.5       34.17       63.33       52.99

Total/Avg./Wtd.
 Avg/Min/Max: ............     1.00x      3.13x      1.62x     5.360%      103.8       34.17%      88.80%      71.98%

-------
(a) Represents one credit tenant lease loan representing 0.30% of the initial pool balance.


                    DISTRIBUTION OF MORTGAGE INTEREST RATES



                                                           PERCENTAGE
                                                               OF
                                                            AGGREGATE      MINIMUM         MAXIMUM         AVERAGE
                            NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF         CUT-OFF         CUT-OFF
RANGE OF                     MORTGAGE         DATE            DATE           DATE            DATE            DATE
MORTGAGE RATES                LOANS          BALANCE         BALANCE       BALANCE         BALANCE         BALANCE
-------------------------- ----------- ------------------ ------------ --------------- --------------- ---------------
4.2740 -- 4.4999 .........       3      $   109,337,525        8.47%    $ 11,026,335    $ 49,643,753    $ 36,445,842
4.5000 -- 4.7499 .........       4          173,680,659       13.46       19,560,659      75,000,000      43,420,165
4.7500 -- 4.9999 .........       7           91,067,005        7.06        2,000,000      26,500,000      13,009,572
5.0000 -- 5.2499 .........      13          179,492,164       13.91        3,363,966      35,400,000      13,807,090
5.2500 -- 5.4999 .........      17          162,806,633       12.61        2,594,635      34,029,329       9,576,861
5.5000 -- 5.7499 .........      22          307,075,605       23.79        1,595,404      47,861,181      13,957,982
5.7500 -- 5.9999 .........      13           98,711,834        7.65        2,098,157      25,000,000       7,593,218
6.0000 -- 6.4999 .........       6           65,869,330        5.10        1,851,411      26,000,000      10,978,222
6.5000 -- 6.7499 .........       4           96,626,308        7.49        3,907,259      60,956,117      24,156,577
7.7500 -- 7.8750 .........       1            5,999,574        0.46        5,999,574       5,999,574       5,999,574
                                --      ---------------      ------
Total/Avg./Wtd.
 Avg/Min/Max: ............      90      $ 1,290,666,634      100.00%    $  1,595,404    $ 75,000,000    $ 14,340,740
                                ==      ===============      ======


                                                  WEIGHTED               WEIGHTED
                             MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                              DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                             SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF                    COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES                RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
-------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
4.2740 -- 4.4999 .........     1.89x      2.78x      2.42x     4.341%       83.9       52.61%      79.90%      58.74%
4.5000 -- 4.7499 .........     1.29       3.01       2.05      4.617        69.9       48.85       79.90       63.53
4.7500 -- 4.9999 .........     1.24       3.13       1.58      4.906        75.7       52.63       80.00       74.56
5.0000 -- 5.2499 .........     1.20       2.26       1.54      5.172       106.3       53.40       80.13       73.42
5.2500 -- 5.4999 .........     1.20       1.67       1.39      5.411       117.1       66.53       80.00       77.53
5.5000 -- 5.7499 .........     1.21       2.01       1.40      5.635       119.4       51.46       80.55       76.87
5.7500 -- 5.9999 .........     1.27       2.90       1.61      5.838       105.0       34.17       79.85       70.81
6.0000 -- 6.4999 .........     1.25       1.58       1.37      6.073       119.0       68.50       79.55       75.52
6.5000 -- 6.7499 .........     1.00       1.54       1.40      6.536       126.4       62.91       88.80       70.65
7.7500 -- 7.8750 .........     1.55       1.55       1.55      7.875        97.0       76.43       76.43       76.43

Total/Avg./Wtd.
 Avg/Min/Max: ............     1.00x      3.13x      1.62x     5.360%      103.8       34.17%      88.80%      71.98%


                       DISTRIBUTION OF AMORTIZATION TYPES

                                                              PERCENTAGE
                                                                  OF
                                                               AGGREGATE      MINIMUM        MAXIMUM         AVERAGE
                               NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF         CUT-OFF
                                MORTGAGE         DATE            DATE          DATE            DATE            DATE
AMORTIZATION TYPES               LOANS          BALANCE         BALANCE       BALANCE        BALANCE         BALANCE
----------------------------- ----------- ------------------ ------------ -------------- --------------- ---------------
Amortizing Balloon ..........      66      $   852,639,977       66.06%    $ 1,595,404    $ 60,956,117    $ 12,918,788
Interest Only, Then
 Amortizing Balloon .........      14          238,160,000       18.45       3,225,000      46,500,000      17,011,429
Hyper Amortizing ............       6          105,977,325        8.21       9,192,112      26,000,000      17,662,888
Interest Only ...............       2           85,000,000        6.59      10,000,000      75,000,000      42,500,000
Fully Amortizing ............       2            8,889,332        0.69       3,907,259       4,982,073       4,444,666
                                   --      ---------------      ------
Total/Avg./Wtd.
 Avg/Min/Max: ...............      90      $ 1,290,666,634      100.00%    $ 1,595,404    $ 75,000,000    $ 14,340,740
                                   ==      ===============      ======


                                                     WEIGHTED               WEIGHTED
                                MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                                 DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                               COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPES               RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
----------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Amortizing Balloon ..........     1.20x      2.90x      1.55x     5.382%      105.0       34.17%      80.55%      72.89%
Interest Only, Then
 Amortizing Balloon .........     1.20       1.91       1.50      5.299       103.8       64.27       80.00       74.56
Hyper Amortizing ............     1.27       1.43       1.36      5.853       116.6       71.13       79.70       76.56
Interest Only ...............     3.01       3.13       3.02      4.657        63.4       48.85       52.63       49.29
Fully Amortizing ............     1.00       1.23       1.13      5.701       230.9       70.58       88.80       78.59
Total/Avg./Wtd.
 Avg/Min/Max: ...............     1.00x      3.13x      1.62x     5.360%      103.8       34.17%      88.80%      71.98%


               DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                             PERCENTAGE
                                                                 OF
                                                              AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
RANGE OF                      NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
CUT-OFF DATE LOAN TO           MORTGAGE         DATE            DATE          DATE           DATE           DATE
VALUE RATIO                     LOANS          BALANCE         BALANCE       BALANCE        BALANCE        BALANCE
---------------------------- ----------- ------------------ ------------ -------------- -------------- --------------
34.17 -- 34.99 .............       1      $     2,098,157        0.16%    $ 2,098,157    $  2,098,157   $  2,098,157
45.00 -- 49.99 .............       1           75,000,000        5.81      75,000,000      75,000,000     75,000,000
50.00 -- 54.99 .............       4           63,626,807        4.93       1,595,404      48,667,436     15,906,702
55.00 -- 59.99 .............       1            2,497,845        0.19       2,497,845       2,497,845      2,497,845
60.00 -- 64.99 .............       5          107,368,753        8.32       1,900,000      49,643,753     21,473,751
65.00 -- 69.99 .............       9           70,774,167        5.48       1,851,411      27,939,576      7,863,796
70.00 -- 74.99 .............      25          338,302,166       26.21       2,700,000      60,956,117     13,532,087
75.00 -- 79.99 .............      39          610,665,995       47.31       2,500,000      47,861,181     15,658,102
80.00 -- 84.99 .............       4           16,425,485        1.27       2,000,000       6,250,000      4,106,371
85.00 -- 88.80 (a) .........       1            3,907,259        0.30       3,907,259       3,907,259      3,907,259
                                  --      ---------------      ------
Total/Avg./Wtd.
 Avg/Min/Max: ..............      90      $ 1,290,666,634      100.00%    $ 1,595,404    $ 75,000,000   $ 14,340,740
                                  ==      ===============      ======



                                                    WEIGHTED               WEIGHTED
                               MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                                DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                       SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
CUT-OFF DATE LOAN TO          COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
VALUE RATIO                     RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
34.17 -- 34.99 .............     2.90x      2.90x      2.90x     5.780%      119.0       34.17%      34.17%      34.17%
45.00 -- 49.99 .............     3.01       3.01       3.01      4.625        56.0       48.85       48.85       48.85
50.00 -- 54.99 .............     1.76       3.13       2.78      4.451       118.8       51.46       53.40       52.63
55.00 -- 59.99 .............     1.88       1.88       1.88      5.850       119.0       58.09       58.09       58.09
60.00 -- 64.99 .............     1.39       2.19       1.92      5.345        81.1       60.05       64.27       61.99
65.00 -- 69.99 .............     1.25       1.82       1.60      5.398        94.3       65.35       69.34       67.09
70.00 -- 74.99 .............     1.23       1.70       1.42      5.489       105.6       70.17       74.63       72.55
75.00 -- 79.99 .............     1.20       1.89       1.39      5.463       110.7       75.00       79.92       78.71
80.00 -- 84.99 .............     1.32       1.73       1.58      5.290       111.7       80.00       80.55       80.12
85.00 -- 88.80 (a) .........     1.00       1.00       1.00      6.530       297.0       88.80       88.80       88.80
Total/Avg./Wtd.
 Avg/Min/Max: ..............     1.00x      3.13x      1.62x     5.360%      103.8       34.17%      88.80%      71.98%

-------
(a) Includes one credit tenant lease loan representing 0.30% of the initial pool balance.

                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                                             PERCENTAGE
                                                                 OF                                                       MINIMUM
                                                              AGGREGATE      MINIMUM        MAXIMUM         AVERAGE        DEBT
                              NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF         CUT-OFF       SERVICE
                              MORTGAGED         DATE            DATE          DATE            DATE            DATE       COVERAGE
LOCATION                     PROPERTIES        BALANCE         BALANCE       BALANCE        BALANCE         BALANCE        RATIO
--------------------------- ------------ ------------------ ------------ -------------- --------------- --------------- ----------
Nevada ....................        7      $   156,187,221       12.10%    $ 5,750,000    $ 60,956,117    $ 22,312,460       1.20x
New York ..................        9          152,828,549       11.84       3,154,173      45,000,000      16,980,950       1.27
Florida ...................       10          116,055,292        8.99       1,595,404      34,120,000      11,605,529       1.00
California ................       13          106,469,972        8.25       1,851,411      19,560,659       8,189,998       1.24
Michigan ..................        5           80,159,388        6.21       2,713,858      46,500,000      16,031,878       1.33
Arizona ...................        6           75,784,755        5.87       2,594,635      31,936,068      12,630,792       1.20
Massachusetts .............        1           75,000,000        5.81      75,000,000      75,000,000      75,000,000       3.01
Virginia ..................       11           70,201,647        5.44       3,550,000      11,000,000       6,381,968       1.23
Texas .....................        5           60,563,521        4.69       2,550,000      35,400,000      12,112,704       1.21
New Jersey ................        4           55,323,966        4.29       3,363,966      20,800,000      13,830,992       1.25
South Carolina ............        4           53,829,003        4.17       2,824,407      25,000,000      13,457,251       1.24
Illinois ..................        2           50,359,026        3.90       2,497,845      47,861,181      25,179,513       1.49
Pennsylvania ..............        6           34,541,824        2.68       1,900,000      12,787,060       5,756,971       1.43
Connecticut ...............        3           29,187,104        2.26       7,285,416      12,709,577       9,729,035       1.38
District of Columbia ......        3           26,242,094        2.03       4,750,000      14,467,094       8,747,365       1.39
Alabama ...................        4           25,280,325        1.96       2,255,485      11,026,335       6,320,081       1.32
North Carolina ............        3           21,350,682        1.65       2,482,188      11,587,411       7,116,894       1.24
Mississippi ...............        2           20,787,764        1.61       4,037,692      16,750,072      10,393,882       1.43
Minnesota .................        1           13,575,000        1.05      13,575,000      13,575,000      13,575,000       1.70
Wisconsin .................        1           11,600,000        0.90      11,600,000      11,600,000      11,600,000       1.69
Georgia ...................        2           11,350,000        0.88       5,100,000       6,250,000       5,675,000       1.39
Ohio ......................        2           10,543,589        0.82       4,950,393       5,593,196       5,271,795       1.58
Maryland ..................        2            9,550,000        0.74       1,650,000       7,900,000       4,775,000       1.39
Washington ................        1            9,381,544        0.73       9,381,544       9,381,544       9,381,544       1.35
Idaho .....................        1            8,770,396        0.68       8,770,396       8,770,396       8,770,396       2.19
New Mexico ................        1            3,645,815        0.28       3,645,815       3,645,815       3,645,815       1.34
Oregon ....................        1            2,098,157        0.16       2,098,157       2,098,157       2,098,157       2.90
                                  --      ---------------      ------
Total/Avg./Wtd.
 Avg/Min/Max: .............      110      $ 1,290,666,634      100.00%    $ 1,595,404    $ 75,000,000    $ 11,733,333       1.00x
                                 ===      ===============      ======


                                          WEIGHTED               WEIGHTED
                                MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                                 DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                               COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
LOCATION                         RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
----------------------------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Nevada ......................     2.78x      1.80x     5.493%      117.7       52.61%      79.82%      67.04%
New York ....................     1.43       1.34      5.178        90.4       71.13       79.70       77.12
Florida .....................     3.13       1.58      5.212       105.9       51.46       88.80       72.86
California ..................     1.60       1.37      5.292        99.7       69.34       79.90       74.06
Michigan ....................     2.19       1.47      5.467       114.8       60.05       79.55       77.72
Arizona .....................     1.64       1.49      5.433        96.0       65.74       79.44       72.66
Massachusetts ...............     3.01       3.01      4.625        56.0       48.85       48.85       48.85
Virginia ....................     1.82       1.53      5.790       121.5       65.35       80.00       73.37
Texas .......................     1.67       1.44      5.417       128.4       68.63       79.85       78.65
New Jersey ..................     2.26       1.34      5.689       119.8       53.40       79.55       77.48
South Carolina ..............     2.19       1.63      5.590        97.4       60.05       79.14       70.78
Illinois ....................     1.88       1.51      5.660       117.1       58.09       79.31       78.26
Pennsylvania ................     2.01       1.60      5.588       118.3       63.33       79.92       72.03
Connecticut .................     1.44       1.41      5.750       114.6       71.13       78.45       75.51
District of Columbia ........     1.51       1.45      5.718        85.8       62.91       72.70       68.31
Alabama .....................     2.19       1.91      4.525        71.2       60.05       80.55       72.09
North Carolina ..............     2.19       1.67      4.681        89.7       60.05       79.91       70.83
Mississippi .................     2.19       1.58      5.312       105.0       60.05       79.76       75.93
Minnesota ...................     1.70       1.70      5.150       118.0       74.18       74.18       74.18
Wisconsin ...................     1.69       1.69      5.190       117.0       70.30       70.30       70.30
Georgia .....................     1.62       1.52      5.452       120.0       79.69       80.13       79.93
Ohio ........................     2.19       1.90      5.157        82.2       60.05       71.74       65.54
Maryland ....................     1.39       1.39      6.600       120.0       62.91       62.91       62.91
Washington ..................     1.35       1.35      5.680       118.0       68.98       68.98       68.98
Idaho .......................     2.19       2.19      4.410        55.0       60.05       60.05       60.05
New Mexico ..................     1.34       1.34      5.300       118.0       79.83       79.83       79.83
Oregon ......................     2.90       2.90      5.780       119.0       34.17       34.17       34.17

Total/Avg./Wtd.
 Avg/Min/Max: ...............     3.13x      1.62x     5.360%      103.8       34.17%      88.80%      71.98%


                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                        PERCENTAGE
                                                            OF
RANGE OF                                                 AGGREGATE      MINIMUM         MAXIMUM         AVERAGE
REMAINING                NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF         CUT-OFF         CUT-OFF
AMORTIZATION              MORTGAGE         DATE            DATE           DATE            DATE            DATE
TERMS (MOS)                LOANS          BALANCE         BALANCE       BALANCE         BALANCE         BALANCE
----------------------- ----------- ------------------ ------------ --------------- --------------- ---------------
Interest Only .........       2      $    85,000,000        6.59%    $ 10,000,000    $ 75,000,000    $ 42,500,000
179 -- 200 ............       1            4,982,073        0.39        4,982,073       4,982,073       4,982,073
221 -- 240 ............       1            8,750,000        0.68        8,750,000       8,750,000       8,750,000
261 -- 280 ............       1            5,999,574        0.46        5,999,574       5,999,574       5,999,574
281 -- 300 ............       8          144,482,325       11.19        3,907,259      49,643,753      18,060,291
341 -- 360 ............      77        1,041,452,662       80.69        1,595,404      60,956,117      13,525,359
                             --      ---------------      ------
Total/Avg./Wtd.
 Avg/Min/Max: .........      90      $ 1,290,666,634      100.00%    $  1,595,404    $ 75,000,000    $ 14,340,740
                             ==      ===============      ======


                                               WEIGHTED               WEIGHTED
                          MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF                   DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
REMAINING                 SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION             COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)                RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
----------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Interest Only .........     3.01x      3.13x      3.02x     4.657%       63.4       48.85%      52.63%      49.29%
179 -- 200 ............     1.23       1.23       1.23      5.050       179.0       70.58       70.58       70.58
221 -- 240 ............     1.21       1.21       1.21      5.720       180.0       76.09       76.09       76.09
261 -- 280 ............     1.55       1.55       1.55      7.875        97.0       76.43       76.43       76.43
281 -- 300 ............     1.00       2.19       1.74      5.451        92.7       60.05       88.80       67.01
341 -- 360 ............     1.20       2.90       1.49      5.389       107.7       34.17       80.55       74.47

Total/Avg./Wtd.
 Avg/Min/Max: .........     1.00x      3.13x      1.62x     5.360%      103.8       34.17%      88.80%      71.98%



                   DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                        PERCENTAGE
                                                            OF
                                                         AGGREGATE      MINIMUM        MAXIMUM         AVERAGE
RANGE OF                 NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF         CUT-OFF
ORIGINAL TERMS            MORTGAGE         DATE            DATE          DATE            DATE            DATE
TO MATURITY (MOS)          LOANS          BALANCE         BALANCE       BALANCE        BALANCE         BALANCE
----------------------- ----------- ------------------ ------------ -------------- --------------- ---------------
 59 --  60 ............      11      $   309,617,011       23.99%    $ 2,000,000    $ 75,000,000    $ 28,147,001
 81 -- 100 ............       3           41,977,989        3.25       6,800,000      25,000,000      13,992,663
101 -- 120 ............      72          918,932,302       71.20       1,595,404      60,956,117      12,762,949
121 -- 180 ............       3           16,232,073        1.26       2,500,000       8,750,000       5,410,691
281 -- 297 ............       1            3,907,259        0.30       3,907,259       3,907,259       3,907,259
                             --      ---------------      ------
Total/Avg./Wtd.
 Avg/Min/Max: .........      90      $ 1,290,666,634      100.00%    $ 1,595,404    $ 75,000,000    $ 14,340,740
                             ==      ===============      ======


                                               WEIGHTED               WEIGHTED
                          MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                           DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                  SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS           COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)          RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
----------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 59 --  60 ............     1.27x      3.01x      1.94x     4.699%       57.7       48.85%      80.00%      66.16%
 81 -- 100 ............     1.28       1.91       1.69      5.830        81.6       64.27       78.90       69.09
101 -- 120 ............     1.20       3.13       1.52      5.556       118.4       34.17       80.55       73.96
121 -- 180 ............     1.21       1.42       1.25      5.380       174.1       70.58       76.09       74.35
281 -- 297 ............     1.00       1.00       1.00      6.530       297.0       88.80       88.80       88.80
Total/Avg./Wtd.
 Avg/Min/Max: .........     1.00x      3.13x      1.62x     5.360%      103.8       34.17%      88.80%      71.98%

                  DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                        PERCENTAGE
                                                            OF
                                                         AGGREGATE      MINIMUM        MAXIMUM         AVERAGE
RANGE OF                 NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF         CUT-OFF
REMAINING TERMS           MORTGAGE         DATE            DATE          DATE            DATE            DATE
TO MATURITY                LOANS          BALANCE         BALANCE       BALANCE        BALANCE         BALANCE
----------------------- ----------- ------------------ ------------ -------------- --------------- ---------------
 55 --  80 ............      12      $   319,795,000       24.78%    $ 2,000,000    $ 75,000,000    $ 26,649,583
 81 -- 100 ............       3           37,799,574        2.93       5,999,574      25,000,000      12,599,858
101 -- 120 ............      71          912,932,729       70.73       1,595,404      60,956,117      12,858,207
121 -- 180 ............       3           16,232,073        1.26       2,500,000       8,750,000       5,410,691
181 -- 297 ............       1            3,907,259        0.30       3,907,259       3,907,259       3,907,259
                             --      ---------------      ------
Total/Avg./Wtd.
 Avg/Min/Max: .........      90      $ 1,290,666,634      100.00%    $ 1,595,404    $ 75,000,000    $ 14,340,740
                             ==      ===============      ======



                                               WEIGHTED               WEIGHTED
                          MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                           DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                  SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS          COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY                RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
----------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 55 --  80 ............     1.27x      3.01x      1.93x     4.734%       58.4       48.85%      80.00%      66.57%
 81 -- 100 ............     1.28       1.91       1.74      6.163        84.7       64.27       76.43       67.61
101 -- 120 ............     1.20       3.13       1.52      5.541       118.5       34.17       80.55       73.95
121 -- 180 ............     1.21       1.42       1.25      5.380       174.1       70.58       76.09       74.35
181 -- 297 ............     1.00       1.00       1.00      6.530       297.0       88.80       88.80       88.80

Total/Avg./Wtd.
 Avg/Min/Max: .........     1.00x      3.13x      1.62x     5.360%      103.8       34.17%      88.80%      71.98%


                     DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                              PERCENTAGE
                                                                  OF
                                                               AGGREGATE      MINIMUM        MAXIMUM         AVERAGE
                               NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF         CUT-OFF
PREPAYMENT                      MORTGAGE         DATE            DATE          DATE            DATE            DATE
PROVISION                        LOANS          BALANCE         BALANCE       BALANCE        BALANCE         BALANCE
----------------------------- ----------- ------------------ ------------ -------------- --------------- ---------------
Defeasance ..................      84      $ 1,228,517,815       95.18%    $ 1,595,404    $ 75,000,000    $ 14,625,212
Greater of YM or 1% .........       5           52,767,275        4.09       2,550,000      19,560,659      10,553,455
Defeasance/YM ...............       1            9,381,544        0.73       9,381,544       9,381,544       9,381,544
                                   --      ---------------      ------
Total/Avg./Wtd.
 Avg/Min/Max: ...............      90      $ 1,290,666,634      100.00%    $ 1,595,404    $ 75,000,000    $ 14,340,740
                                   ==      ===============      ======


                                                     WEIGHTED               WEIGHTED
                                MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                                 DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
PREPAYMENT                     COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROVISION                        RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
----------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Defeasance ..................     1.00x      3.13x      1.63x     5.373%      104.8       34.17%      88.80%      71.77%
Greater of YM or 1% .........     1.29       1.56       1.39      5.004        80.0       68.63       79.90       77.37
Defeasance/YM ...............     1.35       1.35       1.35      5.680       118.0       68.98       68.98       68.98

Total/Avg./Wtd.
 Avg/Min/Max: ...............     1.00x      3.13x      1.62x     5.360%      103.8       34.17%      88.80%      71.98%

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

  CONTROL
   NUMBER              LOAN SELLER            LOAN NUMBER                                        PROPERTY NAME
-----------------------------------------------------------------------------------------------------------------------------------
      1      MSMC                             1                         John Hancock Tower
      2      GMACCM                           40929                     Fashion Outlet of Las Vegas
      3      Archon Financial                 09-1001093                DDR Portfolio-Various
      3a     Archon Financial                 09-1001093-A              DDR Portfolio - Meridian Crossroads
      3b     Archon Financial                 09-1001093-B              DDR Portfolio - Brook Highland Plaza
      3c     Archon Financial                 09-1001093-C              DDR Portfolio - Jacksonville Regional
      3d     Archon Financial                 09-1001093-D              DDR Portfolio - Green Ridge Square
      3e     Archon Financial                 09-1001093-E              DDR Portfolio - Indian Hills Plaza
      3f     Archon Financial                 09-1001093-F              DDR Portfolio - Big Oaks Crossing
      3g     Archon Financial                 09-1001093-G              DDR Portfolio - Oxford Commons
      3h     Archon Financial                 09-1001093-H              DDR Portfolio - University Center
      3i     Archon Financial                 09-1001093-I              DDR Portfolio - Uptown Solon
      3j     Archon Financial                 09-1001093-J              DDR Portfolio - North Pointe Plaza
-----------------------------------------------------------------------------------------------------------------------------------
      4      GACC                             GA18896                   Boulevard Mall
      5      Archon Financial                 09-0001735                Geneva Commons
      6      GMACCM                           40723                     River Oaks West Apartments
      7      GACC                             DBM18752                  180 Madison Avenue
      8      GACC                             DBM18727                  La Frontera Village - I
      9      GACC                             DBM18807                  Victoria Place
-----------------------------------------------------------------------------------------------------------------------------------
     10      GACC                             DBM18404                  Gateway Center Bed Bath & Beyond
     11      MSMC                             02-11534                  Stop & Shop Portfolio 1- Somers
     12      MSMC                             02-12748                  Stop & Shop Portfolio 1- Levittown
     13      MSMC                             03-13726                  Perimeter Center Office Building
     14      GMACCM                           38274                     Valle Del Oro
-----------------------------------------------------------------------------------------------------------------------------------
     15      GACC                             DBM18861                  Wachovia Tower
     16      GACC                             DBM18317                  Virginia FF Retail Portfolio
     16a     GACC                             DBM18317-1                Kempsville Shopping Center
     16b     GACC                             DBM18317-2                General Booth Shopping Center
     16c     GACC                             DBM18317-3                Farm Fresh Suffolk Shopping Center
     16d     GACC                             DBM18317-4                Little Creek Shopping Center
     16e     GACC                             DBM18317-5                Farm Fresh Smithfield Shopping Center
     17      MSMC                             02-12749                  Stop & Shop Portfolio 2 - Middletown
     18      MSMC                             02-12750                  Stop & Shop Portfolio 2 - Norwalk
     19      GMACCM                           39438                     Doubletree Suites (Charleston)
-----------------------------------------------------------------------------------------------------------------------------------
     20      GACC                             DBM18816                  Wiener Portfolio I
     20a     GACC                             DBM18816-1                132-35 Sanford Ave.
     20b     GACC                             DBM18816-2                94-06 34th Road
     20c     GACC                             DBM18816-3                94-06 34th Avenue
     20d     GACC                             DBM18816-4                544-548 West 50th Street
     21      GACC                             DBM18982                  Canterbury and Oxford Apartments
     22      MSMC                                                       Park Portfolio
     22a     MSMC                             03-13147                  Park Portfolio - Calvert Metro Park
     22b     MSMC                             03-13149                  Park Portfolio - Takoma Park
     22c     MSMC                             03-13146                  Park Portfolio - Shepherd Park Plaza
     22d     MSMC                             03-13148                  Park Portfolio - 12345 Parklawn Drive
     23      MSMC                             03-13803                  Sherwood Village
     24      GMACCM                           41671                     Estancia Apartments
-----------------------------------------------------------------------------------------------------------------------------------
     25      MSMC                             03-14200                  Chapel Hill Apartments
     26      GMACCM                           40389                     Woodbridge Crossing Retail Center
     27      Archon Financial                 09-0001736                Silver Lake Hills Apartments
     28      Archon Financial                 09-0001734                The Vineyards at Castlewoods
     29      Archon Financial                 09-0001749                Toscana at MetroWest Apartments
-----------------------------------------------------------------------------------------------------------------------------------
     30      GMACCM                           40644                     Gateway Corporate Center
     31      MSMC                             03-13195                  Marina View Towers
     32      GMACCM                           40641                     G&L Portfolio- 405 North Bedford
     33      Archon Financial                 09-0001755                Rosedale Marketplace
     34      MSMC                             02-12777                  Ivanhoe Apartments
-----------------------------------------------------------------------------------------------------------------------------------
     35      MSMC                             02-12103                  Bushnell on the Park
     36      GMACCM                           40755                     187 Millburn Ave
     37      GMACCM                           40793                     421 North Beverly Drive
     38      Archon Financial                 09-0001724                Timberlake Village Apartments
     39      GACC                             DBM18863                  Laurel Springs Apartments
-----------------------------------------------------------------------------------------------------------------------------------
     40      GMACCM                           40734                     G&L Portfolio- 416 North Bedford
     41      GACC                             DBM18747                  Colonial Financial Center
     42      Archon Financial                 09-0001777                The Boulders IV
     43      GMACCM                           34830                     Buschs Shopping Center
     44      GMACCM                           40229                     Homewood Suites/Miami Blue Lagoon
-----------------------------------------------------------------------------------------------------------------------------------
     45      GMACCM                           41269                     South Towne Center
     46      GMACCM                           38864                     Victory- Cedar Hills
     47      Archon Financial                 09-0001752                Turnberry Plaza
     48      GMACCM                           39856                     8520-8522 National Boulevard
     49      Archon Financial                 09-0001751                Riverbend Apartments
-----------------------------------------------------------------------------------------------------------------------------------
     50      Archon Financial                 09-0001776                Chippewa and Greene Plaza
     50a     Archon Financial                 09-0001776-A              Chippewa Center
     50b     Archon Financial                 09-0001776-B              Greene Plaza Shopping Center
     51      Archon Financial                 09-0001739                Westwater Apartments
     52      GMACCM                           41027                     Western Business Park
     53      MSMC                             03-12924                  Charleston Plaza
     54      GMACCM                           40015                     Branford Business Center
-----------------------------------------------------------------------------------------------------------------------------------
     55      GACC                             DBM18856                  Ocotillo Plaza
     56      Archon Financial                 09-0001778                The Boulders V
     57      Archon Financial                 09-0001732                Continental Plaza
     58      Archon Financial                 09-0001769                The Willows at Lone Mountain Apartments
     59      Archon Financial                 09-0001779                Greenbriar Crossing Shopping Center
-----------------------------------------------------------------------------------------------------------------------------------
     60      GMACCM                           32994                     TownePlace Suites-Sterling
     61      Archon Financial                 09-0001761                Long & Foster Building
     62      GMACCM                           41499                     Saratoga Palms Apartments
     63      GMACCM                           41157                     Madison Marketplace
     64      GACC                             DBM17820                  Wiloaks Apartments
-----------------------------------------------------------------------------------------------------------------------------------
     65      GMACCM                           38423                     Mission Heights Apartments
     66      GACC                             DBM18886                  Country Gables Apartments
     67      Archon Financial                 09-0001771                Marshall Centre
     68      MSMC                             02-12233                  Broadview Gardens Apartments
     69      GMACCM                           40720                     Friars Office Building
-----------------------------------------------------------------------------------------------------------------------------------
     70      GACC                             DBM18864                  Walgreens Melbourne
     71      GMACCM                           40740                     Roble Vista Apartments
     72      MSMC                             02-11630                  Drug Emporium
     73      GMACCM                           41029                     Lincoln Heights Apartments
     74      Archon Financial                 09-0001753                Parke Green Shopping Center
-----------------------------------------------------------------------------------------------------------------------------------
     75      Archon Financial                 09-0001728                Millburn Office
     76      GMACCM                           41098                     Los Alamos Plaza
     77      GMACCM                           40651                     Ontario Center
     78      GMACCM                           40731                     Pacific Arcade Shopping Center
     79      Archon Financial                 09-0001756                Hillview Plaza - Shops
-----------------------------------------------------------------------------------------------------------------------------------
     80      GMACCM                           41468                     4901 Sepulveda Boulevard
     81      GMACCM                           38421                     Santa Clara Apartments
     82      GMACCM                           40524                     Randol Mill West
     83      GMACCM                           41574                     Brookhill Village Apartments
     84      Archon Financial                 09-0001740                Northfield Village Center
-----------------------------------------------------------------------------------------------------------------------------------
     85      GMACCM                           40585                     Summer Stone Apartments
     86      GMACCM                           39794                     Bear Lakes Mobile Estate
     87      GACC                             DBM18808                  Windsor Tower Apartments
     88      Archon Financial                 09-0001781                Harley Commons
     89      MSMC                             03-13681                  1544 Granville Avenue
     90      GMACCM                           39942                     CVS Pharmacy (Hialeah)

 CONTROL
  NUMBER     PROPERTY TYPE                          ADDRESS                                  CITY               STATE
----------------------------------------------------------------------------------------------------------------------------------
     1    Office                  200 Clarendon Street and 155 Dartmouth Street         Boston              Massachusetts
     2    Anchored Retail         32100 South Las Vegas Boulevard                       Primm               Nevada
     3    Anchored Retail         Various                                               Various             Various
     3a   Anchored Retail         3797 E. Fairview Rd                                   Meridian            Idaho
     3b   Anchored Retail         5291 Highway 280 South                                Birmingham          Alabama
     3c   Anchored Retail         3000 Dunn Avenue                                      Jacksonville        Florida
     3d   Anchored Retail         3410 Alpine Avenue                                    Walker              Michigan
     3e   Anchored Retail         4208 E. Blue Grass Road                               Mt. Pleasant        Michigan
     3f   Anchored Retail         3929 N. Gloster Street                                Tupelo              Mississippi
     3g   Anchored Retail         3500 Roxboro Road                                     Durham              North Carolina
     3h   Anchored Retail         326 - 412 S. College Street                           Wilmington          North Carolina
     3i   Anchored Retail         6025 Kruse Drive                                      Solon               Ohio
     3j   Anchored Retail         7400 Rivers Avenue                                    North Charleston    South Carolina
----------------------------------------------------------------------------------------------------------------------------------
     4    Anchored Retail         3528 South Maryland Parkway                           Las Vegas           Nevada
     5    Anchored Retail         200-500 Commons Drive                                 Geneva              Illinois
     6    Multifamily             43355 Cliffside Court                                 Novi                Michigan
     7    Office                  180 Madison Avenue                                    New York            New York
     8    Anchored Retail         100-220 Sundance Parkway                              Round Rock          Texas
     9    Multifamily             12612 Victoria Place Circle                           Orlando             Florida
----------------------------------------------------------------------------------------------------------------------------------
    10    Anchored Retail         381, 409 & 459 Gateway Drive                          Brooklyn            New York
    11    Anchored Retail         80 Birdsall Road                                      Somers              New York
    12    Anchored Retail         3850 Hempstead Turnpike                               Levittown           New York
    13    Office                  8665 and 8701 East Hartford Drive                     Scottsdale          Arizona
    14    Manufactured Housing    1452 South Ellsworth Road                             Mesa                Arizona
----------------------------------------------------------------------------------------------------------------------------------
    15    Office                  20 North Orange Avenue                                Orlando             Florida
    16    Anchored Retail         Various                                               Various             Virginia
    16a   Anchored Retail         1830-1870 Kempsville Road                             Virginia Beach      Virginia
    16b   Anchored Retail         1615 General Booth Boulevard                          Virginia Beach      Virginia
    16c   Anchored Retail         1401 North Main Street                                Suffolk             Virginia
    16d   Anchored Retail         230 East Little Creek Road                            Norfolk             Virginia
    16e   Anchored Retail         1282 Smithfield Shopping Plaza                        Smithfield          Virginia
    17    Anchored Retail         330 Route 211                                         Walkill             New York
    18    Anchored Retail         380 Main Street                                       Norwalk             Connecticut
    19    Hospitality             181 Church Street & 35 Hayne Street                   Charleston          South Carolina
----------------------------------------------------------------------------------------------------------------------------------
    20    Multifamily             Various                                               Various             New York
    20a   Multifamily             132-35 Sanford Avenue                                 Flushing            New York
    20b   Multifamily             94-06 34th Road                                       Jackson Heights     New York
    20c   Multifamily             94-06 34th Avenue                                     Jackson Heights     New York
    20d   Multifamily             544-558 West 50th Street                              New York            New York
    21    Multifamily             4636 Canterbury Drive                                 Myrtle Beach        South Carolina
    22    Various                 Various                                               Various             Various
    22a   Office                  6801 & 6811 Kenilworth Avenue & 5711 Sarvis Avenue    Riverdale           Maryland
    22b   Mixed Use               6856 Eastern Avenue                                   Washington          District of Columbia
    22c   Unanchored Retail       7820 Georgia Avenue, NW                               Washington          District of Columbia
    22d   Office                  12345 and 12317 Parklawn Drive                        Rockville           Maryland
    23    Multifamily             701 Monmouth Road                                     Mount Holly         New Jersey
    24    Multifamily             7871 Mission Grove Parkway South                      Riverside           California
----------------------------------------------------------------------------------------------------------------------------------
    25    Multifamily             9620 West Russell Road                                Las Vegas           Nevada
    26    Anchored Retail         465 Green Street                                      Woodbridge          New Jersey
    27    Multifamily             3200 Foley Glen Drive                                 Fenton              Michigan
    28    Multifamily             1000 Vineyard Drive                                   Brandon             Mississippi
    29    Multifamily             6051 Westgate Drive                                   Orlando             Florida
----------------------------------------------------------------------------------------------------------------------------------
    30    Office                  21660 and 21700 East Copley Drive                     Diamond Bar         California
    31    Multifamily             1000-1100 6th Street S.W.                             Washington          District of Columbia
    32    Office                  405 North Bedford Drive & 9675 Brighton Way           Beverly Hills       California
    33    Anchored Retail         2401 Fairview Ave. North                              Roseville           Minnesota
    34    Multifamily             4185 Ivanhoe Drive                                    Monroeville         Pennsylvania
----------------------------------------------------------------------------------------------------------------------------------
    35    Multifamily             100 Wells Street                                      Hartford            Connecticut
    36    Mixed Use               187 Millburn Avenue                                   Millburn            New Jersey
    37    Office                  421 North Beverly Drive                               Beverly Hills       California
    38    Multifamily             7409-7426 Timber Lake Trail                           Madison             Wisconsin
    39    Multifamily             1281 Old Plank Road                                   High Point          North Carolina
----------------------------------------------------------------------------------------------------------------------------------
    40    Office                  416 North Bedford Drive                               Beverly Hills       California
    41    Office                  One Commerce Street                                   Montgomery          Alabama
    42    Office                  7501 Boulders View Drive                              Richmond            Virginia
    43    Anchored Retail         15185 North Sheldon Road                              Plymouth            Michigan
    44    Hospitality             5500 Blue Lagoon Drive                                Miami               Florida
----------------------------------------------------------------------------------------------------------------------------------
    45    Anchored Retail         5030 MoPac South                                      Austin              Texas
    46    Anchored Retail         3520-3790 Blanding Boulevard                          Jacksonville        Florida
    47    Office                  2875 N.E. 191st Street                                Aventura            Florida
    48    Office                  8520-8522 National Boulevard                          Culver City         California
    49    Multifamily             340 Riverbend Drive                                   Charlottesville     Virginia
----------------------------------------------------------------------------------------------------------------------------------
    50    Anchored Retail         Various                                               Various             Pennsylvania
    50a   Anchored Retail         2850 Constitution Boulevard                           Beaver Falls        Pennsylvania
    50b   Anchored Retail         107 Roy Furman Highway                                Waynesburg          Pennsylvania
    51    Multifamily             90 Central Way                                        Kirkland            Washington
    52    Industrial              4178 Business Park Drive                              Amarillo            Texas
    53    Unanchored Retail       10127-10247 W. Charleston Blvd.                       Las Vegas           Nevada
    54    Office                  30-36 East Industrial Road                            Branford            Connecticut
----------------------------------------------------------------------------------------------------------------------------------
    55    Anchored Retail         2419 East Tropicana Avenue                            Las Vegas           Nevada
    56    Office                  1025 Boulders Parkway                                 Richmond            Virginia
    57    Office                  1004-1012 West Ninth Avenue                           King of Prussia     Pennsylvania
    58    Multifamily             3540 North Hualapai Way                               Las Vegas           Nevada
    59    Anchored Retail         3030 Headland Drive                                   Atlanta             Georgia
----------------------------------------------------------------------------------------------------------------------------------
    60    Hospitality             21123 Whitfield Place                                 Sterling            Virginia
    61    Office                  4435 Waterfront Drive                                 Glen Allen          Virginia
    62    Multifamily             3850 Mountain Vista Street                            Las Vegas           Nevada
    63    Unanchored Retail       25377-25395 Madison Avenue                            Murietta            California
    64    Multifamily             1501 Wiloaks Drive                                    Snellville          Georgia
----------------------------------------------------------------------------------------------------------------------------------
    65    Multifamily             2800 South Mission Road                               Tucson              Arizona
    66    Multifamily             15010 North 59th Avenue                               Glendale            Arizona
    67    Anchored Retail         4195 Winchester Road                                  Marshall            Virginia
    68    Multifamily             4881 Broadview Road                                   Cleveland           Ohio
    69    Office                  7801 Mission Center Court                             San Diego           California
----------------------------------------------------------------------------------------------------------------------------------
    70    Anchored Retail         7780 Wickham Road                                     Melbourne           Florida
    71    Multifamily             220 Palo Alto Avenue                                  Palo Alto           California
    72    Anchored Retail         3800 Aramingo Avenue                                  Philadelphia        Pennsylvania
    73    Multifamily             5800 Harper Drive, NE                                 Albuquerque         New Mexico
    74    Anchored Retail         4410 Riverside Drive East                             Austin              Texas
----------------------------------------------------------------------------------------------------------------------------------
    75    Office                  75 Main Street                                        Millburn            New Jersey
    76    Office                  8787 East Pinnacle Peak Road                          Scottsdale          Arizona
    77    Unanchored Retail       2463-2535 South Euclid Avenue                         Ontario             California
    78    Unanchored Retail       6324-6338 Pacific Boulevard                           Huntington Park     California
    79    Unanchored Retail       14055 East Wade Hampton Boulevard                     Greer               South Carolina
----------------------------------------------------------------------------------------------------------------------------------
    80    Unanchored Retail       4901-4929 Sepulveda Boulevard                         Culver City         California
    81    Multifamily             6340 S. Santa Clara Avenue                            Tucson              Arizona
    82    Unanchored Retail       1608-60 Randol Mill Road West                         Arlington           Texas
    83    Multifamily             900 Brookhill Circle                                  Pell City           Alabama
    84    Unanchored Retail       300-310 Happ Road                                     Northfield          Illinois
----------------------------------------------------------------------------------------------------------------------------------
    85    Multifamily             686 Lee Road 315                                      Phenix City         Alabama
    86    Manufactured Housing    300 Luman Road                                        Phoenix             Oregon
    87    Multifamily             3902 East Silver Springs Boulevard                    Ocala               Florida
    88    Office                  345 Main Street                                       Harleysville        Pennsylvania
    89    Multifamily             1544 Granville Avenue                                 Los Angeles         California
    90    Anchored Retail         2391 West 68th Street                                 Hialeah             Florida

                                                                                                             % OF AGGREGATE
 CONTROL                  CROSS COLLATERALIZED                             ORIGINAL       CUT-OFF DATE        INITIAL POOL
  NUMBER    ZIP CODE             GROUPS              RELATED GROUPS       BALANCE ($)      BALANCE ($)           BALANCE
---------------------------------------------------------------------------------------------------------------------------
     1        02116                                                         75,000,000        75,000,000              5.81
     2        89019                                                         61,000,000        60,956,117              4.72
     3       Various                                                        50,000,000        49,643,753              3.85
     3a       83642
     3b       35242
     3c       32218
     3d       49544
     3e       48858
     3f       38804
     3g       27704
     3h       28403
     3i       44139
     3j       29406
---------------------------------------------------------------------------------------------------------------------------
     4        89109                                                         48,728,500        48,667,436              3.77
     5        60134                                                         48,000,000        47,861,181              3.71
     6        48050                                                         46,500,000        46,500,000              3.60
     7        10016                                                         45,000,000        45,000,000              3.49
     8        78681                                                         35,400,000        35,400,000              2.74
     9        32828                                                         34,120,000        34,120,000              2.64
---------------------------------------------------------------------------------------------------------------------------
    10        11239                                                         34,100,000        34,029,329              2.64
    11        10589              Group A                Group C             18,650,000        18,533,285              1.44
    12        11756              Group A                Group C             15,275,000        15,179,406              1.18
    13        85255                                                         32,000,000        31,936,068              2.47
    14        85208                                                         28,000,000        27,939,576              2.16
---------------------------------------------------------------------------------------------------------------------------
    15        32801                                                         26,500,000        26,500,000              2.05
    16       Various                                                        26,000,000        26,000,000              2.01
    16a       23464
    16b       23454
    16c       23434
    16d       23505
    16e       23430
    17        10940              Group B                Group C             16,375,000        16,272,522              1.26
    18        06851              Group B                Group C              9,250,000         9,192,112              0.71
    19        29401                                                         25,000,000        25,000,000              1.94
---------------------------------------------------------------------------------------------------------------------------
    20       Various                                                        23,840,000        23,814,006              1.85
    20a       11355
    20b       11372
    20c       11372
    20d       10019
    21        29579                                     Group D             22,000,000        22,000,000              1.70
    22       Various                                                        21,325,000        21,325,000              1.65
    22a       20737
    22b       20012
    22c       20012
    22d       20852
    23        08060                                                         20,800,000        20,800,000              1.61
    24        92508                                                         19,584,000        19,560,659              1.52
---------------------------------------------------------------------------------------------------------------------------
    25        89118                                                         19,040,000        19,040,000              1.48
    26        07095                                                         18,600,000        18,600,000              1.44
    27        48430                                                         17,500,000        17,500,000              1.36
    28        39047                                                         16,800,000        16,750,072              1.30
    29        32835                                                         15,000,000        15,000,000              1.16
---------------------------------------------------------------------------------------------------------------------------
    30        91765                                                         14,700,000        14,665,588              1.14
    31        20024                                                         14,500,000        14,467,094              1.12
    32        90210                                     Group E             14,175,000        14,162,272              1.10
    33        55113                                                         13,575,000        13,575,000              1.05
    34        15146                                                         12,800,000        12,787,060              0.99
---------------------------------------------------------------------------------------------------------------------------
    35        06103                                                         12,798,000        12,709,577              0.98
    36        07041                                                         12,560,000        12,560,000              0.97
    37        90210                                                         12,500,000        12,487,394              0.97
    38        53719                                                         11,600,000        11,600,000              0.90
    39        27265                                     Group D             11,600,000        11,587,411              0.90
---------------------------------------------------------------------------------------------------------------------------
    40        90210                                     Group E             11,325,000        11,314,831              0.88
    41        36104                                                         11,040,000        11,026,335              0.85
    42        23225                                     Group F             11,000,000        11,000,000              0.85
    43        48170                                                         10,500,000        10,500,000              0.81
    44        33126                                                         10,450,000        10,437,932              0.81
---------------------------------------------------------------------------------------------------------------------------
    45        78735                                                         10,250,000        10,241,028              0.79
    46        32210                                                         10,250,000        10,177,989              0.79
    47        33180                                                         10,000,000        10,000,000              0.77
    48        90232                                                         10,000,000         9,990,929              0.77
    49        22911                                                          9,700,000         9,700,000              0.75
---------------------------------------------------------------------------------------------------------------------------
    50       Various                                    Group G              9,500,000         9,500,000              0.74
    50a       15010
    50b       15370
    51        98033                                                          9,400,000         9,381,544              0.73
    52        79110                                                          8,750,000         8,750,000              0.68
    53        89135                                                          8,500,000         8,500,000              0.66
    54        06405                                                          7,300,000         7,285,416              0.56
---------------------------------------------------------------------------------------------------------------------------
    55        89121                                                          6,800,000         6,800,000              0.53
    56        23225                                     Group F              6,600,000         6,600,000              0.51
    57        19406                                                          6,600,000         6,587,238              0.51
    58        89129                                                          6,480,000         6,473,668              0.50
    59        30311                                                          6,250,000         6,250,000              0.48
---------------------------------------------------------------------------------------------------------------------------
    60        20165                                                          6,150,000         5,999,574              0.46
    61        23060                                                          5,920,000         5,920,000              0.46
    62        89121                                                          5,750,000         5,750,000              0.45
    63        92562                                                          5,500,000         5,500,000              0.43
    64        30039                                                          5,100,000         5,100,000              0.40
---------------------------------------------------------------------------------------------------------------------------
    65        85713                                     Group H              5,100,000         5,089,476              0.39
    66        85306                                                          5,000,000         5,000,000              0.39
    67        20115                                                          5,000,000         4,982,073              0.39
    68        44109                                                          5,000,000         4,950,393              0.38
    69        92108                                                          4,050,000         4,050,000              0.31
---------------------------------------------------------------------------------------------------------------------------
    70        32940                                                          3,907,259         3,907,259              0.30
    71        94301                                                          3,900,000         3,896,217              0.30
    72        19137                                                          3,800,000         3,767,525              0.29
    73        87109                                     Group H              3,653,600         3,645,815              0.28
    74        78741                                                          3,630,000         3,622,493              0.28
---------------------------------------------------------------------------------------------------------------------------
    75        07041                                                          3,375,000         3,363,966              0.26
    76        85255                                                          3,225,000         3,225,000              0.25
    77        91762                                                          3,200,000         3,196,986              0.25
    78        90255                                                          3,100,000         3,093,685              0.24
    79        29561                                                          2,830,000         2,824,407              0.22
---------------------------------------------------------------------------------------------------------------------------
    80        90230                                                          2,700,000         2,700,000              0.21
    81        85706                                     Group H              2,600,000         2,594,635              0.20
    82        76012                                                          2,550,000         2,550,000              0.20
    83        35125                                                          2,500,000         2,500,000              0.19
    84        60093                                                          2,500,000         2,497,845              0.19
---------------------------------------------------------------------------------------------------------------------------
    85        36877                                                          2,260,000         2,255,485              0.17
    86        97535                                                          2,100,000         2,098,157              0.16
    87        34470                                                          2,000,000         2,000,000              0.15
    88        19438                                     Group G              1,900,000         1,900,000              0.15
    89        90025                                                          1,851,411         1,851,411              0.14
    90        33016                                                          1,600,000         1,595,404              0.12

              CUMULATIVE % OF       MORTGAGE                      INTEREST
  CONTROL       INITIAL POOL          RATE        SERVICING        ACCRUAL
   NUMBER         BALANCE             (%)        FEE RATE (%)      METHOD                  AMORTIZATION TYPE
---------------------------------------------------------------------------------------------------------------------------
      1                 5.81           4.62500     0.06180       Actual/360                  Interest Only
      2                10.53           6.52000     0.12680       Actual/360                Amortizing Balloon
      3                14.38           4.41000     0.04180       Actual/360                Amortizing Balloon
      3a
      3b
      3c
      3d
      3e
      3f
      3g
      3h
      3i
      3j
---------------------------------------------------------------------------------------------------------------------------
      4                18.15           4.27375     0.03180       Actual/360                Amortizing Balloon
      5                21.86           5.65000     0.07180       Actual/360                Amortizing Balloon
      6                25.46           5.53000     0.12680       Actual/360      Interest Only, then Amortizing Balloon
      7                28.95           4.57000     0.03180       Actual/360      Interest Only, then Amortizing Balloon
      8                31.69           5.20000     0.03180       Actual/360                Amortizing Balloon
      9                34.33           4.72600     0.03180       Actual/360                Amortizing Balloon
---------------------------------------------------------------------------------------------------------------------------
     10                36.97           5.43000     0.03180       Actual/360                Amortizing Balloon
     11                38.41           5.69000     0.03180       Actual/360                 Hyperamortizing
     12                39.58           5.69000     0.03180       Actual/360                 Hyperamortizing
     13                42.06           5.60000     0.03180       Actual/360                Amortizing Balloon
     14                44.22           5.24000     0.12680       Actual/360                Amortizing Balloon
---------------------------------------------------------------------------------------------------------------------------
     15                46.28           4.97000     0.03180       Actual/360                Amortizing Balloon
     16                48.29           6.10000     0.03180       Actual/360                 Hyperamortizing
     16a
     16b
     16c
     16d
     16e
     17                49.55           5.69000     0.03180       Actual/360                 Hyperamortizing
     18                50.26           5.69000     0.03180       Actual/360                 Hyperamortizing
     19                52.20           5.94000     0.12680       Actual/360      Interest Only, then Amortizing Balloon
---------------------------------------------------------------------------------------------------------------------------
     20                54.05           4.89000     0.03180       Actual/360                Amortizing Balloon
     20a
     20b
     20c
     20d
     21                55.75           5.40000     0.03180       Actual/360                Amortizing Balloon
     22                57.40           6.60000     0.03180       Actual/360                Amortizing Balloon
     22a
     22b
     22c
     22d
     23                59.01           6.01000     0.03180       Actual/360                 Hyperamortizing
     24                60.53           4.50000     0.12680       Actual/360                Amortizing Balloon
---------------------------------------------------------------------------------------------------------------------------
     25                62.00           5.11000     0.03180       Actual/360      Interest Only, then Amortizing Balloon
     26                63.45           5.70000     0.12680       Actual/360                Amortizing Balloon
     27                64.80           5.49000     0.03180       Actual/360      Interest Only, then Amortizing Balloon
     28                66.10           5.53000     0.08180       Actual/360                Amortizing Balloon
     29                67.26           5.45000     0.03180       Actual/360      Interest Only, then Amortizing Balloon
---------------------------------------------------------------------------------------------------------------------------
     30                68.40           4.85000     0.12680       Actual/360                Amortizing Balloon
     31                69.52           5.00000     0.03180       Actual/360                Amortizing Balloon
     32                70.62           5.69000     0.12680       Actual/360                Amortizing Balloon
     33                71.67           5.15000     0.09180       Actual/360      Interest Only, then Amortizing Balloon
     34                72.66           5.21000     0.03180       Actual/360                Amortizing Balloon
---------------------------------------------------------------------------------------------------------------------------
     35                73.64           5.88000     0.03180       Actual/360                Amortizing Balloon
     36                74.62           5.30000     0.12680       Actual/360                Amortizing Balloon
     37                75.58           5.22000     0.12680       Actual/360                Amortizing Balloon
     38                76.48           5.19000     0.06180       Actual/360      Interest Only, then Amortizing Balloon
     39                77.38           4.91000     0.03180       Actual/360                Amortizing Balloon
---------------------------------------------------------------------------------------------------------------------------
     40                78.26           5.69000     0.12680       Actual/360                Amortizing Balloon
     41                79.11           4.33000     0.03180       Actual/360                Amortizing Balloon
     42                79.96           5.20000     0.03180       Actual/360      Interest Only, then Amortizing Balloon
     43                80.78           5.72000     0.12680       Actual/360                Amortizing Balloon
     44                81.59           6.50000     0.12680       Actual/360                Amortizing Balloon
---------------------------------------------------------------------------------------------------------------------------
     45                82.38           5.79000     0.12680       Actual/360                Amortizing Balloon
     46                83.17           5.80000     0.12680       Actual/360                Amortizing Balloon
     47                83.94           4.90000     0.08180       Actual/360                  Interest Only
     48                84.72           5.65000     0.12680       Actual/360                Amortizing Balloon
     49                85.47           5.33000     0.03180       Actual/360      Interest Only, then Amortizing Balloon
---------------------------------------------------------------------------------------------------------------------------
     50                86.20           5.78000     0.03180       Actual/360                Amortizing Balloon
     50a
     50b
     51                86.93           5.68000     0.03180       Actual/360                Amortizing Balloon
     52                87.61           5.72000     0.12680       Actual/360                Amortizing Balloon
     53                88.27           6.20000     0.03180       Actual/360      Interest Only, then Amortizing Balloon
     54                88.83           5.60000     0.12680       Actual/360                Amortizing Balloon
---------------------------------------------------------------------------------------------------------------------------
     55                89.36           5.47000     0.06180       Actual/360                Amortizing Balloon
     56                89.87           5.20000     0.03180       Actual/360      Interest Only, then Amortizing Balloon
     57                90.38           5.75000     0.03180       Actual/360                Amortizing Balloon
     58                90.88           5.35000     0.07180       Actual/360                Amortizing Balloon
     59                91.37           5.20000     0.06180       Actual/360                Amortizing Balloon
---------------------------------------------------------------------------------------------------------------------------
     60                91.83           7.87500     0.12680       Actual/360                Amortizing Balloon
     61                92.29           5.45000     0.03180       Actual/360      Interest Only, then Amortizing Balloon
     62                92.74           5.34000     0.12680       Actual/360                Amortizing Balloon
     63                93.16           5.80000     0.12680       Actual/360                Amortizing Balloon
     64                93.56           5.76000     0.03180       Actual/360                Amortizing Balloon
---------------------------------------------------------------------------------------------------------------------------
     65                93.95           5.45000     0.12680       Actual/360                Amortizing Balloon
     66                94.34           5.47000     0.03180       Actual/360                Amortizing Balloon
     67                94.72           5.05000     0.08180       Actual/360                 Fully Amortizing
     68                95.11           6.00000     0.03180       Actual/360                Amortizing Balloon
     69                95.42           5.75000     0.12680       Actual/360                Amortizing Balloon
---------------------------------------------------------------------------------------------------------------------------
     70                95.72           6.53000     0.03180       Actual/360                 Fully Amortizing
     71                96.03           5.38000     0.12680       Actual/360                Amortizing Balloon
     72                96.32           6.05000     0.03180       Actual/360                Amortizing Balloon
     73                96.60           5.30000     0.12680       Actual/360                Amortizing Balloon
     74                96.88           5.44000     0.03180       Actual/360                Amortizing Balloon
---------------------------------------------------------------------------------------------------------------------------
     75                97.14           5.10000     0.06180       Actual/360                Amortizing Balloon
     76                97.39           5.35000     0.12680       Actual/360      Interest Only, then Amortizing Balloon
     77                97.64           5.50000     0.12680       Actual/360                Amortizing Balloon
     78                97.88           5.51000     0.12680       Actual/360                Amortizing Balloon
     79                98.10           5.65000     0.08180       Actual/360                Amortizing Balloon
---------------------------------------------------------------------------------------------------------------------------
     80                98.31           5.81000     0.12680       Actual/360                Amortizing Balloon
     81                98.51           5.45000     0.12680       Actual/360                Amortizing Balloon
     82                98.71           5.85000     0.12680       Actual/360                Amortizing Balloon
     83                98.90           4.85000     0.12680       Actual/360                Amortizing Balloon
     84                99.09           5.85000     0.03180       Actual/360                Amortizing Balloon
---------------------------------------------------------------------------------------------------------------------------
     85                99.27           5.60000     0.12680       Actual/360                Amortizing Balloon
     86                99.43           5.78000     0.12680       Actual/360                Amortizing Balloon
     87                99.59           4.75000     0.03180       Actual/360                Amortizing Balloon
     88                99.73           5.70000     0.03180       Actual/360                Amortizing Balloon
     89                99.88           6.07000     0.03180       Actual/360                Amortizing Balloon
     90               100.00           5.68000     0.12680       Actual/360                Amortizing Balloon

                                                    ORIGINAL
            ORIGINAL INTEREST        REMAINING      TERM TO        REMAINING              ORIGINAL                REMAINING
 CONTROL       ONLY PERIOD         INTEREST ONLY    MATURITY        TERM TO          AMORTIZATION TERM        AMORTIZATION TERM
  NUMBER          (MOS.)           PERIOD (MOS.)     (MOS.)     MATURITY (MOS.)            (MOS.)                  (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------
     1             60                   56             60             56                     IO                       IO
     2              0                    0            120            119                    360                      359
     3              0                    0             59             55                    300                      296
     3a
     3b
     3c
     3d
     3e
     3f
     3g
     3h
     3i
     3j
-----------------------------------------------------------------------------------------------------------------------------------
     4              0                    0            120             119                   360                      359
     5              0                    0            120             117                   360                      357
     6             36                   36            120             120                   360                      360
     7             11                   11             60              60                   360                      360
     8              0                    0            120             120                   360                      360
     9              0                    0            120             120                   360                      360
-----------------------------------------------------------------------------------------------------------------------------------
    10              0                    0            120             118                   360                      358
    11              0                    0            120             114                   360                      354
    12              0                    0            120             114                   360                      354
    13              0                    0            120             118                   360                      358
    14              0                    0             60              58                   360                      358
-----------------------------------------------------------------------------------------------------------------------------------
    15              0                    0             60              60                   360                      360
    16              0                    0            120             120                   360                      360
    16a
    16b
    16c
    16d
    16e
    17              0                    0            120             114                   360                      354
    18              0                    0            120             114                   360                      354
    19             24                   22             84              82                   300                      300
-----------------------------------------------------------------------------------------------------------------------------------
    20              0                    0             60              59                   360                      359
    20a
    20b
    20c
    20d
    21              0                    0            120             120                   360                      360
    22              0                    0            120             120                   300                      300
    22a
    22b
    22c
    22d
    23              0                    0            120             120                   360                      360
    24              0                    0             60              59                   360                      359
-----------------------------------------------------------------------------------------------------------------------------------
    25             60                   60            120             120                   300                      300
    26              0                    0            120             120                   360                      360
    27             12                    9            120             117                   360                      360
    28              0                    0            120             117                   360                      357
    29             59                   57            120             118                   360                      360
-----------------------------------------------------------------------------------------------------------------------------------
    30              0                    0             60              58                   360                      358
    31              0                    0             60              58                   360                      358
    32              0                    0            120             119                   360                      359
    33             24                   22            120             118                   360                      360
    34              0                    0            120             119                   360                      359
-----------------------------------------------------------------------------------------------------------------------------------
    35              0                    0            120             113                   360                      353
    36              0                    0            120             120                   360                      360
    37              0                    0            120             119                   360                      359
    38             12                    9            120             117                   360                      360
    39              0                    0            120             119                   360                      359
-----------------------------------------------------------------------------------------------------------------------------------
    40              0                    0            120             119                   360                      359
    41              0                    0             60              59                   360                      359
    42             18                   17            120             119                   360                      360
    43              0                    0            120             120                   360                      360
    44              0                    0            120             119                   300                      299
-----------------------------------------------------------------------------------------------------------------------------------
    45              0                    0            120             119                   360                      359
    46              0                    0             84              79                   300                      295
    47            120                  119            120             119                    IO                       IO
    48              0                    0            120             119                   360                      359
    49             12                   10            120             118                   360                      360
-----------------------------------------------------------------------------------------------------------------------------------
    50              0                    0            120             120                   360                      360
    50a
    50b
    51              0                    0            120             118                   360                      358
    52              0                    0            180             180                   240                      240
    53             18                   18            120             120                   342                      342
    54              0                    0            120             118                   360                      358
-----------------------------------------------------------------------------------------------------------------------------------
    55              0                    0             84              84                   360                      360
    56             18                   17            120             119                   360                      360
    57              0                    0            120             118                   360                      358
    58              0                    0            120             119                   360                      359
    59              0                    0            120             120                   360                      360
-----------------------------------------------------------------------------------------------------------------------------------
    60              0                    0            120              97                   300                      277
    61             12                   10            120             118                   360                      360
    62              0                    0            120             120                   360                      360
    63              0                    0            120             120                   360                      360
    64              0                    0            120             120                   360                      360
-----------------------------------------------------------------------------------------------------------------------------------
    65              0                    0            120             118                   360                      358
    66              0                    0            120             120                   360                      360
    67              0                    0            180             179                   180                      179
    68              0                    0            120             113                   300                      293
    69              0                    0            120             120                   360                      360
-----------------------------------------------------------------------------------------------------------------------------------
    70              0                    0            297             297                   297                      297
    71              0                    0            120             119                   360                      359
    72              0                    0            120             111                   360                      351
    73              0                    0            120             118                   360                      358
    74              0                    0            120             118                   360                      358
-----------------------------------------------------------------------------------------------------------------------------------
    75              0                    0            120             117                   360                      357
    76             12                   10            120             118                   360                      360
    77              0                    0            120             119                   360                      359
    78              0                    0            120             118                   360                      358
    79              0                    0            120             118                   360                      358
-----------------------------------------------------------------------------------------------------------------------------------
    80              0                    0            120             120                   360                      360
    81              0                    0            120             118                   360                      358
    82              0                    0            120             120                   360                      360
    83              0                    0            144             144                   360                      360
    84              0                    0            120             119                   360                      359
-----------------------------------------------------------------------------------------------------------------------------------
    85              0                    0            120             118                   360                      358
    86              0                    0            120             119                   360                      359
    87              0                    0             60              60                   360                      360
    88              0                    0            120             120                   360                      360
    89              0                    0            120             120                   360                      360
    90              0                    0            120             117                   360                      357

                                                                                                                  ANNUAL
 CONTROL                           MATURITY DATE      BALLOON OR ARD                                               DEBT
  NUMBER     ORIGINATION DATE         OR ARD           BALANCE ($)             PREPAYMENT PROVISION             SERVICE ($)
-----------------------------------------------------------------------------------------------------------------------------
     1          3/14/2003            4/8/2008                75,000,000    Lockout/28_Defeasance/29_0%/3           3,516,927
     2          6/23/2003            7/1/2013                52,527,492    Lockout/25_Defeasance/92_0%/3           4,636,370
     3          3/11/2003            3/1/2008                44,145,372    Lockout/28_Defeasance/27_0%/4           3,304,419
     3a
     3b
     3c
     3d
     3e
     3f
     3g
     3h
     3i
     3j
-----------------------------------------------------------------------------------------------------------------------------
     4          6/13/2003            7/1/2013                39,094,879    Lockout/25_Defeasance/91_0%/4           2,884,715
     5          4/14/2003            5/1/2013                40,294,343    Lockout/27_Defeasance/89_0%/4           3,324,878
     6          7/16/2003            8/1/2013                41,630,798    Lockout/24_Defeasance/91_0%/5           3,178,773
     7          7/18/2003            8/1/2008                41,988,382    Lockout/24_Defeasance/32_0%/4           2,758,606
     8           7/3/2003            8/1/2013                29,297,824    Lockout/24_Defeasance/92_0%/4           2,332,623
     9          7/10/2003            8/1/2013                27,802,286    Lockout/24_Defeasance/92_0%/4           2,129,914
-----------------------------------------------------------------------------------------------------------------------------
    10           5/9/2003            6/1/2013                28,428,774    Lockout/26_Defeasance/90_0%/4           2,305,453
    11           1/6/2003            2/1/2013                15,668,749    Lockout/30_Defeasance/86_0%/4           1,297,518
    12           1/6/2003            2/1/2013                12,833,251    Lockout/30_Defeasance/86_0%/4           1,062,713
    13          5/30/2003            6/1/2013                26,819,132    Lockout/26_Defeasance/90_0%/4           2,204,463
    14          5/30/2003            6/1/2008                25,919,972    Lockout/26_Defeasance/30_0%/4           1,853,324
-----------------------------------------------------------------------------------------------------------------------------
    15          7/18/2003            8/1/2008                24,432,351    Lockout/24_Defeasance/32_0%/4           1,701,267
    16          7/10/2003            8/1/2013                22,119,071    Lockout/24_Defeasance/89_0%/7           1,890,704
    16a
    16b
    16c
    16d
    16e
    17           1/6/2003            2/1/2013                13,757,415    Lockout/30_Defeasance/86_0%/4           1,139,242
    18           1/6/2003            2/1/2013                 7,771,364    Lockout/30_Defeasance/86_0%/4             643,541
    19           5/7/2003            6/1/2010                22,583,233    Lockout/38_Defeasance/44_0%/2           1,921,916
-----------------------------------------------------------------------------------------------------------------------------
    20           6/3/2003            7/1/2008                21,953,668    Lockout/25_Defeasance/31_0%/4           1,516,565
    20a
    20b
    20c
    20d
    21          7/18/2003            8/1/2013                18,323,574    Lockout/24_Defeasance/92_0%/4           1,482,441
    22           8/1/2003            8/5/2013                16,847,708    Lockout/24_Defeasance/92_0%/4           1,743,879
    22a
    22b
    22c
    22d
    23          7/30/2003            8/1/2013                17,648,609    Lockout/24_Defeasance/92_0%/4           1,498,083
    24          6/24/2003            7/1/2008                17,924,046    Lockout/36_>YM or 1%/20_0%/4            1,190,751
-----------------------------------------------------------------------------------------------------------------------------
    25          7/11/2003            8/1/2013                16,971,004    Lockout/24_Defeasance/92_0%/4           1,350,355
    26          7/15/2003            8/1/2013                15,636,088    Lockout/24_Defeasance/92_0%/4           1,295,454
    27           4/2/2003            5/1/2013                14,980,559    Lockout/27_Defeasance/89_0%/4           1,191,040
    28          4/11/2003            5/1/2013                14,050,960    Lockout/27_Defeasance/89_0%/4           1,148,460
    29           5/8/2003            6/1/2013                13,906,592    Lockout/26_Defeasance/90_0%/4           1,016,381
-----------------------------------------------------------------------------------------------------------------------------
    30           5/8/2003            6/1/2008                13,528,206    Lockout/26_>YM or 1%/30_0%/4              930,848
    31          5/21/2003            6/1/2008                13,374,807    Lockout/26_Defeasance/30_0%/4             934,070
    32           6/3/2003            7/1/2013                11,913,750    Lockout/25_Defeasance/90_0%/5             986,183
    33          5/16/2003            6/1/2013                11,790,524    Lockout/26_Defeasance/90_0%/4             889,477
    34          6/30/2003            7/9/2013                10,597,848    Lockout/25_Defeasance/91_0%/4             844,383
-----------------------------------------------------------------------------------------------------------------------------
    35          12/20/2002           1/1/2013                10,814,961    Lockout/31_Defeasance/85_0%/4             908,951
    36          7/14/2003            8/1/2013                10,428,133    Lockout/24_Defeasance/92_0%/4             836,955
    37          6/11/2003            7/1/2013                10,352,776    Lockout/25_Defeasance/91_0%/4             825,521
    38          4/30/2003            5/1/2013                 9,847,133    Lockout/27_Defeasance/89_0%/4             763,503
    39          6/30/2003            7/1/2013                 9,510,992    Lockout/25_Defeasance/91_0%/4             739,618
-----------------------------------------------------------------------------------------------------------------------------
    40           6/3/2003            7/1/2013                 9,518,392    Lockout/25_Defeasance/90_0%/5             787,903
    41          6/17/2003            7/1/2008                10,076,318    Lockout/25_Defeasance/28_0%/7             657,942
    42          6/30/2003            7/1/2013                 9,451,069    Lockout/25_Defeasance/91_0%/4             724,826
    43          7/16/2003            8/1/2013                 8,832,192    Lockout/24_Defeasance/94_0%/2             732,902
    44          6/10/2003            7/1/2013                 8,230,490    Lockout/37_Defeasance/79_0%/4             846,710
-----------------------------------------------------------------------------------------------------------------------------
    45           7/1/2003            7/1/2013                 8,641,057    Lockout/25_>YM or 1%/91_0%/4              720,923
    46          2/26/2003            3/1/2010                 8,746,041    Lockout/29_Defeasance/53_0%/2             777,522
    47          6/30/2003            7/1/2013                10,000,000    Lockout/25_Defeasance/91_0%/4             496,806
    48          6/11/2003            7/1/2013                 8,394,494    Lockout/25_Defeasance/93_0%/2             692,683
    49          5/23/2003            6/1/2013                 8,266,149    Lockout/26_Defeasance/90_0%/4             648,545
-----------------------------------------------------------------------------------------------------------------------------
    50           7/3/2003            8/1/2013                 8,005,560    Lockout/24_Defeasance/92_0%/4             667,447
    50a
    50b
    51           5/1/2003            6/1/2013                 7,897,449    Lockout/26_YM or Defeasance/90_0%/4       653,263
    52          7/10/2003            8/1/2018                 3,327,345    Lockout/24_Defeasance/154_0%/2            735,390
    53          7/24/2003            8/1/2013                 7,359,113    Lockout/24_Defeasance/92_0%/4             636,184
    54          5/28/2003            6/1/2013                 6,118,114    Lockout/26_Defeasance/92_0%/2             502,893
-----------------------------------------------------------------------------------------------------------------------------
    55          7/24/2003            8/1/2010                 6,080,595    Lockout/24_Defeasance/56_0%/4             461,781
    56          6/30/2003            7/1/2013                 5,670,641    Lockout/25_Defeasance/91_0%/4             434,896
    57          5/27/2003            6/1/2013                 5,556,827    Lockout/26_Defeasance/90_0%/4             462,190
    58          6/12/2003            7/1/2013                 5,389,111    Lockout/25_Defeasance/91_0%/4             434,223
    59           7/7/2003            8/1/2013                 5,172,639    Lockout/24_Defeasance/92_0%/4             411,833
-----------------------------------------------------------------------------------------------------------------------------
    60          8/16/2001            9/1/2011                 5,049,325    Lockout/47_Defeasance/71_0%/2             563,503
    61          5/30/2003            6/1/2013                 5,061,733    Lockout/26_Defeasance/90_0%/4             401,132
    62          7/21/2003            8/1/2013                 4,780,074    Lockout/24_>YM or 1%/94_0%/2              384,876
    63          7/17/2003            8/1/2013                 4,637,594    Lockout/24_Defeasance/94_0%/2             387,257
    64          7/17/2003            8/1/2013                 4,295,126    Lockout/24_Defeasance/92_0%/4             357,535
-----------------------------------------------------------------------------------------------------------------------------
    65          5/13/2003            6/1/2013                 4,254,471    Lockout/26_Defeasance/92_0%/2             345,569
    66          7/16/2003            8/1/2013                 4,173,578    Lockout/24_Defeasance/92_0%/4             339,545
    67          6/16/2003            7/1/2018                         0    Lockout/25_Defeasance/151_0%/4            476,040
    68          12/2/2002            1/1/2013                 3,871,799    Lockout/31_Defeasance/85_0%/4             386,581
    69          7/22/2003            8/1/2013                 3,409,804    Lockout/24_Defeasance/94_0%/2             283,616
-----------------------------------------------------------------------------------------------------------------------------
    70          7/21/2003            5/1/2028                         0    Lockout /24_Defeasance/272_0%/1           321,535
    71           7/1/2003            7/1/2013                 3,246,516    Lockout/25_Defeasance/93_0%/2             262,212
    72          10/11/2002           11/1/2012                3,227,437    Lockout/33_Defeasance/83_0%/4             274,863
    73          5/21/2003            6/1/2013                 3,033,510    Lockout/26_Defeasance/92_0%/2             243,463
    74          5/12/2003            6/1/2013                 3,027,236    Lockout/26_Defeasance/90_0%/4             245,692
-----------------------------------------------------------------------------------------------------------------------------
    75          4/14/2003            5/1/2013                 2,784,511    Lockout/27_Defeasance/89_0%/4             219,895
    76          5/27/2003            6/1/2013                 2,749,815    Lockout/26_Defeasance/92_0%/2             216,106
    77          6/10/2003            7/1/2013                 2,673,831    Lockout/25_Defeasance/93_0%/2             218,031
    78          5/29/2003            6/1/2013                 2,590,888    Lockout/26_Defeasance/90_0%/4             211,451
    79          5/16/2003            6/1/2013                 2,375,459    Lockout/26_Defeasance/90_0%/4             196,029
-----------------------------------------------------------------------------------------------------------------------------
    80          7/14/2003            8/1/2013                 2,277,323    Lockout/24_Defeasance/92_0%/4             190,314
    81          5/13/2003            6/1/2013                 2,168,947    Lockout/26_Defeasance/92_0%/2             176,173
    82          7/18/2003            8/5/2013                 2,153,390    Lockout/24_>YM or 1%/92_0%/4              180,522
    83          7/23/2003            8/1/2015                 1,924,515    Lockout/24_Defeasance/116_0%/4            158,308
    84           6/4/2003            7/1/2013                 2,111,384    Lockout/25_Defeasance/91_0%/4             176,982
-----------------------------------------------------------------------------------------------------------------------------
    85           5/9/2003            6/1/2013                 1,894,102    Lockout/26_Defeasance/93_0%/1             155,690
    86           6/5/2003            7/1/2013                 1,769,828    Lockout/25_Defeasance/92_0%/3             147,541
    87           7/7/2003            8/1/2008                 1,837,706    Lockout/24_Defeasance/32_0%/4             125,195
    88           7/7/2003            8/1/2013                 1,597,234    Lockout/24_Defeasance/92_0%/4             132,331
    89          7/31/2003            8/1/2013                 1,573,677    Lockout/24_Defeasance/92_0%/4             134,203
    90          4/30/2003            5/1/2013                 1,344,377    Lockout/27_Defeasance/91_0%/2             111,194

 CONTROL      UNDERWRITTEN NET       UNDERWRITTEN NET       UNDERWRITTEN NCF              ORIGINAL              ORIGINAL
  NUMBER    OPERATING INCOME ($)      CASH FLOW ($)             DSCR (X)            VALUE ($) APPRAISAL      APPRAISAL DATE
-------------------------------------------------------------------------------------------------------------------------------
     1             48,048,826              45,169,348             3.01                    655,000,000           5/16/2003
     2              7,269,208               6,511,608             1.40                     85,000,000           4/18/2003
     3             23,221,258              21,719,054             2.19                    248,000,000
     3a             4,432,149               4,213,586                                      46,900,000           3/12/2003
     3b             4,403,985               4,052,477                                      45,500,000            4/1/2003
     3c             1,088,265               1,008,708                                      11,800,000           1/23/2003
     3d             1,438,202               1,313,567                                      14,200,000            2/1/2003
     3e             1,279,596               1,211,672                                      13,500,000            2/1/2003
     3f             1,831,456               1,735,380                                      19,700,000           1/30/2003
     3g             1,120,982                 997,143                                      12,800,000           1/22/2003
     3h             3,172,434               2,961,942                                      35,000,000            2/4/2003
     3i             2,645,335               2,509,662                                      28,500,000           1/27/2003
     3j             1,808,854               1,714,917                                      20,100,000           1/22/2003
-------------------------------------------------------------------------------------------------------------------------------
     4             16,508,301              16,019,559             2.78                    185,000,000           5/20/2003
     5              7,959,749               7,665,571             1.49                     93,400,000           2/15/2003
     6              4,590,726               4,450,026             1.40                     58,500,000           4/14/2003
     7              4,015,416               3,619,950             1.31                     60,300,000            6/3/2003
     8              3,605,900               3,470,086             1.49                     44,500,000           5/21/2003
     9              2,656,657               2,583,857             1.35                     42,660,000            5/2/2003
-------------------------------------------------------------------------------------------------------------------------------
    10              3,294,456               3,192,798             1.38                     42,800,000           1/17/2003
    11              1,733,650               1,723,324             1.34                     25,000,000          11/20/2002
    12              1,474,764               1,445,030             1.34                     17,300,000           12/1/2002
    13              3,431,789               3,141,369             1.43                     40,200,000            5/9/2003
    14              3,121,894               3,033,944             1.64                     42,500,000           11/5/2002
-------------------------------------------------------------------------------------------------------------------------------
    15              2,789,557               2,462,053             1.45                     34,775,000            4/1/2003
    16              2,861,952               2,640,156             1.40                     34,475,000
    16a               739,766                 670,584                                       8,150,000           2/21/2003
    16b               656,326                 600,231                                       7,100,000           2/20/2003
    16c               533,526                 497,258                                       7,000,000           2/21/2003
    16d               547,464                 511,786                                       7,150,000           2/20/2003
    16e               384,870                 360,296                                       5,075,000           2/21/2003
    17              1,476,790               1,461,150             1.43                     21,400,000          11/20/2002
    18              1,101,085               1,090,303             1.43                     14,400,000           12/2/2002
    19              4,234,000               3,664,000             1.91                     38,900,000            3/1/2003
-------------------------------------------------------------------------------------------------------------------------------
    20              2,026,972               1,931,722             1.27                     30,200,000
    20a             1,137,687               1,086,687                                      17,000,000            4/2/2003
    20b               314,781                 300,031                                       4,600,000           4/30/2003
    20c               269,881                 255,381                                       4,000,000            4/2/2003
    20d               304,623                 289,623                                       4,600,000            4/2/2003
    21              1,999,120               1,841,620             1.24                     27,800,000            7/7/2003
    22              2,939,003               2,420,937             1.39                     33,900,000
    22a            1071977.00                 803,559                                      11,500,000           7/21/2003
    22b             920731.00                 772,360                                      11,200,000           7/21/2003
    22c             543136.00                 499,962                                       6,200,000           7/21/2003
    22d             403159.00                 345,056                                       5,000,000           7/21/2003
    23              1,673,884               1,597,884             1.27                     22,000,000           6/18/2003
    24              1,594,010               1,542,010             1.29                     24,480,000            5/7/2003
-------------------------------------------------------------------------------------------------------------------------------
    25              1,670,967               1,614,967             1.20                     24,500,000           7/15/2003
    26              1,742,524               1,616,768             1.25                     23,500,000           3/11/2003
    27              1,842,538               1,781,338             1.50                     22,000,000           3/17/2003
    28              1,695,122               1,648,022             1.43                     21,000,000           1/16/2003
    29              1,496,884               1,452,378             1.43                     19,350,000            4/4/2003
-------------------------------------------------------------------------------------------------------------------------------
    30              1,666,346               1,448,709             1.56                     19,700,000            4/2/2003
    31              1,485,275               1,407,755             1.51                     19,900,000           4/30/2003
    32              1,392,641               1,280,896             1.30                     20,103,000            4/1/2003
    33              1,626,928               1,513,160             1.70                     18,300,000            4/1/2003
    34              1,291,387               1,209,637             1.43                     16,000,000            4/9/2003
-------------------------------------------------------------------------------------------------------------------------------
    35              1,288,446               1,250,513             1.38                     16,200,000           10/1/2002
    36              1,249,215               1,133,672             1.35                     16,100,000           5/14/2003
    37              1,221,789               1,124,490             1.36                     16,750,000            4/4/2003
    38              1,341,688               1,289,251             1.69                     16,500,000           3/12/2003
    39                967,433                 919,433             1.24                     14,500,000            6/2/2003
-------------------------------------------------------------------------------------------------------------------------------
    40              1,143,053               1,043,525             1.32                     15,374,000            4/1/2003
    41              1,455,623               1,242,149             1.89                     13,800,000           3/24/2003
    42              1,520,527               1,318,813             1.82                     16,000,000           5/15/2003
    43              1,061,892                 973,805             1.33                     13,750,000           4/22/2003
    44              1,535,420               1,306,849             1.54                     14,200,000           2/24/2003
-------------------------------------------------------------------------------------------------------------------------------
    45              1,042,809                 997,320             1.38                     12,825,000            5/7/2003
    46              1,259,668               1,108,457             1.43                     12,900,000           11/1/2002
    47              1,739,649               1,555,163             3.13                     19,000,000           5/20/2003
    48              1,088,448               1,003,498             1.45                     14,000,000            4/1/2003
    49              1,004,707                 979,707             1.51                     13,100,000            4/1/2003
-------------------------------------------------------------------------------------------------------------------------------
    50              1,253,173               1,151,117             1.72                     14,900,000
    50a               623,483                 580,879                                       7,800,000            5/7/2003
    50b               629,690                 570,238                                       7,100,000            5/7/2003
    51                894,891                 880,817             1.35                     13,600,000          12/18/2002
    52              1,002,779                 889,316             1.21                     11,500,000            5/1/2003
    53                908,359                 882,384             1.39                     11,700,000            4/2/2003
    54                848,547                 722,410             1.44                      9,600,000           2/14/2003
-------------------------------------------------------------------------------------------------------------------------------
    55                675,869                 589,309             1.28                      9,430,000            6/5/2003
    56                937,612                 767,057             1.76                     10,100,000           5/15/2003
    57                886,250                 769,401             1.66                      9,000,000            4/2/2003
    58                640,182                 623,718             1.44                      8,110,000           6/21/2003
    59                714,911                 667,180             1.62                      7,800,000           5/12/2003
-------------------------------------------------------------------------------------------------------------------------------
    60                968,000                 872,000             1.55                      7,850,000            6/1/2003
    61                718,148                 636,424             1.59                      7,400,000            4/8/2003
    62                539,901                 501,901             1.30                      7,600,000           5/21/2003
    63                503,325                 448,989             1.27                      7,145,000           4/19/2003
    64                528,737                 495,737             1.39                      6,400,000           5/23/2003
-------------------------------------------------------------------------------------------------------------------------------
    65                583,404                 498,568             1.44                      7,560,000           4/11/2003
    66                448,192                 406,492             1.20                      6,650,000           6/11/2003
    67                554,412                 527,470             1.23                      6,350,000            5/1/2003
    68                716,125                 611,625             1.58                      6,900,000          10/18/2002
    69                431,987                 361,456             1.27                      5,490,000           5/27/2003
-------------------------------------------------------------------------------------------------------------------------------
    70                322,500                 322,500             1.00                      4,400,000            6/5/2003
    71                329,984                 324,984             1.24                      5,150,000            4/9/2003
    72                476,177                 421,892             1.53                      5,500,000            7/1/2002
    73                388,605                 326,597             1.34                      4,566,700           4/16/2003
    74                454,110                 411,212             1.67                      4,550,000           3/10/2003
-------------------------------------------------------------------------------------------------------------------------------
    75                586,496                 497,058             2.26                      6,300,000           3/20/2003
    76                340,190                 304,973             1.41                      4,300,000           4/25/2003
    77                380,208                 349,915             1.60                      4,400,000            4/8/2003
    78                337,639                 302,160             1.43                      4,325,000           3/27/2003
    79                324,862                 290,050             1.48                      3,600,000           4/17/2003
-------------------------------------------------------------------------------------------------------------------------------
    80                289,928                 278,009             1.46                      3,750,000           5/23/2003
    81                284,121                 246,121             1.40                      3,900,000           4/11/2003
    82                295,597                 258,139             1.46                      3,650,000           5/12/2003
    83                242,901                 224,901             1.42                      3,300,000            6/2/2003
    84                367,009                 333,308             1.88                      4,300,000           2/15/2003
-------------------------------------------------------------------------------------------------------------------------------
    85                218,412                 205,912             1.32                      2,800,000          12/23/2002
    86                437,798                 427,298             2.90                      6,140,000           1/23/2003
    87                235,219                 216,019             1.73                      2,500,000           5/30/2003
    88                286,961                 265,553             2.01                      3,000,000           5/12/2003
    89                169,754                 168,154             1.25                      2,670,000           5/11/2003
    90                210,644                 196,178             1.76                      3,100,000           3/25/2003

                               SCHEDULED
 CONTROL    CUT-OFF DATE    MATURITY OR ARD                                                   SQ. FT., UNITS,
  NUMBER       LTV (%)        DATE LTV (%)          YEAR BUILT          YEAR RENOVATED         PADS OR ROOMS   UNIT DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------------
     1          48.85            48.85                 1973                  NAP                    1,741,810        Sq Ft
     2          71.71            61.80                 1998                  NAP                      377,390        Sq Ft
     3          60.05            53.40                                                              2,906,333        Sq Ft
     3a                                                2000                  2003                     431,430        Sq Ft
     3b                                                1994                  2003                     421,893        Sq Ft
     3c                                                1988                  NAP                      219,735        Sq Ft
     3d                                                1989                  NAP                      133,892        Sq Ft
     3e                                                1990                  NAP                      248,963        Sq Ft
     3f                                                1992                  NAP                      348,236        Sq Ft
     3g                                                1989                  NAP                      213,934        Sq Ft
     3h                                                1989                  NAP                      410,491        Sq Ft
     3i                                                1999                  NAP                      183,288        Sq Ft
     3j                                                1989                  NAP                      294,471        Sq Ft
--------------------------------------------------------------------------------------------------------------------------------
     4          52.61            42.26                 1968                  1992                     587,170        Sq Ft
     5          79.31            68.31               2002-2003               NAP                      409,911        Sq Ft
     6          79.49            71.16               1990-1991               NAP                          420        Units
     7          74.63            69.63                 1927                  2002                     255,464        Sq Ft
     8          79.55            65.84                 2000                  NAP                      325,258        Sq Ft
     9          71.78            65.17                 2002                  NAP                          364        Units
--------------------------------------------------------------------------------------------------------------------------------
    10          79.51            66.42               2000-2002               NAP                       98,458        Sq Ft
    11          79.70            67.38                 2001                  NAP                       68,842        Sq Ft
    12          79.70            67.38               1999/2002               NAP                      198,226        Sq Ft
    13          79.44            66.71                 2001                  NAP                      215,126        Sq Ft
    14          65.74            60.99        1983, 1986, 1992, 1995         2001                       1,759         Pads
--------------------------------------------------------------------------------------------------------------------------------
    15          76.20            70.26                 1983                  NAP                      262,531        Sq Ft
    16          75.42            64.16                                                                368,544        Sq Ft
    16a                                                1985                  1997                     116,344        Sq Ft
    16b                                                1990                  1998                      73,320        Sq Ft
    16c                                                1983                  2000                      67,216        Sq Ft
    16d                                                1973                  2002                      66,120        Sq Ft
    16e                                                1993                  2001                      45,544        Sq Ft
    17          71.13            60.14                 2001                  NAP                       59,970        Sq Ft
    18          71.13            60.14                 1995                  NAP                       71,878        Sq Ft
    19          64.27            58.05              1991, 2002            1999-2002                       212        Rooms
--------------------------------------------------------------------------------------------------------------------------------
    20          78.85            72.69                                       NAP                          381        Units
    20a                                                1958                  NAP                          204        Units
    20b                                                1928                  NAP                           59        Units
    20c                                                1959                  NAP                           58        Units
    20d                                                <1890                 NAP                           60        Units
    21          79.14            65.91               1997-1999               NAP                          630        Units
    22          62.91            49.70                                                                407,753        Sq Ft
    22a                                              1974/1989               1996                     160,729        Sq Ft
    22b                                                1908                  1995                     174,435        Sq Ft
    22c                                                1931                  1995                      42,327        Sq Ft
    22d                                                1966                  1998                      30,262        Sq Ft
    23          79.55            67.88                 1972                  NAP                          304        Units
    24          79.90            73.22                 2001                  NAP                          208        Units
--------------------------------------------------------------------------------------------------------------------------------
    25          77.71            69.27                 2001                  NAP                          280        Units
    26          79.15            66.54                 2002                  NAP                      284,463        Sq Ft
    27          79.55            68.09               1999-2002               NAP                          306        Units
    28          79.76            66.91               1999-2000               NAP                          314        Units
    29          77.52            71.87               1999-2000               NAP                          238        Units
--------------------------------------------------------------------------------------------------------------------------------
    30          74.44            68.67              1988, 1990               NAP                      127,250        Sq Ft
    31          72.70            67.21                 1960               1998-2002                       255        Units
    32          70.45            59.26                 1946                  1988                      48,910        Sq Ft
    33          74.18            64.43                 1990                  2001                     162,356        Sq Ft
    34          79.92            66.24               1968/1980               1997                         327        Units
--------------------------------------------------------------------------------------------------------------------------------
    35          78.45            66.76                 1978                  1996                         129        Units
    36          78.01            64.77              1947, 1960               1995                     105,519        Sq Ft
    37          74.55            61.81                 2001                  NAP                       31,650        Sq Ft
    38          70.30            59.68               1993-1994               NAP                          231        Units
    39          79.91            65.59                 2002                  NAP                          240        Units
--------------------------------------------------------------------------------------------------------------------------------
    40          73.60            61.91                 1946                  1987                      41,417        Sq Ft
    41          79.90            73.02                 1986                  NAP                      114,674        Sq Ft
    42          68.75            59.07                 1990                  NAP                      136,288        Sq Ft
    43          76.36            64.23              1997, 2002               NAP                       98,354        Sq Ft
    44          73.51            57.96                 2000                  NAP                          159        Rooms
--------------------------------------------------------------------------------------------------------------------------------
    45          79.85            67.38                 1992                  2002                      72,158        Sq Ft
    46          78.90            67.80              1951 - 1997              NAP                      237,316        Sq Ft
    47          52.63            52.63                 1985                  NAP                      106,026        Sq Ft
    48          71.36            59.96                 1946               1998, 2001                   66,672        Sq Ft
    49          74.05            63.10                 2002                  NAP                          125        Units
--------------------------------------------------------------------------------------------------------------------------------
    50          63.76            53.73                                                                209,111        Sq Ft
    50a                                                1977                  1997                      85,263        Sq Ft
    50b                                                1980                  2000                     123,848        Sq Ft
    51          68.98            58.07                 2001                  NAP                           62        Units
    52          76.09            28.93               1995-2000               NAP                      273,073        Sq Ft
    53          72.65            62.90                 2001                  NAP                       39,413        Sq Ft
    54          75.89            63.73               1986-1987               NAP                      117,956        Sq Ft
--------------------------------------------------------------------------------------------------------------------------------
    55          72.11            64.48                 1976                  1987                      72,181        Sq Ft
    56          65.35            56.14                 1994                  NAP                       93,123        Sq Ft
    57          73.19            61.74                 1979                  NAP                       98,192        Sq Ft
    58          79.82            66.45               2002-2003               NAP                           98        Units
    59          80.13            66.32               1980/2002               NAP                       48,585        Sq Ft
--------------------------------------------------------------------------------------------------------------------------------
    60          76.43            64.32                 1997                  NAP                           95        Rooms
    61          80.00            68.40                 1986               2000-2001                    65,379        Sq Ft
    62          75.66            62.90               1989-1990               NAP                          152        Units
    63          70.17            64.91                 2002                  NAP                       52,029        Sq Ft
    64          79.69            67.11                 1982                  NAP                          132        Units
--------------------------------------------------------------------------------------------------------------------------------
    65          67.32            56.28                 1987                  NAP                          254        Units
    66          75.19            62.76                 1984                  NAP                          139        Units
    67          70.58             0.00                 1999                  NAP                       56,020        Sq Ft
    68          71.74            56.11               1949-1951               NAP                          418        Units
    69          73.77            62.11                 1973                  NAP                       38,731        Sq Ft
--------------------------------------------------------------------------------------------------------------------------------
    70          88.80             0.00                 2003                  NAP                       14,560        Sq Ft
    71          75.65            63.04                 1962                  2000                          20        Units
    72          68.50            58.68                 1986                  2000                      70,500        Sq Ft
    73          79.83            66.43                 1980                  NAP                          184        Units
    74          79.62            66.53                 1986                  NAP                       37,108        Sq Ft
--------------------------------------------------------------------------------------------------------------------------------
    75          53.40            44.20                 1979                  NAP                       37,331        Sq Ft
    76          75.00            63.95                 1985                  NAP                       20,920        Sq Ft
    77          72.66            60.77                 1981                  NAP                       34,526        Sq Ft
    78          71.53            59.90              1987, 1990               NAP                       32,269        Sq Ft
    79          78.46            65.98                 1998                  NAP                       33,000        Sq Ft
--------------------------------------------------------------------------------------------------------------------------------
    80          72.00            60.73                 1985                  1997                      14,509        Sq Ft
    81          66.53            55.61                 1982                  NAP                          152        Units
    82          68.63            59.00                 1967               1992, 2000                   40,999        Sq Ft
    83          75.76            58.32                 1998                  NAP                           80        Units
    84          58.09            49.10                 1989                  NAP                       32,031        Sq Ft
--------------------------------------------------------------------------------------------------------------------------------
    85          80.55            67.65               2001-2002               NAP                           50        Units
    86          34.17            28.82                 1974                  NAP                          210         Pads
    87          80.00            73.51                 1972                  NAP                           64        Units
    88          63.33            53.24                 1977                  NAP                       27,088        Sq Ft
    89          69.34            58.94                 2003                  NAP                            8        Units
    90          51.46            43.37                 2002                  NAP                       10,880        Sq Ft

                   CUT-OFF DATE
                   BALANCE PER                                                                                       ANNUAL
 CONTROL          SQ. FT., UNIT,                                                                                    REQUIRED
  NUMBER         PAD OR ROOM ($)   OCCUPANCY (%)       OCCUPANCY DATE        OWNERSHIP INTEREST      LOCKBOX      RESERVES ($)
-------------------------------------------------------------------------------------------------------------------------------
     1                       184         98               4/30/2003            Fee/Leasehold          Hard                   -
     2                       162         94               7/1/2003               Leasehold            Soft              55,645
     3                        51         94               6/2/2003               Fee Simple           Hard                   -
     3a                                  99               6/2/2003               Fee Simple                                  -
     3b                                  94               6/2/2003               Fee Simple                                  -
     3c                                  91               6/2/2003               Fee Simple                                  -
     3d                                  98               6/2/2003               Fee Simple                                  -
     3e                                  92               6/2/2003               Fee Simple                                  -
     3f                                 100               6/2/2003               Fee Simple                                  -
     3g                                  89               6/2/2003               Fee Simple                                  -
     3h                                  85               6/2/2003               Fee Simple                                  -
     3i                                 100               6/2/2003               Fee Simple                                  -
     3j                                  98               6/2/2003               Fee Simple                                  -
-------------------------------------------------------------------------------------------------------------------------------
     4                       166         93               6/11/2003              Fee Simple           Soft                   -
     5                       185         94               6/13/2003              Fee Simple           Soft              40,964
     6                   110,714         88               5/31/2003              Fee Simple                            140,700
     7                       176         87               7/15/2003              Fee Simple           Soft              51,096
     8                       109         95               2/15/2003            Fee/Leasehold          Soft              19,512
     9                    93,736         87               7/1/2003               Fee Simple           Soft              72,804
-------------------------------------------------------------------------------------------------------------------------------
    10                       346        100               2/1/2003               Fee Simple           Soft              10,008
    11                       126        100               2/1/2002               Fee Simple           Soft                   -
    12                       126        100               1/6/2003               Leasehold            Soft                   -
    13                       148        100               5/28/2003              Fee Simple           Hard              43,025
    14                    15,884         71               5/13/2003              Fee Simple           Soft              54,060
-------------------------------------------------------------------------------------------------------------------------------
    15                       101         86               4/30/2003              Fee Simple           Soft              39,384
    16                        71         99               4/30/2003              Fee Simple           Soft              68,988
    16a                                  96               4/30/2003              Fee Simple                                  -
    16b                                 100               4/30/2003              Fee Simple                                  -
    16c                                 100               4/30/2003              Fee Simple                                  -
    16d                                 100               4/30/2003              Fee Simple                                  -
    16e                                 100               4/30/2003              Fee Simple                                  -
    17                       193        100               1/6/2003               Fee Simple           Soft                   -
    18                       193        100               1/6/2003               Fee Simple           Soft                   -
    19                   117,925         73               3/31/2003            Fee/Leasehold          Soft                   -
-------------------------------------------------------------------------------------------------------------------------------
    20                    62,504         97               6/2/2003               Fee Simple                             95,256
    20a                                  97               6/2/2003               Fee Simple                                  -
    20b                                  98               6/2/2003               Fee Simple                                  -
    20c                                  98               6/2/2003               Fee Simple                                  -
    20d                                  97               6/2/2003               Fee Simple                                  -
    21                    34,921         92               7/1/2003               Fee Simple                            157,500
    22                        52         85               3/17/2003              Fee Simple           Hard              81,551
    22a                                  68               3/17/2003              Fee Simple           Hard
    22b                                  94               3/17/2003              Fee Simple           Hard
    22c                                 100               3/17/2003              Fee Simple           Hard
    22d                                 100               3/17/2003              Fee Simple           Hard
    23                    68,421         98               6/1/2003               Fee Simple           Hard              76,000
    24                    94,042         95               6/18/2003              Fee Simple                             44,724
-------------------------------------------------------------------------------------------------------------------------------
    25                    68,000         93               6/24/2003              Fee Simple           Hard              56,000
    26                        65         98               7/16/2003              Leasehold            Hard              18,998
    27                    57,190         95               4/30/2003              Fee Simple                             53,550
    28                    53,344         95               4/30/2003              Fee Simple                             47,100
    29                    63,025         95               4/7/2003               Fee Simple                             44,506
-------------------------------------------------------------------------------------------------------------------------------
    30                       115         90               5/1/2003               Fee Simple           Soft              41,993
    31                    56,734         90               3/21/2003              Fee Simple                             77,520
    32                       290         96               4/10/2003              Fee Simple           Hard              11,736
    33                        84        100               5/15/2003              Fee Simple           Hard                   -
    34                    39,104         90               4/8/2003               Fee Simple                             83,385
-------------------------------------------------------------------------------------------------------------------------------
    35                    77,046         90               6/11/2003              Fee Simple                             38,008
    36                       119         95               4/1/2003               Fee Simple           Soft              15,828
    37                       395        100               3/20/2003              Fee Simple                                  -
    38                    50,216         95               4/18/2003              Fee Simple                                  -
    39                    48,281         97               6/10/2003              Fee Simple                             48,000
-------------------------------------------------------------------------------------------------------------------------------
    40                       273        100               4/10/2003              Fee Simple           Hard               7,044
    41                        96         99               6/1/2003               Fee Simple           Soft              17,208
    42                        81         88               6/15/2003              Fee Simple                             18,000
    43                       107         94               4/9/2003               Fee Simple           Soft              14,753
    44                    65,647         81               5/31/2003              Fee Simple                                  -
-------------------------------------------------------------------------------------------------------------------------------
    45                       142        100               7/1/2003               Fee Simple           Hard              10,824
    46                        43         95               6/10/2003              Fee Simple           Soft              35,592
    47                        94        100               6/1/2003               Fee Simple                                  -
    48                       150         99               5/31/2003            Fee/Leasehold                            10,116
    49                    77,600         95               5/15/2003              Fee Simple                             25,000
-------------------------------------------------------------------------------------------------------------------------------
    50                        45         91               4/2/2003               Fee Simple                             20,900
    50a                                  95               4/2/2003               Fee Simple                                  -
    50b                                  89               4/2/2003               Fee Simple                                  -
    51                   151,315         95               4/3/2003               Leasehold                              14,074
    52                        32         91               5/27/2003              Fee Simple                             40,956
    53                       216         93               4/16/2003              Fee Simple           Soft               5,912
    54                        62         97               7/1/2003               Fee Simple                             25,956
-------------------------------------------------------------------------------------------------------------------------------
    55                        94         85               7/23/2003            Fee/Leasehold          Soft              14,436
    56                        71         89               4/17/2003              Fee Simple                             16,800
    57                        67         71               6/2/2003               Fee Simple                             17,688
    58                    66,058         91               5/28/2003              Fee Simple                             19,600
    59                       129        100               4/2/2003               Fee Simple                              7,288
-------------------------------------------------------------------------------------------------------------------------------
    60                    63,153         70               4/30/2003              Fee Simple                                  -
    61                        91         90               4/3/2003               Fee Simple                              9,804
    62                    37,829         91               6/16/2003              Fee Simple                             38,628
    63                       106         88               6/1/2003               Fee Simple                              7,800
    64                    38,636         94               6/25/2003              Fee Simple                             33,000
-------------------------------------------------------------------------------------------------------------------------------
    65                    20,037         90               6/24/2003              Fee Simple                             84,840
    66                    35,971         97               5/28/2003              Fee Simple                             41,700
    67                        89         92               6/11/2003              Fee Simple                              5,602
    68                    11,843         91               5/15/2003              Fee Simple                            107,008
    69                       105         92               6/10/2003              Fee Simple                              8,904
-------------------------------------------------------------------------------------------------------------------------------
    70                       268        100               7/18/2003              Fee Simple           Hard                   -
    71                   194,811         95               5/1/2003               Fee Simple                              5,004
    72                        53        100               5/9/2003               Fee Simple                             10,575
    73                    19,814         96               3/23/2003              Fee Simple                             57,960
    74                        98        100               6/17/2003              Fee Simple                              9,648
-------------------------------------------------------------------------------------------------------------------------------
    75                        90        100               3/11/2003              Fee Simple                                  -
    76                       154        100               5/23/2003              Fee Simple                              3,768
    77                        93         95               6/24/2003              Fee Simple                              7,944
    78                        96        100               6/1/2003               Fee Simple                              4,836
    79                        86        100               3/19/2003              Fee Simple                              4,950
-------------------------------------------------------------------------------------------------------------------------------
    80                       186        100               7/1/2003               Fee Simple                              2,172
    81                    17,070         95               3/31/2003              Fee Simple                             42,708
    82                        62         87               5/1/2003               Fee Simple                             11,064
    83                    31,250         94               7/2/2003               Fee Simple                             16,644
    84                        78         96               4/21/2003              Fee Simple                              6,408
-------------------------------------------------------------------------------------------------------------------------------
    85                    45,110        100               5/1/2003               Fee Simple                             12,504
    86                     9,991        100               5/1/2003               Fee Simple                                  -
    87                    31,250         98               5/12/2003              Fee Simple                             19,200
    88                        70        100               3/21/2003              Fee Simple                              4,450
    89                   231,426        100               6/1/2003               Fee Simple                              2,000
    90                       147        100               4/7/2003               Fee Simple           Hard                   -

 CONTROL              ANNUAL                                                             LARGEST TENANT       LARGEST TENANT
  NUMBER        REQUIRED TI/LC ($)                       LARGEST TENANT                      SQ FT           LEASE EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------
     1                      -                John Hancock                                   472,481              3/31/2015
     2                500,000                Neiman Marcus Last Call                         25,007              1/31/2009
     3                      -
     3a                     -                Shopko Stores, Inc.                            109,783              2/28/2020
     3b                     -                Winn-Dixie Stores                               44,000             11/20/2014
     3c                     -                JC Penney                                       78,823              3/31/2007
     3d                     -                TJ Maxx                                         28,730             10/31/2005
     3e                     -                Wal-Mart Stores                                140,043             12/29/2009
     3f                     -                Wal-Mart Stores                                173,020              8/18/2012
     3g                     -                Burlington Coat Factory                         79,454              8/31/2007
     3h                     -                Lowe's Home Center                             125,357             10/31/2014
     3i                     -                Bed, Bath & Beyond                              40,000              1/31/2009
     3j                     -                Wal-Mart Stores                                222,904              8/25/2009
---------------------------------------------------------------------------------------------------------------------------------
     4                      -                JC Penney                                      192,520             12/31/2006
     5                250,000                Galyans                                         84,000               1/1/2018
     6                      -
     7                344,880                Vandale Industries                              14,373              5/31/2008
     8                      -                Kohl                                            82,050              1/29/2022
     9                      -
---------------------------------------------------------------------------------------------------------------------------------
    10                      -                Bed Bath & Beyond                               37,672              1/31/2018
    11                      -                Stop & Shop                                     68,842             12/31/2027
    12                      -                Target                                         138,893              1/31/2020
    13                236,639                DHL-original                                   106,172              6/30/2012
    14                      -
---------------------------------------------------------------------------------------------------------------------------------
    15                275,040                Hughes Supply                                   56,020              4/30/2005
    16                137,988
    16a                     -                Farm Fresh                                      75,028              1/31/2014
    16b                     -                Farm Fresh                                      53,758              1/31/2014
    16c                     -                Farm Fresh                                      67,216              1/31/2014
    16d                     -                Farm Fresh                                      66,120              1/31/2014
    16e                     -                Farm Fresh                                      45,544              1/31/2014
    17                      -                Stop & Shop                                     59,970             12/29/2027
    18                      -                Stop & Shop                                     71,878              3/31/2026
    19                      -
---------------------------------------------------------------------------------------------------------------------------------
    20                      -
    20a                     -
    20b                     -
    20c                     -
    20d                     -
    21                      -
    22                407,753
    22a                                      Litton Systems                                  13,500             12/15/2003
    22b                                      Washington Opera                                53,389              2/28/2016
    22c                                      Social Security Administration                   6,654               3/9/2008
    22d                                      Booz Allen Hamilton                             15,131              7/31/2006
    23                      -
    24                      -
---------------------------------------------------------------------------------------------------------------------------------
    25                      -
    26                 76,683                Sears-Great Indoors                            157,808              8/31/2027
    27                      -
    28                      -
    29                      -
---------------------------------------------------------------------------------------------------------------------------------
    30                158,703                Avnet                                           17,881              7/31/2004
    31                      -
    32                103,488                Specialty Surgical Center                        6,517              8/31/2004
    33                      -                Toys-R-Us (Ground Lease)                        43,960               2/1/2016
    34                      -
---------------------------------------------------------------------------------------------------------------------------------
    35                 28,978
    36                 99,720                Whole Foods                                     29,163              4/30/2005
    37                 92,556                The North Face                                   7,915             11/30/2011
    38                      -
    39                      -
---------------------------------------------------------------------------------------------------------------------------------
    40                 93,948                Fleming & Mayer, MDs                             5,234             11/30/2008
    41                      -                Colonial Bancgroup, Inc                         74,228              2/28/2007
    42                 50,000                CIGNA                                           46,386              7/31/2009
    43                 73,334                Busch's                                         45,560               8/5/2017
    44                      -
---------------------------------------------------------------------------------------------------------------------------------
    45                      -                Best Buy Co., Inc.                              45,513              1/31/2017
    46                 90,000                Winn-Dixie Stores                               61,424               6/2/2018
    47                      -                Israel Discount Bank                            11,200               9/1/2014
    48                 75,780                Medsn                                           25,715              6/30/2006
    49                      -
---------------------------------------------------------------------------------------------------------------------------------
    50                100,000
    50a                     -                Shop N' Save (SuperValu)                        39,429              6/30/2010
    50b                     -                Big Lots                                        30,080              1/31/2009
    51                      -                Sur La Table                                     5,945             12/31/2005
    52                100,000                Texas Dom. Whse.                                 6,000              6/30/2006
    53                 40,000                Goodyear                                         6,201              6/30/2016
    54                102,912                Cellular Genomics                               25,052             11/30/2007
---------------------------------------------------------------------------------------------------------------------------------
    55                      -                Pets Mart                                       24,083             11/30/2006
    56                125,000                Sentry Insurance                                50,032              8/31/2007
    57                 85,000                Montgomery County Association                   10,038              8/31/2004
    58                      -
    59                  9,996                CVS                                              8,450              1/31/2016
---------------------------------------------------------------------------------------------------------------------------------
    60                      -
    61                      -                Fedex                                           10,750               1/1/2007
    62                      -
    63                 67,308                Empty Heads (Ashley Furniture)                  25,186              5/31/2008
    64                      -
---------------------------------------------------------------------------------------------------------------------------------
    65                      -
    66                      -
    67                 25,000                Food Lion, Inc.                                 33,000               1/1/2019
    68                      -
    69                 35,004                Coverall North American                          5,979              2/14/2008
---------------------------------------------------------------------------------------------------------------------------------
    70                      -                Walgreen Co.                                    14,560              5/31/2028
    71                      -
    72                 25,000                Drug Emporium                                   22,500              6/30/2005
    73                      -
    74                      -                Rack Daddy's                                     5,040               8/1/2007
---------------------------------------------------------------------------------------------------------------------------------
    75                      -                McDermott & McGee                               11,521               6/1/2005
    76                 31,404                Kellwer Williams Arizona                         6,289              5/14/2004
    77                 22,368                Furniture Station                                4,500             12/14/2006
    78                 32,244                Riviera Salon (Banquet Hall)                     7,250             10/31/2004
    79                      -                Dollar Tree                                      4,300              10/1/2008
---------------------------------------------------------------------------------------------------------------------------------
    80                  9,672                CA Commercial Coin Laundry                       3,900             10/31/2005
    81                      -
    82                 27,576                Gene Allens Hallmark                            11,575             10/31/2009
    83                      -
    84                      -                Cappricios                                       4,498               5/1/2009
---------------------------------------------------------------------------------------------------------------------------------
    85                      -
    86                      -
    87                      -
    88                      -                T. & T. Hendricks (TH Properties)               13,048             12/31/2004
    89                      -
    90                      -                CVS                                             10,880             12/31/2023

                                                                 SECOND               SECOND
 CONTROL                       SECOND                        LARGEST TENANT       LARGEST TENANT
  NUMBER                   LARGEST TENANT                        SQ FT           LEASE EXPIRATION
----------------------------------------------------------------------------------------------------
     1    Investors Bank & Trust Company                        356,735              9/30/2007
     2    Vanity Fair                                            22,913              3/31/2008
     3
     3a   Sportsman's Warehouse                                  45,866              6/30/2015
     3b   Rhodes (Mark Fitzgerald)                               40,000             12/31/2004
     3c   Winn-Dixie Stores                                      47,084              3/1/2009
     3d   Office Depot                                           25,200              1/31/2005
     3e   Kroger                                                 41,320              7/31/2011
     3f   Sam's Club Wholesale                                  110,858              8/16/2012
     3g   Food Lion                                              30,690             10/31/2010
     3h   Goody's                                                30,470             11/30/2005
     3i   Mustard Seed Market                                    37,048             12/31/2019
     3j   Office Max                                             28,610              1/31/2007
----------------------------------------------------------------------------------------------------
     4    Marshall's                                             26,099              2/1/2004
     5    Barnes & Noble                                         25,000              10/1/2012
     6
     7    Kellwood Company                                       14,143              2/28/2007
     8    Hobby Lobby                                            60,950             11/30/2015
     9
----------------------------------------------------------------------------------------------------
    10    Old Navy                                               26,753             10/31/2012
    11
    12    Stop & Shop                                            59,333              1/31/2028
    13    DHL-expansion                                          51,997              9/30/2009
    14
----------------------------------------------------------------------------------------------------
    15    Morgan Coffing & Gilbert                               50,943              7/31/2005
    16
    16a   First Union Bank (Ground Lease)                        21,867             12/31/2008
    16b   Zeros                                                   2,400             11/30/2003
    16c
    16d
    16e
    17
    18
    19
----------------------------------------------------------------------------------------------------
    20
    20a
    20b
    20c
    20d
    21
    22
    22a   Meyers, Rodbell & Rosenbaum                            13,431             12/31/2005
    22b   A. Salon Ltd                                           34,884              8/31/2004
    22c   Vintage, Inc.                                           6,000              3/31/2007
    22d   Booz Allen Hamilton                                    15,131              9/30/2003
    23
    24
----------------------------------------------------------------------------------------------------
    25
    26    Linen N Things                                         40,672              4/30/2013
    27
    28
    29
----------------------------------------------------------------------------------------------------
    30    Sterling Capital Mortgage                              10,861              9/14/2005
    31
    32    Robert Hutcherson, MD                                   4,110              3/31/2008
    33    J.C. Penney Furniture Store                            30,020              5/1/2005
    34
----------------------------------------------------------------------------------------------------
    35
    36    Center for Hospice                                     20,931             12/31/2004
    37    Nourmand & Associates                                   6,945              5/31/2008
    38
    39
----------------------------------------------------------------------------------------------------
    40    Gary Alter, MD                                          3,491              4/30/2006
    41    Sirote & Permutt, P.C.                                 16,092              2/28/2007
    42    Virginia Credit Union                                  24,296              3/31/2005
    43    Hometown One                                            5,000              9/1/2007
    44
----------------------------------------------------------------------------------------------------
    45    Cafe Serranos and Cantina                               7,000              5/31/2005
    46    Thrift Center Two, Inc                                 23,291             10/14/2006
    47    Universal Property & Casualty Insurance                 9,217              1/1/2005
    48    Anonymous Content                                      21,560              9/30/2004
    49
----------------------------------------------------------------------------------------------------
    50
    50a   CVS Pharmacy                                            8,917              3/31/2011
    50b   Mor for Less                                           26,251              11/1/2012
    51    Washington Mutual                                       1,910              5/31/2004
    52    Express Florist                                         5,640              6/30/2004
    53    Midas                                                   3,381              7/31/2008
    54    Rostra Tool Company                                    24,000             12/31/2004
----------------------------------------------------------------------------------------------------
    55    Autozone                                                6,000              4/30/2005
    56    Buzzeo Assoc                                           10,808              5/1/2007
    57    Great Lakes Analytical, Inc.                            9,965              2/28/2006
    58
    59    Blockbuster                                             4,500              11/1/2010
----------------------------------------------------------------------------------------------------
    60
    61    Long & Foster                                          10,107              5/1/2006
    62
    63    Pacific Dental Services (Murrieta Dental Practice)      4,918              5/30/2012
    64
----------------------------------------------------------------------------------------------------
    65
    66
    67    Movie Gallery                                           3,000              1/1/2008
    68
    69    RFG Network, Inc.                                       4,214              4/30/2007
----------------------------------------------------------------------------------------------------
    70
    71
    72    Sav-A-Lot                                              12,800             11/30/2006
    73
    74    China Garden                                            4,260              6/1/2007
----------------------------------------------------------------------------------------------------
    75    Dr. Zissu                                               3,038              3/1/2006
    76    R & S Homes                                             4,018              4/30/2006
    77    Sports Time Pizza                                       4,480             11/27/2006
    78    I.C.D.C. (Vocational College)                           4,845              7/31/2005
    79    Cato                                                    4,240              2/1/2004
----------------------------------------------------------------------------------------------------
    80    Sam's 99 Discount Store                                 2,430              2/28/2008
    81
    82    After Hours Ceramics                                    5,000              9/30/2005
    83
    84    Trout & Grouse                                          2,589              3/1/2005
----------------------------------------------------------------------------------------------------
    85
    86
    87
    88    R. & K. Schilling (CorTechs)                            3,500              5/31/2007
    89
    90

                                                                                          THIRD                 THIRD
 CONTROL                   THIRD                                                      LARGEST TENANT        LARGEST TENANT
  NUMBER               LARGEST TENANT                                                     SQ FT            LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------
     1    Ernst & Young                                                                  147,195              12/31/2006
     2    Old Navy                                                                        15,085               9/30/2007
     3
     3a   Bed, Bath & Beyond                                                              34,690               1/31/2011
     3b   Stein Mart                                                                      36,000              11/30/2011
     3c   Walgreens                                                                       11,165               3/31/2029
     3d   Fashion Bug                                                                      9,350               1/31/2005
     3e   Big Lots                                                                        25,000               1/31/2004
     3f   Goody's                                                                         27,000              12/31/2007
     3g   Fashion Avenue                                                                  20,000               6/30/2005
     3h   Bed, Bath & Beyond                                                              30,405               1/31/2012
     3i   Borders                                                                         25,000              11/30/2018
     3j   Hancock Fabrics                                                                 13,000               2/28/2010
-----------------------------------------------------------------------------------------------------------------------------
     4    Foot Locker                                                                     17,802               1/31/2007
     5    Pottery Barn                                                                    10,200               1/1/2015
     6
     7    International Intimates, Inc.                                                   13,799               6/30/2006
     8    Circuit City                                                                    31,613               1/31/2016
     9
-----------------------------------------------------------------------------------------------------------------------------
    10    Staples                                                                         22,700              11/30/2017
    11
    12
    13    Centex Homes                                                                    41,473               2/14/2008
    14
-----------------------------------------------------------------------------------------------------------------------------
    15    Wachovia Bank NA                                                                26,066               4/17/2010
    16
    16a   Beach House Restaurant                                                           3,800               3/31/2012
    16b   ABC Store                                                                        2,400               1/31/2007
    16c
    16d
    16e
    17
    18
    19
-----------------------------------------------------------------------------------------------------------------------------
    20
    20a
    20b
    20c
    20d
    21
    22
    22a   Gryphon Technology                                                              10,610               9/30/2006
    22b   Washington Adventist                                                            15,000               9/30/2003
    22c   W.W. Grainger                                                                    5,245               9/30/2004
    22d
    23
    24
-----------------------------------------------------------------------------------------------------------------------------
    25
    26    Circuit City                                                                    32,329              10/31/2022
    27
    28
    29
-----------------------------------------------------------------------------------------------------------------------------
    30    Aegis Funding Corp                                                               6,676               1/31/2006
    31
    32    Joseph Lebovic, MD, Inc.                                                         3,474               3/31/2008
    33    Office Max                                                                      21,932               2/1/2006
    34
-----------------------------------------------------------------------------------------------------------------------------
    35
    36    Motion Fitness                                                                  10,853               8/31/2011
    37    Galco, Inc.                                                                      6,445               8/12/2011
    38
    39
-----------------------------------------------------------------------------------------------------------------------------
    40    John Hofbauer/Laura Fox                                                          3,309               9/30/2005
    41    Cumulus Broadcasting Company                                                     8,517               2/28/2007
    42    Institute for Professional Development                                           9,229               8/31/2005
    43    Asian Buffet                                                                     4,945               1/6/2013
    44
-----------------------------------------------------------------------------------------------------------------------------
    45    The Mattress Firm                                                                5,072               3/31/2008
    46    Jo-Ann Stores                                                                   18,000              12/31/2004
    47    Rosenthal, Rosenthal, Rasco                                                      5,785               5/1/2008
    48    Sonic Magic, Inc.                                                               13,286               4/11/2005
    49
-----------------------------------------------------------------------------------------------------------------------------
    50
    50a   Chippewa Superstar Video                                                         7,700               2/28/2007
    50b   Dept. Public Welfare                                                            10,314               6/30/2010
    51
    52    Ryan Brigance                                                                    5,625               2/29/2004
    53    American Auto Care                                                               3,152               5/31/2011
    54    Alliance Engery                                                                 14,970               3/31/2013
-----------------------------------------------------------------------------------------------------------------------------
    55    El Pollo Loco                                                                    2,720               5/31/2017
    56    Alan Newman Assoc                                                                8,189               6/1/2005
    57    Quest Diagnostics (Smithkline Beecham)                                           9,273               5/31/2004
    58
    59    Modern Apparel Group                                                             4,500               5/1/2008
-----------------------------------------------------------------------------------------------------------------------------
    60
    61    Martin, Dolan, & Holton                                                          8,683               12/1/2007
    62
    63    Xiao-Ming Wang and Shu-Zhi Wang (Instyle Furniture)                              4,861               4/30/2012
    64
-----------------------------------------------------------------------------------------------------------------------------
    65
    66
    67    Foster's Grille                                                                  2,250               6/30/2008
    68
    69    K& S Engineering                                                                 3,480               7/31/2015
-----------------------------------------------------------------------------------------------------------------------------
    70
    71
    72    Dollar Ideas Inc.                                                               12,800               7/31/2013
    73
    74    Blockbuster Video                                                                3,924               10/1/2005
-----------------------------------------------------------------------------------------------------------------------------
    75    Smith, Kramer, Morris                                                            2,680               11/1/2005
    76    Capital Title Agency                                                             3,016               6/30/2007
    77    Cal-Way Insurance Services                                                       3,246               2/28/2007
    78    Wei Kai (Michael) WU (Family Mart)                                               3,625               6/30/2007
    79    JD's Fashions                                                                    4,000               11/1/2004
-----------------------------------------------------------------------------------------------------------------------------
    80    Ripsy's Mini Mart and Deli                                                       1,500               7/31/2007
    81
    82    Carter Blood Care                                                                3,897               3/31/2008
    83
    84    Meson Sabika                                                                     2,386               6/1/2008
-----------------------------------------------------------------------------------------------------------------------------
    85
    86
    87
    88    M. & M. Sternberg (Giandini Restaurant)                                          2,110               8/31/2007
    89
    90

                CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

CONTROL     LOAN
 NUMBER     NUMBER                      PROPERTY NAME                               STREET ADDRESS                 CITY
-----------------------------------------------------------------------------------------------------------------------------------
    6       40723          River Oaks West Apartments                   43355 Cliffside Court                    Novi
    9       DBM18807       Victoria Place                               12612 Victoria Place Circle              Orlando
   14       38274          Valle Del Oro                                1452 South Ellsworth Road                Mesa
   20       DBM18816       Wiener Portfolio I                           Various                                  Various
   20a      DBM18816-1     132-35 Sanford Ave.                          132-35 Sanford Avenue                    Flushing
   20b      DBM18816-2     94-06 34th Road                              94-06 34th Road                          Jackson Heights
   20c      DBM18816-3     94-06 34th Avenue                            94-06 34th Avenue                        Jackson Heights
   20d      DBM18816-4     544-548 West 50th Street                     544-558 West 50th Street                 New York
-----------------------------------------------------------------------------------------------------------------------------------
   21       DBM18982       Canterbury and Oxford Apartments             4636 Canterbury Drive                    Myrtle Beach
   23       03-13803       Sherwood Village                             701 Monmouth Road                        Mount Holly
   24       41671          Estancia Apartments                          7871 Mission Grove Parkway South         Riverside
   25       03-14200       Chapel Hill Apartments                       9620 West Russell Road                   Las Vegas
   27       09-0001736     Silver Lake Hills Apartments                 3200 Foley Glen Drive                    Fenton
-----------------------------------------------------------------------------------------------------------------------------------
   28       09-0001734     The Vineyards at Castlewoods                 1000 Vineyard Drive                      Brandon
   29       09-0001749     Toscana at MetroWest Apartments              6051 Westgate Drive                      Orlando
   31       03-13195       Marina View Towers                           1000-1100 6th Street S.W.                Washington
   34       02-12777       Ivanhoe Apartments                           4185 Ivanhoe Drive                       Monroeville
   35       02-12103       Bushnell on the Park                         100 Wells Street                         Hartford
-----------------------------------------------------------------------------------------------------------------------------------
   38       09-0001724     Timberlake Village Apartments                7409-7426 Timber Lake Trail              Madison
   39       DBM18863       Laurel Springs Apartments                    1281 Old Plank Road                      High Point
   49       09-0001751     Riverbend Apartments                         340 Riverbend Drive                      Charlottesville
   51       09-0001739     Westwater Apartments                         90 Central Way                           Kirkland
   58       09-0001769     The Willows at Lone Mountain Apartments      3540 North Hualapai Way                  Las Vegas
-----------------------------------------------------------------------------------------------------------------------------------
   62       41499          Saratoga Palms Apartments                    3850 Mountain Vista Street               Las Vegas
   64       DBM17820       Wiloaks Apartments                           1501 Wiloaks Drive                       Snellville
   65       38423          Mission Heights Apartments                   2800 South Mission Road                  Tucson
   66       DBM18886       Country Gables Apartments                    15010 North 59th Avenue                  Glendale
   68       02-12233       Broadview Gardens Apartments                 4881 Broadview Road                      Cleveland
-----------------------------------------------------------------------------------------------------------------------------------
   71       40740          Roble Vista Apartments                       220 Palo Alto Avenue                     Palo Alto
   73       41029          Lincoln Heights Apartments                   5800 Harper Drive, NE                    Albuquerque
   81       38421          Santa Clara Apartments                       6340 S. Santa Clara Avenue               Tucson
   83       41574          Brookhill Village Apartments                 900 Brookhill Circle                     Pell City
   85       40585          Summer Stone Apartments                      686 Lee Road 315                         Phenix City
-----------------------------------------------------------------------------------------------------------------------------------
   86       39794          Bear Lakes Mobile Estate                     300 Luman Road                           Phoenix
   87       DBM18808       Windsor Tower Apartments                     3902 East Silver Springs Boulevard       Ocala
   89       03-13681       1544 Granville Avenue                        1544 Granville Avenue                    Los Angeles

                                                                                              INITIAL
 CONTROL                                                                INITIAL POOL        POOL BALANCE
  NUMBER           COUNTY                  STATE            ZIP CODE    BALANCE ($)     PER UNIT OR PAD ($)
---------------------------------------------------------------------------------------------------------------
    6     Oakland                  Michigan                      48050     46,500,000              110,714
    9     Orange                   Florida                       32828     34,120,000               93,736
   14     Maricopa                 Arizona                       85208     27,939,576               15,884
   20     Various                  New York                    Various     23,814,006               62,504
   20a    Queens                   New York                      11355     13,405,235               62,504
   20b    Queens                   New York                      11372      3,627,299               62,504
   20c    Queens                   New York                      11372      3,154,173               62,504
   20d    New York                 New York                      10019      3,627,299               62,504
---------------------------------------------------------------------------------------------------------------
   21     Horry                    South Carolina                29579     22,000,000               34,921
   23     Burlington               New Jersey                    08060     20,800,000               68,421
   24     Riverside                California                    92508     19,560,659               94,042
   25     Clark                    Nevada                        89118     19,040,000               68,000
   27     Genesee                  Michigan                      48430     17,500,000               57,190
---------------------------------------------------------------------------------------------------------------
   28     Rankin                   Mississippi                   39047     16,750,072               53,344
   29     Orange                   Florida                       32835     15,000,000               63,025
   31     District of Columbia     District of Columbia          20024     14,467,094               56,734
   34     Allegheny                Pennsylvania                  15146     12,787,060               39,104
   35     Hartford                 Connecticut                   06103     12,709,577               77,046
---------------------------------------------------------------------------------------------------------------
   38     Dane                     Wisconsin                     53719     11,600,000               50,216
   39     Davidson                 North Carolina                27265     11,587,411               48,281
   49     Albemarle                Virginia                      22911      9,700,000               77,600
   51     King                     Washington                    98033      9,381,544              151,315
   58     Clark                    Nevada                        89129      6,473,668               66,058
---------------------------------------------------------------------------------------------------------------
   62     Clark                    Nevada                        89121      5,750,000               37,829
   64     Gwinnett                 Georgia                       30039      5,100,000               38,636
   65     Pima                     Arizona                       85713      5,089,476               20,037
   66     Maricopa                 Arizona                       85306      5,000,000               35,971
   68     Cuyahoga                 Ohio                          44109      4,950,393               11,843
---------------------------------------------------------------------------------------------------------------
   71     Santa Clara              California                    94301      3,896,217              194,811
   73     Bernalillo               New Mexico                    87109      3,645,815               19,814
   81     Pima                     Arizona                       85706      2,594,635               17,070
   83     St. Clair                Alabama                       35125      2,500,000               31,250
   85     Lee                      Alabama                       36877      2,255,485               45,110
---------------------------------------------------------------------------------------------------------------
   86     Jackson                  Oregon                        97535      2,098,157                9,991
   87     Marion                   Florida                       34470      2,000,000               31,250
   89     Los Angeles              California                    90025      1,851,411              231,426

                                                         STUDIOS                   1 BEDROOM                  2 BEDROOM
 CONTROL                                                       AVG RENT                   AVG RENT                   AVG RENT
  NUMBER       UTILITIES PAID BY TENANT           # UNITS    PER MO. ($)     # UNITS    PER MO. ($)    # UNITS     PER MO. ($)
------------------------------------------------------------------------------------------------------------------------------
    6     Electricity/Gas                              20           995           84         1,238         268          1,606
    9     Electricity/Water                             0             0          152           822         140          1,030
   14     Electricity/Gas/Water/Sewer                 546           153        1,213           288           0              0
   20     Various                                      49             0          220             0         112              0
   20a    Electricity                                  38           767           92           777          74            824
   20b    Electricity/Gas                              11           791           36           788          12            888
   20c    Electricity/Gas                               0             0           32           715          26            789
   20d    Electricity/Gas                               0             0           60           813           0              0
------------------------------------------------------------------------------------------------------------------------------
   21     Electricity                                  94           500          180           535         356            594
   23     Electricity                                   0             0          244           709          60            925
   24     Electricity/Gas/Water/Sewer                   0             0          104           925         104          1,230
   25     Electricity                                   0             0          104           730         152            900
   27     Electricity/Gas/Water/Sewer                   0             0           90           658         216            846
------------------------------------------------------------------------------------------------------------------------------
   28     Electricity                                   0             0          105           631         145            740
   29     Electricity/Water/Sewer                       0             0           86           792         104          1,100
   31     None                                        159           905           64         1,185          31          1,525
   34     Electricity/Water                             0             0           99           603         226            720
   35     Electricity                                   8           875           93         1,015          28          1,380
------------------------------------------------------------------------------------------------------------------------------
   38     Electricity                                  21           555          132           772          72            906
   39     Electricity/Water                             0             0          120           599         120            699
   49     Electricity/Water/Sewer                       0             0           60           909          65          1,034
   51     Electricity                                  14         1,150           17         1,600          29          2,600
   58     Electricity                                   0             0           24           705          42            865
------------------------------------------------------------------------------------------------------------------------------
   62     Electricity                                   0             0           24           575         104            675
   64     Electricity/Gas/Water                         0             0           40           630          80            723
   65     Electricity                                  24           359          122           420          72            519
   66     Electricity                                   0             0           48           499          47            539
   68     Electricity/Gas                               0             0          226           349         192            409
------------------------------------------------------------------------------------------------------------------------------
   71     Electricity/Gas                               0             0           12         1,825           8          2,350
   73     Electricity/Gas                              24           370           84           417          76            524
   81     Electricity                                   0             0           72           389          80            524
   83     Electricity/Gas/Water/Sewer                   0             0            8           455          48            515
   85     Electricity                                   0             0            0             0          50            570
------------------------------------------------------------------------------------------------------------------------------
   86     Electricity/Gas                               0             0            0             0         210            361
   87     Electricity                                   0             0           16           430          32            585
   89     Electricity/Gas                               0             0            0             0           8          2,363

                      3 BEDROOM                  4 BEDROOM                  5 BEDROOM             NUMBER
 CONTROL                     AVG RENT                   AVG RENT                   AVG RENT           OF
  NUMBER        # UNITS    PER MO. ($)     # UNITS    PER MO. ($)      #UNITS    PER MO. ($)   ELEVATORS
---------------------------------------------------------------------------------------------------------
    6                48         2,537            0             0            0             0            0
    9                72         1,275            0             0            0             0            0
   14                 0             0            0             0            0             0            0
   20                 0             0            0             0            0             0            6
   20a                0             0            0             0            0             0            4
   20b                0             0            0             0            0             0            1
   20c                0             0            0             0            0             0            1
   20d                0             0            0             0            0             0            0
---------------------------------------------------------------------------------------------------------
   21                 0             0            0             0            0             0            0
   23                 0             0            0             0            0             0            0
   24                 0             0            0             0            0             0            0
   25                24         1,070            0             0            0             0            0
   27                 0             0            0             0            0             0            0
---------------------------------------------------------------------------------------------------------
   28                64           818            0             0            0             0            0
   29                48         1,165            0             0            0             0            0
   31                 1         1,750            0             0            0             0            4
   34                 2         1,110            0             0            0             0            4
   35                 0             0            0             0            0             0            3
---------------------------------------------------------------------------------------------------------
   38                 6         1,250            0             0            0             0            0
   39                 0             0            0             0            0             0            0
   49                 0             0            0             0            0             0            0
   51                 2         3,300            0             0            0             0            1
   58                32           993            0             0            0             0            0
---------------------------------------------------------------------------------------------------------
   62                24           775            0             0            0             0            0
   64                12           850            0             0            0             0            0
   65                36           699            0             0            0             0            0
   66                44           669            0             0            0             0            0
   68                 0             0            0             0            0             0            0
---------------------------------------------------------------------------------------------------------
   71                 0             0            0             0            0             0            1
   73                 0             0            0             0            0             0            0
   81                 0             0            0             0            0             0            0
   83                24           605            0             0            0             0            0
   85                 0             0            0             0            0             0            0
---------------------------------------------------------------------------------------------------------
   86                 0             0            0             0            0             0            0
   87                16           695            0             0            0             0            0
   89                 0             0            0             0            0             0            1

                                    ANNEX B

                            JOHN HANCOCK TOWER LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                        ORIGINAL                CUT-OFF DATE
                        --------                ------------

  BALANCE:              $75,000,000(1)          $75,000,000

  SHADOW RATING:        A-/BBB+ (Fitch/S&P)

  % OF POOL BY UPB:     5.81%

  ORIGINATION DATE:     March 14, 2003

  ORIGINATOR:           Morgan Stanley Mortgage Capital Inc.

  COUPON:               4.625%

  INTEREST ACCRUAL:     Actual/360

  TERM:                 60 months

  AMORTIZATION:         Interest only

  OWNERSHIP INTEREST:   Fee simple in the John Hancock Tower(2)

  PAYMENT DATE:         8th of the month or the preceding Business Day

  MATURITY DATE:        April 8, 2008

  SPONSOR:              Beacon Capital Strategic Partners II

  BORROWER:             100 & 200 Clarendon LLC

  CALL PROTECTION/      Defeasance with U.S. Treasuries permitted at the
  LOCKOUT:              earlier of (a) March 14, 2006 and (b) 2 years from the
                        date of the last securitization of the John Hancock
                        Tower Whole Loan. Not prepayable until 2 months prior to maturity.

  CUT-OFF DATE LOAN
  PSF(1):               $184

  UP-FRONT RESERVES:    None

  ONGOING/SPRINGING     Ongoing garage rent reserves and upon a trigger
  RESERVES:             event springing reserves(3).

  CASH MANAGEMENT:      Hard(4)

  ADDITIONAL SECURED/
  MEZZANINE DEBT:       Yes(5)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET/PORTFOLIO:   Single Asset

  PROPERTY TYPE:            Office and Garage

  PROPERTY LOCATION:        Boston, Massachusetts

  OCCUPANCY:                98%

  OCCUPANCY AS OF
  DATE:                     April 30, 2003

  YEAR BUILT:               1973

  YEAR RENOVATED:           NAP

  COLLATERAL:               The collateral consists of the fee simple interest
                            in a 60-story office building, and a leasehold interest in an 8-story parking garage with 1,988 parking spaces.

  PROPERTY                  Back Bay Manager LLC, an affiliate of the
  MANAGEMENT:               sponsor.

  APPRAISED VALUE:          $655,000,000

  APPRAISAL VALUE
  DATE:                     May 16, 2003

  CUT-OFF DATE LTV(1):      48.85%

  BALLOON LTV(1):           48.85%

  U/W NOI:                  $48,048,826

  U/W NCF:                  $45,169,348

  CURRENT ANNUAL
  DEBT SERVICE(1):          $15,005,556

  U/W NOI DSCR(1):          3.20x

  U/W NCF DSCR(1):          3.01x
--------------------------------------------------------------------------------

(1) The subject $75,000,000 loan represents the A-3 Note in a $320,000,000 senior loan. An A-1 Note (with an original loan amount of $160,000,000) and an A-2 Note (with an original loan amount of $85,000,000) are pari passu with the A-3 Note. Two B Notes (each with an original loan amount of $20,000,000) are subordinate to the A-1, A-2 and A-3 Notes. The A-1, A-2 and B Notes are not included in the trust. All Cut-Off Date Loan PSF, LTV and DSCR figures in this table are based on the $320,000,000 senior financing.

(2) The mortgage also encumbers the borrower's subleasehold interest in the John Hancock Garage. The lender also has a first priority mortgage lien in the amount of $5,000,000 encumbering the leasehold interest of John Hancock Life Insurance Company in the John Hancock Garage.

(3)   See "Reserves" below.

(4)   See "Lockbox; Sweep of Excess Cash Flow" below.

(5)   See "Mezzanine Loan" and "Additional Debt" below.


     The Loan. The largest loan (the "John Hancock Tower Loan"), representing approximately 5.81% of the initial pool balance, with a cut-off date principal balance of $75,000,000, is a 5-year balloon loan that has a maturity date of April 8, 2008 and provides for monthly payments of interest only. The John Hancock Tower Loan is secured by, among other things (i) a first priority mortgage encumbering the Borrower's fee interest in the John Hancock Tower and its subleasehold interest in the John Hancock Garage and (ii) a first priority mortgage lien in the amount of $5,000,000 encumbering the leasehold interest of the John Hancock Life Insurance Company in the John Hancock Garage.

     The John Hancock Tower Loan is one of three pari passu loans totaling $320,000,000. The other mortgage loans secured by the John Hancock Tower Property are each pari passu in right of payment to the John Hancock Tower Loan (such other loans are collectively referred to as the "John Hancock Tower Companion Loans"). The John Hancock Tower Companion Loans have original balances of $160,000,000 and $85,000,000, respectively, and the same interest rate and maturity date as the John Hancock Tower Loan. Only the John Hancock Tower Loan is included in the trust. The John Hancock Tower Loan and the John Hancock Tower Companion Loans are serviced pursuant to the LB-UBS 2003-C5 Pooling and Servicing Agreement and therefore the LB-UBS 2003-C5 Master Servicer will remit collections on the John Hancock Tower Loan, but will only make servicing advances and not monthly interest advances on the John Hancock Tower Loan. The master servicer will make monthly interest advances on the John Hancock Tower Loan. In addition, two subordinate mortgage loans (such loans are collectively referred to as the "John Hancock Tower B Notes" and together with the John Hancock Tower Loan and the John Hancock Tower Companion Loans, the "John Hancock Tower Whole Loan"), which will not be included in the trust, are also secured by the security interest specified in clauses (i) and (ii) of the preceding paragraph. All of the loans in the John Hancock Tower Whole Loan are obligations of the borrower and all are cross defaulted. See "Description of the Mortgage Loans--Significant Mortgage Loans--The John Hancock Tower Whole Loan" and "Servicing of the Mortgage Loans--Servicing of the John Hancock Tower Whole Loan."

     The Borrower. The borrower under the John Hancock Tower Loan, 100 & 200 Clarendon LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity, sponsored by Beacon Capital Strategic Partners II, L.P.

     The Property. The property securing the John Hancock Tower Loan (the "John Hancock Tower Property") is a 60-story office building containing 1,741,810 NRSF (the "John Hancock Tower") and a nearby 8-story parking garage with approximately 1,988 parking spaces (the "John Hancock Garage"), both located in the Back Bay district of Boston, Massachusetts. The John Hancock Tower was built for John Hancock Life Insurance in 1973. As of April 30, 2003, occupancy at the John Hancock Tower includes financial service and professional firms including the lead tenant, John Hancock Financial Services, Inc. ("John Hancock").

     John Hancock Leases. John Hancock (rated A/A+/A3 by S&P, Fitch and Moody's, respectively) leases 472,481 square feet (27.1%) of the John Hancock Tower space. 374,534 square feet of such space is leased through March 31, 2015. The remaining 97,947 square feet is leased through March 31, 2008 (the "2008 Space"). John Hancock does not currently occupy the 2008 Space; however, John Hancock may not assign nor sublet the 2008 Space and the lease covering the 2008 Space is not terminable by John Hancock upon a casualty or condemnation.

     Under each of the John Hancock leases, the borrower has agreed not to lease (i) any space in the John Hancock Tower Property to any domestic or foreign government or governmental agency or (ii) more than two floors of the John Hancock Tower Property to certain identified competitors of John Hancock.

     John Hancock has the right of first opportunity with respect to the leasing of any vacant space in the John Hancock Tower Property. Under this right, the borrower is required to offer to John Hancock any space at the John Hancock Tower Property that it intends to lease. In the event John Hancock does not elect to lease such space within 30 days, the borrower may lease such space to a third party for 95% or more of the effective rent offered to John Hancock without having to re-offer such space to John Hancock.

     In addition, John Hancock has the right of first offer to purchase the John Hancock Tower Property. Under this right, after the borrower notifies John Hancock of its intention to sell, John Hancock has 15 business days to make an offer to purchase the property. In the event the borrower does not accept such offer, the borrower has one year to sell the property to a third party for 95% or more of the purchase price offered by John Hancock without having to re-offer the property to John Hancock.

     Major Tenant Summary. The following table shows certain information regarding the ten largest tenants, based on annualized underwritten base rent of the John Hancock Tower Property:

----------------------------------------------------------------------------------------------------------------------------------
                             TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
----------------------------------------------------------------------------------------------------------------------------------

                                                                                         ANNUALIZED
                                      CREDIT RATING                        ANNUALIZED   UNDERWRITTEN   % OF TOTAL
                                     (FITCH/MOODY'S/   TENANT     % OF    UNDERWRITTEN    BASE RENT   UNDERWRITTEN      LEASE
                 TENANT NAME               S&P)         NRSF      NRSF      BASE RENT     PER NRSF    BASE RENT(1)    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------
  1.  John Hancock                       A+/A3/A       472,481     27.1%  $24,715,208     $  52.31         35.6%      2008/2015
  2.  Investors Bank & Trust Company      A/NR/A       356,735     20.5    10,919,338        30.61         15.7    2007/2010/2011
  3.  Ernst & Young                      NR/NR/NR      147,195      8.5     6,227,003        42.30          9.0      12/31/2006
  4.  Hill Holiday                       NR/NR/NR      144,309      8.3     5,586,201        38.71          8.1      12/13/2008
  5.  Mercer                            A+/A2/AA--     105,949      6.1     3,537,075        33.38          5.1       2008/2014
  6.  Deloitte & Touche                     NR          83,805      4.8     2,594,846        30.96          3.7      10/31/2009
  7.  Marsh & McLennan                  A+/A2/AA-       79,537      4.6     2,547,732        32.03          3.7       4/30/2008
  8.  Charles River                      NR/NR/NR       63,592      3.7     2,076,240        32.65          3.0       4/30/2008
  9.  Lee Munder Capital Group           NR/NR/NR       27,770      1.6     1,782,429        64.19          2.6      10/31/2010
 10.  Old Mutual Holdings                A/A2/NR        29,021      1.7     1,780,860        61.36          2.6       6/30/2012
                                                       -------     ----   -----------     --------         ----
      TOTAL/WTD. AVG.                                1,510,394     86.7%  $61,766,932     $  40.89         89.1%
----------------------------------------------------------------------------------------------------------------------------------

(1)   Underwritten Base Rent excludes vacant space.


     Lease Expiration. The following table shows the lease expiration schedule for the John Hancock Tower Property:

--------------------------------------------------------------------------------------------------------------------
                                             LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------------------------------------------
                                                                                       % OF TOTAL       ANNUALIZED
                                                                      ANNUALIZED       ANNUALIZED      UNDERWRITTEN
YEAR ENDING              EXPIRING        % OF      CUMULATIVE OF     UNDERWRITTEN     UNDERWRITTEN       BASE RENT
DECEMBER 31                NRSF          NRSF        TOTAL NRSF      BASE RENT(1)     BASE RENT(1)     (PER NRSF)(1)
--------------------   ------------   ---------   ---------------   --------------   --------------   --------------
 2003                       2,118         0.1%            2.118      $    45,807            0.1%         $  21.63
 2004                           0         0.0             2.118                0            0.0              0.00
 2005                           0         0.0             2.118                0            0.0              0.00
 2006                     170,444         9.8          172,562         7,402,997           10.7             43.43
 2007                     256,442        14.7          429,004         5,883,375            8.5             22.94
 2008                     489,044        28.1          918,048        19,071,353           27.5             39.00
 2009                      83,805         4.8        1,001,853         2,594,846            3.7             30.96
 2010                      56,016         3.2        1,057,869         3,286,421            4.7             58.67
 2011                      88,687         5.1        1,146,556         4,523,471            6.5             51.00
 2012                      92,620         5.3        1,239,176         2,799,108            4.0             30.22
 2013                      51,888         3.0        1,291,064         2,333,508            3.4             44.97
 2014                      40,853         2.3        1,331,917         1,484,281            2.1             36.33
 2015                     374,534        21.5        1,706,451        19,917,229           28.7             53.18
 2016 & Thereafter              0         0.0        1,706,451                 0            0.0              0.00
 Vacant                    35,359         2.0        1,741,810                 0            0.0              0.00
                          -------       -----        ----------      -----------          -----          --------
 TOTAL/WTD. AVG.        1,741,810       100.0%                       $69,342,396          100.0%         $  39.81
--------------------------------------------------------------------------------------------------------------------

(1)   Underwritten Base Rent excludes vacant space.


     Reserves. On each monthly payment date, the borrower is required to deposit with the lender one-third of the rents due under the Air Rights Lease described below. If the debt service coverage ratio is less than 1.25x or an event of default has occurred and is continuing, then, in addition to the monthly payments to the garage rent reserve (which is to pay for amounts due under the air rights lease and the garage sublease), the borrower is required to make monthly payments (a) into a tax and insurance reserve, (b) into a replacement reserve account, in the amount of $36,836.58, and (c) to pay for costs of tenant improvements and leasing commissions, based on an annual amount equal to $0.125 per rentable square foot.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance. The borrower is required to maintain terrorism insurance coverage to the extent such policy or endorsement is available, in an amount determined by the lender (but in no event more than an amount equal to the sum of 100% of the construction costs associated, with the reconstruction of the improvements and twelve months of business interruption insurance); provided, however, the total annual premium payable by the borrower for such terrorism coverage does not exceed (i) $1,000,000 during any period that the Terrorism Risk Insurance Act is in effect or (ii) $2,600,000 during any period that the Terrorism Risk Insurance Act is not in effect.

     Lockbox. The borrower is required to cause all income from the John Hancock Tower Property to be deposited into rent accounts under the control of the lender and, provided certain minimum balances remain in the rent accounts, excess funds are required to be distributed to a deposit account under the control of the lender. Unless and until an event of default or other trigger event occurs under the John Hancock Tower Whole Loan, funds in the deposit account will be deposited into a garage rent reserve in the amount of the monthly payments due under the air rights lease and the garage sublease, and excess funds in the deposit accounts will be disbursed to the borrower.

     Mezzanine Loan. Tower Financing I LLC, a Delaware limited liability company (the "John Hancock Tower Mezzanine Borrower"), has incurred mezzanine financing (the "John Hancock Tower Mezzanine Loan") in the initial principal amount of $87,000,000, which accrues interest at a floating rate. The John Hancock Tower Mezzanine Loan is secured by a pledge of 100% of the John Hancock Tower Mezzanine Borrower's 100% equity interest in the borrower. The initial lenders on the John Hancock Tower Mezzanine Loan are Lehman Brothers Holdings, Inc. and Morgan Stanley Mortgage Capital Inc., which is also the originator of the John Hancock Tower Loan. The John Hancock Tower Mezzanine Loan matures on April 8, 2008. The John Hancock Tower Mezzanine Loan requires the John Hancock Tower Mezzanine Borrower to make monthly interest-only payments on each monthly payment date. See "Description of the Mortgage Loans-Significant Mortgage Loans--The John Hancock Tower Whole Loan."

     Additional Debt. The John Hancock Tower Property also secures the John Hancock Tower B Notes. Each John Hancock Tower B Note has an original balance of $20,000,000, and mature on April 8, 2008. The John Hancock Tower B Notes will not be included in the trust. See "Description of the Mortgage Loans-Significant Mortgage Loans--The John Hancock Tower Whole Loan." No additional debt is permitted, except for unsecured trade payables and operational debt incurred in the financing of equipment and other personal property; provided that, in either case, that the debt is not more than 60 days past due, incurred in the ordinary course of business and does not exceed $5,000,000 in the aggregate at any one time.

     Parking Garage. The garage portion of the John Hancock Tower Property is subject to a certain Lease of Premises between the Massachusetts Turnpike Authority (the Authority") and John Hancock Life Insurance Company ("Hancock") dated May 1, 1969 (the "Air Rights Lease"). The initial term of the Air Rights Lease expires on May 28, 2009 with three 15-year extension options and one 14-year extension option. The rent for the initial term is approximately $111,880 per annum and is due quarterly. In the event the tenant elects to extend the term, either party may elect to adjust the rent for such extension term, and the rent will be determined by arbitration based upon the fair rental value of the leasehold interest, excluding the value of the improvements, but taking into account the Authority's reversionary interest in the improvements.

     The Air Rights Lease permits leasehold mortgage financing and provides to any leasehold mortgagee notice and cure rights in the event of a tenant default. The Air Rights Lease does not, however, provide for a new lease in favor of the leasehold mortgagee in the event of a termination of the Air Rights Lease, including a rejection in a tenant bankruptcy.

     Hancock and the borrower entered into a certain Garage Sublease Agreement dated as of March 13, 2003 (the "Garage Sublease") wherein Hancock sublet to the borrower substantially all of the leased premises (approximately 1,988 parking spaces), with Hancock retaining approximately 64 parking spaces. Approximately 1,077 spaces have been reserved for use in the John Hancock Tower, with the balance reserved for surrounding properties that are owned by affiliates of the borrower. The term of the Garage Sublease is coterminous with the Air Rights Lease. The Garage Sublease permits the borrower to obtain leasehold mortgage financing on its sublease estate and provides notice and cure rights in favor of a leasehold mortgagee, including the right of a new lease in the event of a termination of the Garage Sublease, including by reason of a rejection in bankruptcy.

     In connection with the purchase of the John Hancock Tower and certain other properties, Hancock and the borrower agreed to seek the consent of the Authority to an assignment of the Air Rights Lease from Hancock to the borrower. In addition, Hancock granted to the lender of the John Hancock Tower Loan a $5,000,000 mortgage on its leasehold estate under the Air Rights Lease. Concurrently with the granting of such mortgage, notice was given to the Authority in order to provide the lender of the John Hancock Tower Loan with the notice and cure rights granted to leasehold mortgagees under the Air Rights Lease. To date, the Authority has not consented to the assignment of the Air Rights Lease to the borrower. John Hancock has agreed to seek the Authority's approval of an assignment of the Air Rights Lease to the borrower, and $5,000,000 was escrowed to secure such obligation. The John Hancock Tower Loan is also secured by a pledge of the borrower's interest in the $5,000,000 escrow.


     Naming Rights. As part of the purchase of the John Hancock Tower Property, the borrower obtained a revocable license to use the name "John Hancock Tower." The license agreement requires the borrower to utilize such name and other related intellectual property, and to maintain and operate the John Hancock Tower, in a manner consistent with John Hancock's prior ownership. The agreement is cross-defaulted with John Hancock's leases and provides for liquidated damages in the amount of $20,000,000 upon a default thereunder. The lender has been provided notice and cure rights in connection with the agreement.

                        FASHION OUTLET OF LAS VEGAS LOAN
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                        ORIGINAL              CUT-OFF DATE
                        --------              ------------

  BALANCE:              $61,000,000           $60,956,117

  % OF POOL BY UPB:     4.72%

  ORIGINATION DATE:     June 23, 2003

  ORIGINATOR:           GMACCM

  COUPON:               6.520%

  INTEREST ACCRUAL:     Actual/360

  TERM:                 120

  AMORTIZATION:         Monthly amortization on a 30 year schedule

  OWNERSHIP INTEREST:   Leasehold

  PAYMENT DATE:         1st of the month

  MATURITY DATE:        July 1, 2013

  BORROWER:             Fashion Outlet of Las Vegas LLC, a special purpose,
                        bankruptcy remote entity.

  CALL                  Defeasance permitted 2 years from the date of
  PROTECTION/LOCKOUT:   securitization with U.S. government securities. Not
                        prepayable until 2 months prior to maturity.

  CUT-OFF DATE LOAN
  PSF:                  $162

  UP-FRONT RESERVES:    Insurance: $28,079
                        Taxes: $50,150
                        TI/LC: $708,000(1)

  ONGOING/SPRINGING     Reserves for taxes, insurance, replacement costs
  RESERVES:             and TI/LC(1)

  CASH MANAGEMENT:      Soft lockbox(2)

  ADDITIONAL SECURED/   Existing mezzanine debt held by
  MEZZANINE DEBT:       GMACCM(3)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET/PORTFOLIO:   Single Asset

  PROPERTY TYPE:            Anchored Retail

  PROPERTY LOCATION:        Primm, Nevada

  OCCUPANCY:                94%

  OCCUPANCY AS OF DATE:     July 1, 2003

  YEAR BUILT:               1998

  YEARS RENOVATED:          NAP

  COLLATERAL:               The collateral consists of a 377,390 SF
                            single-story, multi-tenant, retail outlet mall located on 36.10 acres of land. The Borrower has a 50 year ground lease with a 25 year renewal option.
                            Tenants include Neiman Marcus Last Call, Vanity Fair and Old Navy among over 50 other national tenants.

  PROPERTY MANAGEMENT:      FOLV Management, LLC, an affiliate of the Talisman
                            Companies, LLC.

  APPRAISED VALUE:          $85,000,000

  APPRAISED VALUE DATE:     April 18, 2003

  CUT-OFF DATE LTV:         71.71%

  BALLOON LTV:              61.80%

  U/W NOI:                  $7,269,208

  U/W NCF:                  $6,511,608

  CURRENT ANNUAL DEBT
  SERVICE:                  $4,636,370

  U/W NOI DSCR:             1.57x

  U/W NCF DSCR:             1.40x

--------------------------------------------------------------------------------

(1)   See "Reserves" below

(2)   See "Lockbox; Sweep of Excess Cash Flow" below

(3)   See "Mezzanine Loan" below


     The Loan. The second largest loan ("the Fashion Outlet of Las Vegas Loan"), representing approximately 4.72% of the initial pool balance, with a cut-off date principal balance of $60,956,117, is a 10 year balloon loan that has a maturity date of July 1, 2013, and provides for monthly payments of principal and interest. The Fashion Outlet of Las Vegas Loan is secured by, among other things a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, encumbering the borrower's leasehold interest in the Fashion Outlet of Las Vegas Property.

     The Borrower. The borrower under the Fashion Outlet of Las Vegas Loan, Fashion Outlet of Las Vegas LLC, is a Nevada limited liability company that is a special purpose, bankruptcy remote entity.

     The Property. The property securing the Fashion Outlet of Las Vegas Loan ("the Fashion Outlet of Las Vegas Property") consists of a 377,390 NRSF single-story multi-tenant retail outlet mall located on 36.10 acres of land. The Fashion Outlet of Las Vegas Property was constructed in 1998 and is occupied by approximately 120 tenants, including Neiman Marcus Last Call, Vanity Fair, Polo Ralph Lauren Factory, Williams Sonoma, Guess Factory Store and three Gap concepts (namely The Gap, Banana Republic and Old Navy). There are currently 3 pad sites, one occupied by Carl's Jr. Restaurant and two nearing completion for the Lost Vegas Cafe and International House of Pancakes. The Fashion Outlet of Las Vegas Property is subject to a ground lease to Primm 650 Limited Partnership. The initial term of the ground lease is 50 years and currently expires on December 31, 2048. There is an extension option for 25 years, exercisable with 12 months prior notice from the Borrower prior to the end of the term of the ground lease.

     Major Tenant Summary. The following table shows certain information regarding the ten largest tenants, based on annualized underwritten base rent, of the Fashion Outlet of Las Vegas Property:

--------------------------------------------------------------------------------------------------------------------------------
                                   TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                        ANNUALIZED
                                    CREDIT RATING                         ANNUALIZED   UNDERWRITTEN   % OF TOTAL
                                   (FITCH/MOODY'S/    TENANT      % OF   UNDERWRITTEN    BASE RENT   UNDERWRITTEN      LEASE
               TENANT NAME               S&P)          NRSF       NRSF     BASE RENT     PER NRSF    BASE RENT(2)    EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------
  1.  Neiman Marcus Last Call        NR/Baa2/BBB      25,007       6.6%   $  275,077     $  11.00         3.9%       1/31/2009
  2.  Vanity Fair                       NR/NR/NR      22,913       6.1       274,956        12.00         3.9        3/31/2008
  3.  Donna Karan Company
      Store(3)(4)                    BBB/NR/BBB+       6,008       1.6       198,264        33.00         2.8        1/31/2004
  4.  Guess Factory Store              NR/B2/BB-       6,538       1.7       183,064        28.00         2.6        7/31/2005
  5.  Williams Sonoma                   NR/NR/NR      15,000       4.0       180,000        12.00         2.5        1/31/2006
  6.  Tommy Bahama                      NR/NR/NR       5,323       1.4       166,213        31.23         2.3       11/30/2011
  7.  Old Navy(5)                    BB-/Ba3/BB+      15,085       4.0       150,850        10.00         2.1        9/30/2007
  8.  Polo Ralph Lauren
      Factory                        NR/Baa2/BBB      12,579       3.3       145,319        11.55         2.0        7/31/2008
  9.  Carlyle Collection
      (Limited Editions for Her)        NR/NR/NR       6,499       1.7       142,978        22.00         2.0        4/30/2013
 10.  AGACI-TOO                         NR/NR/NR       4,000       1.1       135,000        33.75         1.9        7/31/2012
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL/WTD. AVG.                                118,952      31.5%   $1,851,721     $  15.57        26.1%
--------------------------------------------------------------------------------------------------------------------------------

(1) Schedule does not include Eddie Bauer, the 10th largest tenant based on annual rental income, due to the fact that the parent of Eddie Bauer, Spiegel Inc. is under bankruptcy proceedings. GMACCM did not underwrite any rental income relating to this space and accordingly it is not included in the Total Underwritten Base Rent amount.

(2)   Underwritten base rent excludes vacant space.

(3) The Donna Karan Company Store's original lease expired on July 31, 2003, however, an additional 6-month lease was executed through January 1, 2004 while the company negotiates both a new space and a related lease.

(4) Donna Karan Company Store is a subsidiary of LVMH Moet Hennessy Louis Vuitton SA.

(5)   Old Navy is a subsidiary of The Gap, Inc. (NYSE:GPS)

     Lease Expiration. The following table shows the lease expiration schedule for the Fashion Outlet of Las Vegas Property:


------------------------------------------------------------------------------------------------------------------------
                                                LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------
                                                                                                            ANNUALIZED
                                                                          ANNUALIZED       % OF TOTAL      UNDERWRITTEN
                             EXPIRING       % OF       CUMULATIVE OF     UNDERWRITTEN     UNDERWRITTEN       BASE RENT
YEAR ENDING DECEMBER 31        NRSF         NRSF         TOTAL NRSF      BASE RENT(1)     BASE RENT(1)     (PER NRSF)(1)
------------------------------------------------------------------------------------------------------------------------
 2003(2)                      43,088         11.4%         43,088         $  769,312           10.8%         $  17.85
 2004                         38,206         10.1          81,294            632,952            8.9             16.57
 2005                         28,173          7.5         109,467            745,093           10.5             26.45
 2006                         28,224          7.5         137,691            489,100            6.9             17.33
 2007                         47,855         12.7         185,546            695,479            9.8             14.53
 2008                         93,813         24.9         279,359          2,364,124           33.3             25.20
 2009                         31,011          8.2         310,370            297,577            4.2              9.60
 2010                          4,254          1.1         314,624            177,448            2.5             41.71
 2011                          8,190          2.2         322,814            218,419            3.1             26.67
 2012                          6,035          1.6         328,849            183,840            2.6             30.46
 2013(3)                      20,561          5.4         349,410            435,456            6.1             21.18
 2014                              0          0.0         349,410                  0            0.0              0.00
 2015                              0          0.0         349,410                  0            0.0              0.00
 2016 & Thereafter             4,624          1.2         354,034             92,480            1.3             20.00
 Vacant                       23,356          6.2         377,390                  0            0.0              0.00
------------------------------------------------------------------------------------------------------------------------
 TOTALS/WTD. AVG.            377,390        100.0%                        $7,101,281          100.0%         $  18.82
------------------------------------------------------------------------------------------------------------------------

(1)   Underwritten base rent excludes vacant space.

(2) Expiring tenants in 2003 include 22 month-to-month tenants totaling 16,143 NRSF and $316,860 of Annualized UW Base Rent.

(3) As of the cut-off date the tenant Jungle Paradise was not physically in occupancy, however the tenant has executed a lease estoppel indicating a lease commencement date of April 26, 2003 and expiration date of September 30, 2013. Accordingly, GMACCM included the minimum annual required rent amount of $129,029 when calculating the Total Underwritten Base Rent amount.


     Reserves. The mortgage loan requires monthly deposits of $41,667 into the TI/LC reserve account up to a cap of $2,000,000, provided the borrower maintains occupancy in excess of 85%. In addition, at origination, the borrower established a funded landlord obligation reserve account in the amount of (i) $250,000 for tenant improvement and leasing commissions existing at the date of origination relating solely to the lease between the borrower and Tommy Bahama Primm LLC as amended and (ii) $458,000 in connection with sums due VF Factory Outlet, Inc. under the lease between the borrower and VF Factory Outlet, Inc.

     The borrower is required to deposit monthly 1/12 of annual real estate taxes and insurance premiums into an escrow account (i.e., a monthly deposit of $50,150 and $14,039 respectively) and made initial deposits at origination of $50,150 and $28,079 into such account. The borrower is also required to fund a replacement cost reserve in the amount of $4,637 per month to be used for certain non-recurring types of costs and expenses.

     In addition, the borrower is required to establish a ground lease reserve at any time after (i) the continuance of an event of default under the mortgage or (ii) the borrower's failure to deliver on two or more occasions evidence of payment of the ground lease rent deposit.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available and required for similar properties in similar locales.

     Lockbox; Sweep of Excess Cash Flow. A soft lockbox is in place with respect to the Fashion Outlet of Las Vegas Loan. Prior to a "lockbox trigger event" (defined below), tenants are directed by the borrower to deposit all rents into a lender account, and those funds may be withdrawn by the borrower from time to time at the borrower's discretion. After a "lockbox trigger event", funds will be applied at the direction of the lender to fund the ground lease rent reserve, pay tax and insurance reserve, pay debt service, fund the replacement reserve account and other reserves, pay operating expenses in accordance with the approved budget, pay any other amounts due under the loan agreements and the balance, if any, shall be paid to the mezzanine lender (see "Mezzanine Loan" below). Notwithstanding the foregoing, if the "lockbox trigger event" arises due to an event of default under the Fashion Outlet of Las Vegas Loan, then the lender shall apply funds in such order, proportion and priority as the lender shall determine. A "lockbox trigger event" means an event of default has occurred under the Fashion Outlet of Las Vegas Loan or a default under the mezzanine loan has occurred (see "Mezzanine Loan" below).

     Mezzanine Loan. A mezzanine loan in the approximate initial principal amount of $4,000,000 (the "Mezzanine Loan") was made by GMACCM (the "Mezzanine Lender") to Talisman LV Fashion LLC (the "Mezzanine Borrower"). The mezzanine loan is secured by a pledge of 100% of the equity held by the Mezzanine Borrower in the borrower and two additional subsidiaries of the Mezzanine Borrower. The maturity date of the mezzanine loan is July 1, 2008. Interest accrues on the outstanding balance of the mezzanine loan at the greater of (a) a floating rate equal to 30-day LIBOR plus 7.00% or (b) 9.00%. The originator of the Fashion Outlet of Las Vegas Loan entered into an intercreditor agreement with the Mezzanine Lender which, among other things, (i) prohibits payments under the mezzanine loan during an event of default under the Fashion Outlet of Las Vegas Loan, (ii) generally prohibits the Mezzanine Lender from transferring the mezzanine loan other than to certain qualified transferees and (iii) prohibits exercising remedies against the Mezzanine Borrower without confirmation from each rating agency that such action will not result in a downgrade, withdrawal or qualification of the ratings of any of the offered certificates unless, among other things, the transferee of the title to the equity is a qualified transferee.

     Additional Debt. None permitted, except customary unsecured trade payables incurred in the ordinary course of owing and operating the Fashion Outlet of Las Vegas Property, not exceeding at any time 3% of the outstanding principal amount of the Fashion Outlet of Las Vegas Loan in the aggregate.

                               DDR PORTFOLIO LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                        ORIGINAL                            CUT-OFF DATE
                        --------                            ------------

  BALANCE:              $50,000,000(1)                      $49,643,753

  SHADOW RATING:        AA/AA- (Fitch/S&P)

  % OF POOL BY UPB:     3.85%

  ORIGINATION DATE:     March 11, 2003

  ORIGINATOR:           Archon Financial, L.P.

  COUPON:               4.410%

  INTEREST ACCRUAL:     Actual/360

  TERM:                 59 months

  AMORTIZATION:         Monthly amortization on a 25-year amortization schedule

  OWNERSHIP INTEREST:   Fee Simple

  PAYMENT DATE:         1st of the month

  MATURITY DATE:        March 1, 2008

  SPONSOR:              Developers Diversified Realty Corporation ("DDR")

  BORROWERS:            Ten individual Delaware limited liability companies.

  CALL PROTECTION/      Defeasance with U.S. Treasuries permitted at
  LOCKOUT:              the earlier of (a) third anniversary of the loan closing
                        date or (b) second anniversary of the date on which the entire DDR Whole Loan is securitized. Not prepayable until 90 days prior to maturity.

  CUT-OFF DATE LOAN
  PSF (1):              $51

  UP-FRONT RESERVES:    None

  ONGOING/SPRINGING     Springing reserves for taxes, insurance, TI/LC,
  RESERVES:             and replacement reserves(2)

  CASH MANAGEMENT:      Hard Lockbox

  ADDITIONAL SECURED/
  MEZZANINE DEBT:       None permitted

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET/PORTFOLIO:   Portfolio

  PROPERTY TYPE:            Anchored Retail

  PROPERTY LOCATION:        Various

  OCCUPANCY:                94%

  OCCUPANCY AS OF DATE:     June 2, 2003

  YEARS BUILT:              1988 -- 2000

  YEAR RENOVATED:           2003

  COLLATERAL:               The DDR portfolio consists of 10 anchored retail
                            centers located in eight states. Comprised in the aggregate of 2,906,333 square feet, 1,097,738 is anchor space and 1,808,595 is in-line space. The portfolio's tenant mix includes anchor tenants such as Wal-Mart, Sam's Club, Bed Bath & Beyond, Old
                            Navy, and Winn Dixie.

  PROPERTY                  Developers Diversified Realty Corporation,
  MANAGEMENT:               an affiliate of the Borrowers

  APPRAISED VALUE:          $248,000,000

  APPRAISAL VALUE DATES:    January 22, 2003 -- April 1, 2003

  CUT-OFF DATE LTV (1):     60.05%

  BALLOON LTV (1):          53.40%

  U/W NOI:                  $23,221,258

  U/W NCF:                  $21,719,054

  CURRENT ANNUAL
  DEBT SERVICE(1):          $9,913,256

  U/W NOI DSCR (1):         2.34x

  U/W NCF DSCR (1):         2.19x

--------------------------------------------------------------------------------

(1) The subject $50,000,000 loan represents a 33.3% pari passu interest in a $150,000,000 loan. All aggregate LTV, DSCR, debt service and loan PSF figures in this table are based on the total $150,000,000 financing.

(2)   See "Reserves" below.


     The Loan. The third largest loan (the "DDR Portfolio Loan"), representing approximately 3.85% of the initial pool balance, with a cut-off date principal balance of $49,643,753, is a approximately 5-year balloon loan that has a maturity date of March 1, 2008, and provides for monthly payments of principal and interest. The DDR Portfolio Loan is secured by a first priority mortgage, assignment of rents and leases, security agreement and fixture filings encumbering the borrowers' fee ownership interest in 10 shopping centers.

     The DDR Portfolio Loan is one of three pari passu mortgage loans totaling $150,000,000. The other mortgage loans secured by the DDR Properties (the "DDR Portfolio Companion Loans") are each pari passu in right of payment with the DDR Portfolio Loan. Each of the DDR Portfolio Companion Loans has an original principal balance of $50,000,000 and each has the same interest rate, maturity date and amortization term as the DDR Portfolio Loan.

     The Borrowers. The borrowers under the DDR Portfolio Loan, GS II Brook Highland LLC, GS II Jacksonville Regional LLC, GS II Green Ridge LLC, GS II Indian Hills LLC, GS II Big Oaks LLC, GS II Oxford Commons LLC, GS II University Centre LLC, GS II Uptown Solon LLC, GS II North Pointe LLC and GS II Meridian Crossroads, are each a Delaware limited liability company that is a special purpose entity sponsored by Developers Diversified Realty Corporation, an Ohio corporation. Developers Diversified Realty Corporation ("DDR") is a REIT based in Cleveland, Ohio that develops, acquires, operates, manages and invests in income-producing shopping centers nationwide.

     The Properties. The 10 properties securing the DDR Portfolio Loan (the "DDR Properties") are detailed as follows:

                                                   WHOLE LOAN              OCCUPANCY
                                                   ALLOCATED     SQUARE    (JUNE 2,
PROPERTY NAME         LOCATION                    LOAN AMOUNT     FEET       2003)   MAJOR TENANTS
-----------------------------------------------------------------------------------------------------------------------------------
MERIDIAN CROSSROADS   Meridian, Idaho            $ 26,500,000    431,430       99%   Shopko, Sportsman's Warehouse, Bed Bath &
                                                                                     Beyond
BROOK HIGHLAND PLAZA  Birmingham, Alabama          28,700,000    421,893       94%   Lowe's (ground lease), Winn-Dixie, Rhodes
JACKSONVILLE REGIONAL Jacksonville, Florida         7,000,000    219,735       91%   JC Penney, Winn-Dixie, Walgreen's
GREEN RIDGE SQUARE    Walker, Michigan              8,900,000    133,892       98%   TJ Maxx, Office Depot
INDIAN HILLS PLAZA    Mt. Pleasant, Michigan        8,200,000    248,963       92%   Wal-Mart, Kroger, Big Lots
BIG OAKS CROSSING     Tupelo, Mississippi          12,200,000    348,236      100%   Wal-Mart, Sam's Club, Goody's
OXFORD COMMONS        Durham. North Carolina        7,500,000    213,934       89%   Burlington Coat Factory, Food Lion
UNIVERSITY CENTRE     Wilmington, North Carolina   22,000,000    410,491       85%   Lowe's, Bed Bath & Beyond, Ross Dress for Less
UPTOWN SOLON          Solon, Ohio                  16,900,000    183,288      100%   Bed Bath & Beyond, Mustard Seed Market, Border
                                                                                     Books
NORTH POINTE PLAZA    North Charleston,            12,100,000    294,471       98%   Wal-Mart, Office Max
                      South Carolina
--------------------- -------------------------- ------------------------------------
PORTFOLIO TOTALS                                 $150,000,000  2,906,333       94%

     Major Tenant Summary. The following table shows pertinent information regarding the portfolio's ten largest tenants, based on annualized underwritten base rent, of the DDR Portfolio Loan:

----------------------------------------------------------------------------------------------------------------------------------
                                  TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
----------------------------------------------------------------------------------------------------------------------------------

                               CREDIT RATING                                            ANNUALIZED     % OF TOTAL
                                                                          ANNUALIZED   UNDERWRITTEN    ANNUALIZED
                              (FITCH/MOODY'S/    TENANT      % OF        UNDERWRITTEN    BASE RENT     UNDERWRITTEN      LEASE
TENANT NAME                         S&P)          NRSF       NRSF          BASE RENT    (PER NRSF)     BASE RENT(1)    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------
 1. WAL-MART                    AA/Aa2/AA
       North Pointe Plaza                       222,904        7.7%       $1,330,694      $  5.97           5.6%       8/25/2009
       Big Oaks                                 173,020        6.0           863,364         4.99           3.6        8/18/2012
       Indian Hills                             140,043        4.8           756,309         5.40           3.2       12/29/2009
                                                -------------------------------------------------------------------
       Total                                    535,967       18.4%       $2,950,367      $  5.50          12.4%
----------------------------------------------------------------------------------------------------------------------------------
 2. LOWE'S HOME CENTER            A/A3/A
       University Center                        125,357        4.3%       $  752,142      $  6.00           3.2%      10/31/2014
       Brook Highland(2)                        126,917        NA            725,000         5.71           3.1        2/25/2023
                                                -------------------------------------------------------------------
       Total                                    252,274        4.3   %.   $1,477,142      $  5.86           6.2%
----------------------------------------------------------------------------------------------------------------------------------
 3. BED BATH & BEYOND           NR/NR/BBB
       Uptown Solon                              40,000        1.4%       $  500,000      $ 12.50           2.1%       1/31/2009
       University Center                         30,405        1.0           364,860        12.00           1.5        1/31/2012
       Meridian Commons                          34,690        1.2           346,900        10.00           1.5        1/31/2011
                                                -------------------------------------------------------------------
       Total                                    105,095        3.6%       $1,211,760      $ 11.53           5.1%
----------------------------------------------------------------------------------------------------------------------------------
 4. ROSS DRESS FOR LESS         NR/NR/BBB
       University Center                         30,187        1.0%       $  332,057      $ 11.00           1.4%       1/31/2012
       Brook Highland                            30,187        1.0           316,964        10.50           1.3        2/10/2014
       Meridian Commons                          30,187        1.0           297,342         9.85           1.3        1/31/2012
                                                -------------------------------------------------------------------
       Total                                     90,561        3.1%       $  946,363      $ 10.45           4.0%
----------------------------------------------------------------------------------------------------------------------------------
 5. SHOPKO STORES, INC.          B/B2/BB-
       Meridian Commons                         109,783        3.8%          876,068      $  7.98           3.7%       2/28/2020
----------------------------------------------------------------------------------------------------------------------------------
 6. OLD NAVY(3)                BB-/Ba3/BB+
       Meridian Commons                          25,000        0.9%       $  250,000      $ 10.00           1.1%       9/30/2005
       University Center                         20,015        0.7           240,180        12.00           1.0       10/31/2006
       Uptown Solon                              17,000        0.6           238,000        14.00           1.0        7/31/2009
                                                -------------------------------------------------------------------
       Total                                     62,015        2.1%       $  728,180      $ 11.74           3.1%
----------------------------------------------------------------------------------------------------------------------------------
 7. GOODY'S                      NR/NR/NR
       University Center                         30,470        1.0%       $  219,689      $  7.21           0.9%      11/30/2005
       Brook Highland                            30,000        1.0           208,500         6.95           0.9       11/30/2004
       Big Oaks                                  27,000        0.9           175,500         6.50           0.7       12/31/2007
                                                -------------------------------------------------------------------
       Total                                     87,470        3.0%       $  603,689      $  6.90           2.5%
----------------------------------------------------------------------------------------------------------------------------------
 8. WINN DIXIE STORES           NR/Ba2/BB+
       Brook Highland                            44,000        1.5%       $  308,000      $  7.00           1.3%      11/20/2014
       Jacksonville Regional                     47,084        1.6           249,132         5.29           1.0        3/01/2009
                                                -------------------------------------------------------------------
       Total                                     91,084        3.1%       $  557,132      $  6.12           2.3%
----------------------------------------------------------------------------------------------------------------------------------
 9. MUSTARD SEED MARKET          NR/NR/NR
       Uptown Solon                              37,048        1.3%          550,163      $ 14.85           2.3%      12/31/2019
----------------------------------------------------------------------------------------------------------------------------------
10. SPORTSMAN'S WAREHOUSE        NR/NR/NR
       Meridian Commons                          45,866        1.6%          486,180      $ 10.60           2.0%       6/30/2015
----------------------------------------------------------------------------------------------------------------------------------

(1)   Underwritten Base Rent excludes vacant space.

(2) Lowe's Home Center located at Brook Highland Shopping Center is on a ground lease and is not included in "owned square feet".

(3)   Old Navy is a subsidiary of The Gap Inc. (NYSE: GPS)

     Lease Expiration. The following table shows the lease expiration schedule for the DDR Portfolio Loan:

----------------------------------------------------------------------------------------------------------------------
                                            LEASE EXPIRATION SCHEDULE(1)
----------------------------------------------------------------------------------------------------------------------
                                                                                         % OF TOTAL       ANNUALIZED
                                                        CUMULATIVE      ANNUALIZED       ANNUALIZED      UNDERWRITTEN
                              EXPIRING        % OF       OF TOTAL      UNDERWRITTEN     UNDERWRITTEN       BASE RENT
YEAR ENDING DECEMBER 31         NRSF          NRSF         NRSF        BASE RENT(2)     BASE RENT(2)     (PER NRSF)(2)
----------------------------------------------------------------------------------------------------------------------
 2003                           69,310         2.4%        69,310      $   978,935            4.1%           $14.12
 2004                          224,607         7.7        293,917        2,475,507           10.4             11.02
 2005                          295,826        10.2        589,743        3,072,014           12.9             10.38
 2006                           95,610         3.3        685,353        1,148,480            4.8             12.01
 2007                          319,929        11.0      1,005,282        2,221,611            9.4              6.94
 2008                           31,857         1.1      1,037,139          418,759            1.8             13.14
 2009                          508,178        17.5      1,545,317        3,570,965           15.0              7.03
 2010                           71,492         2.5      1,616,809          585,092            2.5              8.18
 2011                          158,550         5.5      1,775,359        1,349,457            5.7              8.51
 2012                          436,955        15.0      2,212,314        3,035,492           12.8              6.95
 2013                           13,500         0.5      2,225,814          172,125            0.7             12.75
 2014                          241,710         8.3      2,467,524        1,863,117            7.8              7.71
 2015                           45,866         1.6      2,513,390          486,180            2.0             10.60
 2016 & Thereafter             224,676         7.7      2,738,066        2,382,401           10.0             10.60
 Vacant                        168,267         5.8      2,906,333                0            0.0              0.00
----------------------------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVG.             2,906,333       100.0%                    $23,760,135          100.0%           $ 8.18
----------------------------------------------------------------------------------------------------------------------

(1) Lease expiration schedule does not include the non-owned Lowe's at Brook Highland Plaza U/W Base Rent (Ground Lease of 126,917 NRSF, paying $725,000 per year, expiring in 2023) or the non-owned AC Moore, at North Pointe Plaza U/W Base Rent (consists of a sublease -- 26,050 NRSF, paying $216,996 per year, expiring in 2011).

(2)   Underwritten Base Rent excludes vacant space.


     Reserves. Springing reserves for taxes, insurance, tenant improvements and leasing commissions and replacement reserves are required monthly (a) upon the occurrence of an event of default under the DDR Portfolio Loan, (b) if the long-term senior unsecured credit rating of DDR (or any other entity which controls a borrower) falls below BBB- (as rated by Standard & Poor's) or Baa3 (as rated by Moody's), or (c) if the debt service at the end of the last two consecutive fiscal quarters for the preceding 12 month period is less than or equal to 1.20x.

     Insurance Requirements. Each borrower is required to maintain comprehensive all risk insurance equal to 100% of the full replacement cost of the properties, including, but not limited to, coverage for terrorism and acts of terrorism.

     Lockbox; Sweep of Excess Cash Flow. At origination the borrowers were required to establish a lockbox into which the borrowers are required to deposit, or cause to be deposited, all rents and other revenue from the DDR Properties. Funds will be distributed daily to the borrowers; provided, however, that (1) upon the occurrence and during the continuation of an event of default under the DDR Portfolio Loan or (2) the debt service coverage ratio for the preceding 12-month period is less than 1.10x until the debt service coverage ratio at the end of the last two consecutive fiscal quarters for the preceding 12-month period is at least 1.15x (a "DDR Cash Trap Period"), all amounts on deposit in the lockbox account will be used to pay any required escrows and reserves, and other amounts due under the DDR Portfolio Loan and any remaining funds will be deposited into a low DSCR reserve until the end of the DDR Cash Trap Period.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except for unsecured trade payables customarily paid within 60 days of incurrence which are incurred in the ordinary course of the borrowers' ownership and operation of the properties, in amounts not exceeding 2% of the outstanding principal balance of the DDR Portfolio Loan and each DDR Portfolio Companion Loan.

     Release of Parcels. At any time that the borrower may fully defease the DDR Portfolio Loan, the borrower may also obtain a release of one or more of the properties securing the DDR Portfolio Loan and the DDR Portfolio Companion Loans in connection with a partial defeasance of the DDR Portfolio Loan and the DDR Portfolio Companion Loans equal to the sum of 125% of the allocated loan amount for such property. The borrower must satisfy various other conditions in connection with the partial defeasance, including delivery of legal opinions, delivery of written confirmation from the Rating Agencies that such defeasance will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of Certificates and that the debt service coverage ratio of the remaining properties is at no less than the greater of the actual debt service coverage ratio for the preceding 12-month period and 1.62x, the debt service coverage ratio as of the origination date.

                              BOULEVARD MALL LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                        ORIGINAL                             CUT-OFF DATE
                        --------                             ------------

  BALANCE:              $48,728,500(1)                       $48,667,436

  SHADOW RATING:        AAA/AAA (Fitch/S&P)

  % OF POOL BY UPB:     3.77 %

  ORIGINATION DATE:     June 13, 2003

  ORIGINATOR:           GACC

  COUPON:               4.27375%

  INTEREST ACCRUAL:     Actual/360

  TERM:                 120 months

  AMORTIZATION:         Monthly amortization on a 30-year amortization schedule

  OWNERSHIP INTEREST:   Fee Simple

  PAYMENT DATE:         1st of the month

  MATURITY DATE:        July 1, 2013

  SPONSOR:              General Growth Properties Inc.

  BORROWER:             Boulevard Associates

  CALL                  Defeasance permitted 2 years from the date of
  PROTECTION/LOCKOUT:   securitization with U.S. Government Obligations. Not
                        prepayable until 3 months prior to maturity.

  CUT-OFF DATE LOAN
  PSF(1):               $166

  UP-FRONT RESERVES:    Taxes: $95,372

  ONGOING/SPRINGING     Reserves for taxes. Springing reserves for replacements,
  RESERVES:             insurance and tenant improvements/ leasing costs.(2)

  CASH MANAGEMENT:      Soft Lockbox

  PARI PASSU DEBT:      $48,667,436 A-1 Note, shadow rated AAA/AAA (Fitch/S&P),
                        held outside the trust.

  ADDITIONAL SECURED/   $22,514,750 B Note, shadow
  MEZZANINE DEBT:       rated BBB-/BBB (Fitch/S&P).

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET/PORTFOLIO:   Single Asset

  PROPERTY TYPE:            Anchored Retail

  PROPERTY LOCATION:        Las Vegas, Nevada

  OCCUPANCY:                93%

  OCCUPANCY AS OF DATE:     June 11, 2003

  YEAR BUILT:               1968

  YEARS RENOVATED:          1992

  COLLATERAL:               The collateral consists of a single-level enclosed
                            super-regional mall which contains 1,187,953 SF (of which 587,170 SF are included in the collateral) of in-line and anchor space.

  PROPERTY                  General Growth Properties, Inc., an affiliate
  MANAGEMENT:               of the borrower

  APPRAISED VALUE:          $185,000,000

  APPRAISED VALUE DATE:     May 20, 2003

  CUT-OFF DATE LTV(1):      52.61%

  BALLOON LTV(1):           42.26%

  U/W NOI:                  $16,508,301

  U/W NCF:                  $16,019,559

  CURRENT ANNUAL
  DEBT SERVICE(1):          $5,769,430

  U/W NOI DSCR(1):          2.86x

  U/W NCF DSCR(1):          2.78x

--------------------------------------------------------------------------------


(1) The subject $48,728,500 loan represents the A-2 note in a $120,000,000 loan. An A-1 note (with an original loan amount of $48,728,500) is pari passu with the A-2 note; a B note (with an original loan amount of $22,543,000) is subordinate to the A-1 note and the A-2 note. The A-1 note and the B note are not included in the trust. All cut-off date Loan PSF, LTV and DSCR numbers are based on the combined balance of the A-1 note and the A-2 note.

(2)   See "Reserves" below.


     The Loan. The fourth largest loan (the "Boulevard Mall Loan"), representing approximately 3.77% of the initial pool balance, with a cut-off date principal balance of $48,667,436, is a ten year balloon loan that has a maturity date of July 1, 2013, and provides for monthly payments of principal and interest. The Boulevard Mall Loan is secured by, among other things deed of trust, security agreement, assignment of leases and rents and financing statement encumbering the borrower's fee ownership interest in the Boulevard Mall Property.

     The Boulevard Mall Loan is one of two pari passu loans totaling $97,457,000. The other mortgage loan secured by the Boulevard Mall Property is pari passu in right of payment to the Boulevard Mall Loan (such other loan is referred to in this prospectus supplement as the "Boulevard Mall Companion Loan"). The Boulevard Mall Companion Loan has an original balance of $48,728,500 and the same interest rate, maturity date and amortization term as the Boulevard Mall Loan. Only the Boulevard Mall Loan is included in the trust. In addition, a subordinate mortgage loan (such loan is referred to in this prospectus supplement as the "Boulevard Mall B Note" and together with the Boulevard Mall Loan and the Boulevard Mall

Companion Loan, the "Boulevard Mall Whole Loan"), which will not be included in the trust, is also secured by the Boulevard Mall Property. The Boulevard Mall Whole Loan is serviced pursuant to the GE Series 2003-C2 Pooling and Servicing Agreement and therefore the GE Series 2003-C2 Master Servicer will remit collections on the Boulevard Mall Loan, but will only make servicing advances and not monthly P&I advances on the Boulevard Mall Loan. The master servicer will make P&I advances on the Boulevard Mall Loan. See "Description of the Mortgage Loans--Significant Mortgage Loans--The Boulevard Mall Whole Loan" and "Servicing of the Mortgage Loans--Servicing of the Boulevard Mall Whole Loan."

     The Borrower. The borrower under the Boulevard Mall Loan, Boulevard Associates, is a Nevada general partnership that is a special purpose, bankruptcy remote entity, sponsored by General Growth Properties, Inc.

     The Property. The property securing the Boulevard Mall Loan (the "Boulevard Mall Property") consists of approximately 587,170 NRSF of retail space (comprised of 330,415 NRSF of in-line space and out-parcel space and a 192,520 NRSF anchor pad leased to J.C. Penney), comprising a portion of a regional shopping mall, located approximately two miles away from the "Strip" in Las Vegas, Nevada. The Boulevard Mall Property was constructed in 1968 and renovated in 1992. The overall Boulevard Mall (including areas not included in the Boulevard Mall Loan collateral) is approximately 1,187,953 NRSF and is anchored by Sears, Dillard's, J.C. Penney and Macy's. J.C. Penney is the only anchor tenant that is part of the Boulevard Mall Loan collateral.

     Major Tenant Summary. The following table shows certain information regarding the ten largest tenants based on annualized underwritten base rent, of the Boulevard Mall Property:


------------------------------------------------------------------------------------------------------------------------------
                               TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
------------------------------------------------------------------------------------------------------------------------------
                                                                                   ANNUALIZED
                                                                     ANNUALIZED   UNDERWRITTEN   % OF TOTAL
                                 CREDIT RATING      TENANT   % OF   UNDERWRITTEN    BASE RENT   UNDERWRITTEN
            TENANT NAME      (FITCH/ MOODY'S/ S&P)   NRSF    NRSF     BASE RENT    PER NRSF(1)  BASE RENT(1)  LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------
 1   Express(2)                   NR/Baa1/BBB+      14,214    2.4%   $  298,500     $ 21.00          2.5%         1/31/2008
 2   Charlotte Russe                NR/NR/NR         7,500    1.3       249,996       33.33          2.1          1/31/2005
 3   Panda Express                  NR/NR/NR           821    0.1       240,000      292.33          2.0         12/31/2012
 4   Wet Seal                       NR/NR/NR         5,938    1.0       231,108       38.92          1.9          8/31/2004
 5   Rampage                        NR/NR/NR         6,239    1.1       215,244       34.50          1.8          1/31/2012
 6   Forever 21                     NR/NR/NR         6,094    1.0       201,108       33.00          1.7          1/31/2010
 7   Lane Bryant(3)                NR/Ba3/BB-        7,607    1.3       190,176       25.00          1.6          1/31/2006
 8   Anchor Blue                    NR/NR/NR         6,214    1.1       186,420       30.00          1.6          1/31/2007
 9   Zales Jewelers(4)            NR/Ba1/BBB-        1,628    0.3       185,004      113.64          1.5          1/31/2011
 10  Ulta3 Cosmetics & Salon        NR/NR/NR         9,424    1.6       180,941       19.20          1.5         12/31/2006
------------------------------------------------------------------------------------------------------------------------------
      TOTAL/WTD. AVG.                               65,679   11.2%   $2,178,497     $ 33.17         18.2%
------------------------------------------------------------------------------------------------------------------------------

(1)   Underwritten Base Rent excludes vacant space.

(2) Express, Victoria's Secret and Lerner New York are operated by the parent company Limited Brands (NYSE: LTD).

(3)   Lane Bryant is a subsidiary of Charming Shoppes, Inc. (NYSE: CHRS).

(4)   Zales Jewelers retail stores are operated by the Zale Corporation (NYSE:
      ZLC).

     Lease Expiration. The following table shows the lease expiration schedule for the Boulevard Mall Property:


-------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   ANNUALIZED
                                                                              ANNUALIZED      % OF ANNUALIZED     UNDERWRITTEN
                                                 % OF      CUMULATIVE OF     UNDERWRITTEN       UNDERWRITTEN        BASE RENT
YEAR ENDING DECEMBER 31      EXPIRING NRSF       NRSF        TOTAL NRSF      BASE RENT(1)       BASE RENT(1)      (PER NRSF)(1)
-------------------------------------------------------------------------------------------------------------------------------
 2003                            26,096           4.4%         26,096        $   883,356             7.4%           $  33.85
 2004                            55,228           9.4          81,324          1,130,976             9.4               20.48
 2005                            38,404           6.5         119,728          1,289,088            10.7               33.57
 2006                           230,170          39.2         349,898          1,194,677            10.0                5.19
 2007                            28,618           4.9         378,516            415,632             3.5               14.52
 2008                            16,949           2.9         395,465            499,956             4.2               29.50
 2009                             7,061           1.2         402,526            323,940             2.7               45.88
 2010                            62,741          10.7         465,267          2,086,926            17.4               33.26
 2011                            14,599           2.5         479,866            780,828             6.5               53.49
 2012                            29,939           5.1         509,805          1,410,408            11.8               47.11
 2013                            25,926           4.4         535,731          1,638,624            13.7               63.20
 2014                             8,233           1.4         543,964            337,732             2.8               41.02
 2015                                 0           0.0         543,964                  0             0.0                0.00
 2016 & Thereafter                    0           0.0         543,964                  0             0.0                0.00
 Vacant                          43,206           7.4         587,170                  0             0.0                0.00
-------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVG.                587,170         100.0%                       $11,992,143           100.0%           $  20.42
-------------------------------------------------------------------------------------------------------------------------------

(1)   Underwritten Base Rent excludes vacant space.


     Reserves. At origination, the borrower was required to make an initial deposit into a tax reserve in the amount of $95,372. The mortgage loan requires monthly deposits in the amount of 1/12 of annual estimated taxes.

     If the debt service coverage ratio for the preceding 12-months (using an assumed loan constant of 8.50%) is less than 1.25x or an event of default has occurred and is continuing, then, the borrower is required to make monthly payments (a) of $14,664 (capped at $175,969) for the purpose of replacements and repairs, and (b) $32,837 (capped at $394,044) for the purpose of tenant improvement allowances and leasing commissions. In addition, if an event of default has occurred and is continuing, then, the borrower is required to make a monthly payment equal to 1/12 of the annual insurance premiums into an insurance reserve.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism provided that the Terrorism Risk Insurance Act of 2002 ("TRIA") or a similar statute is in effect. If TRIA or a similar statute is not in effect, then the borrower is required to obtain terrorism insurance provided that terrorism insurance is commercially available.

     Lockbox; Sweep of Excess Cash Flow. A soft lockbox is in place with respect to the Boulevard Mall Loan. At any time that the springing reserves described above are not in effect, funds in the lockbox account will be automatically disbursed to the borrower daily. At any time that the springing reserves outlined above are in effect, funds in the lockbox account will be used to pay any required reserves, other amounts due under the Boulevard Mall Loan and budgeted operating expenses prior to being remitted to the borrower (unless an event of default is continuing, in which case all excess funds will be held as additional collateral for the Boulevard Mall Loan).

     Mezzanine Loan. None permitted.

     Additional Debt. The Boulevard Mall Property also secures the Boulevard Mall B Note. The Boulevard Mall B Note has an original balance of $22,543,000, and matures on July 1, 2013. The Boulevard Mall B Note will not be included in the trust. See "Description of the Mortgage Loans--Significant Mortgage Loans--The Boulevard Mall Whole Loan." No additional debt is permitted, except
(i) trade payables, (ii) amounts payable in connection with tenant improvements, leasing commissions and debt incurred in the financing of equipment or other personal property used on the Boulevard Mall Property not to exceed $6,000,000 in the aggregate and (iii) unsecured obligations in respect of alterations and capital expenditures, not to exceed $9,000,000 in the aggregate.

                                 GENEVA COMMONS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                        ORIGINAL                     CUT-OFF DATE
                        --------                     ------------

  BALANCE:              $48,000,000(1)               $47,861,181

  % OF POOL BY UPB:     3.71%

  ORIGINATION DATE:     April 14, 2003

  ORIGINATOR:           Archon Financial, L.P.

  COUPON:               5.650%

  INTEREST ACCRUAL:     Actual/360

  TERM:                 120 months

  AMORTIZATION:         Monthly amortization on a 30-year amortization schedule

  OWNERSHIP INTEREST:   Fee Simple

  PAYMENT DATE:         1st of the month

  MATURITY DATE:        May 1, 2013

  SPONSOR:              JRA Family Limited Liability Company

  BORROWER:             Geneva Retail Company, LLC, an Illinois limited
                        liability company.

  CALL                  Defeasance with U.S. Treasuries permitted at the
  PROTECTION/LOCKOUT:   earlier of (a) April 14, 2007 and (b) 2 years after the
                        last date of securitization of the Geneva Commons whole loan. Not prepayable until 3 months prior to maturity.

  CUT-OFF DATE LOAN
  PSF:(1)               $185

  UP-FRONT RESERVES:    Taxes: LOC(2)
                        Insurance: $46,257
                        Replacement Reserves: $3,414
                        TI/LCs: $20,833

  ONGOING/SPRINGING     Ongoing reserves for taxes (LOC), insurance,
  RESERVES:             replacement reserves, and TI/LCs (2)

  CASH MANAGEMENT:      Springing Lockbox(3)

  ADDITIONAL SECURED/   $4,000,000 Mezzanine Loan
  MEZZANINE DEBT:       $1,526,612 Sales Tax Reimbursement Loan
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET/PORTFOLIO:   Single Asset

  PROPERTY TYPE:            Anchored Retail

  PROPERTY LOCATION:        Geneva, Illinois

  OCCUPANCY:                94%

  OCCUPANCY AS OF DATE:     June 13, 2003

  YEAR BUILT:               2002-2003

  YEAR RENOVATED:           NAP

  COLLATERAL:               Geneva Commons is a 409,911 SF open-air shopping
                            center consisting of 9 buildings, including 2 outparcel restaurants under construction. The center is anchored by Galyans and Barnes & Noble, and includes other retailers such as Pottery Barn, Abercrombie & Fitch, Victoria's Secret, Lane Bryant,
                            Ann Taylor, Banana Republic, Williams-Sonoma, and
                            Gap/Gap Kids.

  PROPERTY MANAGEMENT:      Jeffrey R. Anderson Real Estate, Inc., an affiliate
                            of the sponsor

  APPRAISED VALUE:          $93,400,000

  APPRAISAL VALUE DATE:     February 15, 2003

  CUT-OFF DATE LTV: (1)     79.31%

  BALLOON LTV: (1)          68.31%

  U/W NOI:                  $7,959,749

  U/W NCF:                  $7,665,571

  CURRENT ANNUAL
  DEBT SERVICE: (1)         $5,146,634

  U/W NOI DSCR: (1)         1.55x

  U/W NCF DSCR: (1)         1.49x

--------------------------------------------------------------------------------

(1) The subject $48,000,000 A-1 Note represents a 63.16% pari passu interest in a $76,000,000 loan. All LTV, DSCR, debt service and loan PSF figures in this table are based on the total $76,000,000 financing, net of the $1,700,000 earnout.

(2)   See "Reserves" below.

(3)   See "Lockbox" below.


     The Loan. The fifth largest loan (the "Geneva Commons Loan"), representing approximately 3.71% of the initial pool balance, with a cut-off date principal balance of $47,861,181, is a 10-year balloon loan that has a maturity date of May 1, 2013, and provides for monthly payments of principal and interest. The Geneva Commons Loan is secured by a first priority mortgage, assignment of rents, security agreement and fixture filings encumbering the borrower's fee ownership interest in the Geneva Commons Property.

     The Geneva Commons Loan is one of two pari passu mortgage loans totaling $76,000,000. The other mortgage loan secured by the Geneva Commons Property (the "Geneva Commons Companion Loan") is pari passu in right of payment with the Geneva Commons Loan. The Geneva Commons Companion Loan has an original principal balance of $28,000,000, and has the same interest rate, maturity date and amortization term as the Geneva Commons Loan.

     The Borrower. The borrower under the Geneva Commons Loan, Geneva Retail Company, LLC, is an Illinois limited liability company that is a special purpose entity sponsored by JRA Family Limited Liability Company, a limited liability company.

     The Property. The property securing the Geneva Commons Loan (the "Geneva Commons Property"), located outside Chicago in the Village of Geneva, Illinois, consists of a 409,911 SF, one-level open-air shopping center with the following two distinct components: (1) a row or strip component housing the traditional retailers, and (2) a cluster component accommodating all of the restaurants. The property is situated on approximately 40 acres and contains 1,910 surface parking spaces.

     Major Tenant Summary. The following table shows certain information regarding the ten largest tenants, based on annualized underwritten base rent, of the Geneva Commons Property:


----------------------------------------------------------------------------------------------------------------------------------
                                     TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
----------------------------------------------------------------------------------------------------------------------------------
                                                                                           ANNUALIZED     % OF TOTAL
                                                                            ANNUALIZED    UNDERWRITTEN    ANNUALIZED
                                   CREDIT RATING      TENANT      % OF     UNDERWRITTEN     BASE RENT    UNDERWRITTEN     LEASE
          TENANT NAME          (FITCH/MOODY'S /S&P)    NRSF       NRSF       BASE RENT     (PER NRSF)    BASE RENT(1)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------
  1. Galyans                         NR/NR/NR         84,000      20.5%     $  756,000        $ 9.00          8.8%      01/01/2018
  2. Barnes & Noble                  NR/NR/BB         25,000       6.1         375,000         15.00          4.4       10/01/2012
  3. Anthropologie                   NR/NR/NR         10,012       2.4         270,324         27.00          3.1       11/01/2012
  4. Pottery Barn                    NR/NR/NR         10,200       2.5         224,400         22.00          2.6       01/01/2015
  5. Bombay Co.                      NR/NR/NR          8,650       2.1         216,250         25.00          2.5       01/01/2013
  6. Nick & Tony's Chophouse         NR/NR/NR          7,352       1.8         205,856         28.00          2.4       10/01/2017
  7. California Pizza Kitchen        NR/NR/NR          7,500       1.8         200,000         26.67          2.3       06/01/2023
  8. Coldwater Creek                 NR/NR/NR          6,675       1.6         196,245         29.40          2.3       10/01/2012
  9. Annabelle's                     NR/NR/NR          3,500       0.9         175,000         50.00          2.0       12/01/2012
 10. Red Star Tavern                 NR/NR/NR          6,078       1.5         170,184         28.00          2.0       10/01/2017
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVG.                                     168,967      41.2%     $2,789,259        $16.51         32.4%
----------------------------------------------------------------------------------------------------------------------------------


(1)   Underwritten Base Rent excludes vacant space.

     Lease Expiration. The following table shows the lease expiration schedule for the Geneva Commons Property:



--------------------------------------------------------------------------------------------------------------------
                                             LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------------------------------------------
                                                                                       % OF TOTAL       ANNUALIZED
                                                      CUMULATIVE      ANNUALIZED       ANNUALIZED      UNDERWRITTEN
                             EXPIRING       % OF       OF TOTAL      UNDERWRITTEN     UNDERWRITTEN       BASE RENT
YEAR ENDING DECEMBER 31        NRSF         NRSF         NRSF        BASE RENT(1)     BASE RENT(1)     (PER NRSF)(1)
--------------------------------------------------------------------------------------------------------------------
 2003                              0        0.0%              0       $        0            0.0%           $  0.00
 2004                              0        0.0               0                0            0.0               0.00
 2005                              0        0.0               0                0            0.0               0.00
 2006                              0        0.0               0                0            0.0               0.00
 2007                          8,096        2.0           8,096          302,384            3.5              37.35
 2008                         18,756        4.6          26,852          554,128            6.4              29.54
 2009                              0        0.0          26,852                0            0.0               0.0
 2010                              0        0.0          26,852                0            0.0               0.0
 2011                              0        0.0          26,852                0            0.0               0.0
 2012                        138,231       33.7         165,083        3,444,747           40.1              24.92
 2013                         92,705       22.6         257,788        2,466,269           28.7              26.60
 2014                          3,600        0.9         261,388           90,000            1.0              25.00
 2015                         15,692        3.8         277,080          350,716            4.1              22.35
 2016 & Thereafter           106,370       25.9         383,450        1,389,640           16.2              13.06
 Vacant                       26,461        6.5         409,911                0            0.0               0.00
---------------------------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVG.             409,911      100.0%                      $8,597,833          100.0%           $ 20.98
---------------------------------------------------------------------------------------------------------------------

(1)   Underwritten Base Rent excludes vacant space.


     Reserves. The borrower is required to make monthly deposits of $20,834 into a TI/LC ongoing reserve (the "Rollover Escrow Fund") as long as the Rollover Escrow Fund balance in the preceding month is less than $1,250,000. The lender is required to make a disbursement to the borrower from the Rollover Escrow Fund in connection with an expired lease or a lease terminated pursuant to an early termination option. In the event a lease is renewed and extended, the lender is obligated to make disbursements to the borrower from the Rollover Escrow Fund for expenses reasonably incurred by the borrower for renewed leases and replacement leases.

     Pursuant to the mortgage, the borrower is also required to make a monthly deposit of $3,414, one-twelfth of the amount estimated at origination to be due for replacements and repairs required to be made to the Geneva Commons Property during the calendar year, into a replacement escrow fund. In addition, the borrower has delivered to the lender an $861,000 letter-of-credit, naming the lender as beneficiary, in lieu of up-front and ongoing tax reserves and a $2,918,733 irrevocable standby letter of credit, naming the lender as beneficiary, which will be held by the lender to insure the availability of funds for deposit into a leasing escrow fund.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance in an amount equal to the full replacement cost of the properties, including, but not limited to, coverage for terrorism and acts of terrorism.

     Lockbox. The lockbox requirement is triggered if the DSCR drops below 1.10x. During a trigger period, the borrower may continue to collect rents but must deposit all rents or cause all rents to be deposited into the clearing account within 24 hours after collection. As long as a trigger period does not exist, the borrower will not be required to deposit or cause to be deposited any rents to the clearing account.

     Mezzanine Loan. A mezzanine loan in the original principal amount of $4,000,000 was made by The Huntington Real Estate Investment Company, an Ohio corporation (the "Mezzanine Lender") to the borrower. The mezzanine loan is secured by a pledge of all the membership interests in the borrower, pursuant to which the Mezzanine Lender was granted a first priority security interest in all of the membership interests of the borrower. The maturity date of the mezzanine loan is April 14, 2010. Interest accrues on the outstanding balance of the mezzanine loan at 8.5% per annum.

     Pursuant to the intercreditor agreement between the originator of the Geneva Commons Loan and the Mezzanine Lender, the mezzanine loan has been subordinated to the Geneva Commons Loan.

     Additional Debt. The borrower has existing debt in the form of the U.S. Bank Note and is permitted to incur unsecured trade payables and operational debt incurred in the financing of equipment and other personal property; provided that, in either case, that the debt is not more than 60 days past due and is incurred in the ordinary course of business. As of the origination date of the Geneva Commons Loan, the borrower had additional debt to U.S. Bank National Association evidenced by a promissory note dated as of December 5, 2002 in the original stated sum of $1,677,482 (the "U.S. Bank Note"). The U.S. Bank Note is secured by the borrower's right, title and interest in a sales tax reimbursement agreement between the borrower and the City of Geneva, Illinois. The U.S. Bank Note is paid directly from payments made by the City of Geneva for the benefit of the borrower under the sales tax reimbursement agreement and the amount to be paid borrower by the City of Geneva under the sales tax reimbursement agreement is exactly equal to the original principal amount of the U.S. Bank Note. The outstanding principal balance on the U.S. Bank Note as of the origination date was $1,526,612.

     Earnout. The borrower has delivered to the lender an irrevocable standby letter of credit, in the amount of $1,870,000, (consisting of a $1,700,000 earnout and a $170,000 prepayment penalty) naming the lender as beneficiary. The letter of credit has an initial expiration date of April 10, 2004 but is automatically renewable for successive periods of one year. At any time during the first 18 months the Geneva Commons Loan is outstanding, the borrower may request a stabilization review to reduce the letter of credit. Upon a stabilization review performed by the lender, the lender may draw on the letter of credit in an amount which does not cause (i) the loan-to-value ratio to exceed 80% or (ii) the actual debt service coverage ratio to be less than 1.30x or (iii) the stressed debt service coverage ratio (calculated as 10.09% of annual principal and interest payments on the outstanding principal balance of the Geneva Commons Loan) to be less than 1.04x. On November 1, 2004, the lender is required to draw down the letter of credit to reduce the principal balance of the Geneva Commons Loan, and such prepayment will be subject to a 10% prepayment penalty.

     Release of Parcels. The borrower may also obtain a partial release of the Geneva Commons Property with respect to an unimproved portion of the property that is not revenue producing. The borrower must satisfy various conditions in connection with the partial release, including the delivery of title endorsements and evidence that after the release the property will comply with all applicable zoning laws.

                        RIVER OAKS WEST APARTMENTS LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                         ORIGINAL                         CUT-OFF DATE
                         --------                         ------------

  BALANCE:               $46,500,000                      $46,500,000

  % OF POOL BY UPB:      3.60%

  ORIGINATION DATE:      July 16, 2003

  ORIGINATOR:            GMACCM

  COUPON:                5.530%

  INTEREST ACCRUAL:      Actual/360

  TERM: 120 months (unless a full defeasance shall occur, in which event the maturity date shall be accelerated by 4 months)

  AMORTIZATION:          Interest only through and including August 1,
                         2006; thereafter monthly amortization based on a 30-year amortization schedule

  OWNERSHIP INTEREST:    Fee simple

  PAYMENT DATE:          1st of the month

  MATURITY DATE:         August 1, 2013

  BORROWER:              River Oaks West Limited Partnership

  CALL                   Defeasance permitted 2 years from the date
  PROTECTION/LOCKOUT:    of securitization with U.S. government
                         securities. Not prepayable until 4 months prior to maturity.

  CUT-OFF DATE LOAN
  PER UNIT:              $110,714

  UP-FRONT RESERVES:     Insurance: $137,826

  ONGOING/SPRINGING      Tax, insurance and replacement
  RESERVES:              reserves(1)

  CASH MANAGEMENT:       None

  ADDITIONAL SECURED/
  MEZZANINE DEBT:        None permitted

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET/PORTFOLIO:   Single Asset

  PROPERTY TYPE:            Multifamily

  PROPERTY LOCATION:        Novi, Michigan

  OCCUPANCY:                88%

  OCCUPANCY AS OF DATE:     May 31, 2003

  YEAR BUILT:               1990-1991

  YEARS RENOVATED:          NAP

  COLLATERAL:               The collateral consists of a 420 unit multi-family
                            apartment complex containing 606,650 NRSF

  PROPERTY                  R.O. Management, Inc., an affiliate of the
  MANAGEMENT:               borrower.

  APPRAISED VALUE:          $58,500,000

  APPRAISED VALUE DATE:     April 14, 2003

  CUT-OFF DATE LTV:         79.49%

  BALLOON LTV:              71.16%

  U/W NOI:                  $4,590,726

  U/W NCF:                  $4,450,026

  CURRENT ANNUAL
  DEBT SERVICE:             $3,178,773

  U/W NOI DSCR:             1.44x

  U/W NCF DSCR:             1.40x

--------------------------------------------------------------------------------

(1)   See "Reserves" below


     The Loan. The sixth largest loan (the "River Oaks West Apartments Loan"), representing approximately 3.60% of the initial pool balance, with a cut-off date principal balance of $46,500,000, is a 10 year, fixed-rate, balloon loan that has a maturity date of August 1, 2013, and provides for monthly payments of principal and interest after an initial interest-only period of 36 months. The River Oaks West Apartments Loan is secured by, among other things mortgage, assignment of rents, security agreement, fixture filing etc, encumbering the borrower's fee ownership interest in the River Oaks West Apartments Property.

     The Borrower. The borrower under the River Oaks West Apartments Loan, River Oaks West Limited Partnership, is a Michigan limited partnership that is a special purpose, bankruptcy remote entity.

     The Property. The property securing the River Oaks West Apartments Loan (the "River Oaks West Apartments Property") consists of 33 two and one-half story buildings totaling 606,650 NRSF, which is split into 420 units, including 20 studio units, 84 one-bedroom units, 268 two-bedroom units and 48 three-bedroom units. The amenities at the River Oaks West Apartments Property include 895 parking spaces and a clubhouse including an exercise room, racquetball court, tanning salon, saunas, tennis courts and an indoor and outdoor swimming pool. The River Oaks West Apartments Property is located in Novi, Michigan, a suburb of Detroit.

     Reserves. The mortgage loan requires monthly deposits of $11,725 into the replacement reserve account for the term of the River Oaks West Apartments Loan, to cover certain non-recurring types of costs and expenses.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism in the amount of either $10,000,000 or the full insurable value of the Property, whichever has the lower cost, to the extent such terrorism insurance is available, but in no event will borrower be required to spend more than $40,000.

     Lockbox; Sweep of Excess Cash Flow. None required

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except trade payables and debt incurred in the financing of equipment or other personal property used on the River Oaks West Apartments Property.

     Release of Property. At any time that the borrower is permitted to fully defease the River Oaks West Apartments Loan, the borrower is also permitted to obtain a release of a portion of the River Oaks West Apartments Property in connection with a conversion of the released portion of the property to condominium ownership, by exercising a partial defeasance of the loan in an amount equal to the product of (x) a specified percentage of the outstanding principal balance of the River Oaks West Apartments Loan and (y) 110%. The borrower must satisfy various other conditions in connection with the partial defeasance, including, among other things, delivery of written confirmation from the Rating Agencies that such defeasance will not result in the downgrade, qualification or withdrawal of the then current ratings of the certificates and that, after giving effect to the partial release, the loan to value ratio for the remaining property is no more than 75%, and the debt service coverage ratio for the remaining property is equal to no less than the greater of (i) 1.35 and
(ii) the debt service coverage ratio applicable to the River Oaks West Apartments Loan for the entire property as of the day immediately preceding the partial release date.

                            180 MADISON AVENUE LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                        ORIGINAL                      CUT-OFF DATE
                        --------                      ------------

  BALANCE:              $45,000,000                   $45,000,000

  % OF POOL BY UPB:     3.49%

  ORIGINATION DATE:     July 18, 2003

  ORIGINATOR:           GACC

  COUPON:               4.570%

  INTEREST ACCRUAL:     Actual/360

  TERM:                 60 months

  AMORTIZATION:         Interest only until July, 2004, then monthly
                        amortization on a 30-year schedule

  OWNERSHIP INTEREST:   Fee simple

  PAYMENT DATE:         1st of the month

  MATURITY DATE:        August 1, 2008

  SPONSOR:              SL Green Realty Corp. and Morgan Stanley
                        Real Estate Funds

  BORROWER:             New Green 180 Madison LLC

  CALL                  Defeasance permitted 2 years from the date
  PROTECTION/LOCKOUT:   of securitization with U.S. Treasuries. Not
                        prepayable until 3 months prior to maturity.

  CUT-OFF DATE LOAN
  PSF:                  $176

  UP-FRONT RESERVES:    Reserves for taxes and insurance: $496,117
                        Tenant improvements/leasing commissions: $500,000
                        Repair & remediation: $27,031

  ONGOING/SPRINGING     Reserves for taxes, insurance, tenant
  RESERVES:             improvements/leasing commissions and
                        replacements.

  CASH MANAGEMENT:      Soft Lockbox

  ADDITIONAL SECURED/   Mezzanine debt permitted
  MEZZANINE DEBT:       upon certain conditions.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET/PORTFOLIO:   Single Asset

  PROPERTY TYPE:            Office

  PROPERTY LOCATION:        New York, New York

  OCCUPANCY:                87%

  OCCUPANCY AS OF DATE:     July 15, 2003

  YEAR BUILT:               1927

  YEARS RENOVATED:          2002

  COLLATERAL:               The collateral is a 24-story (plus basement) office
                            building consisting of approximately 255,464 sf.

  PROPERTY
  MANAGEMENT:               SL Green Management Corp.

  APPRAISED VALUE:          $60,300,000

  APPRAISED VALUE DATE:     June 3, 2003

  CUT-OFF DATE LTV:         74.63%

  BALLOON LTV:              69.63%

  U/W NOI:                  $4,015,416

  U/W NCF:                  $3,619,950

  CURRENT ANNUAL
  DEBT SERVICE:             $2,758,606

  U/W NOI DSCR:             1.46x

  U/W NCF DSCR:             1.31x

--------------------------------------------------------------------------------


     The Loan. The seventh largest loan (the "180 Madison Avenue Loan"), representing approximately 3.49% of the initial pool balance, with a cut-off date principal balance of $45,000,000, is a five year balloon loan that has a maturity date of August 1, 2008, and provides for monthly payments of interest only until July 2004 and monthly payments of principal and interest thereafter. The 180 Madison Avenue Loan is secured by, among other things, an amended, restated and consolidated mortgage and security agreement, encumbering the borrower's fee ownership interest in the 180 Madison Avenue Property.

     The Borrower. The borrower under the 180 Madison Avenue Loan, New Green 180 Madison LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity, sponsored by SL Green Realty Corp. and the Morgan Stanley Real Estate Funds.

     The Property. The property securing the 180 Madison Avenue Loan (the "180 Madison Avenue Property") consists of a 24-story office tower containing approximately 255,464 NRSF of office space, located at the southwest corner of Madison Avenue and 34th Street in Midtown Manhattan, New York City. The 180 Madison Avenue Property was constructed in 1927 and was renovated in 2002.

     Major Tenant Summary. The following table shows certain information regarding the ten largest tenants based on annualized underwritten base rent, of the 180 Madison Avenue Property.

------------------------------------------------------------------------------------------------------------------------------------
                                TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    ANNUALIZED
                                                                       ANNUALIZED  UNDERWRITTEN  % OF TOTAL
                                       CREDIT RATING     TENANT % OF  UNDERWRITTEN   BASE RENT  UNDERWRITTEN
               TENANT NAME         (FITCH/MOODY'S/ S&P)   NRSF  NRSF    BASE RENT    PER NRSF   BASE RENT(1)     LEASE EXPIRATION
    ------------------------------ -------------------- ------- ----- ------------ ------------ ------------ -----------------------
 1. Kellwood Company(2)                 NR/Ba1/BBB-      20,330  8.0%  $  634,895    $  31.23        9.4%       2/28/07 -- 3/31/08
 2. Riviera Trading, Inc.(3)             NR/NR/NR        10,548  4.1      397,777       37.71        5.9     11/30/2003 -- 9/30/2011
 3. International Intimates, Inc.(4)     NR/NR/NR        13,799  5.4      394,283       28.57        5.8            6/30/2006
 4. St. Eve International, Inc.(5)       NR/NR/NR        11,171  4.4      366,590       32.82        5.4            4/30/2005
 5. The Natori Company, Inc.(6)          NR/NR/NR        17,523  6.9      354,340       20.22        5.2      4/30/2008 -- 5/31/2008
 6. Vandale Industries                   NR/NR/NR        14,373  5.6      350,465       24.38        5.2            5/31/2008
 7. Age Group, Ltd.                      NR/NR/NR         9,788  3.8      308,517       31.52        4.5            4/30/2009
 8. J.W.E. Silk, Inc.(7)                 NR/NR/NR        10,391  4.1      280,725       27.02        4.1            2/28/2005
 9. Ariela-Alpha                         NR/NR/NR         8,498  3.3      271,341       31.93        4.0            12/31/2003
10. Borghese, Inc.(8)                    NR/NR/NR         5,534  2.2      213,325       38.55        3.1            4/30/2005
------------------------------------------------------------------------------------------------------------------------------------
    TOTAL/WTD. AVG.                                     121,955 47.7%  $3,572,259    $  29.29       52.7%
------------------------------------------------------------------------------------------------------------------------------------

1    Underwritten Base Rent excludes vacant space.

2 Kelwood company has three leases of 11,434 SF, 6,187 SF and 2,709. The rent/sf is a weighted average calculation of the three leases.

3 Riviera Trading, Inc. has two leases of 9,893 SF and 655 SF. The rent/sf is a weighted average calculation of the two leases.

4 International Intimates, Inc. has two leases of 11,486 SF and 2,313 SF. The rent/sf is a weighted average calculation of the two leases.

5 St. Eve International, Inc. has two leases of 8,729 SF and 2,442 SF. The rent/sf is a weighted average calculation of the two leases.

6 The Natori company has three leases of 11,130 SF, 5,589 SF and 804 SF. The rent/sf is a weighted average calculation of the three leases.

7 J.W.E. Silk, Inc. has two leases of 9,379 SF and 1,012 SF. The rent/sf is a weighted average calculation of the two leases.

8 Borghese, Inc. has two leases of 4,659 SF and 875 SF. The rent/sf is a weighted average calculation of the two leases.


     Lease Expiration. The following table shows the lease expiration schedule for the 180 Madison Avenue Property:


--------------------------------------------------------------------------------------------------------------------------
                                                LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------------------------------------------------
                                                                                                              ANNUALIZED
                                                                            ANNUALIZED       % OF TOTAL      UNDERWRITTEN
                                                 % OF       CUMULATIVE     UNDERWRITTEN     UNDERWRITTEN       BASE RENT
YEAR ENDING DECEMBER 31      EXPIRING NRSF       NRSF       TOTAL NRSF     BASE RENT(1)     BASE RENT(1)     (PER NRSF)(1)
--------------------------------------------------------------------------------------------------------------------------
 2003                            34,812           13.6%        34,812       $  724,438           10.7%         $  20.81
 2004                            15,772            6.2         50,584          431,195            6.4             27.34
 2005                            40,351           15.8         90,935        1,361,656           20.1             33.75
 2006                            29,466           11.5        120,401        1,023,805           15.1             34.75
 2007                            30,576           12.0        150,977        1,054,379           15.5             34.48
 2008                            44,187           17.3        195,164        1,153,302           17.0             26.10
 2009                             9,788            3.8        204,952          308,517            4.5             31.52
 2010                                 0            0.0        204,952                0            0.0              0.00
 2011                             9,893            3.9        214,845          385,332            5.7             38.95
 2012                                 0            0.0        214,845                0            0.0              0.00
 2013                                 0            0.0        214,845                0            0.0              0.00
 2014                             6,211            2.4        221,056          339,960            5.0             54.74
 2015                                 0            0.0        221,056                0            0.0              0.00
 2016 & Thereafter                    0            0.0        221,056                0            0.0              0.00
 Vacant                          34,412           13.5        255,468                0            0.0              0.00
--------------------------------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVG.                255,468          100.0%                     $6,782,584          100.0%         $  26.55
--------------------------------------------------------------------------------------------------------------------------

1    Underwritten Base Rent excludes vacant space.

     Reserves. At origination, the borrower was required to make an initial deposit into a tenant improvement allowances and leasing commissions reserve in the amount of $500,000. The 180 Madison Avenue Loan requires monthly deposits of $28,740 into that reserve account. In addition, the borrower funded a repair and remediation reserve in the amount of $27,031 to address certain items of deferred maintenance that the borrower agreed to complete within twelve months after origination of the 180 Madison Avenue Loan.

     The borrower is required to deposit the amount of 1/12 of upcoming annual real estate taxes and assessments per month into a taxes reserve and the amount of 1/12 of annual insurance premiums per month into an insurance reserve. The borrower is required to deposit the amount of $4,258 per month into a capital improvements reserve for the purpose of replacements and repairs.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available.

     Lockbox; Sweep of Excess Cash Flow. A soft lockbox is in place with respect to the 180 Madison Avenue Loan. The lockbox will convert to a hard lockbox upon the occurrence of an event of default under the 180 Madison Avenue Loan. While the hard lockbox is in effect, funds in the lockbox account will be used to pay any required reserves, other amounts due under the 180 Madison Avenue Loan, cash operating expenses and other extraordinary expenses approved by the mortgage lender prior to being remitted to the borrower (unless an event of default is continuing, in which case all excess funds shall be held as additional collateral for the 180 Madison Avenue Loan).

     Mezzanine Loan. Upon the consummation of an approved sale of the 180 Madison Avenue Property, the members or the partners of the buyer of the 180 Madison Avenue Property may incur mezzanine debt from SL Realty Green Corp., any of its affiliates, or any institutional lender acceptable to any applicable rating agency, provided certain conditions are met, including that: (i) the security granted in connection with the mezzanine debt shall only consist of a pledge of the ownership interests of the buyer or such other applicable entity and the mezzanine debt structure shall be acceptable to lender of the mortgage loan, (ii) the mezzanine loan and the mortgage loan have a combined debt service coverage ratio on the date that the mezzanine debt is incurred of not less than 1.15:1.00; (iii) the aggregate sum of the mortgage loan and mezzanine loan does not exceed (a) a loan-to-value ratio, as determined by lender in its sole and absolute discretion, of 85% or (b) a loan-to-cost ratio, as determined by lender in its sole and absolute discretion, of 80%; (iv) the lender of the mezzanine debt and the lender of the mortgage loan enter into an intercreditor agreement; (v) the mezzanine debt is subordinate to the mortgage loan; (vi) the mezzanine debt is not cross-defaulted or cross-collateralized with any other properties or loans; and (vii) all terms, conditions, and structure of and documentation for, the mezzanine debt is approved by the mortgage lender in its reasonable discretion.

     Additional Debt. None permitted, except trade and operational indebtedness (excluding any tenant improvements or expenditures required to be capitalized in accordance with GAAP) and financing leases and purchase money indebtedness, not exceeding 3% of the outstanding amount of the 180 Madison Avenue Loan in the aggregate.

                         LA FRONTERA VILLAGE -- I LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                        ORIGINAL                        CUT-OFF DATE
                        --------                        ------------

  BALANCE:              $35,400,000                     $35,400,000

  % OF POOL BY UPB:     2.74%

  ORIGINATION DATE:     July 3, 2003

  ORIGINATOR:           GACC

  COUPON:               5.200%

  INTEREST ACCRUAL:     Actual/360

  TERM:                 120 months

  AMORTIZATION:         Monthly amortization on a 30-year schedule.

  OWNERSHIP INTEREST:   Fee/Leasehold

  PAYMENT DATE:         1st of the month

  MATURITY DATE:        August 1, 2013

  SPONSOR:              Thomas R. Green

  BORROWER:             La Frontera Village, L.P.

  CALL                  Defeasance permitted 2 years from the date
  PROTECTION/LOCKOUT:   of securitization with U.S. Treasuries. Not
                        prepayable until 3 months prior to maturity.

  CUT-OFF DATE LOAN
  PSF:                  $109

  UP-FRONT RESERVES:    Repair & remediation: $38,750

  ONGOING/SPRINGING     Reserves for replacements. Springing reserves
  RESERVES:             for taxes, insurance and tenant improvements/
                        leasing costs(1)

  CASH MANAGEMENT:      Soft Lockbox

  ADDITIONAL SECURED/
  MEZZANINE DEBT:       None permitted

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET/PORTFOLIO:   Single Asset

  PROPERTY TYPE:            Anchored Retail

  PROPERTY LOCATION:        Round Rock, Texas

  OCCUPANCY:                95%

  OCCUPANCY AS OF DATE:     February 15, 2003

  YEAR BUILT:               2000

  YEARS RENOVATED:          NAP

  COLLATERAL:               The collateral consists of a 325,258 sf portion of a
                            community shopping center. Tenants include Kohl's.

  PROPERTY MANAGEMENT:      Sansone Group/PPR LLC

  APPRAISED VALUE:          $44,500,000

  APPRAISED VALUE DATE:     May 21, 2003

  CUT-OFF DATE LTV:         79.55%

  BALLOON LTV:              65.84%

  U/W NOI:                  $3,605,900

  U/W NCF:                  $3,470,086

  CURRENT ANNUAL DEBT
  SERVICE:                  $2,332,623

  U/W NOI DSCR:             1.55x

  U/W NCF DSCR:             1.49x

--------------------------------------------------------------------------------

(1)   See "Reserves" below.


     The Loan. The eighth largest loan (the "La Frontera Village -- I Loan"), representing approximately 2.74% of the initial pool balance, with a cut-off date principal balance of $35,400,000, is a ten year balloon loan that has a maturity date of August 1, 2013, and provides for monthly payments of principal and interest. The La Frontera Village -- I Loan is secured by, among other things a fee and leasehold deed of trust and security agreement, encumbering the borrower's leasehold ownership interest in the La Frontera Village -- I Property, as well as the ground lessor's underlying fee interest.

     The Borrower. The borrower under the La Frontera Village -- I Loan, La Frontera Village, L.P., is a Texas limited partnership that is a special purpose, bankruptcy remote entity, sponsored by Thomas R. Green.

     The Property. The property securing the La Frontera Village -- I Loan (the "La Frontera Village -- I Property") consists of approximately 325,258 NRSF of retail space, comprising a portion of La Frontera Village, a community shopping center totaling approximately 542,974 NRSF located in Round Rock (Williamson County), Texas. The La Frontera Village -- I Property was constructed in 2000.

     Major Tenant Summary. The following table shows certain information regarding the ten largest tenants based on annualized underwritten base rent, of the La Frontera Village -- I Property:


------------------------------------------------------------------------------------------------------------------------------
                                TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
------------------------------------------------------------------------------------------------------------------------------
                                                                                     ANNUALIZED
                              CREDIT RATING                           ANNUALIZED    UNDERWRITTEN    % OF TOTAL
                             (FITCH/MOODY'S/    TENANT      % OF     UNDERWRITTEN     BASE RENT    UNDERWRITTEN      LEASE
        TENANT NAME                S&P)          NRSF       NRSF       BASE RENT      PER NRSF     BASE RENT(1)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------
   1.   Kohl's                   A/A3/A--       82,050       25.2%    $  782,604      $  9.54           20.7%      1/29/2022
   2.   Hobby Lobby              NR/NR/NR       60,950       18.7        426,650         7.00           11.3      11/30/2015
   3.   Circuit City             NR/NR/NR       31,613        9.7        379,356        12.00           10.1       1/31/2016
   4.   Office Depot          NR/Baa3/BBB--     30,000        9.2        326,700        10.89            8.7       7/31/2015
   5.   Cost Plus Inc.           NR/NR/NR       18,300        5.6        274,500        15.00            7.3       1/31/2012
   6.   Tokyo Steak House        NR/NR/NR        8,000        2.5        192,000        24.00            5.1       5/31/2013
   7.   Gage Furniture           NR/NR/NR       18,000        5.5        175,500         9.75            4.7      11/30/2010
   8.   Aaron Brothers           NR/NR/NR        6,500        2.0        130,000        20.00            3.4       2/28/2012
   9.   Run Tex, Inc.            NR/NR/NR        5,000        1.5        105,000        21.00            2.8       4/30/2012
  10.   Lane Bryant(2)          NR/B2/BB--       5,500        1.7         99,000        18.00            2.6       1/31/2007
------------------------------------------------------------------------------------------------------------------------------
        TOTAL/WTD. AVG.                        265,913       81.8%    $2,891,310      $ 10.87           76.6%
------------------------------------------------------------------------------------------------------------------------------

1  Underwritten Base Rent excludes vacant space.

2  Lane Bryant is a subsidiary of Charming Shoppes, Inc. (NYSE: CHRS).


     Lease Expiration. The following table shows the lease expiration schedule for the La Frontera Village -- I Property:


------------------------------------------------------------------------------------------------------------------
                                            LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------
                                                                                                      ANNUALIZED
                                                                 ANNUALIZED      % OF ANNUALIZED     UNDERWRITTEN
YEAR ENDING             EXPIRING       % OF      CUMULATIVE     UNDERWRITTEN       UNDERWRITTEN        BASE RENT
DECEMBER 31               NRSF         NRSF      TOTAL NRSF     BASE RENT(1)       BASE RENT(1)      (PER NRSF)(1)
------------------------------------------------------------------------------------------------------------------
 2003                         0         0.0%            --       $        0             0.0%           $  0.00
 2004                         0         0.0             --                0             0.0               0.00
 2005                    10,000         3.1         10,000          229,000             6.1              22.90
 2006                    11,413         3.5         21,413          260,725             6.9              22.84
 2007                     9,002         2.8         30,415          191,905             5.1              21.32
 2008                         0         0.0         30,415                0             0.0               0.00
 2009                         0         0.0         30,415                0             0.0               0.00
 2010                    26,650         8.2         57,065          306,500             8.1              11.50
 2011                     2,800         0.9         59,865           72,800             1.9              26.00
 2012                    29,800         9.2         89,665          509,500            13.5              17.10
 2013                     8,000         2.5         97,665          192,000             5.1              24.00
 2014                         0         0.0         97,665                0             0.0               0.00
 2015                    90,950        28.0        188,615          753,350            20.0               8.28
 2016 & Thereafter      121,613        37.4        310,228        1,256,960            33.3              10.34
 Vacant                  15,030         4.6        325,258                0             0.0               0.00
------------------------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVG.        325,258       100.0%                     $3,772,740           100.0%           $ 11.60
------------------------------------------------------------------------------------------------------------------

1 Underwritten Base Rent excludes vacant space.


     Reserves. At origination, the borrower funded a repair & remediation reserve in the amount of $38,750, to address certain items of deferred maintenance that the borrower agreed to complete within six months after origination of the loan. The mortgage loan also requires monthly deposits of $1,626 into a replacements reserve account, to cover capital improvements.

     A springing insurance reserve in the amount of 1/12 of annual insurance premiums per month, and a springing taxes reserve in the amount of 1/12 of upcoming annual real estate taxes, will come into effect upon the failure of the borrower to timely pay the foregoing, or upon the occurrence of an event of default under the La Frontera Village -- I Loan.

     A springing tenant improvement and leasing commission reserve in the amount of $7,250 per month (up to a cap of $217,500, if no event of default has occurred) will come into effect upon the occurrence of either (i) a debt service coverage ratio of less than 1.15:1.00, or (ii) a stabilized occupancy rate of less than 87.5%. Provided that no event of default has occurred, all remaining funds in the tenant improvement and leasing commission reserve will be released to the borrower (and ongoing collections shall be suspended) at such time as both (i) the debt service coverage ratio is greater that 1.15:1.00 and (ii) the stabilized occupancy rate is greater than 87.5%.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available.

     Lockbox; Sweep of Excess Cash Flow. A soft lockbox is in place with respect to the La Frontera Village -- I Loan. The lockbox will convert to a hard lockbox upon the occurrence of an event of default under the La Frontera Village -- I Loan. While the hard lockbox is in effect, funds in the lockbox account will be used to pay any required reserves, other amounts due under the La Frontera Village -- I Loan and cash operating expenses.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except trade payables, lease financing and purchase money indebtedness not exceeding 3% of the La Frontera Village -- I loan amount in the aggregate.

                              VICTORIA PLACE LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                         ORIGINAL                     CUT-OFF DATE
                         --------                     ------------

  BALANCE:               $34,120,000                  $34,120,000

  % OF POOL BY UPB:      2.64%

  ORIGINATION DATE:      July 10, 2003

  ORIGINATOR:            GACC

  COUPON:                4.726%

  INTEREST ACCRUAL:      Actual/360

  TERM:                  120 months

  AMORTIZATION:          Monthly amortization on a 30-year schedule

  OWNERSHIP INTEREST:    Fee simple

  PAYMENT DATE:          1st of the month

  MATURITY DATE:         August 1, 2013

  SPONSOR:               Bresler and Reiner, Inc.

  BORROWER:              Victoria Place Apartments, LLC

  CALL                   Defeasance permitted 2 years from the date
  PROTECTION/LOCKOUT:    of securitization with U.S. Treasuries. Not
                         prepayable until 3 months prior to
                         maturity.

  CUT-OFF DATE LOAN PER
  UNIT:                  $93,736

  UP-FRONT RESERVES:     Reserves for taxes and insurance: $277,002
                         Earn-out reserve: $3,500,000(1)

  ONGOING/SPRINGING      Reserves for replacements, taxes and
  RESERVES:              insurance.(1)

  CASH MANAGEMENT:       Soft Lockbox

  ADDITIONAL SECURED/
  MEZZANINE DEBT:        None permitted

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET/PORTFOLIO:   Single Asset

  PROPERTY TYPE:            Multifamily

  PROPERTY LOCATION:        Orlando, Florida

  OCCUPANCY:                87%

  OCCUPANCY AS OF DATE:     July 1, 2003

  YEAR BUILT:               2002

  YEARS RENOVATED:          NAP

  COLLATERAL:               The collateral consists of 13 two and three-story
                            residential buildings situated on a 22.04-acre site with 364 units. The average unit size is 1,120sf.

  PROPERTY MANAGEMENT:      Property Asset Management LLC.

  APPRAISED VALUE:          $42,660,000

  APPRAISED VALUE DATE:     May 2, 2003

  CUT-OFF DATE LTV:         71.78%

  BALLOON LTV:              65.17%

  U/W NOI:                  $2,656,657

  U/W NCF:                  $2,583,857

  CURRENT ANNUAL DEBT
  SERVICE:                  $2,129,914

  U/W NOI DSCR:             1.39x

  U/W NCF DSCR:             1.35x

--------------------------------------------------------------------------------

(1)   See "Reserves" below.


     The Loan. The ninth largest loan (the "Victoria Place Loan"), representing approximately 2.64% of the initial pool balance, with a cut-off date principal balance of $34,120,000, is a ten year balloon loan that has a maturity date of August 1, 2013, and provides for monthly payments of principal and interest. The Victoria Place Loan is secured by, among other things a mortgage and security agreement, encumbering the borrower's fee ownership interest in the Victoria Place Property.

     The Borrower. The borrower under the Victoria Place Loan, Victoria Place Apartments, LLC, is a Florida limited liability company that is a special purpose, bankruptcy remote entity, sponsored by Bresler and Reiner, Inc.

     The Property. The property securing the Victoria Place Loan (the "Victoria Place Property") consists of 13 two and three-story residential buildings situated on a 22.04-acre site with 364 units located in Orlando, Florida. The average unit size is 1,120sf. Unit mix consists of 152 one-bedroom units, 140 two-bedroom units, and 72 three-bedroom units. The Victoria Place Property was constructed in 2002. Community amenities include a gatehouse, access gates, clubhouse (containing leasing and management offices, meeting room and recreational facility), swimming pool, jacuzzi, BBQ grills and cabana bar, car wash area, playground, sand volleyball court, tennis courts, air conditioned racquetball courts, full sized indoor basketball court, theater, indoor playroom, business center with computer lab, fitness center, RV/boat parking and gazebos. Parking is provided for 728 vehicles, including 104 garage spaces.

     Reserves. The Victoria Place Loan requires monthly deposits of $6,067 into a replacement reserve account for the first two years of the loan term, increasing to $7,584 per month thereafter, to cover the payment of expenses incurred by the borrower in connection with the performance of capital improvement work.

     The Victoria Place Loan requires monthly deposits into a tax and insurance reserve account in the amount of (i) 1/12 of then current annual taxes plus
(ii) 1/12 of the then current premiums on insurance policies, per month.

     The Victoria Place Loan is structured with a $3,500,000 pre-funded earn-out reserve. The earn-out reserve will be released if the Victoria Place Property can satisfy (i) a 90% physical occupancy test for three consecutive months and (ii) a 1.23:1.00 debt service coverage ratio test, using trailing 6-months income and the higher of underwritten or trailing 12-months expenses. The borrower will have two years to "earn-out" the reserved amount and may apply on a quarterly basis. Partial releases of the earn-out reserve are permitted on the same quarterly basis; provided that the 90% physical occupancy test is met and that after such release the debt service coverage ratio, as determined by the lender, is greater than or equal to 1.23:1.00.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available.

     Lockbox; Sweep of Excess Cash Flow. A soft lockbox is in place with respect to the Victoria Place Loan. The lockbox will convert to a hard lockbox upon the occurrence of an event of default under the Victoria Place Loan. While the hard lockbox is in effect, funds in the lockbox account will be used to pay any required reserves, other amounts due under the Victoria Place Loan and cash operating expenses.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except trade payables, debt incurred in the financing of equipment or other personal property used on the Victoria Place Property and debt from related parties expressly approved by lender in its sole discretion.

                     GATEWAY CENTER BED BATH & BEYOND LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                        ORIGINAL                      CUT-OFF DATE
                        --------                      ------------

  BALANCE:              $34,100,000                   $34,029,329

  % OF POOL BY UPB:     2.64%

  ORIGINATION DATE:     May 9, 2003

  ORIGINATOR:           GACC

  COUPON:               5.430%

  INTEREST ACCRUAL:     Actual/360

  TERM:                 120 months

  AMORTIZATION:         Monthly amortization on a 30-year schedule

  OWNERSHIP INTEREST:   Fee simple

  PAYMENT DATE:         1st of the month

  MATURITY DATE:        June 1, 2013

  SPONSOR:              The Related Companies, L.P. and Blackacre Capital
                        Management LLC

  BORROWER:             Gateway Center Properties II, LLC

  CALL                  Defeasance permitted 2 years from the date
  PROTECTION/LOCKOUT:   of securitization with U.S. Treasuries. Not
                        prepayable until 3 months prior to maturity.

  CUT-OFF DATE LOAN
  PSF:                  $346

  UP-FRONT RESERVES:    Reserve for taxes and insurance: $22,012(1)

  ONGOING/SPRINGING     Reserves for taxes, insurance and replacements.
  RESERVES:             Springing tenant improvements/leasing commissions
                        reserve.(1)

  CASH MANAGEMENT:      Soft Lockbox

  ADDITIONAL SECURED/
  MEZZANINE DEBT:       Mezzanine debt permitted(2)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET/PORTFOLIO:   Single Asset

  PROPERTY TYPE:            Anchored Retail

  PROPERTY LOCATION:        Brooklyn, New York

  OCCUPANCY:                100%

  OCCUPANCY AS OF DATE:     February 1, 2003

  YEAR BUILT:               2000 - 2002

  YEARS RENOVATED:          NAP

  COLLATERAL:               The collateral consists of a 98,458 sf portion of a
                            power/community shopping center. Tenants include Bed
                            Bath & Beyond, Old Navy and Staples.

  PROPERTY MANAGEMENT:      The Related Retail Management Corp.

  APPRAISED VALUE:          $42,800,000

  APPRAISED VALUE DATE:     January 17, 2003

  CUT-OFF DATE LTV:         79.51%

  BALLOON LTV:              66.42%

  U/W NOI:                  $3,294,456

  U/W NCF:                  $3,192,798

  CURRENT ANNUAL DEBT
  SERVICE:                  $2,305,453

  U/W NOI DSCR:             1.43x

  U/W NCF DSCR:             1.38x

--------------------------------------------------------------------------------

(1)   See "Reserves" below.

(2)   See discussion of "Mezzanine Loan" below.


     The Loan. The tenth largest loan (the "Gateway Center Bed Bath & Beyond Loan"), representing approximately 2.64% of the initial pool balance, with a cut-off date principal balance of $34,029,329, is a ten year balloon loan that has a maturity date of June 1, 2013, and provides for monthly payments of principal and interest. The Gateway Center Bed Bath & Beyond Loan is secured by, among other things, an amended and restated mortgage and security agreement, encumbering the borrower's fee ownership interest in the Gateway Center Bed Bath & Beyond Property.

     The Borrower. The borrower under the Gateway Center Bed Bath & Beyond Loan, Gateway Center Properties II, LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity, sponsored by The Related Companies, L.P. and by Blackacre Capital Management LLC.

     The Property. The property securing the Gateway Center Bed Bath & Beyond Loan (the "Gateway Center Bed Bath & Beyond Property") consists of 98,458 NRSF of retail space, comprising a portion of Gateway Center, a power/community shopping center totaling approximately 638,992 NRSF of "big box" stores, in-line space and restaurant pad sites, located off the Belt Parkway in Brooklyn, New York. The Gateway Center Bed Bath & Beyond Property was constructed between 2000 and 2002. Shadow anchors of the Gateway Center (not included in the Gateway Center Bed Bath & Beyond Loan collateral) include Target, Marshalls, Home Depot and BJ's Wholesale Club.

     Major Tenant Summary. The Gateway Center Bed Bath & Beyond Property is 100% leased to the four tenants shown in the following table, based on annualized underwritten base rent, of the Gateway Center Bed Bath & Beyond Property.

---------------------------------------------------------------------------------------------------------------------------
                              FOUR LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
---------------------------------------------------------------------------------------------------------------------------
                                                                                  ANNUALIZED
                             CREDIT RATING                         ANNUALIZED    UNDERWRITTEN    % OF TOTAL
                            (FITCH/MOODY'S/   TENANT     % OF     UNDERWRITTEN     BASE RENT    UNDERWRITTEN      LEASE
       TENANT NAME                S&P)         NRSF      NRSF       BASE RENT      PER NRSF     BASE RENT(1)    EXPIRATION
---------------------------------------------------------------------------------------------------------------------------
  1.   Bed Bath & Beyond       NR/NR/BBB     37,672       38.3%       $36.55      $1,376,931         38.4%      1/31/2018
  2.   Old Navy2              BB-/Ba3/BB+    26,753       27.2         38.16       1,021,020         28.5      10/31/2012
  3.   Staples               BBB/Baa2/BBB-   22,700       23.1         32.02         726,780         20.3      11/30/2017
  4.   Famous Footwear          NR/NR/NR     11,333       11.5         40.47         458,640         12.8      10/31/2012
---------------------------------------------------------------------------------------------------------------------------
       TOTAL/WTD. AVG.                       98,458      100.0%       $36.39      $3,583,371        100.0%
---------------------------------------------------------------------------------------------------------------------------

1    Underwritten Base Rent excludes vacant space.

2    Old Navy is a subsidiary of The Gap, Inc. (NYSE: GPS).


     Lease Expiration. The following table shows the lease expiration schedule for the Gateway Center Bed Bath & Beyond Property:

---------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------
                                                                                                         ANNUALIZED
                                                                    ANNUALIZED      % OF ANNUALIZED     UNDERWRITTEN
YEAR ENDING             EXPIRING       % OF      CUMULATIVE OF     UNDERWRITTEN       UNDERWRITTEN        BASE RENT
DECEMBER 31               NRSF         NRSF        TOTAL NRSF      BASE RENT(1)       BASE RENT(1)      (PER NRSF)(1)
---------------------------------------------------------------------------------------------------------------------
 2003                         0         0.0%              0         $        0             0.0%            $ 0.00
 2004                         0         0.0               0                  0             0.0               0.00
 2005                         0         0.0               0                  0             0.0               0.00
 2006                         0         0.0               0                  0             0.0               0.00
 2007                         0         0.0               0                  0             0.0               0.00
 2008                         0         0.0               0                  0             0.0               0.00
 2009                         0         0.0               0                  0             0.0               0.00
 2010                         0         0.0               0                  0             0.0               0.00
 2011                         0         0.0               0                  0             0.0               0.00
 2012                    38,086        38.7          38,086          1,479,660            41.3              38.85
 2013                         0         0.0          38,086                  0             0.0               0.00
 2014                         0         0.0          38,086                  0             0.0               0.00
 2015                         0         0.0          38,086                  0             0.0               0.00
 2016 & Thereafter       60,372        61.3          98,458          2,103,711            58.7              34.85
 Vacant                       0         0.0          98,458                  0             0.0               0.00
---------------------------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVG.         98,458       100.0%                        $3,583,371           100.0%            $36.39
---------------------------------------------------------------------------------------------------------------------

1    Underwritten Base Rent excludes vacant space.


     Reserves. At origination, the borrower was required to make an initial deposit into a tax and insurance reserve in the amount of $22,011.81. The mortgage loan requires monthly deposits into the tax and insurance reserve account in the amount of (i) 1/12 of then current annual taxes plus (ii) 1/12 of the then current premiums on insurance policies, per month, except that the borrower is not required to make deposits to the extent that a credit tenant is obligated to pay for taxes and insurance premiums.

     The Gateway Center Bed Bath & Beyond Loan requires monthly deposits of $834 into a replacement reserve account to cover the payment of capital improvement expenses and accounting and auditing fees and expenses of the borrower related to the Gateway Center Bed Bath & Beyond Property.

     A springing reserve to pay for tenant improvements and leasing commissions in the monthly amount of the product of (x) $6,831 and (y) a fraction whose numerator is the rentable square footage of vacant space at the Gateway Bed Bath & Beyond Property attributable to conditions (i), (ii) or (iii) below, and whose denominator is 98,773 square feet, will come into effect upon the occurrence of (i) one or more tenants becoming the subject of a bankruptcy proceeding, (ii) a stabilized occupancy rate of less than 90%, (iii) one or more tenants occupying more than 11,500 square feet of space within the Gateway Bed Bath & Beyond Property ceasing operations for more than 30 days other than as a result of casualty, condemnation or remodeling (provided that the tenant continues to pay rent or that business interruption insurance covers any rent abatement), or (iv) a debt service coverage ratio of less than 1.15:1.00. All remaining funds in the tenant improvement and leasing commission reserve will be released to the borrower (and ongoing collections shall be suspended) at such time as, with respect to (i) above, the affirmation, assumption or assignment of the tenant's leases; with respect to (ii) above, the stabilized occupancy rate is at least 90% for a six-month period; with respect to (iii) above, the tenant or tenants have commenced operations, or have been replaced by tenants who have commenced operations, and are paying rent; or with respect to (iv) above, the debt service coverage ratio is greater than 1.25:1.00 for six consecutive months. In addition, any funds held in this reserve on account of a cash flow sweep (see lockbox discussion, below) shall be disbursed to the borrower when and if the cash flow sweep no longer applies (provided no event of default is continuing).

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available.

     Lockbox; Sweep of Excess Cash Flow. A soft lockbox is in place with respect to the Gateway Center Bed Bath & Beyond Loan. The lockbox will convert to a hard lockbox if, during the period commencing one year prior to the expiration of its lease, Old Navy, Inc. has not exercised its option to extend its lease. While the hard lockbox is in effect, all cash flow will be swept and, after funding debt service, operating expenses, any required reserves and other amounts due under the Gateway Bed Bath & Beyond Loan, will be deposited in the tenant improvement and leasing commission reserve account, to be disbursed to the borrower in accordance with the loan documents. However, no cash flow sweep will commence prior to the ninth year of the Gateway Center Bed Bath & Beyond Loan and the amount deposited into the tenant improvement and leasing commission reserve will be capped at the lesser of $500,000 or the outstanding tenant improvement and leasing commissions owed with respect to a replacement tenant of the Old Navy Inc. space. If Old Navy, Inc. subsequently exercises its extension option or, if such option is not exercised, the applicable space is leased to a replacement tenant in accordance with the provisions of the loan documents, then the cash flow sweep will cease.

     At any time the cash flow sweep is not in effect, funds in the lockbox account will be disbursed to the borrower.

     Mezzanine Loan. The Gateway Bed Bath & Beyond Loan permits the direct and indirect owners of Blackacre RBV Gateway, LLC (the managing member of a member of the owner of the borrower) or LR Gateway LLC (a member of a member of the owner of the borrower) to pledge all or any portion of their respective membership interests in Blackacre RBV Gateway, LLC or LR Gateway, LLC, as applicable, as collateral for a mezzanine loan, subject to the satisfaction of conditions, including but not limited to, an aggregate debt service coverage ratio of at least 1.15:1.00, an aggregate loan-to-value ratio of not more than 85% and the delivery of a satisfactory intercreditor and subordination agreement. In addition, the Gateway Bed Bath & Beyond loan documents permit The Related Companies, L.P. and Blackacre Capital Partners, L.P. each to pledge its interest in Related Retail, LP and Blackacre RBV Gateway, LLC, respectively, or interests in themselves, as collateral in traditional corporate financing with institutional lenders without the consent of the lender.

     Additional Debt. The borrower is permitted to incur debt in the form of
(i) advances from affiliates of the indemnitor under the loan documents, partners or members of the borrower; provided that, such debt is subordinated in a manner acceptable to the lender, and (ii) trade payables or accrued expenses, in the case of (i) or (ii), which (x) do not exceed 4% of the original principal amount of the Gateway Bed Bath & Beyond Loan, (y) are paid within 90 days of the date incurred and (z) are not evidenced by a note. No such debt may be secured by the Gateway Bed Bath & Beyond Property.

                                    ANNEX C
                      STRUCTURAL AND COLLATERAL TERM SHEET

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

                      $1,164,826,000 (APPROXIMATE BALANCE)        AUGUST 6, 2003
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

APPROXIMATE SECURITIES STRUCTURE:
---------------------------------

                                              EXPECTED       EXPECTED
                              APPROXIMATE     CREDIT         WEIGHTED      EXPECTED
            EXPECTED RATING  FACE/NOTIONAL    SUPPORT      AVERAGE LIFE     PAYMENT
   CLASS      FITCH / S&P     AMOUNT ($MM)   (% OF UPB)     (YEARS)(A)     WINDOW (A)
---------------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
---------------------------------------------------------------------------------------
 A-1            AAA/AAA           590.0       17.750%           5.70      09/03-05/13
 A-2            AAA/AAA           471.6       17.750%           9.83      05/13-08/13
 B               AA/AA             40.3       14.625%           9.95      08/13-08/13
 C              AA-/AA-            16.1       13.375%           9.95      08/13-08/13
 D                A/A              30.7       11.000%           9.95      08/13-08/13
 E               A-/A-             16.1        9.750%           9.95      08/13-08/13
---------------------------------------------------------------------------------------
PRIVATELY OFFERED CLASSES (B)
---------------------------------------------------------------------------------------
 X-1(c)         AAA/AAA         1,290.7           N/A
 X-2(c)         AAA/AAA         1,209.6           N/A
 F             BBB+/BBB+           21.0        8.125%
 G              BBB/BBB            11.3        7.250%
 H             BBB-/BBB-           16.1        6.000%
 J              BB+/BB+            21.0        4.375%
 K               BB/BB              8.1        3.750%
 L              BB-/BB-             8.1        3.125%
 M               B+/B+              9.7        2.375%
 N                B/B               4.8        2.000%
 O               B-/B-              4.8        1.625%
 P               NR/NR             21.0           -
          TOTAL SECURITIES:    $1,290.7
---------------------------------------------------------------------------------------

(a)  Calculated at 0% CPR, assuming no balloon payment extension.
(b)  Not offered hereby.
(c)  Notional amount of interest only class.


KEY FEATURES:
-------------

Lead Managers:       Morgan Stanley & Co. Incorporated
                     Deutsche Bank Securities Inc.
                     Goldman, Sachs & Co.
Originators:         GMAC Commercial Mortgage Corporation
                     ("GMACCM") (30.3%)
                     German American Capital Corporation
                     ("GACC") (26.4%)
                     Morgan Stanley Mortgage Capital Inc.
                     ("MSMC") (22.2%)
                     Archon Financial ("Archon") (21.1%)
Collateral:          90 Mortgage Loans ($1,290,666,634)
Master Servicer:     GMACCM
Special Servicer:    GMACCM
Trustee:             Wells Fargo Bank Minnesota, National
                       Association
Pricing:             August 2003
Closing:             August 2003
Cut-Off Date:        August 1st, 5th, 8th and 9th 2003
Distribution Date:   10th of each month, or following business day (commencing
                       September 10, 2003)
Payment Delay:       9 days
ERISA Eligible:      Classes A-1, A-2, B, C, D and E are expected to
                     be ERISA eligible subject to certain conditions for
                     eligibility.
Structure:           Sequential pay
Day Count:           30/360
Tax Treatment:       REMIC
Rated Final
 Distribution Date:   May 2040
Clean up Call:       1.0%
Minimum
 Denominations:       Publicly Offered Classes: $25,000 & $1
Delivery:            DTC for publicly offered classes

================================================================================

COLLATERAL FACTS (A):
---------------------
Cut-Off Date Loan Principal Balance:            $1,290,666,634
Number of Mortgage Loans / Properties:                  90/110
Average Mortgage Loan Cut-Off Date Balance:        $14,340,740
Weighted Average Current Mortgage Rate:                 5.360%
Weighted Average Loan Underwritten DSCR (a)(b):          1.62x
Weighted  Average  Loan  Cut-Off  Date LTV Ratio
  (a)(b):                                               71.98%
Weighted Average Loan Balloon LTV Ratio (a)(b):         61.89%
Weighted Average Remaining Term to Maturity
  date (months):                                         103.8
Weighted Average Remaining Amortization Term
  (months):                                              349.3
Prepayment Lockout / Defeasance as % of Total:          95.18%
Balloon Loans as % of Total:                            99.31%
Single Largest Asset as % of Total:                      5.81%
Five Largest Assets as % of Total:                      21.86%
Ten Largest Assets as % of Total:                       36.97%

(a) All Loan-to-Value ("LTV") and Debt Service Coverage Ratios ("DSCR") numbers are calculated with regard to companion loan balances unless otherwise noted.
(b) All DSCR and LTV information presented herein is generally calculated as though any related earnout had been applied to reduce or defease the principal balance of the mortgage loan.


TEN LARGEST LOANS:
------------------

                                   CUT-OFF DATE  % BY LOAN                UW
LOAN                                  BALANCE     POOL UPB       LTV     DSCR     PROPERTY TYPE
--------------------------------------------------------------------------------------------------
John Hancock Tower(a)               $75,000,000     5.81%       48.85%   3.01x   Office
Fashion Outlet of Las Vegas          60,956,117     4.72        71.71    1.40    Anchored Retail
DDR Portfolio(a)                     49,643,753     3.85        60.05    2.19    Anchored Retail
Boulevard Mall(a)                    48,667,436     3.77        52.61    2.78    Anchored Retail
Geneva Commons(a)                    47,861,181     3.71        79.31    1.49    Anchored Retail
River Oaks West Apartments           46,500,000     3.60        79.49    1.40    Multifamily
180 Madison Avenue                   45,000,000     3.49        74.63    1.31    Office
La Frontera Village - I              35,400,000     2.74        79.55    1.49    Anchored Retail
Victoria Place                       34,120,000     2.64        71.78    1.35    Multifamily
Gateway Center Bed Bath & Beyond     34,029,329     2.64        79.51    1.38    Anchored Retail
                                   ------------    -----        -----    ----
  TOTAL/WTD. AVG.                  $477,177,816    36.97%       67.89%   1.88X
--------------------------------------------------------------------------------------------------

(a) The loan represents only the portion included in the trust. All LTV and DSCR numbers are calculated with regard to companion loan balances unless otherwise noted.


SELECTED LOAN DATA:
-------------------


                   NUMBER OF     LOAN POOL CUT-OFF DATE BALANCE
GEOGRAPHIC         MORTGAGED  ------------------------------------
DISTRIBUTION       PROPERTIES  ($MM)   % BY UPB   WTD. AVG. UWDSCR
------------------------------------------------------------------
Nevada                  7     $156.2     12.10%        1.80x
New York                9      152.8     11.84         1.34
Florida                10      116.1      8.99         1.58
California             13      106.5      8.25         1.37
Michigan                5       80.2      6.21         1.47
Arizona                 6       75.8      5.87         1.49
Massachusetts           1       75.0      5.81         3.01
Other (a)              59      528.2     40.92         1.55
                      ---   --------    ------         ----
  TOTAL/WTD. AVG      110   $1,290.7    100.00%        1.62X
-----------------------------------------------------------------

(a) Includes 19 states and the District of Columbia.



                   NUMBER OF     LOAN POOL CUT-OFF DATE BALANCE
                   MORTGAGED  ------------------------------------
PROPERTY TYPE      PROPERTIES  ($MM)   % BY UPB   WTD. AVG. UWDSCR
------------------------------------------------------------------
Anchored Retail (a)    38     $465.3     36.05%        1.65x
Multifamily (b)        35      398.5     30.87         1.40
Office                 22      321.6     24.91         1.88
Hospitality             3       41.4      3.21         1.76
Unanchored Retail       9       35.6      2.76         1.45
Mixed Use               2       19.6      1.52         1.36
Industrial              1        8.8      0.68         1.21
                      ---   --------    ------         ----
  TOTAL / WTD. AVG    110   $1,290.7    100.00%        1.62X
------------------------------------------------------------------

(a) Includes 1 CTL loan which accounts for approximately 0.30% of the total pool.
(b) Includes 2 manufactured housing community properties which account for approximately 2.33% of the total pool.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.
This material is furnished to you by the Lead Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., and Goldman, Sachs & Co. are acting as the Lead Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

[ ] For purposes of calculating principal distributions of the certificates:
         - Available principal will be allocated sequentially to the Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates.
         - In case the principal balances of the Class P, O, N, M, L, K, J, H, G, F, E, D, C and B certificates, in that order, have been reduced to zero due to the allocation of principal losses, then the Class A-1 and A-2 will be allocated principal pro-rata.

[ ] Classes X-1 and X-2 will be entitled to receive payments of interest only and will not receive any payments of principal. Classes X-1 and X-2 will be entitled to payments of interest pro-rata (based on interest entitlements) with the Class A-1 and A-2 certificates each month.

[ ] Each class will be subordinate to the Class A-1, A-2, X-1 and X-2 certificates and to each class with an earlier alphabetical designation than such class. Each of the Class A-1, A-2, X-1 and X-2 certificates will be of equal priority.

[ ]   All classes will pay interest on a 30/360 basis.

[ ] Principal losses will be allocated in reverse alphabetical order to the Class P, O, N, M, L, K, J, H, G, F, E, D, C, and B certificates, and then pro-rata to the Class A-1 and A-2 certificates.

[ ] The Master Servicer will cover net prepayment interest shortfalls on the loans provided that with respect to any loans with due dates on the related determination date the Master Servicer will only cover net prepayment interest shortfalls up to the master servicing fee not to exceed 2 basis points per annum. Net prepayment interest shortfalls (after application of prepayment interest excesses on the mortgage loans and other compensating interest payments from the master servicing fee) will be allocated pro-rata (based on interest entitlements) to all regular certificates.

[ ] Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to Classes of outstanding principal balance certificates. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X-1 and, in certain circumstances, X-2 certificates.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.
This material is furnished to you by the Lead Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., and Goldman, Sachs & Co. are acting as the Lead Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                      ALLOCATION OF PREPAYMENT PREMIUMS (A)
--------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS:
----------------------------------

Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated between the related certificates then entitled to principal distributions and the Class X-1 certificate as follows:

[ ] A percentage of all prepayment premiums and yield maintenance amounts with respect to all loans will be allocated to each Class of the certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution that such Class receives, and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess, if any, of the Pass-Through Rate of the Class of certificates currently receiving principal over the relevant discount rate, and the denominator of which is the excess, if any, of the Mortgage Rate of the related Mortgage Loan over the discount rate.

          ----------------------------------------------------------------------

            Prepayment                (Pass-Through Rate - Discount Rate )
            Premium Allocation     =  ---------------------------------------
            Percentage                (Mortgage Rate - Discount Rate)

          ----------------------------------------------------------------------

[ ] The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X-1 certificate.

[ ] In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the certificates then entitled to principal distributions relative to the Class X-1 certificate as discount rates decrease and a decrease in the allocation to such Classes as discount rates rise.

Allocation of Prepayment Premiums Example
-----------------------------------------

          Discount Rate Fraction Methodology:
          Mortgage Rate                                =  6%
          Bond Class Rate                              =  5%
          Treasury Rate (or Applicable Discount Rate)  =  4%
          % of Principal Distributed to Class          =  100%

     BOND CLASS ALLOCATION                       CLASS X-1 ALLOCATION
     ---------------------------------------------------------------------------
     5% - 4% x 100%    =   50%                   Receives excess premiums = 50%
     -------
     6% - 4%

(a) For further information regarding the allocation of prepayment premiums, refer to the prospectus supplement.





This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.
This material is furnished to you by the Lead Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., and Goldman, Sachs & Co. are acting as the Lead Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                               PREPAYMENT PROFILE
       Prepayment Restrictions Assuming No Prepayment of Principal (a) (b)
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                 AGGREGATE POOL
---------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                          AUGUST       AUGUST       AUGUST       AUGUST      AUGUST      AUGUST      AUGUST     AUGUST
RESTRICTIONS                          2003         2004         2005         2006        2007        2008        2009       2010
---------------------------------------------------------------------------------------------------------------------------------
Locked out/Defeasance               100.00       100.00        96.71        95.22       95.23       97.16       97.16      97.03
(greater than) of YM or 1%            0.00         0.00         3.29         4.78        4.77        2.84        2.84       2.97
Open                                  0.00         0.00         0.00         0.00        0.00        0.00        0.00       0.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                               100.00       100.00       100.00       100.00      100.00      100.00      100.00     100.00
Balance of Mortgage Loans ($mm)   1,290.67     1,277.09     1,261.18     1,243.73    1,224.72      915.40      898.46     843.33
% OF CUT-OFF BALANCE                100.00        98.95        97.72        96.36       94.89       70.92       69.61      65.34
---------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                          AUGUST       AUGUST       AUGUST       AUGUST      AUGUST      AUGUST      AUGUST     AUGUST
RESTRICTIONS                          2011         2012         2013         2014        2015        2016        2017       2018
---------------------------------------------------------------------------------------------------------------------------------
Locked out/Defeasance                96.41        96.60       100.00       100.00      100.00      100.00      100.00     100.00
(greater than) of YM or 1%            2.97         2.99         0.00         0.00        0.00        0.00        0.00       0.00
Open                                  0.61         0.40         0.00         0.00        0.00        0.00        0.00       0.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                               100.00       100.00       100.00       100.00      100.00      100.00      100.00     100.00
Balance of Mortgage Loans ($mm)     825.36       801.58        12.85        11.87        8.91        7.89        6.80       2.31
% OF CUT-OFF BALANCE                 63.95        62.11         1.00         0.92        0.69        0.61        0.53       0.18
---------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                          AUGUST       AUGUST       AUGUST       AUGUST
RESTRICTIONS                          2019         2020         2021         2022
---------------------------------------------------------------------------------
Locked out / Defeasance             100.00       100.00       100.00       100.00
> of YM or 1%                         0.00         0.00         0.00         0.00
Open                                  0.00         0.00         0.00         0.00
---------------------------------------------------------------------------------
TOTAL                               100.00       100.00       100.00       100.00
Balance of Mortgage Loans ($mm)       2.13         1.95         1.75         1.54
% OF CUT-OFF BALANCE                  0.17         0.15         0.14         0.12
---------------------------------------------------------------------------------------------------------------------------------

(a) All tables calculated using modeling assumptions as described in the prospectus supplement.
(b) Differences in totals may exist due to rounding.


--------------------------------------------------------------------------------
                          AVERAGE LIFE TABLE (IN YEARS)

  (PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD, DEFEASANCE PERIOD AND YIELD
               MAINTENANCE PERIOD THEN RUN AT THE INDICATED CPRS)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PREPAYMENT ASSUMPTIONS (CPR)
          0% CPR         25% CPR        50% CPR         75% CPR       100% CPR
--------------------------------------------------------------------------------
 A-1        5.70           5.69           5.68            5.66           5.54
 A-2        9.83           9.82           9.80            9.77           9.58
 B          9.95           9.95           9.95            9.90           9.70
 C          9.95           9.95           9.95            9.95           9.70
 D          9.95           9.95           9.95            9.95           9.70
 E          9.95           9.95           9.95            9.95           9.70
 -------------------------------------------------------------------------------




This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.
This material is furnished to you by the Lead Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., and Goldman, Sachs & Co. are acting as the Lead Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

                                [GRAPHIC OMITTED]


       MN               1.05%                     SC               4.17%
       WI               0.90%                     GA               0.88%
       MI               6.21%                     FL               8.99%
       IL               3.90%                     AL               1.96%
       OH               0.82%                     MS               1.61%
       PA               2.68%                     TX               4.69%
       NY              11.84%                     NM               0.28%
       MA               5.81%                     AZ               5.87%
       CT               2.26%                     CA               8.25%
       NJ               4.29%                     NV              12.10%
       MD               0.74%                     ID               0.68%
       Washington DC    2.03%                     OR               0.16%
       VA               5.44%                     WA               0.73%
       NC               1.65%



                                [GRAPHIC OMITTED]


                       Anchored Retail(b)            36.05%
                       Hospitality                    3.21%
                       Industrial                     0.68%
                       Mixed Use                      1.52%
                       Office                        24.91%
                       Unanchored Retail              2.76%
                       Multifamily(a)                30.87%


(a) Includes 2 manufactured housing community properties which accounts for approximately 2.33% of the total pool.
(b) Includes 1 CTL which accounts for approximately 0.30% of the total pool.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.
This material is furnished to you by the Lead Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., and Goldman, Sachs & Co. are acting as the Lead Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                         COLLATERAL DATA-AGGREGATE POOL
--------------------------------------------------------------------------------

DISTRIBUTION OF DSCR
--------------------------------------------------------------------------------
                                                                 PERCENTAGE OF
                                                                    AGGREGATE
                               NUMBER OF        CUT-OFF DATE      CUT-OFF DATE
 RANGE OF DSCR (X)           MORTGAGE LOANS        BALANCE          BALANCE
--------------------------------------------------------------------------------
 1.00 - 1.09x                       1             $3,907,259          0.30%
 1.20 - 1.29                       15            176,231,776         13.65
 1.30 - 1.39                       19            286,794,966         22.22
 1.40 - 1.49                       24            403,660,336         31.28
 1.50 - 1.59                        9             87,408,106          6.77
 1.60 - 1.69                        6             59,196,294          4.59
 1.70 - 1.79                        5             33,270,404          2.58
 1.80 - 1.89                        3             24,524,181          1.90
 1.90 - 1.99                        1             25,000,000          1.94
 2.00 - 3.13                        7            190,673,312         14.77
                                   --         --------------        ------
    TOTAL                          90         $1,290,666,634        100.00%

--------------------------------------------------------------------------------


DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
                                                                PERCENTAGE OF
                                                                 AGGREGATE
 CUT-OFF DATE PRINCIPAL       NUMBER OF        CUT-OFF DATE     CUT-OFF DATE
 BALANCE ($)                MORTGAGE LOANS       BALANCE          BALANCE
--------------------------------------------------------------------------------
 $1,595,404 - 1,999,999             3           $5,346,815          0.41%
 2,000,000 - 2,999,999              9           22,020,529          1.71
 3,000,000 - 3,999,999              9           31,718,947          2.46
 4,000,000 - 5,999,999             10           52,341,516          4.06
 6,000,000 - 7,999,999              6           39,996,322          3.10
 8,000,000 - 9,999,999              7           65,014,585          5.04
 10,000,000 - 14,999,999           18          215,299,510         16.68
 15,000,000 - 29,999,999           17          349,814,526         27.10
 30,000,000 - 49,999,999            9          373,157,768         28.91
 50,000,000 - 75,000,000            2          135,956,117         10.53
                                   --       --------------        ------
   TOTAL                           90       $1,290,666,634        100.00%

--------------------------------------------------------------------------------


DISTRIBUTION OF AMORTIZATION TYPE
--------------------------------------------------------------------------------
                                                                 PERCENTAGE OF
                                                                   AGGREGATE
                               NUMBER OF        CUT-OFF DATE      CUT-OFF DATE
  AMORTIZATION TYPE          MORTGAGE LOANS       BALANCE           BALANCE
--------------------------------------------------------------------------------
 Amortizing Balloon                66           $852,639,977         66.06%
 Interest Only, Then               14            238,160,000         18.45
 Hyperamortizing                    6            105,977,325          8.21
 Interest Only                      2             85,000,000          6.59
 Fully Amortizing                   2              8,889,332          0.69
                                   --         --------------        ------
   TOTAL                           90         $1,290,666,634        100.00%

--------------------------------------------------------------------------------


 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE
--------------------------------------------------------------------------------
                                                               PERCENTAGE OF
                               NUMBER OF                         AGGREGATE
                               MORTGAGED       CUT-OFF DATE     CUT-OFF DATE
  LOCATION                     PROPERTIES        BALANCE          BALANCE
--------------------------------------------------------------------------------
 Nevada                             7         $156,187,221         12.10%
 New York                           9          152,828,549         11.84
 Florida                           10          116,055,292          8.99
 California                        13          106,469,972          8.25
 Michigan                           5           80,159,388          6.21
 Arizona                            6           75,784,755          5.87
 Massachusetts                      1           75,000,000          5.81
 Virginia                          11           70,201,647          5.44
 Texas                              5           60,563,521          4.69
 New Jersey                         4           55,323,966          4.29
 South Carolina                     4           53,829,003          4.17
 Illinois                           2           50,359,026          3.90
 Pennsylvania                       6           34,541,824          2.68
 Connecticut                        3           29,187,104          2.26
 District of Columbia               3           26,242,094          2.03
 Alabama                            4           25,280,325          1.96
 North Carolina                     3           21,350,682          1.65
 Mississppi                         2           20,787,764          1.61
 Minnesota                          1           13,575,000          1.05
 Wisconsin                          1           11,600,000          0.90
 Georgia                            2           11,350,000          0.88
 Ohio                               2           10,543,589          0.82
 Maryland                           2            9,550,000          0.74
 Washington                         1            9,381,544          0.73
 Idaho                              1            8,770,396          0.68
 New Mexico                         1            3,645,815          0.28
 Oregon                             1            2,098,157          0.16
                                  ---       --------------        ------
   TOTAL                          110       $1,290,666,634        100.00%

--------------------------------------------------------------------------------


DISTRIBUTION OF LTV RATIOS AT ORIGINATION
--------------------------------------------------------------------------------
                                                             PERCENTAGE OF
                                                              AGGREGATE
                            NUMBER OF      CUT-OFF DATE      CUT-OFF DATE
  RANGE OF LTV (%)        MORTGAGE LOANS     BALANCE           BALANCE
--------------------------------------------------------------------------------
  34.20 - 34.99%                 1           $2,098,157          0.16%
  45.00 - 49.99                  1           75,000,000          5.81
  50.00 - 54.99                  4           63,626,807          4.93
  55.00 - 59.99                  1            2,497,845          0.19
  60.00 - 64.99                  5          107,368,753          8.32
  65.00 - 69.99                  9           70,774,167          5.48
  70.00 - 74.99                 25          338,302,166         26.21
  75.00 - 79.99                 39          610,665,995         47.31
  80.00 - 84.99                  4           16,425,485          1.27
  85.00 - 88.80                  1            3,907,259          0.30
                                --       --------------        ------
   TOTAL                        90       $1,290,666,634        100.00%
--------------------------------------------------------------------------------


DISTRIBUTION OF MORTGAGE INTEREST RATE (%)
--------------------------------------------------------------------------------
                                                           PERCENTAGE OF
                                                             AGGREGATE
  RANGE OF MORTGAGE         NUMBER OF       CUT-OFF DATE    CUT-OFF DATE
  RATES (%)               MORTGAGE LOANS      BALANCE         BALANCE
--------------------------------------------------------------------------------
  4.2740 - 4.4999%               3          $109,337,525        8.47%
  4.5000 - 4.7499                4           173,680,659       13.46
  4.7500 - 4.9999                7            91,067,005        7.06
  5.0000 - 5.2499               13           179,492,164       13.91
  5.2500 - 5.4999               17           162,806,633       12.61
  5.5000 - 5.7499               22           307,075,605       23.79
  5.7500 - 5.9999               13            98,711,834        7.65
  6.0000 - 6.4999                6            65,869,330        5.10
  6.5000 - 7.7499                4            96,626,308        7.49
  7.7500 - 7.8750                1             5,999,574        0.46
                                --        --------------      ------
   TOTAL                        90        $1,290,666,634      100.00%

--------------------------------------------------------------------------------


DISTRIBUTION OF REMAINING AMORTIZATION TERMS
--------------------------------------------------------------------------------
                                                            PERCENTAGE OF
  RANGE OF REMAINING                                          AGGREGATE
  AMORTIZATION TERMS        NUMBER OF      CUT-OFF DATE      CUT-OFF DATE
  (MOS)                   MORTGAGE LOANS      BALANCE          BALANCE
--------------------------------------------------------------------------------
  Interest Only                  2           $85,000,000         6.59%
  179 - 200                      1             4,982,073         0.39
  221 - 240                      1             8,750,000         0.68
  261 - 280                      1             5,999,574         0.46
  281 - 300                      8           144,482,325        11.19
  341 - 360                     77         1,041,452,662        80.69
                                --        --------------       ------
   TOTAL                        90        $1,290,666,634       100.00%
--------------------------------------------------------------------------------


DISTRIBUTION OF ORIGINAL TERMS TO MATURITY OR ARD
--------------------------------------------------------------------------------
                                                                  PERCENTAGE OF
                                                                    AGGREGATE
  RANGE OF ORIGINAL         NUMBER OF         CUT-OFF DATE        CUT-OFF DATE
  TERMS TO MATURITY (MOS) MORTGAGE LOANS         BALANCE             BALANCE
--------------------------------------------------------------------------------
  59 - 60                       11             $309,617,011           23.99%
  81 - 100                       3               41,977,989            3.25
  101 - 120                     72              918,932,302           71.20
  121 - 180                      3               16,232,073            1.26
  281 - 297                      1                3,907,259            0.30
                                --           --------------          ------
   TOTAL                        90           $1,290,666,634          100.00%

--------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING TERMS TO MATURITY OR ARD
--------------------------------------------------------------------------------
                                                                  PERCENTAGE OF
                                                                    AGGREGATE
  RANGE OF REMAINING          NUMBER OF          CUT-OFF DATE      CUT-OFF DATE
  TERMS TO MATURITY (MOS)   MORTGAGE LOANS         BALANCE           BALANCE
--------------------------------------------------------------------------------
  55 - 80                         12             $319,795,000         24.78%
  81 - 100                         3               37,799,574          2.93
  101 - 120                       71              912,932,729         70.73
  121 - 180                        3               16,232,073          1.26
  281 - 297                        1                3,907,259          0.30
                                  --           --------------        ------
   TOTAL                          90           $1,290,666,634        100.00%

--------------------------------------------------------------------------------



DISTRIBUTION OF PREPAYMENT PROVISIONS
--------------------------------------------------------------------------------
                                                                 PERCENTAGE OF
                                                                  AGGREGATE
                              NUMBER OF          CUT-OFF DATE    CUT-OFF DATE
  PREPAYMENT PROVISIONS     MORTGAGE LOANS         BALANCE         BALANCE
--------------------------------------------------------------------------------
  Lockout/Defeasance              84           $1,228,517,815       95.18%
  Lockout/Greater of YM            5               52,767,275        4.09
  Lockout/Defeasance or            1                9,381,544        0.73
                                  --           --------------      ------
   TOTAL                          90           $1,290,666,634      100.00%

--------------------------------------------------------------------------------



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.
This material is furnished to you by the Lead Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., and Goldman, Sachs & Co. are acting as the Lead Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                    ANNEX D

                          GLOBAL CLEARANCE, SETTLEMENT
                       AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2003-C2 (the "global securities") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex C have the meanings assigned to them in the prospectus supplement and the prospectus.

     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

     All global securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired date between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.


U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI) (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or substitute form.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. Form W-8BEN may be filed by the Beneficial Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for three calendar years.

     The term "U.S. person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS





                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES


THE DEPOSITOR MAY FROM TIME TO TIME ESTABLISH A TRUST AND ISSUE A SERIES OF CERTIFICATES REPRESENTING INTERESTS IN THAT TRUST.


THE CERTIFICATES IN A SERIES:


o    will be paid only from the assets of the trust created for that series; and


o may be divided into multiple classes of certificates having different rights as to payments, security and priority.


THE ASSETS UNDERLYING THE CERTIFICATES IN A SERIES WILL INCLUDE:


o    multifamily or commercial mortgage loans; or


o securities that evidence interests in or are secured by multifamily or commercial mortgage loans; or


o    a combination of mortgage loans and mortgage-backed securities.


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS PROSPECTUS.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.


THE DATE OF THIS PROSPECTUS IS JULY 31, 2003

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


     We provide information to you about the certificates in two separate documents that progressively provide more detail:

o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

o the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o    the timing of interest and principal payments;

     o    financial and other information about the mortgage loans;

     o    any credit enhancement for each class;

     o    the ratings for each class; and

     o    the method for selling the certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. You can request information incorporated by reference from GMAC Commercial Mortgage Securities, Inc. at (215) 328-4622 or 200 Witmer Road, Horsham, Pennsylvania 19044-8015. See "Where You Can Find Additional Information" and "Incorporation of Information by Reference" in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a Glossary where capitalized terms used in this prospectus are defined beginning on page 115 in this prospectus.

                                TABLE OF CONTENTS

                                             PAGE
                                            -----
PROSPECTUS SUMMARY ......................      3
    The Mortgage Asset Pools and
       Other Assets of the Trusts .......      3
    The Mortgage Loan Sellers ...........      3
    The Master Servicer, the Special
       Servicer and the
       Administration of the Trusts .....      3
    The Certificates ....................      4
    Distributions to the
       Certificateholders ...............      4
    Interest ............................      4
    Principal ...........................      5
    Credit Support and Cash Flow
       Agreements .......................      5
    Ratings .............................      5

RISK FACTORS ............................      6
    It may not be possible to find an
       investor to purchase your
       certificates .....................      6
    The certificates will only be paid
       from trust assets ................      6
    The certificates are not
       guaranteed .......................      6
    Investment in commercial and
       multifamily mortgage loans is
       riskier than investment in
       single-family mortgage loans .....      6
    Modifications to mortgage loans
       or extensions of the maturity
       date agreed to by the servicer
       may not ultimately increase the
       present value of proceeds to
       certificateholders ...............      8
    Credit support is limited ...........      8
    Each class of certificates will
       have different yield and
       prepayment considerations ........      9
    Assignments of leases and rents
       may affect payments to
       certificateholders ...............     11
    Environmental conditions may
       subject the mortgaged property
       to liens or impose costs on the
       property owner ...................     11

                                             PAGE
                                            -----
DESCRIPTION OF THE TRUST ................     12
    Mortgage Loans ......................     12
    Default and Loss Considerations
    for the Mortgage Loans ..............     13
    Payment Provisions of the
       Mortgage Loans ...................     14
    Mortgage Loan Information in
     prospectus supplements .............     15
    MBS .................................     16
    Certificate Accounts ................     17
    Cash Flow Agreements ................     17

YIELD AND MATURITY
 CONSIDERATIONS .........................     18
    Pass-Through Rate ...................     18
    Purchase Price Consideration ........     18
    Payment Delays ......................     19
    Shortfalls in Collections of
       Interest .........................     19
    The Effects of Prepayments on
       Yield ............................     19
    Weighted Average Life and
       Maturity .........................     21
    Other Factors Affecting Yield,
       Weighted Average Life and
       Maturity .........................     23

THE DEPOSITOR ...........................     25

GMAC COMMERCIAL MORTGAGE CORPORATION ....     26

DESCRIPTION OF THE
 CERTIFICATES ...........................     26
    Distributions .......................     27
    Distributions of Interest on the
     Certificates .......................     27
    Distributions of Principal of the
     Certificates .......................     29
    Allocation of Losses and
       Shortfalls .......................     30
    Advances in Respect of
       Delinquencies ....................     30
    Reports to Certificateholders .......     31

                                               PAGE
                                              -----
    Termination; Retirement of
       Certificates .......................     33
    Book-Entry Registration and
       Definitive Certificates ............     33
THE POOLING AND
 SERVICING AGREEMENTS .....................     36
    Assignment of Mortgage Loans;
     Repurchases ..........................     36
 Representations and Warranties;
  Repurchases .............................     38
    Collection and other Servicing
     Procedures ...........................     39
    Sub-Servicers .........................     42
    Special Servicers .....................     42
    Certificate Account ...................     43
    Realization Upon Defaulted
       Mortgage Loans .....................     46
    Hazard Insurance Policies .............     48
    Due-on-Sale and
       Due-on-Encumbrance
       Provisions .........................     49
    Servicing Compensation and
       Payment of Expenses ................     49
    Evidence as to Compliance .............     50
    Matters Regarding the Master
       Servicer and the Depositor .........     51
    Events of Default .....................     52
    Rights Upon Event of Default ..........     53
    Amendment .............................     54
    The Trustee ...........................     55
    Duties of the Trustee .................     55
    Matters Regarding the Trustee .........     56
    Resignation and Removal of the
       Trustee ............................     56

DESCRIPTION OF CREDIT
 SUPPORT ..................................     57
    Subordinate Certificates ..............     57
    Insurance or Guarantees for
       Mortgage Loans .....................     58
    Letter of Credit ......................     58
    Certificate Insurance and Surety
       Bonds ..............................     58
    Reserve Funds .........................     59
    Credit Support for MBS ................     59

LEGAL ASPECTS OF
 MORTGAGE LOANS ...........................     59
    Types of Mortgage Instruments .........     60
    Leases and Rents ......................     60


                                               PAGE
                                              -----
    Personalty ............................     61
    Foreclosure ...........................     61
    Bankruptcy Laws .......................     65
    Environmental Considerations ..........     67
    Due-on-Sale and
       Due-on-Encumbrance .................     69
    Subordinate Financing .................     69
    Default Interest and Limitations
       on Prepayments .....................     70
    Applicability of Usury Laws ...........     70
    Soldiers' and Sailors' Civil Relief
       Act of 1940 ........................     70

FEDERAL INCOME TAX
 CONSEQUENCES .............................     72
    REMICs ................................     73
    Grantor Trusts ........................     93

STATE AND OTHER TAX
 CONSEQUENCES .............................    103

ERISA CONSIDERATIONS ......................    103
    Plan Asset Regulations ................    104
    Prohibited Transaction
       Exemption ..........................    105
    Representation from Investing
       Plans ..............................    108
    Tax Exempt Investors ..................    109

LEGAL INVESTMENT ..........................    109

USE OF PROCEEDS ...........................    111

METHOD OF DISTRIBUTION ....................    111

LEGAL MATTERS .............................    113

FINANCIAL INFORMATION .....................    113

WHERE YOU CAN FIND
 ADDITIONAL
 INFORMATION ..............................    113

REPORTS TO
 CERTIFICATEHOLDERS .......................    113

INCORPORATION OF
 INFORMATION BY
 REFERENCE ................................    114

RATING ....................................    114

GLOSSARY ..................................    115

                               PROSPECTUS SUMMARY

This summary highlights selected information from this document. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.

THE MORTGAGE ASSET POOLS AND OTHER ASSETS OF THE TRUSTS

The depositor will from time to time deposit a pool of mortgage assets and related property and interests into a trust.

The mortgage assets for each series of certificates may consist of mortgage loans with various payment provisions and related rights and limitations. See "Description of the Trust--Payment Provisions of the Mortgage Loans" in this prospectus.

The mortgage assets for each series of certificates also may include or consist of mortgage-backed securities. These mortgage-backed securities will represent an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans in this prospectus. See "Description of the Trust--MBS" in this prospectus.

The mortgage loans will be secured by first or junior liens on multifamily residential properties or commercial properties. The mortgage loans may be secured by liens on real estate projects under construction. See "Description of the Mortgage Pool" in your prospectus supplement for a description of the mortgage asset pool applicable to your series of certificates.


THE MORTGAGE LOAN SELLERS

The depositor will purchase the mortgage loans for each series of certificates from the mortgage asset seller or sellers specified in your prospectus supplement. Some or all of the mortgage loans in any trust may have been originated by GMAC Commercial Mortgage Corporation, another affiliate of the depositor or the depositor. See "Description of the Trust--Mortgage Loans" in this prospectus.


THE MASTER SERVICER, THE SPECIAL SERVICER AND THE ADMINISTRATION OF THE TRUSTS

If a trust includes mortgage loans, then your prospectus supplement will name the servicer or the master servicer for that trust. The master servicer for any series of certificates may be GMAC Commercial Mortgage Corporation or another affiliate of the depositor. If a trust includes mortgage loans, then your prospectus supplement will also name any special servicer for that trust or will describe the circumstances under which a special servicer may be appointed or replaced.

The master servicer may also be the special servicer for that series and, in that dual capacity, would be referred to as the servicer. A special servicer for any series may be an affiliate of the depositor, the master servicer or an underwriter. See "GMAC Commercial Mortgage Corporation" and "The Pooling and Servicing Agreements-- Matters Regarding the Master Servicer and the Depositor" in this prospectus.

If a trust includes mortgage-backed securities, then your prospectus supplement will name the entity responsible for administering those mortgage-backed securities. If an entity other than the trustee or the master servicer is the mortgage-backed securities administrator, that entity will be referred to as the manager in this prospectus. The manager for any series of certificates may be an affiliate of either the depositor or the master servicer. See your prospectus supplement for a description of the servicing and administration of the mortgage-backed certificates and the trust related to your certificates.


THE CERTIFICATES

Each trust will issue a series of certificates. A series of certificates may consist of a single class of certificates entitled to all of the principal and interest up to a specified rate on the mortgage assets in the related trust.

Alternatively, a series of certificates may consist of multiple classes. If the series of certificates has multiple classes, the prospectus supplement for that series will set forth for each class of certificates:

o    the initial principal balance if that class receives principal;

o    the initial interest rate if that class receives interest;

o    whether that class is subordinated;

o whether each class will receive distributions from all or a portion of the mortgage loans; and

o any other characteristics of that class and any limitations on the payments to be made to each class of certificates. See "Description of the Certificates" in this prospectus.


DISTRIBUTIONS TO THE CERTIFICATEHOLDERS

Principal and interest will be paid on a distribution date which may occur monthly or on other scheduled dates over the life of the certificates. The distribution date or dates for each will be described in the related prospectus supplement.


INTEREST

Each certificate of a series will be entitled to receive payments of interest to the extent described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    priority in receiving interest payments;

o    payment dates;

o    interest rates; or

o    methods for computing interest.

Each class of certificates may have a fixed or variable interest rate. Some classes may not be entitled to receive any distributions of interest. Some classes may not be entitled to distributions of interest until after the occurrence of specific events, such as the retirement of one or more other classes of certificates. The interest that is accrued on these certificates will either be added to their certificate balance or otherwise deferred as described in your prospectus supplement. Distributions of interest on some classes may be reduced to the extent of delinquencies, losses or other contingencies described in this prospectus and in your prospectus supplement. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations," "Yield and Maturity Considerations-- Shortfalls in Collections of Interest" and "Description of the Certificates-- Distributions of Interest on the Certificates" in this prospectus.

PRINCIPAL

Each certificate of a series will be entitled to receive payments of principal as described in your prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    its priority of principal payments;

o    periods during which certificateholders receive principal payments;

o the amount of scheduled principal it is entitled to receive on each payment date; or

o    the amount of prepayments it is entitled to receive on each payment date.

NOT ALL CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE AND SOME CLASSES MAY NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.


CREDIT SUPPORT AND CASH FLOW AGREEMENTS

One or more classes of certificates in a series may be protected in part by some form of credit support.

The accompanying prospectus supplement will provide the following information:

o    whether credit support covers any classes of certificates;

o    the type, amount and extent of coverage;

o    the identity of any entity providing the coverage; and

o    the terms of any subordination.

Any credit enhancement will be limited and certificateholders will bear any losses allocated after the credit enhancement coverage for a particular class is depleted. See "Risk Factors-- Credit support is limited," "Description of Credit Support" and "Description of the Trust--Cash Flow Agreements" in this prospectus.


RATINGS

At issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and in your prospectus supplement.

                                  RISK FACTORS

     You should consider the following risk factors in addition to the risk factors in the prospectus supplement in deciding whether to purchase any of the certificates.


IT MAY NOT BE POSSIBLE TO FIND AN       The underwriters may assist in resales
INVESTOR TO PURCHASE YOUR               of certificates, but they are not
CERTIFICATES                            required to do so. A secondary market
                                        for your certificates may not develop.
                                        If a secondary market does develop, it
                                        might not continue or it might not be
                                        sufficiently liquid to allow you to
                                        resell any of your certificates.
                                        Illiquidity also could have an adverse
                                        effect on the market value of your
                                        certificates. The related prospectus
                                        supplement will state whether the
                                        certificates will be listed on any
                                        securities exchange.

THE CERTIFICATES WILL ONLY BE PAID      The certificates will represent
FROM TRUST ASSETS                       interests only in the trust established
                                        for that series. The certificates will
                                        not represent an obligation of the
                                        depositor, GMAC Commercial Mortgage
                                        Corporation or any of their affiliates.
                                        Payments on the mortgage assets included in the trust and any credit support will be the only source of payments to you.
                                        If those amounts are insufficient to
                                        make required payments of interest or
                                        principal or both to you, there is no
                                        other source of payments. As a result,
                                        payments to you may be reduced or
                                        delayed and you may experience losses on your certificates.

THE CERTIFICATES ARE NOT                Unless so specified in your prospectus
GUARANTEED                              supplement, no governmental agency or
                                        any other person guarantees or insures
                                        payments on the certificates of a
                                        particular series or any of the
                                        underlying mortgage assets. The
                                        depositor, the mortgage loan seller(s),
                                        the master servicer and the special
                                        servicer will have limited obligations
                                        and will not be obligated to make
                                        payments on the certificates. See "The
                                        certificates will only be paid from
                                        trust assets" above.

INVESTMENT IN COMMERCIAL AND            Each trust generally will consist of a
MULTIFAMILY MORTGAGE LOANS IS           smaller number of higher balance loans
RISKIER THAN INVESTMENT IN              than would a pool of single-family loans
SINGLE-FAMILY MORTGAGE LOANS            of comparable aggregate unpaid principal
                                        balance. Accordingly, the concentration
                                        of default, foreclosure and loss risks
                                        in individual mortgage loans in a
                                        particular trust generally will be
                                        greater than for pools of single-family
                                        loans. A description of material
                                        considerations associated with
                                        investments in mortgage loans is
                                        included in this prospectus under "Legal
                                        Aspects of Mortgage Loans." See also
                                        "Description of the Trust--Default and
                                        Loss Considerations for the Mortgage
                                        Loans" in this prospectus.

                                        In contrast to single-family loans, the
                                        ability of a borrower to repay a loan
                                        secured by an income-producing property
                                        typically depends mainly on the
                                        operating income produced by that
                                        property, not on the independent income
                                        or assets of the borrower. If the net
                                        operating income of the property is
                                        reduced, the borrower's ability to repay the loan may be impaired and losses may be realized on the mortgage loans. As a result, mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss, delinquency and foreclosure than loans made on the security of owner-occupied single-family residential property.

                                        Your investment in the certificates will subject you to the risks of owning an interest in commercial and multifamily real estate. Your investment in the mortgage assets may be adversely affected by factors that affect the value of interests in real property and of loans secured by those interests including:

                                        o    changes in general or local
                                             economic conditions or specific
                                             industry segments;

                                        o    declines in real estate values;

                                        o    declines in rental or occupancy
                                             rates;

                                        o    increases in interest rates, real
                                             estate tax rates and other
                                             operating expenses;

                                        o    changes in governmental rules,
                                             regulations and fiscal policies,
                                             including environmental
                                             legislation; and

                                        o    natural disasters and civil
                                             disturbances such as earthquakes,
                                             hurricanes, floods, eruptions or
                                             riots.

                                        Factors that adversely affect the
                                        mortgage assets for a particular series
                                        may cause the rates of delinquencies,
                                        foreclosures and losses on those
                                        mortgage assets to be higher than would
                                        otherwise be the case. To the extent
                                        your certificates are not covered by
                                        credit support, you will bear all of the risks resulting from defaults by borrowers.

MODIFICATIONS TO MORTGAGE LOANS         To maximize recoveries on defaulted
OR EXTENSIONS OF THE MATURITY           mortgage loans, the master servicer or a
DATE AGREED TO BY THE SERVICER          special servicer may, under certain
MAY NOT ULTIMATELY INCREASE THE         limited circumstances, extend the
PRESENT VALUE OF PROCEEDS TO            maturity date of and otherwise modify
CERTIFICATEHOLDERS                      mortgage loans that are in default or as
                                        to which a payment default is reasonably foreseeable. See "The Pooling and
                                        Servicing Agreements--Realization Upon
                                        Defaulted Mortgage Loans" in this
                                        prospectus. There is no guarantee,
                                        however, that an extension or
                                        modification will in fact increase the
                                        present value of receipts from, or
                                        proceeds of, the affected mortgage
                                        loans.

                                        See "Description of the Mortgage Pool"
                                        in the accompanying prospectus
                                        supplement for a description of these or other types of special risk loans in the mortgage asset pool applicable to your certificates.

CREDIT SUPPORT IS LIMITED               The prospectus supplement for your
                                        series of certificates may specify that
                                        credit support will provide protection
                                        against losses on the underlying
                                        mortgage assets up to specified amounts
                                        and for the benefit of specified classes of certificates. If any losses are incurred on the mortgage loans that are not covered by the credit enhancement for your class of certificates, you will bear the risk of these losses. See
                                        "Credit Support" in your prospectus
                                        supplement for a description of any
                                        forms of credit support that apply to
                                        your certificates.


                                        Although credit support is intended to
                                        reduce the likelihood of temporary
                                        shortfalls on the certificates, you
                                        should be aware that:

                                        o    The amount of coverage usually is
                                             limited.

                                        o    The amount of coverage usually will
                                             be reduced over time according to a
                                             schedule or formula.

                                        o    Credit support may not cover all
                                             potential losses on the mortgage
                                             loans. For example, credit support
                                             may not cover loss by reason of
                                             fraud or negligence by a mortgage
                                             loan originator or other parties.

                                        o    Credit support may provide coverage
                                             only to some certificates and not
                                             other certificates of the same
                                             series. If principal payments on
                                             one or more classes are made in a
                                             specified order of priority, any
                                             related credit support may be
                                             exhausted before the principal of
                                             the later paid classes has been
                                             repaid in full. As a result, losses
                                             and shortfalls experienced on the
                                             mortgage assets may have a greater
                                             impact upon those classes having a
                                             later right of payment.

                                        o    If the applicable rating agencies
                                             believe that the rating on the
                                             certificates will not be adversely
                                             affected, credit support may be
                                             reduced or terminated without the
                                             consent of certificateholders.

                                        o    The loss experience on the related
                                             mortgage assets underlying your
                                             certificates may exceed the levels
                                             of losses covered by the amount of
                                             credit support for your
                                             certificates. If this happens, you
                                             will bear the losses on the
                                             mortgage assets in excess of
                                             available credit support for your
                                             class. See "Description of the
                                             Certificates--Allocation of Losses
                                             and Shortfalls" and "Description of
                                             Credit Support" in this prospectus.

EACH CLASS OF CERTIFICATES WILL         The price you paid for your certificates
HAVE DIFFERENT YIELD AND                and the rate of principal payments on
PREPAYMENT CONSIDERATIONS               the mortgage assets in the applicable
                                        trust will affect the yield to maturity
                                        of your certificates. The rate of
                                        principal payments depends on scheduled
                                        payments of interest and principal, the
                                        rate of prepayments, liquidations due to defaults and repurchases. If the rate of prepayments on the mortgage assets related to your certificates is higher or lower than you anticipated, the yield to maturity on your certificates may be adversely affected. The yield on some types of certificates is more sensitive to variations in prepayments than others. For example, certificates that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments is high, or if a redemption or call feature of the certificates or the underlying mortgage assets occurs, the holders of these certificates may not fully recover their initial investment.
                                        In addition, the following types of
                                        certificates also may be particularly
                                        sensitive to the rate of prepayment on
                                        the related mortgage assets:

                                        o    classes that receive distributions
                                             of interest or principal commencing
                                             only after the occurrence of
                                             specific events;

                                        o    classes that are only entitled to
                                             receive distributions of interest
                                             accrued on a notional principal
                                             balance;

                                        o    classes that are entitled to
                                             receive disproportionately small or
                                             no interest distributions;

                                        o    certificates with a pass-through
                                             rate that fluctuates inversely with
                                             an index; or

                                        o    classes of a series that includes
                                             multiple classes of certificates.

                                        The rate of principal payments on groups of mortgage loans varies within and among pools. Principal payments are influenced by economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans, such as provisions that prohibit voluntary prepayments during specified periods or impose penalties on voluntary prepayments. There is no guarantee as to the actual rate of prepayment on the mortgage assets in any trust, or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. See "Yield and Maturity Considerations" in this prospectus. See also "Risk Factors" and "Yield and Maturity Considerations" in your prospectus supplement for more information concerning the prepayment risks applicable to your certificates.

ASSIGNMENTS OF LEASES AND RENTS         If a mortgaged property is subject to
MAY AFFECT PAYMENTS TO                  leases, the related mortgage loan
CERTIFICATEHOLDERS                      typically will be secured by an
                                        assignment of leases and rents. Under
                                        this assignment, the borrower assigns
                                        its right under the leases to the lender and upon default, the lender is entitled to collect rents.

                                        Some state laws may require the lender
                                        to take possession of the mortgaged
                                        property and obtain a judicial
                                        appointment of a receiver before the
                                        lender is entitled to collect rents. The lender's ability to collect rents also may be adversely affected if bankruptcy or similar proceedings are commenced by or against a borrower. If a lender is prevented or delayed in collecting rents, payments on your certificates may be reduced or delayed. See "Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

ENVIRONMENTAL CONDITIONS MAY            Real property pledged as security for a
SUBJECT THE MORTGAGED PROPERTY          mortgage loan may be subject to
TO LIENS OR IMPOSE COSTS ON THE         environmental risks. Undersome state
PROPERTY OWNER                          laws, contamination of real property may
                                        give rise to a lien on the property to
                                        assure the costs of cleanup. In several
                                        states, that lien has priority over an
                                        existing mortgage lien on the property.
                                        In addition, under the laws of some
                                        states and under the federal
                                        Comprehensive Environmental Response,
                                        Compensation and Liability Act of 1980,
                                        a lender, either before or after
                                        foreclosure of the mortgage, may be
                                        liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property. This liability may exist if agents or employees of the lender have become sufficiently involved in the operations of the borrower. This liability may exist regardless of whether the environmental damage or threat was caused by the borrower or a prior owner.

                            DESCRIPTION OF THE TRUST

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust to be formed by the depositor. The primary assets of each trust will be mortgage loans or a combination of mortgage loans and mortgage-backed securities or MBS. Each mortgage asset will be selected by the depositor for inclusion in a trust from among those purchased, either directly or indirectly, from a mortgage asset seller. The mortgage asset seller may or may not be the originator of that mortgage loan or the issuer of that MBS. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust.


MORTGAGE LOANS

     The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of:

o multifamily properties that are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or

o commercial properties that are office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or other types of income-producing properties or unimproved land.

     The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then the term of any leasehold will exceed the term of the mortgage note by the period specified in the related prospectus supplement. The originator of any mortgage loan may be the depositor, GMAC Commercial Mortgage Corporation, another affiliate of the depositor, an affiliate of the underwriter or an unrelated party.

     Mortgage assets for a series of certificates may include mortgage loans secured by junior liens. The loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date the certificates are issued. The related prospectus supplement will include as to each delinquent or non-performing mortgage loan,

o available information as to the period of the delinquency or non-performance;

o    any forbearance arrangement then in effect;

o    the condition of the related mortgaged property; and

o the ability of the mortgaged property to generate income to service the mortgage debt.


     DEFAULT AND LOSS CONSIDERATIONS FOR THE MORTGAGE LOANS

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on the loan.

     Annual debt service means for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date or, for any mortgage loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of the interest only period.

     The Underwritten Cash Flow of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income, and for a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative, may be affected by the condition of the applicable real estate market or area economy or both. In addition, properties typically leased, occupied or used on a short-term basis, such as some health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. As a result, the Underwritten Cash Flow of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default.

     Unless more specifically described in the related prospectus supplement, the value of a mortgaged property will be its fair market value determined in an appraisal obtained by the originator at the origination of the loan. The lower the Loan-to-value Ratio, the greater the borrower's equity in a mortgaged property, and the greater the incentive of the borrower to perform under the terms of the related mortgage loan to protect its equity and the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.

     Appraised values of income-producing properties are typically based on:

o the market comparison method based on recent resale values of comparable properties at the date of the appraisal;

o the cost replacement method based on the cost of replacing the property at that date;

o the income capitalization method based on a projection of value of the property's projected net cash flow; or

o    a selection from or interpolation of the values derived from these methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will also be affected and a liquidation loss may occur.

     While the depositor believes that the considerations described above are important factors in assessing credit risk on loans secured by liens on income-producing real estate, there can be no assurance that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."


     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     To the extent specified in the related prospectus supplement, all of the mortgage loans will have had original terms to maturity of not more than 40 years and provide for scheduled payments of principal, interest or both, to be made on specified due dates that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan:

o may provide for no accrual of interest or for accrual of interest at a mortgage rate that is fixed over its term, that adjusts from time to time or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate or from a fixed to an adjustable mortgage rate,

o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specific events, and may permit negative amortization,

o may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

o may prohibit prepayments over its term or for a specified lock-out period which ends on a lock-out date or may require payment of a prepayment premium consisting of a premium or a yield maintenance penalty in connection with prepayments, or both, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain an equity participation provision that entitles the lender to a share of appreciation in value of the related mortgaged property, or profits realized from the operation or disposition of the mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.


     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information about the mortgage loans in the related trust, which may include the following:

o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

o the type or types of property that provide security for repayment of the mortgage loans,

o the earliest and latest origination date and maturity date of the mortgage loans,

o the original and remaining terms to maturity of the mortgage loans, or ranges of assigned and remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

o the Loan-to-value Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Loan-to-value Ratios, and the weighted average of the Loan-to-value Ratios,

o the mortgage rates borne by the mortgage loans, or range of mortgage rates, and the weighted average mortgage rate borne by the mortgage loans,

o for mortgage loans with adjustable mortgage rates or ARM loans, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the mortgage loan,

o information regarding the payment characteristics of the mortgage loans, such as balloon payment and other amortization provisions, lock-out periods and prepayment premiums,

o the Debt Service Coverage Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios,

o the geographic distribution of the mortgaged properties on a state-by-state basis, and

o information describing material provisions of leases and the nature of tenants of the mortgaged properties.

     If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement. Specific information will be provided in a report which will be available to purchasers of those certificates at or before their initial issuance and prior to sales of the offered certificates and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following the issuance.


     MBS

     MBS may include:

o private-label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any agency or instrumentality of the United States; or

o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation or FHLMC, the Federal National Mortgage Association or the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation. To the extent described in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued under an MBS agreement consisting of a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. Either or both of the issuer of the MBS and the servicer of the underlying mortgage loans will have entered into the MBS agreement, with a trustee, or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions on the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a specified date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided for the

MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and usually will have been established on the basis of the requirements of any nationally recognized statistical rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available,

o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust,

o the original and remaining term to stated maturity of the MBS, if applicable,

o the pass-through or bond rate of the MBS or the formula for determining those rates,

o    the payment characteristics of the MBS,

o    the MBS issuer, MBS servicer and MBS trustee, as applicable,

o    a description of the credit support, if any,

o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased before their maturity,

o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

o the type of mortgage loans underlying the MBS and, to the extent available to the depositor and appropriate under the circumstances, other information about the underlying mortgage loans described under "--Mortgage Loan Information in prospectus supplements," and

o    the characteristics of any cash flow agreements that relate to the MBS.


     CERTIFICATE ACCOUNTS

     Each trust will include one or more certificate accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced or the mortgage assets and other assets in the trust will be deposited into the certificate account(s) to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and Servicing Agreements--Certificate Account."


     CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust will include guaranteed investment contracts under which moneys held in the funds and accounts established for the series will be invested at a specified rate. The trust may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any cash flow agreement, including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the cash flow agreement.

                        YIELD AND MATURITY CONSIDERATIONS

     The yield on any certificate offered hereby will depend on the price paid by the holder, the pass-through rate of interest at which the certificate accrues interest and the amount and timing of distributions on the certificate. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations." The following discussion contemplates a trust that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can be expected to have the same effect on the yield to maturity and weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


     PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust. The prospectus supplement for any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate, as well as the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates.

     The prospectus supplement will also indicate whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under any cash flow agreement consisting of:

o guaranteed investment contracts under which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

o other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuation on the mortgage assets or on one or more classes of certificates.


     PURCHASE PRICE CONSIDERATION

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust are in turn distributed on those certificates or, in the case of a class of stripped interest certificates, result in the reduction of the notional amount thereof. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust could result in an actual yield to you that is lower than the anticipated yield. You should also consider, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount or premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower or faster than the rate you anticipated during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase or decrease in the rate of principal payments.


     PAYMENT DELAYS

     For each series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to certificateholders on the date they were due.


     SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is typically charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued and distributable on any series of certificates on any distribution date will typically correspond to interest accrued on the mortgage loans to their respective due dates during the related due period. As more specifically described in the prospectus supplement for a series of certificates, a due period will be a specified time period running from a specified day of one month to the immediately preceding day of the next month, inclusive. All scheduled payments on the mortgage loans in the related trust that are due during a given due period will, to the extent received by a specified date called the determination date or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of the series on the next distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest thereon to the due date for that mortgage loan in the related due period, then the interest charged to the borrower net of servicing and administrative fees may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. To the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on that class will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any shortfalls will be allocated among the classes of certificates of that series. The related prospectus supplement will also describe any amounts available to offset shortfalls.


     THE EFFECTS OF PREPAYMENTS ON YIELD

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust and the allocation of those payments to reduce the principal balance or notional amount, if applicable, of the certificate. The rate of principal payments on the mortgage loans in any trust will be affected by the amortization schedules thereof. In the case of ARM loans, amortization schedules may change periodically to accommodate adjustments to the mortgage rates of those loans, the dates on which any balloon payments are due, and the rate of principal prepayments. Because the rate of principal prepayments on the mortgage loans in any trust will depend on future events and a variety of factors, no assurance can be given as to that rate.

     Principal prepayments include:

     o    voluntary prepayments by borrowers;

     o prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties; and

     o    purchases of mortgage loans out of the related trust.

     A lower than anticipated rate of principal prepayments on the mortgage loans in the related trust will negatively affect the yield to investors in any class of certificates that are stripped principal certificates. A higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in any class of certificates that are stripped interest certificates. In general, the notional amount of a class of stripped interest certificates will either be based on the principal balances of some or all of the mortgage assets in the related trust or equal to the initial stated principal amounts or certificate balance of one or more of the other classes of certificates of the same series. If the offered certificates of a series include any stripped interest certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on those certificates. The purpose of the tables are to illustrate the sensitivity of yields to various constant assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     The depositor is not aware of any publicly available or authoritative statistics that relate to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust may be affected by a number of factors, including:

o    the availability of mortgage credit,

o the relative economic vitality of the area in which the mortgaged properties are located,

o    the quality of management of the mortgaged properties,

o    the servicing of the mortgage loans,

o    possible changes in tax laws, and

o    other opportunities for investment.

     In addition, the rate of principal payments on the mortgage loans in any trust may be affected by

     o    the existence of lock-out periods;

     o requirements that principal prepayments be accompanied by prepayment premiums; and

     o the extent to which those prepayment premium provisions may be practicably enforced.

     To the extent enforceable, prepayment premium provisions could constitute either an absolute prohibition in the case of a lock-out period or a disincentive in the case of a prepayment premium to a borrower's voluntarily prepaying its mortgage loan.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the interest rate specified in the mortgage loan, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on those ARM loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either converting to a fixed rate loan and thereby locking in the rate or taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions, some borrowers may sell mortgaged properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties before the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust, as to the relative importance of those factors, as to the percentage of the principal balance of those mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.


     WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Unless more specifically described in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments is paid to that class. For this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate or CPR prepayment model or the Standard Prepayment Assumption or SPA prepayment model. CPR represents an assumed constant rate of prepayment each month expressed as an annual percentage relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month expressed as an annual percentage of the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.


     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. As a result, it is unlikely that the prepayment experience of the mortgage loans included in any trust will conform to any particular level of CPR or SPA.


     The prospectus supplement for each series of certificates will contain tables, if applicable, specifying the projected weighted average life of each class of offered certificates of that series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. The assumptions will include assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

     OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity.

     Some or all of the mortgage loans included in a trust may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, mortgage loans that require balloon payments may default at maturity, or the maturity of a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of those certificates and, if those certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization.

     The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on the loan would, in the case of an ARM loan, be expected during a period of increasing interest rates to amortize at a slower rate and perhaps not at all than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which any negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM loan that:

o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate,

o provides that its scheduled payment will adjust less frequently than its mortgage rate, or

o provides for constant scheduled payments even if its mortgage rate has been adjusted.

     Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage rate, thereby resulting in the accelerated amortization of the mortgage loan. Any acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust of mortgage loans that permit negative amortization, will depend upon whether that offered certificate was purchased at a premium or a discount and the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of a stripped interest certificate, delay or accelerate the reduction of the notional amount thereof. See "--The Effects of Prepayments on Yield" above.

     Foreclosures and Payment Plans.

     The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made for the mortgage loans, including the use of payment plans before a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and on the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets.

     The yield to holders of the offered certificates of any series will directly depend on the extent to which those holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust and the timing of those losses and shortfalls. The earlier that any loss or shortfall occurs, usually the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations may be effected by a reduction in the entitlements to interest and certificate balances of one or more of those classes of certificates, or by establishing a priority of payments among those classes of certificates or both.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust.

     Additional Certificate Amortization.

     In addition to entitling the holders thereof to a specified portion, which may, during specified periods, range from none to all, of the principal payments received on the mortgage assets in the related trust, one or more classes of certificates of any series, including one or more classes of offered certificates of that series, may provide for distributions of principal from:

o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates on which distributions of interest may not commence until the occurrence of specific events, such as the retirement of one or more other classes of certificates,

o    Excess Funds or

o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources is likely to have any material effect on the rate at which the certificates are amortized and the yield to be realized on the certificates.

     Optional Early Termination.

     If provided in the related prospectus supplement, the master servicer, the depositor or the holder of the residual interest in a REMIC may at its option either effect early retirement of a series of certificates through the purchase of the assets in the related trust or purchase, in whole but not in part, the certificates specified in the related prospectus supplement. The optional termination would occur under the circumstances and in the manner described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus and in the related prospectus supplement. Any early retirement of a class of offered certificates would shorten their weighted average life and, if those certificates were purchased at premium, reduce the yield realized on those certificates.


                                 THE DEPOSITOR


     GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMAC Commercial Mortgage Corporation which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan corporation. The depositor was incorporated in the State of Delaware on June 22, 1995. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3164. The depositor does not have, nor is it expected in the future to have, any significant assets.

                      GMAC COMMERCIAL MORTGAGE CORPORATION

     Unless we tell you otherwise in the related prospectus supplement, GMAC Commercial Mortgage Corporation, an affiliate of GMAC Commercial Mortgage Corporation and a corporation duly organized and existing under the laws of the State of California, will act as the master servicer or manager for each series of certificates.

     GMAC Commercial Mortgage Corporation originates mortgage loans through its own originating network and buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide. GMAC Commercial Mortgage Corporation services mortgage loans for its own account and for others. GMAC Commercial Mortgage Corporation's principal executive offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMAC Commercial Mortgage Corporation conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.


                         DESCRIPTION OF THE CERTIFICATES

     Each series of certificates will represent the entire beneficial ownership interest in the trust created under the related pooling and servicing agreement or other agreement specified in the related prospectus supplement. Either agreement is referred to as a pooling and servicing agreement. The certificates of each series may consist of one or more classes of certificates that:

o provide for the accrual of interest on the certificate balance or notional amount at a fixed, variable or adjustable rate;

o    constitute senior certificates or subordinate certificates;

o constitute stripped interest certificates or stripped principal certificates;

o provide for distributions of interest or principal that begins only after the occurrence of specified events, such as the retirement of one or more other classes of certificates of the series;

o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust;

o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

o provide for distributions based on collections on the mortgage assets in the related trust attributable to prepayment premiums and equity participations.

     A class of certificates may have two or more component parts that each have different characteristics. For example, a class of certificates may have a certificate balance on which it accrues interest at a fixed, variable or adjustable rate. The same class of certificates may also have features of a stripped interest certificate that entitles its holders to distributions of interest accrued on a notional amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its certificate balance at one fixed, variable or adjustable rate and on another portion of its certificate balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of classes of stripped interest certificates or REMIC residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. One or more classes of offered certificates of any series may be issued as definitive certificates in fully registered, definitive form or may be offered as book-entry certificates in book-entry format through the facilities of The Depository Trust Company or DTC. If issued as definitive certificates, the offered certificates of each series may be transferred or exchanged at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Any transfer or exchange of the certificates must comply with any restrictions on transfer described in the related prospectus supplement. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

     DISTRIBUTIONS

     The trustee will make distributions on the certificates of each series on each distribution date from the Available Distribution Amount for that series on that distribution date. The distribution date for a series of certificates will be a specified day of each month, or, if that day is not a business day, the next business day, beginning in the month specified in the related prospectus supplement.

     To the extent specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the record date or last business day of the month preceding the month in which the applicable distribution date occurs. All distributions on each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class in proportion to the respective percentage interests evidenced thereby to the extent specified in the related prospectus supplement. Payments may be made by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has provided the person required to make the payments with wiring instructions no later than the related record date or another date specified in the related prospectus supplement and the certificateholder holds certificates in any requisite amount or denomination specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. However, the final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

     DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than stripped principal certificates that are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest and other than some classes of REMIC residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Interest on the certificates of each series will be calculated on the basis described in the related prospectus supplement.

     A class of accrual certificates will be entitled to distributions of accrued interest beginning only on the distribution date, or under the circumstances, specified in the related prospectus supplement. Some classes of stripped principal certificates or REMIC residual certificates are not entitled to any distributions of interest. Distributions of interest on all other classes of certificates will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, to the extent of the portion of the Available Distribution Amount allocable to that class on that distribution date.

     Before the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

     Stripped interest certificates are entitled to distributions of interest, with disproportionate, nominal or no distributions or principal. To the extent described in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be calculated like the Accrued Certificate Interest for other classes except that it will accrue on a notional amount rather than a certificate balance. The notional amount is either based on the principal balances of some or all of the mortgage assets in the related trust or equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount for a class of stripped interest certificates is solely for convenience in making calculations and does not represent the right to receive any distributions of principal.

     The amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, one or more classes of the certificates of a series may be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest," exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

     The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies. These contingencies include delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations" and "Yield and Maturity Considerations--Shortfalls in Collections of Interest."

     DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of REMIC residual certificates, will have a certificate balance. The certificate balance for a class, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made to that class. If provided in the related prospectus supplement, the outstanding certificate balance of a class will be reduced further by any losses incurred on the related mortgage assets allocated to that class.

     The outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or for the related mortgage assets being allocated to that class. The outstanding certificate balance of each class of accrual certificates will be increased before the distribution date on which distributions of interest thereon are required to begin, by the amount of any Accrued Certificate Interest on that class, as reduced by any prepayment interest shortfalls.

     Except to the extent specified in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified cut-off date, after taking into account all scheduled payments due on or before that date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. To the extent described in the related prospectus supplement, distributions of principal on a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the certificate balances of those certificates have been reduced to zero. Distributions of principal on one or more classes of certificates may be made at a rate that is faster than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more classes of certificates may not begin until the occurrence of specific events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more controlled amortization classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal on one or more companion classes of certificates may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust are received.

Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class or on another basis specified in the related prospectus supplement.

     ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered by any credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner specified in the related prospectus supplement. The allocations may be effected by a reduction in the entitlements to interest or the certificate balances of one or more classes of certificates, or both, or by establishing a priority of payments among those classes of certificates. See "Description of Credit Support."

     ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement and, if a trust includes mortgage loans, the master servicer, a special servicer, the trustee, the fiscal agent, if any, any provider of credit support or any other specified person may be obligated to advance, or have the option of advancing an amount up to the aggregate of any payments of principal, other than the principal portion of any balloon payments, and interest that were due on or for those mortgage loans during the related due period and were delinquent on the related determination date. The person responsible will make advances on or before each distribution date, from its own funds or from Excess Funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled to receive those amounts, rather than to guarantee or insure against losses. Consistent with this principle, all advances made out of an entity's own funds will be reimbursable out of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds on the mortgage loans on which payments are delinquent and any credit support or other specific sources that are identified in the related prospectus supplement. One source, in the case of a series that includes one or more classes of subordinate certificates, is collections on other mortgage assets in the related trust that would otherwise be distributable to the holders of one or more classes of the subordinate certificates. No advance will be required to be made by a master servicer, special servicer, fiscal agent or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or another specifically identified source. If previously made by a master servicer, special servicer, fiscal agent or trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, fiscal agent, trustee or other entity from Excess Funds in a certificate account, that person will be required to replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date.

The obligation of a master servicer, special servicer, fiscal agent, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be provided in the related prospectus supplement.

     If provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on advances for a specified period during which the advances are outstanding at the rate specified in the prospectus supplement. The entity making advances will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust before any payment to the related series of certificateholders or as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

     REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each holder, a distribution date statement that will set forth, among other things, in each case to the extent applicable and to the extent described in the related prospectus supplement:

o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the certificate balance thereof;

o the amount of that distribution to holders of that class of offered certificates that was applied to pay Accrued Certificate Interest;

o the amount, if any, of that distribution to holders of that class of offered certificates that was allocable to:

     o   prepayment premiums; and

     o   payments for equity participations;

o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

o if the related trust includes mortgage loans, the aggregate amount of advances included in that distribution;

o if the related trust includes mortgage loans, the amount of servicing compensation received by the related master servicer, and, if payable directly out of the related trust, by any special servicer and any sub-servicer;

o if the related trust includes MBS, the amount of administrative compensation received by the REMIC administrator;

o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

o if the related trust includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent;


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

o if the related trust includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made on those mortgage loans during the related Prepayment Period;

o the certificate balance or notional amount, as the case may be, of that class of certificates at the close of business on that distribution date--separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses on the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, if Accrued Certificate Interest has been added to that balance;

o if that class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for that distribution date and, if determinable, for the next succeeding distribution date;

o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

o if the related trust includes one or more instruments of credit support, such as a letter of credit, an insurance policy or a surety bond, the amount of coverage under each instrument as of the close of business on that distribution date; and

o the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished under the first three points above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will, upon request, furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information provided in the first three points above, aggregated for that calendar year or the applicable portion thereof during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided under any requirements of the Internal Revenue Code of 1986 as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the trust for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received for the MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement for each series of certificates, other than limited payment and notice obligations of the applicable parties, will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the pooling and servicing agreement following the earlier of:

o the final payment or other liquidation or disposition, or any advance made for the last mortgage asset in the trust for that series or of any property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan in the trust for that series, and

o the purchase by the master servicer, the depositor or, if specified in the related prospectus supplement, by the holder of the REMIC residual certificates from the trust for that series of all remaining mortgage assets therein and property, if any, acquired in respect of the mortgage loans therein. See "Federal Income Tax Consequences" below.

     In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner provided in the related prospectus supplement. Upon the purchase of those certificates or at any time thereafter, at the option of the master servicer or the depositor, the mortgage assets may be sold, the certificates retired and the trust terminated, or the certificates so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the certificateholders based upon the fee that would be foregone by the master servicer and any special servicer because of the termination.

     Any purchase of mortgage assets and other property will be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual certificates at the price specified in the related prospectus supplement. Before the right to purchase can be exercised, however, the aggregate principal balance of the mortgage assets for that series must be less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets at the cut-off date for that series. The prospectus supplement for each series of certificates will describe the amounts that the holders of those certificates will be entitled to receive upon early retirement. Early termination may adversely affect the yield to holders of some classes of certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of the series will be offered in book-entry format through the facilities of DTC, and each class so offered will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants maintain accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to other indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a book-entry certificate or certificate owner is in turn to be recorded on the direct and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except if use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each participant, and not of

DTC, the depositor or any trustee or master servicer, consistent with any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only "certificateholder," as the term is used in the related pooling and servicing agreement, of book-entry certificates will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     If provided in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if:

o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for those certificates and the depositor is unable to locate a qualified successor or

o the depositor, at its option, elects to terminate the book-entry system through DTC for those certificates.

     Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

                      THE POOLING AND SERVICING AGREEMENTS

     The certificates of each series will be issued under a pooling and servicing agreement. The parties to a pooling and servicing agreement will typically include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. A pooling and servicing agreement that relates to a trust that includes MBS may include a manager as a party, but may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. An affiliate of the depositor, or the mortgage asset seller or an affiliate thereof, may perform the functions of a special servicer, manager or a master servicer called either a servicer or master servicer. Any party to a pooling and servicing agreement or any affiliate thereof may own certificates issued under that agreement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust. The following summaries describe provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust includes MBS, will summarize all of the material provisions of the related pooling and servicing agreement. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of those provisions in the related prospectus supplement.

     The depositor will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to it at its principal executive offices specified under "The Depositor".

     ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, the depositor will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust, together with, to the extent described in the related prospectus supplement, all principal and interest to be received on or for those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with that assignment, deliver the certificates to, or at the direction of, the depositor in exchange for the mortgage loans and the other assets to be included in the trust for that series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include detailed information that pertains to each mortgage loan included in the related trust, which information will typically include:

o    the address of the related mortgaged property and type of property;

o the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

o    the original and remaining term to maturity;

o    the original amortization term; and

o    the original and outstanding principal balance.

     In addition, to the extent provided in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust, deliver, or cause to be delivered, to the related trustee or to a custodian appointed by the trustee:

o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee or its nominee, the mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office;

o an assignment, which may be a blanket assignment covering mortgages on mortgaged properties located in the same county if permitted by law, of the mortgage in blank or to the trustee or its nominee in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon, except for any assignment not returned from the public recording office; and

o if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents at the times provided in the related pooling and servicing agreement.

     A trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee or custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of the mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered to the related trustee or custodian the mortgage or assignment with evidence of recording after receipt from the public recording office. If the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related pooling and servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of that mortgage or assignment with evidence of recording.

     As specified in the related prospectus supplement, assignments of mortgage to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

     The trustee or a custodian appointed by the trustee for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt, and the trustee or custodian will hold those documents in trust for the benefit of the certificateholders of that series. Unless we tell you otherwise in the related prospectus supplement, if any mortgage loan document is found to be missing or defective, and the omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee or custodian will be required to notify the master servicer and the depositor, and one of them will be required to notify the relevant mortgage asset seller. If the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of the notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee.

     If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, instead of repurchasing a mortgage loan for which there is missing or defective loan documentation, will have the option, exercisable upon specific conditions or within a specified period after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans. Any replacement of a mortgage loan must comply with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage asset documentation when the related prospectus supplement provides for additional remedies. Neither the depositor nor, unless it is the mortgage asset seller, the master servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to hold title to the mortgage loans in any trust and to maintain possession and review the documents relating to those mortgage loans as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the certificates will be provided in the related prospectus supplement. Any custodian may be an affiliate of the depositor or the master servicer.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the prospectus supplement for a series of certificates, the depositor will, for each mortgage loan in the related trust, make or assign, or cause to be made or assigned, representations and warranties made by a warranting party covering, for example:

o the accuracy of the information for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller; however, the warranting party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, a special servicer or another person acceptable to the depositor. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     If provided in the related prospectus supplement, the master servicer or the trustee or both will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If the warranting party cannot cure the breach within a specified period following the date on which it was notified of the breach, then, if provided in the related prospectus supplement, it will be obligated to repurchase the mortgage loan from the trustee at the applicable Purchase Price.

     If provided in the related prospectus supplement, a warranting party, instead of repurchasing a mortgage loan for which a breach has occurred, will have the option to replace the mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This option will be exercisable upon the conditions and within the time period specified in the related prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a warranting party unless the related prospectus supplement provides for additional remedies. Unless it is the warranting party, neither the depositor nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     Representations and warranties may be made in respect of a mortgage loan as of a date before the date upon which the related series of certificates is issued, and therefore may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the mortgage loans in any trust were made will be specified in the related prospectus supplement.

     COLLECTION AND OTHER SERVICING PROCEDURES

     As more specifically described in the related prospectus supplement, the master servicer for any mortgage pool, directly or through sub-servicers, will be obligated under the related pooling and servicing agreement to service and administer the mortgage loans in that mortgage pool. The master servicer will act for the benefit of the related certificateholders, in accordance with applicable law and with the terms of the pooling and servicing agreement, the mortgage loans and any instrument of credit support included in the related trust. Subject to these servicing obligations, the master servicer will have full power and authority to do any and all things in connection with the servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow the collection procedures as it would follow for mortgage loans that are comparable to the mortgage loans and held for its own account. These procedures must be consistent with the terms of the related pooling and servicing agreement and not impair recovery under any instrument of credit support included in the related trust. Consistent with these servicing obligations, the master servicer will be permitted to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan to the extent provided in the related prospectus supplement.

     Under a pooling and servicing agreement, a master servicer or special servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. To the extent provided in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable on a mortgage loan, the master servicer or special servicer will be permitted, subject to any specific limitations provided in the related pooling and servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of the mortgage loan. These modifications, waivers or amendments may include deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. Each modification, waiver or amendment must be reasonably likely to produce a greater recovery on the mortgage loan on a present value basis than would liquidation and will not adversely affect the coverage under any applicable instrument of credit support.

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the master servicer will be required:

o    to monitor any mortgage loan that is in default;

o evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property;

o initiate corrective action in cooperation with the mortgagor if cure is likely;

o    inspect the related mortgaged property; and

o    take other actions as it deems necessary and appropriate.

     A significant period of time may elapse before the master servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose or accept a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders of the related series may vary considerably. The variation will depend on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. The master servicer will not approve a request if a REMIC election has been made and the request would, in the opinion of independent counsel, result in the imposition of a tax on the trust or cause the trust or any designated portion thereof to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Any fee collected by the master servicer for processing the request will be retained by the master servicer as additional servicing compensation.

     For mortgage loans secured by junior liens on the related mortgaged properties, to the extent provided in the related prospectus supplement, the master servicer will be required to file, or cause to be filed, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest. This request for notice will be filed where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings to foreclose the junior lienholder's equity of redemption. To the extent provided in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action described below to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder:

o has accelerated or intends to accelerate the obligations secured by the related senior lien;

o has declared or intends to declare a default under the mortgage or the promissory note secured thereby; or

o has filed or intends to file an election to have the related mortgaged property sold or foreclosed,

then, to the extent provided in the related prospectus supplement, the master servicer will be required to take, on behalf of the related trust, whatever actions are necessary to protect the interests of the related certificateholders or to preserve the security of the related mortgage loan or both, subject to the application of the REMIC provisions.

     Unless we tell you otherwise in the related prospectus supplement, the master servicer will be required to advance the necessary funds to cure the default or reinstate the senior lien, if the advance is in the best interests of the related certificateholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

     The master servicer for any trust, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of mortgage loans, including:

o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

o    attempting to collect delinquent payments;

o    supervising foreclosures;

o    negotiating modifications;

o conducting property inspections on a periodic or other basis; managing or overseeing the management of REO properties or mortgaged properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

o    maintaining servicing records relating to the mortgage loans.

To the extent provided in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans it services to one or more third-party sub-servicers. To the extent specified in the related prospectus supplement, the master servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor or master servicer. To the extent specified in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer will provide for servicing of the applicable mortgage loans consistent with the related pooling and servicing agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, even if the master servicer's compensation under the related pooling and servicing agreement is insufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for expenditures which it makes, to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     SPECIAL SERVICERS

     One or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer and may hold, or be affiliated with the holder of, subordinate certificates of the series. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus for a master servicer. In general, a special servicer's duties will relate to defaulted mortgage loans, including instituting foreclosures and negotiating work-outs. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of


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

certificates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, provided in the related prospectus supplement. The master servicer may be appointed the special servicer.

     CERTIFICATE ACCOUNT

     For each trust that includes mortgage loans, the master servicer, the trustee or a special servicer will establish and maintain a certificate account that will comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding distribution date in permitted investments consisting of United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. To the extent provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or mortgage asset seller or with a depository institution that is an affiliate of any of them or of the depositor if the account complies with applicable rating agency standards. If permitted by each applicable rating agency, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and other funds representing payments on mortgage loans owned by the related master servicer or special servicer, or serviced by either of them on behalf of others.

     Deposits.

     To the extent described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or any special servicer after the cut-off date, other than payments due on or before the cut-off date, are to be deposited in the certificate account for each trust that includes mortgage loans. Each deposit will be made within a specified period following receipt:

(1) all payments of principal, including principal prepayments, on the mortgage loans;

(2) all payments of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

(3) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage for a mortgaged property or the related mortgage loan, other than proceeds applied to the restoration of the property or released to the related borrower;

(4) all condemnation proceeds received in connection with the condemnation or other governmental taking of all or any portion of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower;

(5) any other amounts disposition proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise;


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

(6) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust through foreclosure or otherwise;

(7) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

(8) any advances made for delinquent scheduled payments of principal and interest on the mortgage loans;

(9)   any amounts paid under any cash flow agreement;

(10) all proceeds of the purchase of any mortgage loan, or REO property by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates", together with insurance proceeds, condemnation proceeds and disposition proceeds, liquidation proceeds;

(11) to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations for the mortgage loans;

(12) all payments required to be deposited in the certificate account for any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

(13) any amount required to be deposited by the master servicer or the trustee to cover losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(14) any other amounts required to be deposited in the certificate account as described in the related prospectus supplement.

     Withdrawals.

     To the extent described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for a trust that includes mortgage loans for any of the following purposes:

o     to make distributions to the certificateholders on each distribution date;

o to pay the master servicer or a special servicer any servicing fees out of payments and other collections of interest on the particular mortgage loans on which those fees were earned;

o to pay costs and expenses incurred by the trust for environmental site assessments performed for mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

o to reimburse the master servicer, the depositor, the trustee, or any of their respective directors, officers, employees and agents for specified expenses, costs and liabilities incurred by them, as described under "--Matters Regarding the Master Servicer and the Depositor" and "--Matters Regarding the Trustee";

o to the extent described in the related prospectus supplement, to pay the fees of the trustee and any provider of credit support;

o to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

o to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

o to pay any servicing expenses not otherwise required to be advanced by the master servicer, a special servicer or any other specified person;

o if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes;"

o to pay the cost of various opinions of counsel obtained under the related pooling and servicing agreement for the benefit of certificateholders;

o to make any other withdrawals described in the related prospectus supplement; and

o to clear and terminate the certificate account upon the termination of the trust.

     To the extent provided in the related prospectus supplement, withdrawals from the certificate account can also be made to reimburse the master servicer, a special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and specified unreimbursed servicing expenses incurred by it, for mortgage loans in the trust and REO properties. This reimbursement is available from amounts that represent late payments and liquidation proceeds on the particular mortgage loans on which advances were made, and net income collected on any REO properties for which the advances were made or the expenses were incurred. Reimbursements of advances can also be made from amounts drawn under any form of credit support. If in the judgment of the person making the advance, those advances or expenses or both will not be recoverable from those amounts, the reimbursement will be available from amounts collected on other mortgage loans in the same trust or to the extent described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series.

     To the extent described in the related prospectus supplement, withdrawals can also be made to pay the master servicer, a special servicer or any other specified person interest accrued on these advances and servicing expenses while they remain outstanding and unreimbursed.

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the master servicer's judgment, a payment default is imminent, the master servicer, on behalf of the trustee, may at any time

o    institute foreclosure proceedings,

o    exercise any power of sale contained in the related mortgage,

o    obtain a deed in lieu of foreclosure, or

o otherwise acquire title to the related mortgaged property, by operation of law or otherwise.

     Except to the extent specified in the related prospectus supplement, unless the master servicer has previously received a report prepared by a person who regularly conducts environmental audits, the master servicer may not acquire title to any mortgaged property or take any other action relating to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the mortgaged property within the meaning of federal environmental laws. The environmental report will be an expense of the trust, and the report must indicate that either:

(1) (A) the mortgaged property is in compliance with applicable environmental laws and regulations and (B) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2) the master servicer, based solely, as to environmental matters and related costs, on the information provided in the report, determines that taking actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(B) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations."

     A pooling and servicing agreement may grant to any or all of the master servicer, a special servicer, a provider of credit support and the holder or holders of classes of the related series of certificates a right of first refusal to purchase from the trust, at a predetermined Purchase Price any mortgage loan on which a specified number of scheduled payments are delinquent. The predetermined Purchase Price will be specified on the prospectus supplement if it is insufficient to fully cover all amounts due on the related mortgage loan. In addition, to the extent provided in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if the master servicer determines, consistent with its normal servicing procedures, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. If the master servicer does not sell the mortgage loan, it will proceed against the related mortgaged property, subject to the discussion below.

     If title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition or within another period specified in the related prospectus supplement, unless:

o    the IRS grants an extension of time to sell the property or

o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust for longer than that period will not result in the imposition of a tax on the trust or cause the trust, or any designated portion thereof, to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

     Subject to this and any other tax-related limitations, the master servicer will generally be required to attempt to sell any REO property on the same terms and conditions it would if it were the owner. To the extent provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), for the property. If the trust acquires title to any mortgaged property, the master servicer, on behalf of the trust, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage the mortgaged property as required under the related pooling and servicing agreement.

     If liquidation proceeds collected on a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan plus the aggregate amount of reimbursable expenses incurred by the master servicer related to that mortgage loan, then the trust will realize a loss in the amount of the shortfall to the extent that the shortfall is not covered by any instrument or fund constituting credit support. The master servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan, of any:

o    amounts that represent unpaid servicing compensation for the mortgage loan,

o    unreimbursed servicing expenses incurred on the mortgage loan, and

o    any unreimbursed advances of delinquent payments made on the mortgage loan.

     The master servicer will be entitled to receive these reimbursements before any distributions of liquidation proceeds are made to certificateholders. In addition, if provided in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer on any servicing expenses and advances.

     If any mortgaged property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to restore the property unless, and to the extent not otherwise provided in the related prospectus supplement, it determines that:

o the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and

o the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds, liquidation proceeds or amounts drawn on any instrument or fund constituting credit support.

     HAZARD INSURANCE POLICIES

     Unless we tell you otherwise in the related prospectus supplement, each pooling and servicing agreement will require the master servicer to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage if the mortgage permits the holder of the mortgage to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the coverage as is consistent with the master servicer's normal servicing procedures. The coverage will typically be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property.

     The ability of a master servicer to assure that insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any insurance policy and upon whether information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under any insurance policy covering the mortgaged property, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower consistent with the master servicer's normal servicing procedures or the terms and conditions of the related mortgage and mortgage note, will be deposited in the related certificate account.

     The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust. If the blanket policy contains a deductible clause, the master servicer will be required, if a casualty covered by the blanket policy occurs, to deposit in the related certificate account all additional sums that would have been deposited in that account under an individual policy but were not because of the deductible clause.

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws and different applicable state forms, policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin and domestic animals. As a result, a mortgaged property may not be insured for losses arising from any of these causes unless the related mortgage specifically requires, or permits the holder thereof to require, that coverage.



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

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage of typically 80% to 90% of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses typically provide that the insurer's liability if there is a partial loss does not exceed the lesser of:

o    the replacement cost of the improvements less physical depreciation; and

o the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under any due-on-sale provision in a manner consistent with the master servicer's normal servicing procedures. To the extent provided in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

     SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As described in the related prospectus supplement, a master servicer's primary servicing compensation for a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust. Because this compensation is based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease with the amortization of the mortgage loans.

     A master servicer's compensation may also include:

o an additional specified portion of the interest payments on each defaulted mortgage loan serviced by the master servicer;

o a fixed percentage of some or all of the collections and proceeds received on any defaulted mortgage loan for which it negotiated a work-out or that it liquidated; and

o    any other amounts specified in the related prospectus supplement.

     To the extent provided in the related prospectus supplement, the master servicer may retain, as additional compensation, all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.


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

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation specified expenses incurred in the administration of the related trust, including:

o    payment of the fees and disbursements of independent accountants,

o    payment of fees and disbursements of the trustee and any custodians, and

o payment of expenses incurred related to distributions and delivery of reports to certificateholders.

     Other expenses, including expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on these expenses at the rate specified therein, and the fees of any special servicer, may be borne by the trust.

     Servicing advances will be reimbursable from future payments and other collections, including related proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

     EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will require that on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the related trustee regarding the servicing of the mortgage loans. The statement will be to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America for the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under the agreements, including the related pooling and servicing agreement, substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC requires it to report. In rendering its statement the firm may rely, regarding the matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants for those sub-servicers which also have been the subject of an examination.

     Each pooling and servicing agreement will also provide that, on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, the master servicer will deliver to the trustee a statement regarding its servicing. The statement will be signed by one or more of its officers and be to the effect that, to the best knowledge of that officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year. If, however, there has been a material default in the fulfillment of any of its obligations, the statement will specify each known default and the nature and status of the default. The statement may be provided as a single form making the required statements for more than one pooling and servicing agreement.

     If provided in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by certificateholders upon written request to the trustee.

     MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     Any master servicer may have other normal business relationships with the depositor or the depositor's affiliates. To the extent provided in the related prospectus supplement, the master servicer for that series will not be permitted to resign from its obligations and duties under the pooling and servicing agreement unless performance of those duties is no longer permissible under applicable law or unless there is a permitted transfer of servicing. No resignation of the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. No person, however, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans. No person, however, will be protected against any loss, liability or expense otherwise reimbursable under the pooling and servicing agreement or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be obligated to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion, undertake an action that it deems necessary or desirable for the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders. The legal expenses and costs of those actions and any resulting liability will be covered by the trust, and the master servicer or the depositor, as the case may be, will be reimbursed out of funds otherwise distributable to certificateholders.

     If provided in the related pooling and servicing agreement, any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that:

(1) the person is qualified to service mortgage loans on behalf of Federal National Mortgage Association or FHLMC; and

(2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of certificates of the related series that have been rated.

     Notwithstanding the prohibition on its resignation, the master servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied. The master servicer will then be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it before the time of the assignment.


     EVENTS OF DEFAULT

     If provided in the related prospectus supplement, events of default under the pooling and servicing agreement in respect of a series of certificates, will include:

o failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment, for 5 or more days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of certificates of the class evidencing 25% or more of the aggregate percentage interests of that class;

o failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement for that series of certificates that continues unremedied for 30 days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of any class of certificates of the series evidencing 25% or more of the aggregate percentage interests of that class; and

o specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and specified actions by the master servicer indicating its insolvency or inability to pay its obligations.


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

     Material variations to the foregoing events of default, other than to add thereto or to make them more restrictive, will be specified in the related prospectus supplement. A default under the terms of any MBS included in any trust will not constitute an event of default under the related pooling and servicing agreement.

     RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust, the trustee will, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement covering that trust and in and to the related mortgage loans and the proceeds thereof, other than any rights of the master servicer as certificateholder and other than any rights of the master servicer to payment or reimbursement for previously earned servicing fees and outstanding advances. Then, the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under that pooling and servicing agreement, other than the obligation to purchase mortgage loans, and will be entitled to similar compensation arrangements.

     If the trustee would be obligated, but is unwilling to succeed the master servicer, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a Federal National Mortgage Association- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise provided in the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which may not be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding under that pooling and servicing agreement unless:

o the holder previously gave the trustee written notice of default and the continuance thereof; and

o the holders of certificates of any class evidencing 25% or more of the aggregate percentage interests constituting that class have:

     o made written request upon the trustee to institute that proceeding in its own name as trustee;

     o   offered to the trustee reasonable indemnity; and

     o for 60 days after receipt of the request and indemnity, the trustee has neglected or refused to institute the proceeding.

     However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or


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defend any litigation under or in relation to it at the request, order or direction of any of the holders of certificates covered by that pooling and servicing agreement, unless those certificateholders have offered to the trustee reasonable security or indemnity against the related costs, expenses and liabilities that may be incurred.

     AMENDMENT

     Each pooling and servicing agreement may be amended by its parties, without the consent of any of the certificateholders covered by that pooling and servicing agreement,

(1)  to cure any ambiguity,

(2) to correct or supplement any provision that may be inconsistent with any other provision in the agreement or to correct any error,

(3) to change the timing, the nature or both, of deposits in the certificate account, provided that:

     o the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel; and

     o the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

(4) if a REMIC election has been made for the related trust, to modify, eliminate or add to any of its provisions

     o to the extent necessary or desirable to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that:

         o the action is necessary or desirable to maintain the qualification or to avoid or minimize that risk, and

         o the action will not adversely affect in any material respect the interests of any certificateholder covered by the pooling and servicing agreement, or

     o to restrict the transfer of the REMIC residual certificates, provided that:

         o the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and

         o that the amendment will not give rise to any tax on the transfer of the REMIC residual certificates to a non-permitted transferee,

(5) to make any other provisions as to matters or questions arising under the pooling and servicing agreement or any other change, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

(6) to amend specified provisions that are not material to holders of any class of offered certificates.

     Unless more specifically described in the related prospectus supplement, the parties to a pooling and servicing agreement may amend it with the consent of the holders of


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certificates of each class affected thereby evidencing, in each case, 66% or more of the aggregate percentage interests constituting that class. The amendment may be for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders covered by that pooling and servicing agreement, except that the amendment may not:

     o reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of that certificate; or

     o reduce the percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of that class covered by that pooling and servicing agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made for the related trust, the trustee will not be required to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

     THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates.

     DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage asset or related document. The trustee will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.


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

     MATTERS REGARDING THE TRUSTEE

     To the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust.

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. Indemnification, however, will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the agreement, or by reason of its reckless disregard of those obligations or duties.

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties under the agreement either directly or by or through agents or attorneys.

     RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time. The depositor will then be obligated to appoint a successor trustee. The depositor may also remove the trustee and appoint a successor trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. The holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust may remove the trustee at any time. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


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

                          DESCRIPTION OF CREDIT SUPPORT

     Credit support may be provided for one or more classes of the certificates of any series, or for the related mortgage assets. Credit support may be in the form of:

o    a letter of credit,

o    the subordination of one or more classes of certificates,

o    the use of a pool insurance policy or guarantee insurance,

o    the establishment of one or more reserve funds,

o another method of credit support described in the related prospectus supplement, or

o    any combination of these.

     To the extent provided in the related prospectus supplement, any of the forms of credit support may provide credit enhancement for one or more classes or series.

     Unless more specifically described in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of offered certificates of one or more series will be disproportionately benefited by the credit support to the detriment of the holders of offered certificates of one or more other series.

     If credit support is provided for one or more classes of certificates of a series, or for the related mortgage assets, the related prospectus supplement will include a description of:

o    the nature and amount of coverage under the credit support,

o any conditions to payment thereunder not otherwise described in this prospectus,

o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced, and

o    the material provisions relating to the credit support.

     The related prospectus supplement will provide information regarding the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit support is limited."

     SUBORDINATE CERTIFICATES

     One or more classes of certificates of a series may be subordinate to one or more other classes of certificates in entitlement to distributions on the certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any


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

distribution date will be subordinated to the corresponding rights of the holders of classes that are senior in entitlement. If so provided in the related prospectus supplement, the subordination of a class may apply only if specific types of losses or shortfalls occur. The related prospectus supplement will provide information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

     If the mortgage assets in any trust are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets before distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

     INSURANCE OR GUARANTEES FOR MORTGAGE LOANS

     Mortgage loans included in a trust may be covered for some default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of the default risks and the extent of any coverage.

     LETTER OF CREDIT

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by one or more letters of credit, issued by a bank or other financial institution. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. The letter of credit may permit draws only if specific types of losses and shortfalls occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for a series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.

     CERTIFICATE INSURANCE AND SURETY BONDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, for one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions provided in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any instrument.


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

     RESERVE FUNDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the related prospectus supplement. The reserve fund for a series may also be funded over time by a specified amount of some collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. Reserve funds may be established to provide protection only against specific types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     Amounts deposited in any reserve fund may be invested in permitted investments. Unless more specifically described in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust unless we tell you otherwise in the related prospectus supplement.

     CREDIT SUPPORT FOR MBS

     Any MBS included in the related trust or the related underlying mortgage loans or both may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above for each type of credit support, to the extent that information is material and available.


                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust--Mortgage Loans." For purposes of the following discussion, mortgage loan includes a mortgage loan underlying an MBS.

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as mortgages in this prospectus. A


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mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.

     The priority of the lien created or interest granted may depend on:

o    the terms of the mortgage,

o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

o    the knowledge of the parties to the mortgage, and

o the order of recordation of the mortgage in the appropriate public recording office.

     The lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

     TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor that is the borrower and usually the owner of the subject property and a mortgagee that is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor that is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary that is the lender for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and typically with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the debt is repaid. If the borrower is a land trust, there is an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. The land trustee is not personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, federal laws and, in some deed of trust transactions, the directions of the beneficiary.

     LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and may be accompanied by a separate assignment of rents and leases, under which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property or obtain a court-appointed receiver or both before becoming entitled to collect the rents.


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     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are usually pledged by the borrower as additional security for the loan. In general, the lender must file financing statements to perfect its security interest in the room rates and must file continuation statements, usually every five years, to maintain perfection of the security interest. Mortgage loans secured by hotels or motels may be included in a trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will usually be required to commence a foreclosure action or otherwise take possession of the property to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates, in light of revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994, constitute cash collateral and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection. Adequate protection may take the form of cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief. See "--Bankruptcy Laws."

     PERSONALTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender usually must file UCC financing statements to perfect its security interest therein, and must file continuation statements, usually every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in a trust even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

     FORECLOSURE

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure under a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.


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     Judicial Foreclosure.

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Typically, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court typically issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Provisions.

     United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but before a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale.

     In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is typically accomplished by a non-judicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted typically following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, before the sale, the trustee under the deed of


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trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Typically, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale.

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount to preserve its right to seek a deficiency judgment if it is available under state law and under the terms of the mortgage loan documents. The mortgage loans, however, are expected to be non-recourse. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

     Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause


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contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, non-statutory right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation.

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments


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that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations.

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a mortgageable ground lease. Some mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cross-Collateralization.

     Mortgage loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgages in a particular order rather than simultaneously to ensure that the lien of the mortgages is not impaired or released.

     BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, if specific substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under some circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest, under a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between that value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest or an alteration of the repayment schedule or both, with or without affecting the unpaid principal


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balance of the loan, or by an extension, or shortening, of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearage over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure before the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted previously in the section entitled "--Leases and Rents," the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver before activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition. In addition, the Bankruptcy Code provides that a trustee or debtor-in-possession may, subject to approval of the court,

o    assume the lease and retain it or assign it to a third party, or

o    reject the lease.

     If the lease is assumed, the trustee or debtor-in-possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor as to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease, without regard to acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Under federal and most state fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and


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o    when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

     ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. A lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to a "superlien."

     CERCLA.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 or CERCLA, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 or the Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or


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assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws.

     Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act or RCRA.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination before transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action, for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property, related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that those costs could become a liability of the trust and result in a loss to certificateholders.

     To reduce the likelihood of a loss, unless we tell you otherwise in the related prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer, based solely, as to environmental matters, on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."


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     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. Disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments.

     In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time before the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. However, the Garn-St Germain depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limitations as provided in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

     SUBORDINATE FINANCING

     The terms of some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior


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lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on either or both of the senior loan and any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

     DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties or both. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

     APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations do not apply to some types of residential, including multifamily, first mortgage loans originated by specified lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges or both.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust unless:

o the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state, or

o the mortgage loan provides that its terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after


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origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on affected mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless we tell you otherwise in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter.



















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                         FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of offered certificates. The summary is based on current provisions of the Internal Revenue Code of 1986, called the Code, as well as Treasury regulations and administrative and judicial rulings and practice. The current tax laws and regulations, rulings and court decisions may be changed, possibly retroactively. Any of these changes could alter or modify the validity of the statements and conclusions set forth below. This summary does not address all federal income tax matters that may be relevant to particular holders. For example, it does not address all relevant tax consequences to investors subject to special rules under the federal income tax laws, such as

     o    banks,

     o    insurance companies,

     o    tax-exempt organizations,

     o    electing large partnerships,

     o    dealers in securities or currencies,

     o    mutual funds,

     o    REITs,

     o    RICs,

     o    S corporations,

     o    estates and trusts,

     o investors that hold the certificates as part of a hedge, straddle, integrated or conversion transaction, or

     o    holders whose "functional currency" is not the United States dollar.

     Additionally, this summary is addressed only to original purchasers of the certificates who are United States investors, and who hold the certificates as capital assets within the meaning of Section 1221 of the Code. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the certificates. We recommend that you consult your own tax advisers about the federal, state, local, or other tax consequences of the purchase, ownership and disposition of the certificates.

     The master servicer or the trustee may elect to have a trust, or a portion of the trust, treated as a "real estate mortgage investment conduit", called a REMIC under Sections 860A through 860G of the Code, referred to in this summary as the REMIC Provisions. Beneficial ownership interests in a trust that has made a REMIC election are referred to in this summary as REMIC certificates, and are divided into regular interests, called REMIC regular certificates and residual interests, called REMIC residual certificates. The prospectus supplement for each series of certificates will indicate whether a REMIC election(s) will be made for the related trust and, if an election is to be made, will identify all regular interests and residual interests in the


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REMIC. If a REMIC election will not be made for a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be provided in the related prospectus supplement. In the following summary, references to a certificateholder or a holder are to the beneficial owner of a certificate.

     The following discussion applies only to offered certificates. Further, this discussion applies only if the mortgage assets held by a trust consisting solely of mortgage loans. If other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences of the inclusion of these assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with these cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust--Cash Flow Agreements."

     Additionally, the following discussion is based in part upon the rules governing original issue discount, called "OID", that are provided in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, called the "OID Regulations," and in part upon the "REMIC Provisions" and the Treasury regulations issued thereunder, called the "REMIC Regulations." The OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

     REMICS

     Classification of REMICs.

     Upon the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates issued by the REMIC will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the requirements for REMIC status during any taxable year, the entity will not be treated as a REMIC for that year or for any following year. If the electing entity is not a REMIC, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief if there is an inadvertent termination of REMIC status, these regulations have not been issued. If relief is provided, it may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement related to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

     Tiered REMIC Structures.

     For some series of REMIC Certificates, two or more separate elections may be made to treat portions of the trust as REMICs, called "Tiered REMICs," for federal


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income tax purposes. Upon the issuance of any series of REMIC Certificates representing an interest in a Tiered REMIC, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Taxation of Owners of REMIC Regular Certificates.

     Except as otherwise stated in this discussion, the certificates of each series that constitute regular interests in a REMIC, called REMIC regular certificates, will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Further, if you are a holder of a REMIC regular certificate, and you otherwise report income under a cash method of accounting, you will be required to report income for REMIC regular certificates under an accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with OID, within the meaning of Section 1273(a) of the Code. If you hold REMIC regular certificates issued with OID, you will generally be required to include OID in income as it accrues, under the method described below, in advance of the receipt of the cash on that income. In addition, the Code provides special rules for REMIC regular certificates and other debt instruments issued with OID. Regulations have not been issued under these rules.

     The Code requires that a prepayment assumption be used for mortgage loans held by a REMIC in computing the accrual of OID on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the OID to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations. As noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986, called the committee report, indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used in reporting OID for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The OID, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or before the date of their initial issuance, the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under


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Code provisions and the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, or at a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates with adjustable interest rates, the determination of the total amount of OID and the timing of the inclusion of that OID will vary according to the characteristics of the REMIC regular certificates. If the OID rules apply to the certificates, the related prospectus supplement will describe the manner in which the OID rules will be applied to those certificates in preparing information returns for the certificateholders and the IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment on those certificates to be made more than one month after the date of issuance, a longer period than the remaining monthly intervals between interest payments. Assuming the accrual period defined below for OID is each monthly period that ends on a distribution date, in some cases, as a consequence of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as OID. Because interest on REMIC regular certificates must be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins before the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect this accrued interest. If the purchase price includes this accrued interest, information returns provided to you and to the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods before the closing date is part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID Regulations state that all or some portion of this accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

     OID on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. The weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, for payment included in the stated redemption price of the REMIC regular certificate, by multiplying


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o    the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.

     Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of this de minimis OID and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also permit you to elect to accrue de minimis OID into income currently based on a constant yield method. See "--Market Discount" for a description of this election under the OID Regulations.

     If OID on a REMIC regular certificate is in excess of a de minimis amount, you must include in ordinary gross income the sum of the daily portions of OID for each day during your taxable year that you held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of OID will be determined as described in the next two paragraphs.

     As to each accrual period, meaning, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the OID that accrued during the accrual period. The portion of OID that accrues in any accrual period will equal the excess, if any, of

o    the sum of

     o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods, and

     o the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

o the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated:

     o assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption, and

     o using a discount rate equal to the original yield to maturity of the certificate.


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

     For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of OID that accrued for the certificate in prior accrual periods, and reduced by the amount of any distributions made on the REMIC regular certificate in prior accrual periods of amounts included in the state redemption price. The OID accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of OID for each day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any OID for the certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio this excess bears to the aggregate OID remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and

o the daily portions of OID for all days during the accrual period before that day, less

o any payments other than qualified stated interest payments made during the accrual period before that day.

     If the method for computing original issue discount results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount (if any) attributable to the certificates.

     Market Discount. If you purchase a REMIC regular certificate at a market discount, meaning, in the case of a REMIC regular certificate issued without OID, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with OID, at a purchase price less than its adjusted issue price, you will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code you will generally be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis as prescribed in the preceding sentence. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit you to elect to accrue all interest, discount, including de minimis market discount or OID, and premium in income as interest, based on a constant yield method. If this election were made for a REMIC


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

regular certificate with market discount, you would be deemed to have made an election to include market discount in income currently for all other debt instruments having market discount that you acquire during the taxable year of the election or any following year. Similarly, if you made this election for a certificate that is acquired at a premium, you would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, the market discount on a REMIC regular certificate will be considered de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity after the date of its purchase. Under a similar rule regarding OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule would apply for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the discount would be treated in a manner similar to de minimis OID. See "--Original Issue Discount" above. This treatment may result in the inclusion of discount in income more slowly than discount would be included in income using the method described above.

     Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing the method for accruing market discount on debt instruments with principal payable in installments. Until regulations are issued, certain rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at your option:

o    on the basis of a constant yield method,

o in the case of a REMIC regular certificate issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

o in the case of a REMIC regular certificate issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the REMIC regular certificate at the beginning of the accrual period.

     Further, the prepayment assumption used in calculating the accrual of OID is also used in calculating the accrual of market discount. Because the regulations described in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     The effect of these rules on REMIC regular certificates which provide for monthly or other periodic distributions throughout their term may be to require market discount


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

to be included in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were OID. In any event, you will generally be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income equal to the amount of the market discount accrued to the date of disposition under one of the methods described above, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If you elect to include market discount in income currently as it accrues on all market discount instruments you acquire in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any amount attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. In this event, you may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments with amortizable bond premium that you own or subsequently acquire. Amortizable premium will be treated as an offset to interest income on the related debt instrument, and not as a separate interest deduction. The OID Regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which require use of a prepayment assumption in accruing market discount on REMIC Regular Certificates without regard to whether the certificates have OID, will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and OID for the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any of these reductions ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the


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

holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in the period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     The certificates of each series that constitute the residual interests in a REMIC, called REMIC residual certificates, will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     As a holder of a REMIC residual certificate, you will generally be required to report your daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that you owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses."

     If you purchased your REMIC residual certificate from a prior holder of the certificate, you will also be required to report on your federal income tax return amounts representing your daily share of the taxable income, or net loss, of the REMIC for each day that you hold the REMIC residual certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased its REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis defined below, such REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for these modifications.

     Any payments received by you in connection with the acquisition of the REMIC residual certificate will be taken into account in determining your income for federal income tax purposes. Although it appears likely that any of these payments would be


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

includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income you will be required to report, or the tax liability associated with this income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, you should have other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, residual interests without significant value and noneconomic residual interests discussed below. The fact that the tax liability associated with the income allocated to you may exceed the cash distributions received by you for the corresponding period may significantly adversely affect your after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including OID, and reduced by any premium on issuance, on the REMIC regular certificates, and on any other class of REMIC Certificates constituting regular interests in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt losses on the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. That aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the interests to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income and market discount income on mortgage loans that it holds will be equivalent to the method for accruing OID income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC holding mortgage loans with market discount.


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

     A mortgage loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing OID on the REMIC regular certificates. It is anticipated that each REMIC will elect to amortize any premium on the mortgage loans. Premium on any mortgage loan to which an election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. Further, an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on these mortgage loans should be allocated among the principal payments on those loans and be deducted by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

     A REMIC will be allowed deductions for interest, including OID, on the REMIC regular certificates, and including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, were indebtedness of the REMIC. OID will be considered to accrue for this purpose as described above under "--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus described in that section will not apply.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, with this excess being called issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year on the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing OID described above under "--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, this excess will be the net loss for the REMIC for that calendar quarter.


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

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in your income with respect to a REMIC residual certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to you.

     You will not be allowed to take into account any net loss for any calendar quarter in the amount that the net loss exceeds your adjusted basis in your REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. Your ability to deduct net losses may be subject to additional limitations under the Code. You should consult your tax advisor about these limitations.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed your adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds its adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. You may be entitled to distributions early in the term of a REMIC in which you own certain REMIC residual certificates under circumstances in which your bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as non-taxable returns of capital. Your bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by your allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to you. To the extent your initial bases are less than the distributions to you, and increases in your initial bases either occur after the distributions or, together with your initial bases, are less than the amount of the distributions, gain will be recognized to you on the distributions and will be treated as gain from the sale of your REMIC residual certificates.

     The effect of these rules is that you may not amortize your basis in a REMIC residual certificate, but may only recover your basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of your REMIC residual certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates" above.

     Excess Inclusions. Any excess inclusions for a REMIC residual certificate will be subject to federal income tax in all events.

     In general, the excess inclusions for a REMIC residual certificate for any calendar quarter will be the excess, if any, of the daily portions of REMIC taxable income


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

allocable to the REMIC residual certificate over the sum of the daily accruals for each day during the quarter that the REMIC residual certificate was held by you. Your daily accruals will be determined by allocating to each day during a calendar quarter your ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to its issue price increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions on the REMIC residual certificate before the beginning of the quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."

     For REMIC residual certificateholders, excess inclusions:

o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

o will not be eligible for any rate reduction or exemption under any applicable tax treaty as to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     Additionally, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and alternative minimum taxable income (which, for this specific purpose is determined without regard to the special rule that taxable income cannot be less than excess inclusions) may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, called a REIT, the aggregate excess inclusions for those REMIC residual certificates, reduced, but not below zero, by the REIT taxable income within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the REIT in proportion to the dividends received by those shareholders from the REIT, and any amount so allocated will be treated as an excess inclusion on a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust and some cooperatives; the REMIC Regulations currently do not address this subject.


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

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard the transfer of any "noneconomic residual interest" (described below) for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay the taxes due on its share of the taxable income of the REMIC. If a transfer is disregarded, the transferor would generally be liable for any taxes due on the income from the residual interest, notwithstanding that it is not the owner of the residual interest for any non-tax purpose.

     A residual interest is considered to be noneconomic for this purpose unless at the time of the transfer:

o the present value of the expected future distributions thereon at least equals the product of the present value of anticipated excess inclusions and the highest marginal corporate income tax rate for the year of the transfer, and

o the transferor reasonably expects that, for each anticipated excess inclusion, the transferee will receive distributions from the REMIC at or after the time taxes accrue on the anticipated excess inclusion in an amount sufficient to satisfy the accrued taxes.

     Because the determination of whether a residual interest is noneconomic is made at the time of each transfer, a residual interest that is economic for part of its life can become noneconomic (and thus have restricted transferability) at a later time.

     Under a safe-harbor rule, a taxpayer is presumed not to have improper knowledge if:

o the transferor conducts at the time of the transfer a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, finds that the transferee historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to do so,

o the transferee represents to the transferor that it understands that as a holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows on the residual interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due,

o the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S. income tax treaty) of the transferee or another U.S. taxpayer, and

o either the inducement payment to the transferee equals or exceeds a minimum amount established under a formula (the "formula test"), or the transferee satisfies certain asset requirements (the "asset test"), each as discussed below.

     The formula test relating to a minimum inducement payment is met for a transfer of a residual interest if it does not constitute a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S. income tax treaty) of a domestic transferee, and the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:


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

o the inducement payment (including the present value of a future payment or payments) to the transferee,

o    the present value of the expected future distributions on the interest, and

o the present value of the expected tax savings associated with holding the interest.

     In applying the formula test, the transferee is assumed to pay tax at the highest marginal corporate tax rate (or, in certain cases, at the alternative minimum tax rate), and present values are computed using a discount rate equal to the any of the published, short-term federal rate for the month of the transfer and the compounding period used by the taxpayer. The regulations does not indicate how expected prepayments and losses are to be taken into account.

     In lieu of meeting the formula test, a transfer of a noneconomic residual interest may still rely on from the safe-harbor presumption if the transferee meets the asset test. The asset test has the following requirements:

o at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, excluding from consideration obligations of certain related persons and any other asset if a principal purpose for holding or acquiring such asset was to permit the transferee to meet the asset test,

o the transferee is a taxable domestic C corporation that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction that is eligible for the safe-harbor presumption, and the transferor does not know or have reason to know that the transferee will not honor those restrictions,

o the transfer must not involve a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation, and

o a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the residual interest will not be paid.

     All transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee. In this regard, the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Before purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate by the purchaser to another purchaser at some future date may be disregarded in accordance with these rules, resulting in the retention of tax liability by the purchaser.


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

     Prospective investors should assume that all Residual Certificates will be treated as noneconomic residual interests unless the related prospectus supplement discloses otherwise; provided, however, that any disclosure that a REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions on transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Under mark-to-market provisions, a securities dealer is required to mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, unless the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that, for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the REMIC residual certificates of that REMIC. The applicable Treasury regulations indicate, however, that as to a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the REMIC residual certificates in their entirety and not to the holders of the REMIC regular certificates.

     For holders of REMIC residual certificates or REMIC regular certificates that receive an allocation of fees and expenses in accordance with the preceding discussion and that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or other sections of the Code may be substantial. In addition, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any of these investors should consult with their tax advisors before making an investment in the certificates.


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

     Sales of REMIC Certificates. If you sell a REMIC certificate, you will recognize gain or loss equal to the difference between the amount realized on the sale and your adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal your cost for the REMIC regular certificate, increased by income on the REMIC regular certificate reported by you, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by you and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any gain or loss from a sale will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code. Generally, you will receive long-term capital gain treatment on the sale of a REMIC regular certificate if you have held the certificate for at least 12 months.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income in the amount by which the gain does not exceed the excess, if any, of the amount that would have been includible in your income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the REMIC regular certificate, over the amount of ordinary income actually includible in your income before the sale. In addition, gain recognized on the sale of a REMIC regular certificate that you purchased at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period you held the REMIC certificate, reduced by any market discount included in income under the rules described above under "--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     Except as may be provided in Treasury regulations yet to be issued, if you sell and reacquire a REMIC residual certificate, or you acquire any other residual interest in a REMIC (and possibly a FASIT) or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss you realize on the sale will not be deductible, but instead will be added to your adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" called a prohibited transactions tax. In general, subject to specified exceptions, a prohibited transaction includes the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.


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

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property, called a contributions tax. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The pooling and servicing agreement provides that a special servicer shall cause or permit to be earned with respect to any REO property any "net income from foreclosure property" that is subject to tax by reason of the REMIC provisions only if it has determined that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of the certificateholders than an alternative method of operation or rental of such property that would not be subject to such a tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, special servicer, manager or trustee in any case out of its own funds, provided that person has sufficient assets to do so, and provided further that the tax arises out of a breach of that person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any tax not borne by a master servicer, special servicer, manager or trustee will be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization (as defined below), a tax would be imposed in an amount equal to the product of:

o the present value, discounted using the applicable Federal rate, computed and published monthly by the IRS, for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, of the total anticipated excess inclusions for the REMIC residual certificate for periods after the transfer, and

o    the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organi-


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

zational documents. If imposed, this tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for this tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Further, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by disqualified organizations and information necessary for the application of the tax described in this paragraph will be made available. Restrictions on the transfer of REMIC residual certificates and other provisions intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC residual certificate.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

o the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization, and

o    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity the holder's social security number and a statement under penalties of perjury that social security number is that of the record holder or a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the preceding paragraph is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

     For these purposes, a disqualified organization means:

o the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the entities just listed, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

o    any organization described in Section 1381(a)(2)(C) of the Code.


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     For these purposes, a pass-through entity means any regulated investment company, REIT, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will be treated as a pass-through entity for these purposes.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. If the last distribution on a REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code only, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee or the master servicer, which generally will hold at least a nominal amount of REMIC residual certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the tax matters person for the REMIC.

     As the tax matters person, the trustee or the master servicer, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and on behalf of you for any administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. You will generally be required to report these REMIC items consistently with their treatment on the REMIC's tax return and you may in some circumstances be bound by a settlement agreement between the trustee or the master servicer, as tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC tax return may require you to make corresponding adjustments on your return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of your return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any OID, on any REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and OID income information and the information provided in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of


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

the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with OID to disclose on its face the amount of OID and the issue date, and requiring this information to be reported to the IRS. Reporting for REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information about the holder's purchase price that the REMIC may not have, the regulations only require that information about the appropriate method of accruing market discount be provided. See "--Market Discount."

     Unless we tell you otherwise in the related prospectus supplement, the responsibility for complying with the reporting rules discussed above will be borne by either the trustee or the master servicer.

     Backup Withholding with Respect to REMIC Certificates.

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax at rates prescribed below if you fail to furnish to the payor information, including your taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to you would be allowed as a credit against your federal income tax. Penalties may be imposed on you by the IRS if you fail to supply required information in the proper manner. We advise you to consult your tax advisors about the backup withholding tax rules, including your eligibility for, and the procedure for obtaining, exemption from this tax.

     Changes in backup withholding tax rates were made pursuant to the enactment of the Economic Growth and Tax Reconciliation Act of 2001 which provides, in general, that the previous withholding rates in effect will be reduced over a period of years. The rate is 30.0% for taxable years 2002 and 2003, 29% for taxable years 2004 and 2005, and 28% for the taxable years 2006 and thereafter.

     Foreign Investors in REMIC Certificates.

     A REMIC regular certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the


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Certificateholder is not a United States Person and providing the name and address of the certificateholder. For these purposes, "United States Person" means:

     o    a citizen or resident of the United States,

     o a corporation, partnership or other entity treated as a corporation or a partnership created or organized in, or under the laws of, the United States or any political subdivision of the United States,

     o an estate whose income is subject to United States income tax regardless of its source, or

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the tax exemption discussed above should not apply to a REMIC regular certificate held by a foreign certificateholder that is related to a person that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued OID, to the holder may be subject to a tax rate of 30%, unless reduced by an applicable tax treaty.

     Further, it appears that a REMIC regular certificate generally would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

     GRANTOR TRUSTS

     Classification of Grantor Trusts.

     Counsel to the depositor will deliver its opinion upon issuance of each series of grantor trust certificates, to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust.

     For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust, net of normal administration fees, and interest paid to the holders of grantor trust fractional interest certificates will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.


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

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     As a holder of a grantor trust fractional interest certificate, you will generally be required to report on your federal income tax return your share of the entire income from the mortgage loans and will be entitled to deduct your share of any reasonable servicing fees and other expenses. Because of stripped interests, market discount, OID, or premium, the amount includible in income on a grantor trust fractional interest certificate may differ significantly from the amount distributable on that certificate from interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only in the amount of the holder's aggregate miscellaneous itemized deductions less two percent of the holder's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or other sections of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class of certificates benefits from the services. In the absence of statutory or administrative clarification as to the method to be used, it is currently intended to base information returns or reports to the IRS and certificateholders on a method that allocates expenses among classes of grantor trust certificates for each period based on the distributions made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The IRS has established safe harbors for purposes of determining what constitutes reasonable servicing fees for various types of mortgages. The servicing fees paid for servicing of the mortgage loans for some series of grantor trust certificates may be higher than the safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates necessary to determine whether the preceding safe harbor rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with OID, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See


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

"--Market Discount" below. Under the stripped bond rules, you will be required to report interest income from your grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to OID.

     The OID on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate will be equal to the price you paid for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of your adjusted basis in the grantor trust fractional interest certificate at the beginning of the month (see "--Sales of Grantor Trust Certificates" below) and your yield on the grantor trust fractional interest certificate. The yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount your share of future payments on the mortgage loans, would cause the present value of those future payments to equal your price for the certificate. In computing yield under the stripped bond rules, your share of future payments on the mortgage loans will not include any payments made on any ownership interest in the mortgage loans retained by the depositor, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include your share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing OID and adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, for some categories of debt instruments. Such categories include any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, it appears that Section 1272(a)(6) would apply to the certificates. It is unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or at the time of purchase of the grantor trust fractional interest certificate by each specific holder. You are advised to consult your tax advisor about OID in general and, in particular, how a prepayment assumption should be used in reporting OID with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. However, for a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

     When a mortgage loan prepays in full, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional


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

interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See
"--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1(b), some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of these bonds is to account for any discount on the bond as market discount rather than OID. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

o    there is no OID, or only a de minimis amount of OID, or

o the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

     The related prospectus supplement will disclose whether interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans. If the OID or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then this OID or market discount will be considered de minimis. OID or market discount of only a de minimis amount will be included in income in the same manner as de minimis OID and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on OID, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, you will be required to report your share of the interest income on the mortgage loans in accordance with your normal method of accounting.

     Recently enacted amendments to Section 1272(a)(6) of the Code require the use of a prepayment assumption in determining the existence and accrual of original issue discount associated with pools of debt instruments whose yield may be affected by prepayments. No regulations have been issued interpreting the application of this provision to securities such as the grantor trust fractional interest certificates nor do the


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

committee reports prepared by those Congressional committees that examined such provision in the course of its enactment provide guidance as to its intended application to such securities. In the absence of such guidance, various interpretations are possible. For example, the provision could be interpreted as requiring the pool of mortgage loans underlying the grantor trust fractional interest certificates to be segregated into two subpools consisting respectively of those mortgage loans that had original issue discount upon their origination and those mortgage loans that did not have original issue discount upon their origination. If so interpreted, you would be required to report your share of the interest income on the mortgage loans in the non-OID pool in accordance with your normal method of accounting and, to the extent that the portion of your purchase price for such certificates properly allocable to your interest in the non-OID pool were less than its share of the aggregate principal amount of the mortgage loans in the non-OID pool, you would be subject to the market discount rules described above under "REMICs--Market Discount" or below, under "--Market Discount." In that event, you would be required to treat the portion of your certificate representing an interest in the OID pool as a single debt instrument issued on the closing date with original issue discount equal to its pro rata share of the aggregate of the unaccrued original issue discount on the mortgage loans in the OID pool as of such date and subject to the rules for reporting original issue discount described under "REMICs--Original Issue Discount." To the extent that the portion of your purchase price for your certificate properly allocable to the OID pool represented a discount greater than your pro rata share of the aggregate original issue discount on the mortgage loans in the OID pool, you would be subject to the market discount rules described above under "REMICs-- Market Discount."

     Alternatively, a grantor trust fractional interest certificate could be treated as a single debt instrument issued on the closing date and subject to the rules described under "REMICs--Original Issue Discount" and "--Market Discount." Other interpretations of the application of the original issue discount rules to grantor trust fractional interest certificates are possible. You are urged to consult your tax advisor concerning the application and effect of such rules on your investment in such certificates.

     The trustee will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     The determination as to whether OID will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Original Issue Discount" above.

     In the case of mortgage loans with adjustable or variable interest rates, the related prospectus supplement will describe the manner that the OID rules will be applied to those mortgage loans by the trustee or master servicer, in preparing information returns to you and to the IRS.

     If OID is in excess of a de minimis amount, all OID with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in


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

computing the yield on prepayable obligations issued with OID. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to you and to the IRS on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, a prepayment assumption may be required for computing yield on all mortgage-backed securities. You are advised to consult your own tax advisors about the use of a prepayment assumption in reporting OID on grantor trust fractional interest certificates. The prospectus supplement for each series will specify whether and in what manner the OID rules will apply to mortgage loans in each series.

     If you purchased a grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust, you will also be required to include in gross income the certificate's daily portions of any OID on the mortgage loans. However, each daily portion will be reduced, if your cost for the grantor trust fractional interest certificate is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate OID remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that mortgage loan at the beginning of the accrual period that includes that day, and

o the daily portions of OID for all days during the accrual period before that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of that mortgage loan, increased by the aggregate amount of OID on that mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on that mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, will provide to any holder of a grantor trust fractional interest certificate any information as the holder may reasonably request from time to time about OID accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, you may be subject to the market discount rules of the Code. The amendment to Section 1272(a)(6) of the Code described under "--If Stripped Bond Rules Do Not Apply" above, could be interpreted as requiring the use of a prepayment assumption in connection with the determination, accrual and inclusion in income of market discount. If such a requirement were applicable, a grantor trust fractional interest certificate would probably be treated as a single aggregate debt instrument to which the rules described under "REMICs--Market Discount" would apply. Alternatively, if the requirement of a prepayment assumption were not applicable, the rules described in the succeeding paragraphs of this section would be applicable either on a mortgage loan-by-mortgage loan basis or on such a basis with respect to the non-OID pool and on an aggregate basis with respect to the OID pool.


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

Other interpretations of the effect of the amendment to Section 1272(a)(6) on the determination and accrual of market discount are possible. You are advised to consult your tax advisor concerning the application of the market discount rules to grantor trust fractional interest certificates.

     If a prepayment assumption generally is not required in the application of the market discount rules to pools of debt instruments, a grantor trust fractional interest certificate may be subject to the market discount rules to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, for a mortgage loan issued without OID, at a purchase price less than its remaining stated redemption price, or for a mortgage loan issued with OID, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, you will generally be required to include in income in each month the amount of discount that has accrued through that month that has not previously been included in income, but limited, in the case of the portion of that discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, for accrual basis certificateholders, due to, the trust in that month. You may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to you rather than including it on a deferred basis in accordance with this paragraph under rules similar to those described in "--REMICs--Market Discount" above.

     The Treasury Department is authorized to issue regulations on the method for accruing market discount on debt instruments, the principal of which is payable in installments. Until regulations are issued, rules described in the committee report apply. Under those rules, in each accrual period, market discount on the mortgage loans should accrue, at the holder's option:

o    on the basis of a constant yield method,

o in the case of a mortgage loan issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

o in the case of a mortgage loan issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining at the beginning of the accrual period.

     The prepayment assumption, if any, used in calculating the accrual of OID is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, any discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were OID.


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

     Market discount on mortgage loans considered to be de minimis will be includible in income under de minimis rules similar to those described in "--REMICs--Original Issue Discount" above with the exception that it is unclear whether a prepayment assumption will be used in the application of these rules to the mortgage loans.

     Further, under the rules described in "--REMICs--Market Discount," any discount that is not OID and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium. If you are treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, you may elect to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when these payments are due.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, if you hold a grantor trust fractional interest certificate acquired at a premium, you should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize the premium, it appears that this loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required for differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates.

     The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under these rules have been issued and some uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, you should consult your tax advisor about the method for reporting income or loss on grantor trust strip certificates.

     The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the OID sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.


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

     Under the stripped coupon rules, it appears that OID will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of the month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on the price you paid for that grantor trust strip certificate and the payments remaining to be made on the certificate at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid on the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, the Code requires that a prepayment assumption be used in computing the accrual of OID on debt instruments the yield on which may be affected by reason of prepayment, and that adjustments be made in the amount and rate of accrual of this OID when prepayments do not conform to the prepayment assumption. Accordingly, it appears that Section 1272(a)(6) would apply to the grantor trust strip certificates. It is also unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, at the time of purchase of the grantor trust strip certificate by each specific holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and to you on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price. You should consult your tax advisor regarding the use of the prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to you. If a grantor trust strip certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield on the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, then when a mortgage loan is prepaid, you should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the prepaid mortgage loan.

     Possible Application of Contingent Payment Rules. The contingent payment rules do not apply to any debt instrument that is subject to Section 1272(a)(6). As noted above in "--If Stripped Bond Rules Apply," Section 1272(a)(6) applies to any pool of debt instruments the yield on which may be affected by reason of prepayments.


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

Section 1272(a)(6) also applies to any debt instrument if payments under such debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Accordingly, it appears that the contingent payment rules will not apply to the grantor trust strip certificates.

     If the contingent payment rules under the OID Regulations were to apply, the issuer of a grantor trust strip certificate would determine a projected payment schedule with respect to such grantor trust strip certificate. You would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the grantor trust strip certificate. The projected amount of each payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a grantor trust strip certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. You would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month. In addition, income that might otherwise be capital gain may be recharacterized as ordinary income.

     You should consult your tax advisor concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates.

     Except as provided below, any gain or loss recognized on the sale or exchange of a grantor trust certificate (equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis) will be capital gain or loss if you hold the grantor trust certificate as a capital asset. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income you reported on the grantor trust certificate, including OID and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions on the grantor trust certificate. Capital losses may not, in general, be offset against ordinary income.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. In addition, if the contingent payment rules applied, certain income realized upon the sale of a certificate may be characterized as ordinary.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates to include the net capital gain in total net investment income for that taxable year. A taxpayer would make this election for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


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     Grantor Trust Reporting.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer will furnish to you with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest at the related pass-through rate on the underlying mortgage loans. In addition, the trustee or master servicer will furnish, within a reasonable time after the end of each calendar year, to you provided you held a grantor trust certificate at any time during the year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and other customary factual information as the depositor or the reporting party deems necessary or desirable to enable you to prepare your tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium on the grantor trust certificates are uncertain, there is no assurance the IRS will agree with the trustee's or master servicer's, information reports of these items of income and expense. Additionally, the information reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders that bought their certificates at the initial offering price used in preparing the reports.

     Backup Withholding.

     In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investors.

     In general, the discussion with respect to REMIC regular certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in that discussion, only if the related mortgage loans were originated after July 18, 1984.

     If the interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors about the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, or "ERISA" and the Code impose requirements on employee benefit plans and on other retirement


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plans and arrangements, including individual retirement accounts and annuities,
Keogh plans and some entities in which the plans have invested, such as collective investment funds, insurance company separate accounts, and some insurance company general accounts. We refer to the plans collectively, as "benefit plans." In addition, ERISA imposes duties on persons who are fiduciaries of plans subject to ERISA in connection with the investment of plan assets. Governmental plans and some church plans are not subject to ERISA requirements but are subject to the provisions of other applicable federal and state law which may be substantially similar to ERISA or Section 4975 of the Code.

     ERISA imposes on plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a benefit plan's investments be made in accordance with the documents governing the benefit plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a benefit plan and persons called "parties in interest," who have specified relationships to the benefit plan. Unless an exemption is available, a benefit plan's purchase or holding of a certificate may result in a prohibited transaction if any of the depositor, the trustee, the master servicer, the manager, the special servicer or a sub-servicer is a party in interest with respect to that benefit plan. If a party in interest participates in a prohibited transaction that is not exempt, it may be subject to excise tax and other liabilities under ERISA and the Code.


     PLAN ASSET REGULATIONS

     If a benefit plan purchases offered certificates, the underlying mortgage loans, MBS and other assets included in the related trust may be deemed "plan assets" of that benefit plan. A regulation of the United States Department of Labor or "DOL" at 29 C.F.R. Section 2510.3-101 provides that when a benefit plan acquires an equity interest in an entity, the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors," i.e., benefit plans and some employee benefit plans not subject to ERISA or Section 4975 of the Code, is not "significant," both as defined in the regulation. Equity participation in a trust will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates, excluding certificates held by the depositor or any of its affiliates, is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of benefit plan assets, and any person who provides investment advice with respect to benefit plan assets for a fee, is a fiduciary of the investing benefit plan. If the mortgage loans, MBS and other assets included in a trust constitute benefit plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer, any sub-servicer, the manager, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates of those parties may be deemed to be a plan "fiduciary" and may be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the investing plan. In addition, if the mortgage loans, MBS and other assets included in a trust constitute plan assets, the purchase of certificates by, on behalf of or with assets of a plan, as well as the operation of the trust, may result in a prohibited transaction under ERISA or Section 4975 of the Code.


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

     PROHIBITED TRANSACTION EXEMPTION

     On March 29, 1994, the DOL issued an individual exemption (Prohibited Transaction Exemption 94-29, 59 Fed. Reg. 14675) to certain of the depositor's affiliates, which was amended by three additional exemptions dated July 21, 1997 (Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021), November 13, 2000 (Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765) and August 22, 2002 (Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487). We refer to these four exemptions, together, as the "exemption." The exemption provides relief from the prohibited transaction provisions of Section 406 of ERISA, and under Section 4975 of the Code, for certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through securities or securities denominated as debt instruments that represent interests in an investment pool, if:

o the depositor, or an affiliate, is the sponsor and an entity which has received from the DOL an individual prohibited transaction exemption which is similar to the exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a selling or placement agent, or

o the depositor or an affiliate is the sole underwriter or a manager or co-manager of the underwriting syndicate or a selling or placement agent,

provided that conditions provided in the exemption are satisfied. The prospectus supplement for each series will indicate whether the exemption may be available for that series.

     Each transaction involving the purchase, sale and holding of the offered certificates must satisfy the following seven general conditions before it will be eligible for relief under the exemption:

o the acquisition of offered certificates by or with assets of a plan must be on terms that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party.

o the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount, including certain mortgage obligations secured by real property (the offered certificates are generally expected to be issued in designated transactions); and

o no mortgage loan (or mortgage loan underlying any MBS or other asset) included in the related trust has an LTV at the date of issuance which exceeds 100% (or 125% if it is a designated transaction and the rights and interests evidenced by the securities issued in such designated transaction are rated in one of the top two categories by the rating agencies).

o the offered certificates, at the time of acquisition by or with assets of a plan, must be rated in one of the four highest generic rating categories (in the case of designated


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

     transactions, unless the related mortgage loans have an LTV exceeding 100% as described above) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

o the trustee cannot be an affiliate of any member of the "restricted group" other than an underwriter. The restricted group consists of any underwriter, the depositor, the master servicer, any special servicer, any sub-servicer, any obligor under any credit enhancement mechanism, any manager, any mortgagor with respect to the assets constituting the related trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets in the related trust as of the date of initial issuance of the certificates, and their affiliates.

o the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor under the assignment of the trust assets to the related trust must represent not more than the fair market value of these obligations; and the sum of all payments made to and retained by the master servicer, any special servicer, any sub-servicer and any manager must represent not more than reasonable compensation for the person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

o the investing benefit plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

o for certain types of issuers, the governing documents must contain provisions intended to protect the issuer's assets from creditors of the sponsor.

o "pre-funding" is limited to a period of no longer than 90 days following the closing date, and additional receivables equal to no greater than 25% of the principal amount of the securities issued.

     The exemption also requires that each trust meet the following requirements:

o the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

o securities evidencing interests in such other investment pools must have been rated in one of the three (or, for designated transactions, four) highest categories of one of the rating agencies specified above for at least one year before the acquisition of securities by or with assets of a plan pursuant to the exemption; and

o securities in such other investment pools must have been purchased by investors other than plans for at least one year before any acquisition of securities by or with assets of a plan pursuant to the exemption.

     In addition, the exemption requires that the corpus of the trust consist solely of some specified types of assets, including mortgage obligations such as those held in the trusts and property which had secured those obligations. However, it is not clear whether some certificates that may be offered by this prospectus would constitute "securities" for purposes of the exemption, including but not limited to:

o certificates evidencing an interest in mortgage loans secured by liens on real estate projects under construction, unless some additional conditions are satisfied;

o certificates evidencing an interest in a trust including equity participations; and

o certificates evidencing an interest in a trust including cash flow agreements.

     In promulgating the exemption, the DOL did not consider interests in pools of the exact nature described in this paragraph.

     If you are a fiduciary or other investor using plan assets of a benefit plan, and you are contemplating purchasing an offered certificate, you must make your own determination that the general conditions set forth above will be satisfied with respect to your purchase.

     If the general conditions of the exemption are satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of offered certificates by or with assets of a benefit plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of an "excluded plan" by any person who has discretionary authority or renders investment advice with respect to assets of that excluded plan. For purposes of the certificates, an excluded plan is a benefit plan sponsored by any member of the restricted group.

     If specific conditions of the exemption are also satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with the direct or indirect sale, exchange or transfer of the offered certificates in the initial issuance of the offered certificates between the depositor or an underwriter and a benefit plan when the fiduciary of that benefit plan is also a mortgagor, only if, among other requirements,

o the fiduciary, or its affiliate, is a mortgagor with respect to 5% or less of the fair market value of the trust assets and is otherwise not a member of the restricted group;

o    the benefit plan is not an "excluded plan" (as described above);

o a benefit plan's investment in each class of offered certificates does not exceed 25% of all of the offered certificates of such class outstanding at the time of the acquisition;

o immediately after the acquisition, no more than 25% of the assets of the benefit plan with respect to which such fiduciary has discretionary authority or renders investment advice are invested in securities representing an interest in issuers, including the relevant trust, containing assets sold or serviced by the master servicer; and

o in the case of the acquisition of the offered certificates in connection with their initial issuance, at least 50% of each class of the offered certificates are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group.

     Further, the exemption may provide relief from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of mortgage assets. This relief requires that, in addition to the general requirements described above, (a) transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing benefit plans before their purchase of offered certificates issued by the trust and (c) the defeasance of any mortgage obligation and substitution of a new mortgage obligation meets the terms and conditions for such defeasance and substitution as are described in the prospectus or offering memorandum for such securities, which terms and conditions have been approved by one of the rating agencies and does not result in a reduction in the rating of such securities. The depositor expects these specific conditions will be satisfied with respect to the certificates.

     The exemption also may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if restrictions would otherwise apply merely because a person is deemed to be a party in interest or disqualified person, with respect to an investing plan by virtue of providing services to the plan, or by virtue of having certain specified relationships to that person, solely as a result of the plan's ownership of certificates.

     Before purchasing an offered certificate, if you are a fiduciary or other investor of plan assets, you should confirm for yourself:

o that the certificates constitute "securities" for purposes of the exemption, and

o that the specific and general conditions required by the exemption and the other requirements provided in the exemption are satisfied.


     REPRESENTATION FROM INVESTING PLANS

     If you purchase, including by transfer, offered certificates with the assets of one or more benefit plans in reliance on the exemption, you will be deemed to represent that each of those benefit plans qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. You may not purchase or hold the offered certificates with the assets of a benefit plan unless those certificates are rated in one of the top four rating categories by at least one rating agency at the time of purchase, unless the benefit plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Investors in offered certificates should consider the possibility that the rating of a security may change during the period the security is held. If the rating of an offered certificate were to decline below "BBB--" (or its equivalent), the certificate could no longer be re-sold to a benefit plan in reliance on the exemption.

     The exemption does not provide relief for the purchase, sale or holding of classes of offered certificates rated below the top four rating categories. The trustee will not register transfers of such offered certificates to you if you are a benefit plan, if you are acting on behalf of any benefit plan, or if you are using benefit plan assets to effect that acquisition unless you represent and warrant that:

o the source of funds used to purchase those certificates is an "insurance company general account" as that term is defined in PTCE 95-60, and

o that general account is eligible for, and satisfies all of the conditions of Sections I and III of PTCE 95-60 as of the date of the acquisition of those certificates.

     In addition to making your own determination that exemptive relief is available under the exemption, you should consider your general fiduciary obligations under ERISA and other applicable laws in determining whether to purchase any offered certificates with assets of a benefit plan. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the exemption, PTCE 95-60 or any other DOL exemption, with respect to the certificates offered by that prospectus supplement.

     If you are a fiduciary or other plan investor and you would like to purchase offered certificates on behalf of or with assets of a benefit plan, you should consult with your counsel about whether ERISA and the Code impose restrictions on the investment, and whether the exemption or any other prohibited transaction exemption may provide relief from those restrictions. These exemptions may not apply to your investment in the offered certificates. Even if an exemption does apply, it may not apply to all prohibited transactions that may occur in connection with an investment.


     TAX EXEMPT INVESTORS

     A "tax-exempt investor" or a plan that is exempt from federal income taxation under Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a tax-exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Excess Inclusions."


                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

     Usually, only classes of offered certificates that:

o are rated in one of the two highest rating categories by one or more rating agencies and

o are part of a series evidencing interests in a trust consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as some multifamily loans, and originated by types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created under or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation before October 3, 1991 that specifically limits the legal investment authority of any such entities as to "mortgage related securities," offered certificates would constitute legal investments for entities subject to that legislation only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations the regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The policy statement indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, before purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of certificates, including offered certificates, will be treated as high-risk under the policy statement.

     The predecessor to the Office of Thrift Supervision or OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include some classes of offered certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include some classes of offered certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of investors either to purchase some classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of the investor's assets. The depositor will make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement for each series will describe the method of offering for that series and will state the net proceeds to the depositor from the sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of the following methods:

o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

o by placements by the depositor with institutional investors through dealers; and

o    by direct placements by the depositor with institutional investors.

     In addition, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust for those certificates or to one or more of its affiliates.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as provided in the related prospectus supplement. The depositor or the underwriters may sell certificates to affiliates of the depositor. The related prospectus supplement will identify those affiliates and the method or methods by which the affiliates may resell those certificates. The managing underwriter or underwriters for the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of those certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters, and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered certificates of that series.

     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard before any reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus and the applicable prospectus supplement will also be used by Newman and Associates, Inc., an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which Newman and Associates, Inc. act as principal. Sales will be made at negotiated prices determined at the time of sales.


                                  LEGAL MATTERS

     Unless we tell you otherwise in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.


                              FINANCIAL INFORMATION

     A new trust will be formed for each series of certificates, and no trust will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     The depositor has filed a registration statement with the Commission relating to the certificates. This prospectus is part of the registration statement, but the registration statement includes additional information.

     We will file with the Commission all required annual, monthly and special Commission reports, as well as other information about the trusts.

     You may read and copy any reports, statements or other information we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission's Internet site is www.sec.gov.


                          REPORTS TO CERTIFICATEHOLDERS

     Monthly statements will be sent to you by the master servicer, manager or trustee, as applicable. These statements will keep you informed about the trust for your series of certificates. See "Description of the Certificates--Reports to Certificateholders." These monthly reports will present financial information that no independent certified public accountant will have examined.

                    INCORPORATION OF INFORMATION BY REFERENCE

     The Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to documents which contain that information. Exhibits to these documents may be omitted, unless the exhibits are specifically incorporated by reference in the documents. Information incorporated in this prospectus by reference is considered to be part of this prospectus. Certain information that we will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special Commission reports filed by or on behalf of the trust until we terminate our offering of the certificates. At your request, we will send you copies of these documents and reports at no charge. Send your written request to:

     GMAC Commercial Mortgage Securities, Inc.
     200 Witmer Road
     Horsham, Pennsylvania 19044
     Attn: Structured Finance Manager


                                     RATING


     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to the investor.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     ACCRUED CERTIFICATE INTEREST--For each class of certificates, other than some classes of stripped interest certificates and some REMIC residual certificates, the Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period, generally the most recently ended calendar month, on the outstanding certificate balance of that class of certificates immediately before that distribution date.

     AVAILABLE DISTRIBUTION AMOUNT--As more specifically described in the related prospectus supplement, the Available Distribution Amount for any series of certificates and any distribution date will refer to the total of all payments or other collections or advances made by the servicer in lieu of those payments on the mortgage assets and any other assets included in the related trust that are available for distribution to the holders of certificates of that series on that date.

     DEBT SERVICE COVERAGE RATIO--Unless more specifically described in the related prospectus supplement, the debt service coverage ratio means, for any mortgage loan, or for a mortgage loan evidenced by one mortgage note, but secured by multiple mortgaged properties,

o the Underwritten Cash Flow for the mortgaged property or mortgaged properties, divided by

o    the annual debt service for the mortgage loan.

     EXCESS FUNDS--Unless we tell you otherwise in the related prospectus supplement, Excess Funds will, generally, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

o interest received or advanced on the mortgage assets in the related trust that is in excess of the interest currently accrued on the certificates of that series, or

o prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust that do not constitute interest thereon or principal thereof.

     LOAN-TO-VALUE RATIO--Unless more specifically described in the related prospectus supplement, the Loan-to-value Ratio of a mortgage loan at any given time is the ratio expressed as a percentage of

o the then outstanding principal balance of the mortgage loan and any loans senior to the mortgage loan that are secured by the related mortgaged property; to

o    the value of the related mortgaged property.

     PREPAYMENT PERIOD--The Prepayment Period is the specified period, generally corresponding to the related due period, during which prepayments and other unscheduled collections on the mortgage loans in the related trust must be received to be distributed on a particular distribution date.

     PURCHASE PRICE--The Purchase Price will be equal to either the unpaid principal balance of the mortgage loan, together with accrued but unpaid interest through a date on or about the date of purchase, or another price specified in the related prospectus supplement.

     UNDERWRITTEN CASH FLOW--Underwritten Cash Flow for any mortgaged property is an estimate of cash flow available for debt service in a typical year of stable, normal operations. Unless more specifically described in the related prospectus supplement, it is the estimated revenue derived from the use and operation of the mortgaged property less the sum of


o estimated operating expenses, such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising;


o fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments; and


o capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.


     Underwritten cash flow generally does not reflect interest expense and non-cash items, such as depreciation and amortization.


     UNDIVIDED PERCENTAGE INTEREST--The Undivided Percentage Interest for an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the certificate by the initial certificate balance or notional amount of that class.

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

















     "GMAC03C2.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annex A in the prospectus supplement.

     Open the file as you would normally open a spreadsheet in Microsoft Excel. After the file is opened, a screen will appear requesting a password. Please "click" the "read only" option. At that point, a securities law legend will be displayed. READ SUCH LEGEND CAREFULLY. To view the data, see the worksheets labeled "Annex A" and "MF Schedule," respectively.

----------

  *  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

      No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus supplement.


                    TABLE OF CONTENTS

                  PROSPECTUS SUPPLEMENT

Summary of Series 2003-C2 Transaction ............   S-5
Risk Factors .....................................   S-17
Description of the Mortgage Pool .................   S-53
Servicing of the Mortgage Loans ..................   S-82
The Pooling and Servicing Agreement ..............   S-101
Description of the Certificates ..................   S-109
Yield and Maturity Considerations ................   S-131
Federal Income Tax Consequences ..................   S-143
Method of Distribution ...........................   S-145
Legal Matters ....................................   S-147
Ratings ..........................................   S-147
Legal Investment .................................   S-148
ERISA Considerations .............................   S-148
Glossary .........................................   S-150
Annex A-Characteristics of the Mortgage
   Loans .........................................   A-1
Annex B-Significant Mortgage Loans ...............   B-1
Annex C-Structural and Collateral Term Sheet......   C-1
Annex D-Global Clearance, Settlement and
   Tax Documentation Procedures ..................   D-1


                      PROSPECTUS

 Prospectus Summary .................................     3
 Risk Factors .......................................     6
 Description of the Trust ...........................    12
 Yield and Maturity Considerations ..................    18
 The Depositor ......................................    25
 GMAC Commercial Mortgage Corporation ...............    26
 Description of the Certificates ....................    26
 The Pooling and Servicing Agreements ...............    36
 Description of Credit Support ......................    57
 Legal Aspects of Mortgage Loans ....................    59
 Federal Income Tax Consequences ....................    72
 State and Other Tax Consequences ...................   103
 ERISA Considerations ...............................   103
 Legal Investment ...................................   109
 Use of Proceeds ....................................   111
 Method of Distribution .............................   111
 Legal Matters ......................................   113
 Financial Information ..............................   113
 Where You Can Find Additional Information ..........   113
 Reports to Certificateholders ......................   113
 Incorporation of Information by Reference ..........   114
 Rating .............................................   114
 Glossary ...........................................   115

================================================================================

================================================================================



                                $1,164,826,000


                                 (Approximate)




                                GMAC COMMERCIAL
                           MORTGAGE SECURITIES, INC.




                             MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2003-C2








                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------








                                MORGAN STANLEY
                           DEUTSCHE BANK SECURITIES
                             GOLDMAN, SACHS & CO.




                                August   , 2003




================================================================================